UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Amendment No. 1

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6)(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ZUORA, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

N/A

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

ZUORA, INC.

101 Redwood Shores Parkway

Redwood City, California 94065

To the Stockholders of Zuora, Inc.:

You are cordially invited to attend a special meeting of stockholders (together with any adjournment, postponement, or other delay thereof, the “Special Meeting”) of Zuora, Inc., a Delaware corporation (“Zuora” or the “Company”). The Special Meeting will be held on [●], 2025 at [●], Pacific time. You may attend the Special Meeting via a live interactive webcast at [●]. You will be able to listen to the Special Meeting live and submit a proxy online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated as of October 17, 2024 (the “Merger Agreement”), among Zodiac Purchaser, L.L.C. (“Parent”), Zodiac Acquisition Sub, Inc. (“Merger Sub”) and Zuora. Parent and Merger Sub are indirectly controlled by private investment funds affiliated with Silver Lake Group, L.L.C. (“Silver Lake”), a global technology investment firm. The transaction includes a significant minority investment from an affiliate of GIC Pte. Ltd. (“GIC”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Zuora, with Zuora surviving such merger as a wholly owned subsidiary of Parent (the “Merger”). At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Zuora to its named executive officers in connection with the Merger, and a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement.

If the Merger is completed, at the effective time of the Merger, each share of Zuora’s (1) Class A Common Stock, par value $0.0001 per share (the “Zuora Class A Common Stock”), and (2) Class B Common Stock, par value $0.0001 per share (the “Zuora Class B Common Stock” and together with the Zuora Class A Common Stock, the “Zuora Common Stock”), that is outstanding as of immediately prior to the effective time of the Merger, subject to certain exceptions specified in the Merger Agreement, will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $10.00 per share, without interest thereon and subject to any applicable withholding taxes (the “Per Share Price”). This amount represents an 18% premium to Zuora’s unaffected closing stock price of $8.47 per share on April 16, 2024, the last full trading day prior to media reports regarding a possible transaction, as well as a premium of approximately 15% over the volume weighted average trading price of $8.73 during the 60-day period ending October 16, 2024.

The proposed Merger is a “going private transaction” under the rules of the Securities and Exchange Commission. If the Merger is completed, Zuora will become a privately held company, wholly owned by Parent.

Zuora’s Board of Directors (the “Zuora Board”) formed a Special Committee of the Zuora Board comprised solely of independent and disinterested directors (the “Special Committee”) to explore, consider, review, evaluate and, if appropriate, negotiate the terms of, one or more strategic alternatives to the then-current stand-alone plan for Zuora, including a potential sale of Zuora (the foregoing, collectively, the “Strategic Alternatives Process”). The Zuora Board delegated to the Special Committee the power and authority of the Zuora Board for certain actions, including to: (1) direct, supervise and oversee the Strategic Alternatives Process; (2) pursue, evaluate and negotiate the terms and conditions of one or more transactions pursuant to the Strategic Alternatives Process; (3) determine, in consultation with its advisers, if any, whether a strategic alternative transaction is advisable and is fair to, and in the best interest of, Zuora and its stockholders (including stockholders other than Mr. Tien Tzuo, Silver Lake and their respective affiliated entities or any other subset of the stockholders of Zuora that the Special Committee determines to be appropriate); (4) recommend in favor or against approval of any strategic alternative transaction to the Zuora Board; (5) if Zuora enters into any contracts or agreements with respect to a strategic alternative transaction or the Strategic Alternative Process, enforce such contracts or agreements; and (6) retain the Special Committee’s own financial, legal and other advisors as it may deem necessary or appropriate in performing its responsibilities and duties; and (7) take such other actions as the Special Committee may deem to be necessary or appropriate in order for the Special Committee to discharge its duties. In addition, the Zuora Board resolved that it would not approve a strategic alternative transaction without a prior favorable recommendation of such transaction by the Special Committee. The Special Committee, as more fully described in the enclosed proxy statement, with the assistance of its own independent financial and legal advisors, considered, evaluated and negotiated the Merger Agreement. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and the Unaffiliated Company Stockholders (as defined below), (2) recommended that the Zuora Board determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and its stockholders and adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) recommended that, subject to approval by the Zuora Board, the Zuora Board submit the Merger Agreement to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

The Zuora Board, acting upon the unanimous recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and its stockholders, (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) directed that the Merger Agreement be submitted to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

The Zuora Board unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the compensation that will or may become payable by Zuora to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares you own. Under the terms of the Merger Agreement, the approval of the proposal to adopt the Merger Agreement requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora entitled to vote thereon, voting as a single class, (2) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora held by the Unaffiliated Company Stockholders entitled to vote thereon, voting as a single class, and (3) the holders of a majority of the outstanding shares of Zuora Class A Common Stock and Zuora Class B Common Stock entitled to vote thereon, each voting separately as a class. The “Unaffiliated Company Stockholders” means the holders of Zuora Common Stock, excluding (1) any holder who enters into a rollover agreement, including Mr. Tien Tzuo and certain of his affiliates that hold shares of Zuora Common Stock (Mr. Tzuo and such affiliates of his, the “CEO Rollover Stockholders”), (2) Silver Lake or its affiliates (including Parent and Merger Sub), (3) any person that Zuora has determined to be an “officer” of Zuora within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and (4) those members of the Zuora Board who are (A) not members of the Special Committee or (B) members designated by an affiliate of Silver Lake. Each record holder of Zuora Class A Common Stock is entitled to one vote for each share of Zuora Class A

Common Stock owned of record as of the close of business on [●] (the “Record Date”). Each record holder of Zuora Class B Common Stock is entitled to ten votes for each share of Zuora Class B Common Stock owned of record as of the close of business on the Record Date. If you fail to vote on the proposal to adopt the Merger Agreement, the effect will be the same as a vote against such proposal.

The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger, and the other proposals to be considered at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The accompanying proxy statement also describes the actions and determinations of the Zuora Board and the Special Committee in connection with their evaluation of, among other things, the Merger Agreement and the Merger. Please read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

In connection with the execution of the Merger Agreement, the CEO Rollover Stockholders have entered into a voting, support and rollover agreement (the “Support and Rollover Agreement”), pursuant to which the CEO Rollover Stockholders agreed to vote all of their respective shares of Zuora Common Stock in favor of the adoption of the Merger Agreement and certain other matters, subject to certain terms and conditions contained in the Support and Rollover Agreement. As of October 15, 2024, the CEO Rollover Stockholders beneficially owned, collectively, approximately 6.4% (which is inclusive of any outstanding Zuora Options exercisable within 60 days of the date of the Merger Agreement) of the outstanding shares of Zuora Common Stock, representing approximately 38% of the voting power of outstanding shares of Zuora Common Stock. In addition, pursuant to the Support and Rollover Agreement and subject to the terms and conditions described in the section of the proxy statement captioned “The Voting, Support and Rollover Agreement,” among other things, the CEO Rollover Stockholders will contribute to a direct or indirect parent company of Parent shares of Zuora Common Stock with an aggregate value (based on the Per Share Price) equal to $70,000,000 in exchange for equity interests in such direct or indirect parent company of Parent (such shares, the “Rollover Shares”), which contribution and exchange will happen immediately prior to the closing of the Merger (the “Closing”). As a result of the Merger, the Rollover Shares contributed to such parent company of Parent by the CEO Rollover Stockholders will be canceled and extinguished without any conversion thereof or consideration paid therefor. A copy of the Support and Rollover Agreement is attached as Annex C to the proxy statement.

Even if you plan to attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card) or mark, sign, date and return the enclosed proxy card by mail as promptly as possible using the enclosed prepaid reply envelope. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to grant your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 750-2689 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

Thank you for your support.

Sincerely,

Andrew M. Cohen

Chief Legal Officer and Corporate Secretary

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

ZUORA, INC.

101 Redwood Shores Parkway

Redwood City, California 94065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●]

Notice is given that a special meeting of stockholders (together with any adjournment, postponement or other delay thereof, the “Special Meeting”) of Zuora, Inc., a Delaware corporation (“Zuora”), will be held on [●], at [●], Pacific time, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of October 17, 2024, by and among Zodiac Purchaser, L.L.C., Zodiac Acquisition Sub, Inc., and Zuora (the “Merger Proposal”);

2.

To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Zuora to its named executive officers in connection with the merger (the “Merger”) of Zodiac Acquisition Sub, Inc., a wholly owned subsidiary of Zodiac Purchaser, L.L.C., with and into Zuora (the “Compensation Proposal”); and

3.

To consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The foregoing matters are more fully described in the attached proxy statement. The proxy statement, as well as the Merger Agreement attached thereto, are hereby incorporated by reference in this Notice.

Under the terms of the Merger Agreement, the approval of the proposal to adopt the Merger Agreement requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora entitled to vote thereon, voting as a single class, (2) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora held by the Unaffiliated Company Stockholders (as defined below) entitled to vote thereon, voting as a single class, and (3) the holders of a majority of the outstanding shares of Zuora Class A Common Stock and Zuora Class B Common Stock entitled to vote thereon, each voting separately as a class. The “Unaffiliated Company Stockholders” means the holders of Zuora Common Stock, excluding (1) any holder who enters into a rollover agreement, including Mr. Tien Tzuo and certain of his affiliates that hold shares of Zuora Common Stock, (2) Silver Lake or its affiliates (including Parent and Merger Sub), (3) any person that Zuora has determined to be an “officer” of Zuora within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and (4) those members of the Zuora Board who are (A) not members of the Special Committee or (B) members designated by an affiliate of Silver Lake. Approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of Zuora Common Stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.

The Special Meeting will be held by means of a live interactive webcast on the internet at [●]. We believe this is the most effective approach for enabling stockholder attendance and participation. The Special Meeting will begin promptly at [●], Pacific time. Online check-in will begin at [●], Pacific time, and you should allow ample time for the check-in procedures. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).

Only Zuora’s stockholders as of the Record Date are entitled to notice of, and to vote at, the Special Meeting or at any postponement or adjournment thereof. A list of stockholders of record entitled to vote at the Special Meeting will be available at Zuora’s corporate offices located at 101 Redwood Shores Parkway, Redwood City, California 94065 during regular business hours for a period of no less than 10 days before the Special Meeting and on the virtual meeting website during the Special Meeting.

Zuora’s Board of Directors, acting upon the unanimous recommendation of the Special Committee of Zuora’s Board of Directors, unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the compensation that will or may become payable by Zuora to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Record holders and beneficial owners of Zuora Common Stock who do not vote in favor of the proposal to adopt the Merger Agreement and who otherwise comply with the requirements under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will have the right to seek appraisal of the “fair value” of their shares of our common stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger and together with interest thereon, as described in the accompanying proxy statement) in lieu of receiving $10.00 per share in cash if the Merger is completed, as determined in accordance with Section 262 of the DGCL. To do so, a record holder or beneficial owner must properly demand appraisal before the vote is taken on the Merger Agreement at the Special Meeting and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated in this notice by reference.

Even if you plan to attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card) or sign, date and return, as promptly as possible, the enclosed proxy card by mail in the postage-paid envelope provided. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal.

By Order of the Board of Directors,

Andrew M. Cohen

Chief Legal Officer and Corporate Secretary

Redwood City, California

[●]

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

ZUORA, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●]

This proxy statement is dated [●] and, together with the enclosed form of proxy card, is first being sent to stockholders on or about [●].

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

i

CERTAIN DEFINED TERMS

Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:

Adjournment Proposal means the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

CEO Rollover Stockholders means Mr. Tien Tzuo, 70 Thirty Trust and The Next Left Trust.

Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.

Code means the Internal Revenue Code of 1986, as amended.

Compensation Proposal means the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Zuora to its named executive officers in connection with the Merger.

Convertible Notes means Zuora’s 3.95% / 5.50% Convertible Senior PIK Toggle Notes due March 31, 2029 issued pursuant to the Convertible Notes Indenture.

Convertible Notes Indenture mean the Indenture, dated as of March 24, 2022, between Zuora and U.S. Bank Trust Company, National Association, as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of September 22, 2023, and as further amended and supplemented from time to time.

DGCL means the General Corporation Law of the State of Delaware.

Dissenting Shares means all shares of Zuora Common Stock that are issued and outstanding as of immediately prior to the effective time of the Merger and held by Zuora stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised and not withdrawn their statutory rights of appraisal in respect of such shares of Zuora Common Stock in accordance with Section 262 of the DGCL.

DOJ means the Antitrust Division of the U.S. Department of Justice.

Effective Time means such date and at such time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time and date as may be agreed by the parties to the Merger Agreement in writing and specified in the Certificate of Merger.

Equity Commitment Letters means (1) the commitment letter, dated October 17, 2024, between Parent and Silver Lake Alpine II, L.P. and (2) the commitment letter, dated October 17, 2024, between Parent and Hux Investment Pte. Ltd., pursuant to which each Equity Investor has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein.

Equity Investors means Silver Lake Alpine II, L.P. and Hux Investment Pte. Ltd.

ESPP means Zuora’s 2018 Employee Stock Purchase Plan, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

Exchange Act means the Securities Exchange Act of 1934, as amended.

FTC means the Federal Trade Commission.

GAAP means U.S. generally accepted accounting principles.

GIC means GIC Pte. Ltd.

GIC Investor means Hux Investment Pte. Ltd.

HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

IRS means the Internal Revenue Service.

Merger means the merger of Merger Sub with and into Zuora pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with Zuora surviving the Merger as a direct, wholly owned subsidiary of Parent.

Merger Agreement means the Agreement and Plan of Merger, dated as of October 17, 2024, by and among Zuora, Parent and Merger Sub, as it may be amended, supplemented or modified from time to time.

Merger Proposal means the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Zuora, with Zuora continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent.

Merger Sub means Zodiac Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent.

NYSE means the New York Stock Exchange and any successor stock exchange.

Owned Company Shares means, collectively, (1) the shares of Zuora Common Stock held by Zuora and its subsidiaries, (2) the shares of Zuora Common Stock owned by Parent or Merger Sub, (3) the shares of Zuora Common Stock owned by the Rollover Stockholders that such Rollover Stockholders have agreed to contribute to a direct or indirect parent company of Parent pursuant to those certain Support Agreements entered into in connection with the Merger and (4) the shares of Zuora Common Stock owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the Merger.

Parent means Zodiac Purchaser, L.L.C., a Delaware limited liability company.

Parent Entities means Merger Sub and Parent.

Per Share Price means $10.00 in cash per share of Zuora Common Stock, without interest thereon and subject to any applicable withholding taxes.

Purchaser Filing Parties means (1) the Parent Entities, (2) the Silver Lake Filing Parties and (3) the Tzuo Filing Party.

Qatalyst Partners means Qatalyst Partners LP.

Record Date means [●].

Rollover Shares means the shares of Zuora Common Stock contributed to Parent (or any direct or indirect parent company thereof) by the Rollover Stockholders pursuant to the Support Agreements.

Rollover Stockholders means any holder of Zuora Common Stock who enters into a rollover agreement, including the CEO Rollover Stockholders.

v

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Silver Lake means Silver Lake Group, L.L.C.

Silver Lake Filing Parties means Silver Lake, Zodiac Guarantor, L.L.C., Zodiac Holdco, L.L.C., Silver Lake Alpine Associates II, L.P., SLA Zurich Holdings, L.P., SLA Zurich GP, L.L.C., SLA Zurich Aggregator, L.P., SL Alpine II Aggregator GP, L.L.C., Silver Lake Alpine II, L.P. and SLA II (GP), L.L.C., as further described in the section of this proxy statement captioned “Important Information Regarding the Purchaser Filing Parties—Silver Lake Filing Parties.”

Silver Lake Investor means Silver Lake Alpine II, L.P.

Special Committee means that certain committee established by the Zuora Board on March 15, 2024 comprised solely of independent and disinterested members of the Zuora Board.

Special Meeting means the special meeting of the stockholders of Zuora to be held on [●] at [●], Pacific time, and any adjournment or postponement thereof.

Support Agreements means (1) the Support and Rollover Agreement and (2) any rollover agreement entered into after the date hereof between an affiliate of Parent, on the one hand, and any holder of Zuora Common Stock, on the other hand.

Support and Rollover Agreement means the voting, support and rollover agreement, dated October 17, 2024, by and among Parent, Zodiac Holdco, L.L.C., Zuora, the CEO Rollover Stockholders and, solely for the purposes specified therein, Silver Lake Alpine II, L.P.

Surviving Corporation means Zuora, as the surviving corporation of the Merger.

Tzuo Filing Parties means Mr. Tien Tzuo, The Next Left Trust and the 70 Thirty Trust.

Unaffiliated Company Stockholders means the holders of Zuora Common Stock, excluding those shares of Zuora Common Stock held, directly or indirectly, by or on behalf of (1) the Rollover Stockholders, (2) Silver Lake or its affiliates (including Parent and Merger Sub), (3) any person that Zuora has determined to be an “officer” of Zuora within the meaning of Rule 16a-1(f) of the Exchange Act and (4) those members of the Zuora Board who are (A) not members of the Special Committee or (B) members designated by an affiliate of Silver Lake.

Warrant Agreements means, collectively, (1) the Warrant to Purchase Shares of Zuora Class A Common Stock at an exercise price per share of $20.00, dated as of March 24, 2022, by and between Zuora and SLA Zurich Aggregator, L.P., (2) the Warrant to Purchase Shares of Zuora Class A Common Stock at an exercise price per share of $22.00, dated as of March 24, 2022, by and between Zuora and SLA Zurich Aggregator, L.P. and (3) the Warrant to Purchase Shares of Zuora Class A Common Stock at an exercise price per share of $24.00, dated as of March 24, 2022, by and between Zuora and SLA Zurich Aggregator, L.P., each as amended from time to time.

Zuora means Zuora, Inc. In addition, the terms “the Company,” “we,” “us” and “our” refer to Zuora, Inc.

Zuora Board means the board of directors of Zuora, Inc.

Zuora Bylaws means the Amended and Restated Bylaws of Zuora, Inc., as amended April 30, 2020.

Zuora Class A Common Stock means the Class A Common Stock, par value $0.0001 per share, of Zuora.

Zuora Class B Common Stock means the Class B Common Stock, par value $0.0001 per share, of Zuora.

Zuora Common Stock means, collectively, Zuora Class A Common Stock and Zuora Class B Common Stock.

Zuora Equity Awards means Zuora Options, Zuora RSUs and Zuora PSUs.

Zuora Options means each option to purchase shares of Zuora Common Stock granted under any Zuora Stock Plan.

Zuora PSUs means each restricted stock unit covering shares of Zuora Common Stock outstanding immediately prior to the Effective Time that is subject in whole or in part to performance-based vesting conditions, including performance goals or metrics, that was granted under any Zuora Stock Plan.

Zuora RSUs means each restricted stock unit covering shares of Zuora Common Stock outstanding immediately prior to the Effective Time that is subject to vesting conditions based solely on continued employment or service that was granted under any Zuora Stock Plan.

Zuora Stock Plan means collectively, Zuora’s 2006 Stock Plan, 2015 Equity Incentive Plan and 2018 Equity Incentive Plan, each as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

Zuora Warrants means warrants to purchase shares of Zuora Class A Common Stock issued to SLA Zurich Aggregator, L.P. pursuant to the Warrant Agreements and in connection with the Investment Agreement, dated as of March 2, 2022, by and among Zuora and Silver Lake Alpine II, L.P. and the other parties named therein.

SUMMARY TERM SHEET

This summary term sheet discusses the material terms contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.

Introduction

On October 17, 2024, Zuora entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Zuora, with Zuora surviving the Merger as a wholly owned subsidiary of Parent. Parent is an affiliate of Silver Lake, a global technology investment firm with offices in North America, Europe and Asia. The transaction includes a significant minority investment from an affiliate of GIC. If the Merger is completed, each outstanding share of Zuora Common Stock (other than as described below) will be converted into the right to receive the Per Share Price, without interest and subject to any applicable withholding taxes, and Zuora will become a privately held company. Zuora is asking its stockholders to consider and vote on the adoption of the Merger Agreement.

The Zuora Board formed the Special Committee to explore, consider, review, evaluate and, if appropriate, negotiate the terms of, one or more strategic alternatives to the then-current stand-alone plan for Zuora, including a potential sale of Zuora (the foregoing, collectively, the “Strategic Alternatives Process”). The Zuora Board delegated to the Special Committee the power and authority of the Zuora Board for certain actions, including to: (1) direct, supervise and oversee the Strategic Alternatives Process; (2) pursue, evaluate and negotiate the terms and conditions of one or more transactions pursuant to the Strategic Alternatives Process; (3) determine, in consultation with its advisors, if any, whether a strategic alternative transaction is advisable and is fair to, and in the best interest of, Zuora and its stockholders (including stockholders other than Mr. Tien Tzuo, Silver Lake and their respective affiliated entities or any other subset of the stockholders of Zuora that the Special Committee determines to be appropriate); (4) recommend in favor or against approval of any strategic alternative transaction to the Zuora Board; (5) if Zuora enters into any contracts or agreements with respect to a strategic alternative transaction or the Strategic Alternative Process, enforce such contracts or agreements; and (6) retain the Special Committee’s own financial, legal and other advisors as it may deem necessary or appropriate in performing its responsibilities and duties; and (7) take such other actions as the Special Committee may deem to be necessary or appropriate in order for the Special Committee to discharge its duties. In addition, the Zuora Board resolved that it would not approve a strategic alternative transaction without a prior favorable recommendation of such transaction by the Special Committee. As more fully described below, the Special Committee, with the assistance of its own independent financial and legal advisors and, considered, evaluated and negotiated the Merger Agreement. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of Zuora and the Unaffiliated Company Stockholders, (2) recommended that the Zuora Board determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and the its stockholders and approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) recommended that subject to the Zuora Board’s approval, the Zuora Board submit the Merger Agreement to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger. The Zuora Board, acting upon the unanimous recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and Zuora’s stockholders, (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) directed that the Merger Agreement be submitted to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

Because the transactions contemplated by the Merger Agreement are a “going private” transaction under the rules of the SEC, for which a Schedule 13E-3 Transaction Statement is required to be filed with the SEC, Zuora and the Purchaser Filing Parties have filed such a Transaction Statement with the SEC with respect to such transactions solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. You may obtain additional information about the Schedule 13E-3 under the caption “Where You Can Find Additional Information.”

The Parties to the Merger

Zuora was formed as a Delaware corporation in September 2006 under the name Zuora, Inc. Zuora provides a leading monetization suite for modern businesses, built to help companies launch and scale new services and operate dynamic, customer-centric business models. Its technology solutions enable companies across multiple industries and geographies to build, run, and grow a modern, subscription business, automating the quote-to-revenue process, including offers, billing, collections, and revenue recognition. With Zuora’s solutions, businesses can change and evolve how they go to market through a mix of monetization models, efficiently comply with revenue recognition standards, analyze customer data to optimize their offerings and build recurring relationships with their customers. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

•	Zuora Class A Common Stock is listed on the NYSE under the symbol “ZUO.” Zuora’s corporate offices are located at 101 Redwood Shores Parkway, Redwood City, California 94065.

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Parent. Zodiac Purchaser, L.L.C. was formed as a Delaware limited liability company on October 11, 2024, solely for the purpose of entering into the Merger Agreement and to hold shares of capital stock of the Surviving Corporation following the Closing. For more information about Parent, see the sections of this proxy statement captioned “The Parties to the Merger—the Parent Entities—Parent” and “Important Information Regarding the Purchaser Filing Parties—the Parent Entities and the Silver Lake Filing Parties—Parent”.

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Merger Sub. Zodiac Acquisition Sub, Inc. was formed as a Delaware corporation on October 11, 2024, solely for the purpose of entering into the Merger Agreement. For more information about Merger Sub, see the sections of this proxy statement captioned “The Parties to the Merger—the Parent Entities—Merger Sub” and “Important Information Regarding the Purchaser Filing Parties—the Parent Entities and the Silver Lake Filing Parties—Merger Sub”.

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Parent and Merger Sub are each affiliated with the Silver Lake Investor. In connection with the transactions contemplated by the Merger Agreement, the Equity Investors, consisting of the Silver Lake Investor and the GIC Investor, have committed to provide Parent, at or prior to the closing of the Merger (the “Closing”), with an aggregate cash amount of up to $467,000,000, in each case on the terms and subject to the conditions set forth in the Equity Commitment Letters (as described further in this proxy statement under the caption “Special Factors—Financing of the Merger”). Such amount, together with the debt financing (the “Debt Financing”) (as described further in this proxy statement under the caption “Special Factors—Financing of the Merger”), the available cash on hand of Zuora in an amount equal to at least $400,000,000, the SL Convertible Notes Contribution (as described further in this proxy statement under the caption “Special Factors—Financing of the Merger—Contribution of Silver Lake Convertible Notes”), and the contribution of Zuora Common Stock pursuant to the Support and Rollover Agreement (as described further in this proxy statement under the caption “The Voting, Support and Rollover Agreement”), will be used to fund the aggregate Per Share Price (including payments in respect of certain of Zuora’s outstanding equity-based awards payable in connection with the Closing pursuant to the Merger Agreement) and to pay the fees, expenses and other amounts required to be paid in connection with the Closing by Zuora, Parent and Merger Sub, as described further in this proxy statement under the caption “Special Factors—Financing of the Merger.”

The Special Meeting

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Date, Time and Place. The Special Meeting will be held on [●], 2025 at [●], Pacific time. You may attend the Special Meeting solely via a live interactive webcast on the internet at [●]. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). Zuora believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.

•	Purpose. At the Special Meeting, Zuora will ask stockholders to vote on the following proposals:

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The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Zuora, with Zuora continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent;

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The Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Zuora to its named executive officers in connection with the Merger; and

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The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

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Record Date; Shares Entitled to Vote; Quorum. You are entitled to vote at the Special Meeting if you owned shares of Zuora Common Stock as of the close of business on the Record Date. As of [●], there were [●] shares of Zuora Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Zuora Class A Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting. For each share of Zuora Class B Common Stock that you own as of the close of business on the Record Date, you will have ten votes on each matter submitted for a vote at the Special Meeting. The holders of a majority in voting power of the outstanding shares of Zuora Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum at the Special Meeting with respect to the Compensation Proposal and the Adjournment Proposal. The holders of (1) a majority in voting power of the outstanding shares of Zuora Class A Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy and (2) a majority in voting power of the outstanding shares of Zuora Class B Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum at the Special Meeting with respect to the Merger Proposal.

Votes Required

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The Merger Proposal. Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora entitled to vote thereon, voting as a single class, (2) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora held by the Unaffiliated Company Stockholders entitled to vote thereon, voting as a single class, and (3) the holders of a majority of the outstanding shares of Zuora Class A Common Stock and Zuora Class B Common Stock entitled to vote thereon, each voting separately as a class (collectively, the “Stockholder Approvals”).

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The Compensation Proposal. Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of Zuora Common Stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. This vote will be on a non-binding, advisory basis.

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The Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of Zuora Common Stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.

Intent of Zuora’s Directors and Executive Officers and Certain Stockholders to Vote in Favor of the Merger

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Intent of Zuora’s Directors and Executive Officers to Vote in Favor of the Merger. Zuora’s directors and executive officers have informed Zuora that, as of the date of this proxy statement, they intend to vote all of the shares of Zuora Common Stock owned directly by them in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. As of October 15, 2024, Zuora’s directors and executive officers beneficially owned, in the aggregate, 12,018,786 shares of Zuora Common Stock, collectively representing approximately 39% of the voting power of the shares of Zuora Common Stock outstanding as of October 15, 2024. For more information, see the section of this proxy statement captioned “Special Factors—Intent of Zuora’s Directors and Executive Officers to Vote in Favor of the Merger.”

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Intent of Certain Stockholders to Vote in Favor of the Merger. The CEO Rollover Stockholders, who beneficially owned, collectively, approximately 38% of the voting power of the outstanding shares of Zuora Common Stock as of October 15, 2024, entered into the Support and Rollover Agreement, pursuant to which such CEO Rollover Stockholders agreed to vote all of their shares of Zuora Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the Support and Rollover Agreement. However, under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora entitled to vote thereon, voting as a single class, (2) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora held by the Unaffiliated Company Stockholders entitled to vote thereon, voting as a single class, and (3) the holders of a majority of the outstanding shares of Zuora Class A Common Stock and Zuora Class B Common Stock entitled to vote thereon, each voting separately as a class. For more information, see the sections of this proxy statement captioned “Special Factors—Intent of Zuora’s Directors and Executive Officers to Vote in Favor of the Merger” and “The Voting, Support and Rollover Agreement,” as well as the full text of the Support and Rollover Agreement, attached as Annex C to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.

Reasons for the Merger; Recommendations of the Special Committee and the Zuora Board

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Special Committee’s Recommendation. The Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on October 16, 2024, unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, are advisable, fair to, and in the best interests of Zuora and the Unaffiliated Company Stockholders, (2) recommended that the Zuora Board determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and Zuora’s stockholders and adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) recommended that, subject to approval by the Zuora Board, the Zuora Board submit the Merger Agreement to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger. In reviewing the Merger, the Special Committee consulted with its independent financial and legal advisors and, where appropriate, with Zuora’s management and Zuora’s outside legal and financial advisors and considered other potential value creation opportunities. In addition, based on the factors described in this proxy statement, the Special Committee believes that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the CEO Rollover) are substantively and procedurally fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. For a description of the reasons considered by the Special Committee, see the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendations of the Special Committee and the Zuora Board.”

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Zuora Board’s Recommendation. The Zuora Board, after considering the unanimous recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and Zuora’s stockholders, (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) directed that the Merger Agreement be submitted to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that Zuora’s stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger. In addition, based on the factors described in this proxy statement, the Zuora Board, on behalf of Zuora, believes that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the CEO Rollover) are substantively and procedurally fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. For a description of the reasons considered by the Zuora Board, see the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendations of the Special Committee and the Zuora Board.”

Opinion of Qatalyst Partners LP

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The Special Committee retained Qatalyst Partners LP (“Qatalyst Partners”) to act as its financial advisor in connection with a potential transaction such as the Merger and to evaluate whether the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders. The Special Committee selected Qatalyst Partners to act as financial advisor to the Special Committee based on Qatalyst Partners’ qualifications, reputation, independence, extensive expertise, including with respect to serving as a financial advisor to technology companies, advising companies on M&A transactions and serving as an independent financial advisor to special committees of boards of directors, and experience advising technology companies in connection with potential strategic transactions. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the Zuora Board on October 16, 2024, Qatalyst Partners rendered to the Zuora Board its oral opinion, subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated October 16, 2024, to the Zuora Board following this meeting of the Zuora Board.

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The full text of Qatalyst Partners’ written opinion, dated October 16, 2024, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. Holders of shares of Zuora Common Stock should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the Zuora Board and addresses only, as of the date of the opinion, based upon and subject to the various other assumptions, qualifications, limitations and other matters set forth therein, the fairness, from a financial point of view, of the Per Share Price to be received by the holders of shares of Zuora

Common Stock (other than Parent or any affiliate of Parent) pursuant to, and in accordance with, the terms of the Merger Agreement, to such holders, and it does not address any other aspect of the Merger. Qatalyst Partners’ opinion does not constitute a recommendation as to how any holder of Zuora Common Stock should vote with respect to the Merger or any other matter and does not in any manner address the price at which Zuora Class A Common Stock will trade or otherwise be transferable at any time. Qatalyst Partners’ opinion does not address the underlying business decision of Zuora to engage in the Merger, nor does it address the relative merits of the Merger as compared to any strategic alternatives that may be available to Zuora or in which Zuora might engage. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety.

Position of the Silver Lake Filing Parties and the Parent Entities as to the Fairness of the Merger

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The Silver Lake Filing Parties and the Parent Entities believe that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the CEO Rollover) are substantively and procedurally fair to Zuora’s “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act. However, none of the Silver Lake Filing Parties nor the Parent Entities has undertaken any formal evaluation of the fairness of such transactions to Zuora’s unaffiliated security holders or engaged a financial advisor for such purpose. Although Joseph Osnoss, a Managing Partner of Silver Lake, is a member of the Zuora Board, he is not a member of the Special Committee and neither he nor the Silver Lake Filing Parties and the Parent Entities participated in the deliberations of the Special Committee regarding, nor have they received advice from the respective independent legal, financial or other advisors of the Special Committee as to, the fairness of the Merger. The belief of the Silver Lake Filing Parties and the Parent Entities as to the fairness of the Merger is based on the factors discussed in the section of this proxy statement captioned “Special Factors—Position of the Silver Lake Filing Parties and the Parent Entities as to the Fairness of the Merger.”

Position of the CEO Rollover Stockholders as to the Fairness of the Merger

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The CEO Rollover Stockholders believe that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the CEO Rollover) are substantively and procedurally fair to Zuora’s “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act. However, none of the CEO Rollover Stockholders has undertaken any formal evaluation of the fairness of such transactions to Zuora’s unaffiliated security holders or engaged a financial advisor for such purpose. Although Mr. Tzuo, who also serves as co-trustee of the 70 Thirty Trust and The Next Left Trust, is a member of the Zuora Board, he is not a member of the Special Committee and did not participate in deliberations of the Special Committee regarding, nor did he receive advice from the respective independent legal, financial or other advisors of the Special Committee as to, the fairness of the Merger. The belief of the CEO Rollover Stockholders as to the fairness of the Merger is based on the factors discussed in the section of this proxy statement captioned “Special Factors—Position of the CEO Rollover Stockholders as to the Fairness of the Merger.”

Certain Effects of the Merger

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If the conditions to the completion of the Merger are either satisfied or waived, at the effective time of the Merger: (1) Merger Sub will merge with and into Zuora, (2) the separate existence of Merger Sub will cease, and (3) Zuora will continue as the Surviving Corporation in the Merger and as a wholly owned subsidiary of Parent. As a result of the Merger, Zuora will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation as a result of the Merger.

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The time at which the Merger becomes effective will occur upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or at a later time as Zuora, Parent and Merger Sub may agree in writing and specify in the Certificate of Merger).

Treatment of Shares and Equity Awards

Common Stock. The Merger Agreement provides for the following treatment of shares of Zuora Common Stock in connection with the Merger:

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At the Effective Time, each share of Zuora Common Stock outstanding immediately prior to the Effective Time (other than the Owned Company Shares or Dissenting Shares) will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Per Share Price. This amount represents an approximately 18% premium to the closing price of Zuora Common Stock of $8.47 per share on April 16, 2024, the last trading day prior to media reports regarding a possible transaction, as well as a premium of approximately 15% over the volume weighted average trading price of $8.73 during the 60-day period ending October 16, 2024. For more information, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger” and “The Merger Agreement—Merger Consideration—Zuora Common Stock.”

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At or prior to the Closing, Parent will deposit with the Payment Agent (as defined in the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures”) an amount of cash equal to the aggregate Per Share Price to which Zuora stockholders will become entitled under the Merger Agreement. Once a stockholder has provided the Payment Agent with any documentation required by the Payment Agent, the Payment Agent will pay the stockholder the appropriate portion of the aggregate Per Share Price in exchange for the shares of Zuora Common Stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”

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After the Merger is completed, you will have the right to receive the Per Share Price, subject to any applicable withholding taxes, for each share of Zuora Common Stock that you own as of immediately prior to the Effective Time, but you will no longer have any rights as a stockholder (except that record holders and beneficial owners of Zuora Common Stock who have neither voted in favor of the Merger nor consented thereto in writing, who have properly demanded appraisal of such shares of Zuora Common Stock pursuant to, and in accordance with, Section 262 of the DGCL, and who do not validly withdraw or otherwise lose their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “Appraisal Rights”).

Treatment of Zuora Options. The Merger Agreement provides for the following treatment of Zuora Options as of immediately prior to the Effective Time:

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Each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is less than the Per Share Price will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the excess of the Per Share Price over the per share exercise price of such Zuora Option, by (b) the number of shares of Zuora Common Stock issuable upon the exercise of such Zuora Option immediately prior to the Effective Time. The payments described in this paragraph will be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following the date of closing (the “Closing Date”).

•	Each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is equal to or greater than the Per Share Price will be canceled for no consideration.

Treatment of Zuora RSUs and PSUs. The Merger Agreement provides for the following treatment of Zuora RSUs and Zuora PSUs as of immediately prior to the Effective Time:

•	Zuora RSUs. Each outstanding Zuora RSU, whether or not vested, will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora RSUs by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with the vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora RSU immediately prior to the Effective Time and to which such payment relates. The payments described in this paragraph will be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable);

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Zuora PSUs. Each outstanding Zuora PSU (other than Zuora PSUs that are scheduled to be automatically forfeited in accordance with their terms because the applicable performance conditions are not satisfied prior to the Effective Time (each, a “Forfeited Zuora PSU”)), whether or not vested, will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora PSUs immediately prior to the Effective Time, determined in accordance with the applicable award agreement governing such Zuora PSU, by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with any applicable performance conditions, vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora PSU immediately prior to the Effective Time and to which such payment relates. The payments described in this paragraph will be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable); and

•	Forfeited Zuora PSUs. Each outstanding Forfeited Zuora PSU will be forfeited for no consideration.

For more information about the treatment of Zuora Equity Awards, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger,” “The Merger Agreement—Merger Consideration—Zuora Equity Awards” and “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger.”

Certain Effects on Zuora if the Merger is Not Completed

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If the Merger Agreement is not adopted as a result of the failure to obtain the Stockholder Approvals, or if the Merger is not completed for any other reason, Zuora’s stockholders will not receive any payment for their shares of Zuora Common Stock in connection with the Merger. Instead, (1) Zuora will remain an independent public company, (2) Zuora Class A Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) Zuora will continue to file periodic reports with the SEC. For more information, see the section of this proxy statement captioned “Special Factors—Certain Effects on Zuora if the Merger is Not Completed.”

Interests of Zuora’s Directors and Executive Officers in the Merger

In considering the recommendations of the Special Committee and the Zuora Board with respect to the Merger, you should be aware that, aside from their interests as holders of Zuora Common Stock, Zuora’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In particular:

•	Certain non-employee directors of Zuora received and are entitled to receive compensation for their service on the Special Committee;

•	Zuora’s directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and Zuora;

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Zuora’s directors and executive officers hold Zuora Equity Awards. The treatment of Zuora Equity Awards is described in more detail in the section of this proxy statement captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger—Treatment of Zuora Equity Awards”;

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The award agreements pursuant to which Zuora RSUs are held by our non-employee directors provide that upon a change in control (which will include the Merger), all outstanding Zuora RSUs held by each non-employee director will vest in full, subject to the director’s continued service with Zuora until immediately prior to the change in control;

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Each of our executive officers is party to a pre-existing Change in Control and Severance Agreement (each a “Severance Agreement”) with Zuora that provides for severance payments and benefits in the event of certain terminations of employment following a change in control;

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Mr. Tien Tzuo, Zuora’s Chief Executive Officer, (i) will be the Chief Executive Officer of the Surviving Corporation as of the Closing and (ii) together with the other CEO Rollover Stockholders, entered into the Support and Rollover Agreement, pursuant to which the CEO Rollover Stockholders agreed, among other things, to elect and thereafter contribute to a direct or indirect parent company of Parent shares of Zuora Common Stock with an aggregate value (based on the Per Share Price) equal to $70,000,000 in exchange for equity interests in such direct or indirect parent company of Parent, which contribution and exchange will happen immediately prior to the Closing and, solely as a result of such contribution and exchange, Mr. Tzuo (together, as applicable, with his affiliates) will own approximately 8.4% of such direct or indirect parent company following the consummation of such contribution and exchange and will have certain governance rights with respect to such direct or indirect parent company following the Closing;

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In connection with the Merger, Mr. Tzuo entered into a term sheet with Parent pursuant to which he will have certain governance rights with respect to the Surviving Corporation. Pursuant to such term sheet, following the Merger, Mr. Tzuo’s existing offer letter and Severance Agreement will remain in effect on their current terms, provided that Mr. Tzuo’s base salary and target bonus will each be increased to $750,000 and Mr. Tzuo’s severance payment (as described above) will be equal to two years’ base salary (rather than 18 months). Pursuant to the term sheet, Mr. Tzuo will, following the Merger, receive a grant of new appreciation-only equity awards in a parent entity of the Surviving Corporation representing 25% of a management equity program to be adopted following the Closing to provide equity incentives to certain members of management and other service providers of the Surviving Corporation and its subsidiaries. 50% of the new appreciation-only equity award is subject to performance vesting conditions and 50% of the new appreciation-only equity award is subject to time vesting conditions and other terms to be mutually agreed by the parties. Mr. Tzuo’s new equity award is expected to be subject to certain transfer restrictions and restrictive covenant obligations; and

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As of the date of this proxy statement, none of Zuora’s executive officers (other than Mr. Tzuo) have (i) reached an understanding on potential employment or other retention terms with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates), or (ii) entered into any definitive agreements or arrangements regarding employment or other retention terms with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates) to be effective following the Closing. For more information, see the section of this proxy statement captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Agreements.”

The Special Committee and the Zuora Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For a more detailed description of the interests of Zuora’s executive officers and directors in the Merger, see “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger.”

The Voting, Support and Rollover Agreement

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On October 17, 2024, the CEO Rollover Stockholders, who beneficially owned, collectively, approximately 6.4% (which is inclusive of any outstanding Zuora Options exercisable within 60 days of the date of the Merger Agreement) of the outstanding shares of Zuora Common Stock and approximately 38% of the total voting power of the Company as of October 15, 2024, entered into the Support and Rollover Agreement, pursuant to which each of the CEO Rollover Stockholders agreed, among other things, to vote all of their shares of Zuora Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the Support and Rollover Agreement. In addition, pursuant to the Support and Rollover Agreement and subject to the terms and conditions described in the section of this proxy statement captioned “Special Factors—Financing of the Merger,” among other things, the CEO Rollover Stockholders will elect and thereafter contribute shares of Zuora Common Stock with an aggregate value of $70,000,000 (“Aggregate Rolled Value”) to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent. Such contribution and exchange will happen immediately prior to the Closing and, solely as a result of such contribution and exchange, the CEO Rollover Stockholders (together, as applicable, with their respective affiliates) are expected to own approximately 8.4%, collectively, of such direct or indirect parent company of Parent, following the consummation of such contribution and exchange. As a result of the Merger, the shares of Zuora Common Stock contributed to such direct or indirect parent company of Parent by the CEO Rollover Stockholders will be canceled and extinguished without any conversion thereof or consideration paid therefor along with the other Owned Company Shares.

•

Additionally, pursuant to the Support and Rollover Agreement, the CEO Rollover Stockholders are prohibited from transferring any of the shares subject to the Support and Rollover Agreement (unless to certain permitted affiliates) while the Support and Rollover Agreement is in effect. Pursuant to the Support and Rollover Agreement, the CEO Rollover Stockholders irrevocably and unconditionally waived, and agreed not to assert, any appraisal rights in connection with the Merger.

•

For more information, see the section of this proxy statement captioned “The Voting, Support and Rollover Agreement” and the full text of the Support and Rollover Agreement, attached as Annex C to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.

U.S. Federal Income Tax Considerations of the Merger

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For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the section of this proxy statement captioned, “Special Factors—U.S. Federal Income Tax Considerations of the Merger”) in exchange for such U.S. Holder’s shares of Zuora Common Stock in the Merger will be a taxable transaction. In general, such U.S. Holder’s gain or loss will be an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives pursuant to the Merger (determined before deduction of any applicable withholding taxes) and such U.S. Holder’s adjusted tax basis in the shares of Zuora Common Stock surrendered in the Merger.

•

A Non-U.S. Holder (as defined under the section of this proxy statement captioned, “Special Factors—U.S. Federal Income Tax Considerations of the Merger”), who exchanges shares of Zuora Common Stock for cash in the Merger will generally not be subject to U.S. federal income tax with respect to such exchange unless such Non-U.S. Holder has certain connections with the United States.

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For a more complete description of the U.S. federal income tax considerations of the Merger, see the section of this proxy statement captioned “Special Factors—U.S. Federal Income Tax Considerations of the Merger.”

•

Holders of Zuora Common Stock should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of the United States, any state, local or non-U.S. taxing jurisdiction.

Restrictions on Solicitation of Other Acquisition Offers

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During the period beginning on October 17, 2024 and continuing until the earlier to occur of the Effective Time or the termination of the Merger Agreement, Zuora is subject to customary “no-shop” restrictions on its ability to solicit Acquisition Proposals from third parties and to provide information to, and participate in discussions or engage in negotiations with, third parties regarding any Acquisition Proposals, subject to a customary “fiduciary out” provision that allows Zuora and the Special Committee, under certain specified circumstances and after entry into an Acceptable Confidentiality Agreement, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Zuora Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, and the failure to take such actions would be inconsistent with the Zuora Board’s fiduciary duties under applicable law, and provides to Parent any non-public information concerning Zuora or its subsidiaries that is provided to the third party making such Acquisition Proposal that was not previously provided to Parent prior to or substantially concurrently with the time it is provided to such third party. For more information, see the sections of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers” and “The Merger Agreement—Company Termination Fee.”

•

Zuora is not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including providing certain information regarding the Superior Proposal to Parent and engaging in good faith negotiations with Parent during a specified period. If Zuora terminates the Merger Agreement in order to accept a Superior Proposal from a third party, it must pay the Company Termination Fee of $50,500,000 (the “Company Termination Fee”) to Parent. For more information, see the sections of this proxy statement captioned “The Merger Agreement—Recommendation Changes” and “The Merger Agreement—Company Termination Fee.”

Change in the Zuora Board’s Recommendation

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The Zuora Board (or any committee thereof, including the Special Committee) may not amend, modify or withdraw its recommendation that Zuora’s stockholders adopt the Merger Agreement or take certain similar actions other than, under certain circumstances, if the Zuora Board or any committee thereof, acting upon the recommendation of the Special Committee, determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and the Zuora Board or any committee thereof, acting upon the recommendation of the Special Committee, or the Special Committee complies with the terms of the Merger Agreement.

•

Moreover, neither the Zuora Board, acting upon the recommendation of the Special Committee, nor the Special Committee may withdraw the Zuora Board’s recommendation that Zuora’s stockholders adopt the Merger Agreement or take certain similar actions unless the Zuora Board complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If Zuora or Parent terminates the Merger Agreement under certain circumstances, including because the Zuora Board, acting upon the recommendation of the Special Committee, amends, modifies or withdraws the Zuora Board’s recommendation that Zuora’s stockholders adopt the Merger Agreement, then Zuora must pay to Parent the Company Termination Fee.

•	For more information, see the sections of this proxy statement captioned “The Merger Agreement—Recommendation Changes” and “The Merger Agreement—Company Termination Fee.”

Financing of the Merger

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The Merger is not subject to a financing condition. Parent estimates that the total amount of funds necessary to complete the Merger will be approximately $1.787 billion, including estimated transaction fees and expenses. Parent and Merger Sub intend to fund the amounts necessary to complete the Merger through a combination of the following:

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equity financing of up to $467,000,000 to be provided or secured by the Equity Investors, consisting of up to $57,000,000 to be provided by the Silver Lake Investor and up to $410,000,000 to be provided by the GIC Investor (as further discussed in the section entitled “Special Factors—Financing of the Merger—Equity Financing” beginning on page 105);

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debt financing of up to $850,000,000 to be provided by the Debt Financing Sources (as further discussed in the section entitled “Special Factors—Financing of the Merger—Debt Financing” beginning on page 106);

•	available cash on hand of Zuora in an amount equal to at least $400,000,000 (the “Minimum Cash Amount”);

•	the SL Convertible Notes Contribution (as defined in the section entitled “Special Factors—Financing of the Merger—Contribution of Silver Lake Convertible Notes” beginning on page 109); and

•	the contribution of Zuora Common Stock pursuant to the Support and Rollover Agreement (as further discussed in the section entitled “The Voting, Support and Rollover Agreement” beginning on page 146).

•

Parent has obtained the equity and debt financing commitments described below. The funding of the proceeds under each of the financing commitments is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to each proposed financing in accordance with the terms set forth in the applicable commitment letter and (ii) the Closing in accordance with the Merger Agreement. Parent has represented to Zuora that, assuming the satisfaction of Parent’s closing conditions (including that Zuora’s representation regarding its capitalization is true and correct in all respects as of the Closing Date except for inaccuracies that do not result in an increase in the aggregate consideration otherwise payable by Parent of more than $12,500,000), the committed equity and debt financing, when funded in full, together with cash on hand of Zuora in an amount equal to the Minimum Cash Amount, will provide sufficient funds to complete the transactions contemplated by the Merger Agreement. For more information, see the sections entitled “Special Factors—Financing of the Merger” and “The Merger Agreement—Other Covenants—Financing” beginning on pages 104 and 139, respectively.

Equity Financing

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Pursuant to the equity commitment letter, dated October 17, 2024 (the “SL Equity Commitment Letter”), the Silver Lake Investor, a Silver Lake Filing Party, has committed to provide to Parent (or a parent entity that directly or indirectly wholly owns Parent), on the terms and subject to the conditions set forth in the SL Equity Commitment Letter, aggregate equity financing equal to $57,000,000, in the form of cash in immediately available U.S. funds to fund a portion of the payment of the aggregate Per Share Price and other amounts required to be paid under the Merger Agreement (the “SL Equity Financing”). In addition to the SL Equity Financing, the Silver Lake Filing Parties will contribute a portion of the Convertible Notes directly or indirectly to Parent or another affiliate thereof immediately prior to the Closing, and the value of such Convertible Notes to be contributed is expected to be approximately $400,000,000 (determined based on the cash that Zuora would otherwise have been required to pay to repurchase such Convertible Notes at the Fundamental Change Repurchase Price (as such term is defined in the Convertible Notes Indenture, and which is equal to the principal amount of the Convertible Notes to be repurchased plus all remaining scheduled interest on such Convertible Notes (accruing at the PIK rate) through maturity as if such Convertible Notes remained outstanding through maturity for the purposes of this calculation)). Thus, the sum of the commitments of the Silver Lake Filing Parties under the SL Equity Commitment Letter and pursuant to the SL Convertible Notes Contribution is approximately $457,000,000.

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Pursuant to the equity commitment letter, dated October 17, 2024 (the “GIC Equity Commitment Letter”), Hux Investment Pte. Ltd. (the “GIC Investor”), an affiliate of GIC Pte. Ltd., has committed to provide to Parent (or a parent entity that directly or indirectly wholly owns Parent), on the terms and subject to the conditions set forth in the GIC Equity Commitment Letter, aggregate equity financing equal to $410,000,000, in the form of cash in immediately available U.S. funds to fund a portion of the payment of the aggregate Per Share Price and other amounts required to be paid under the Merger Agreement (the “GIC Equity Financing” and together with the SL Equity Financing, the “Equity Financing”).

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The Equity Investors’ financing commitments are generally subject to the satisfaction of the conditions to Parent and Merger Sub’s obligations to effect the Closing as set forth in the Merger Agreement, the substantially concurrent satisfaction of the Debt Financing pursuant to the Debt Commitment Letter solely with respect to amounts required to consummate the Merger, and the substantially concurrent Closing on the terms and subject to the conditions of the Merger Agreement.

•	For more information, see the section entitled “Special Factors—Financing of the Merger—Equity Financing” beginning on page 105.

Debt Financing

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Pursuant to the commitment letter, dated October 17, 2024 (the “Original Debt Commitment Letter”), with Royal Bank of Canada, RBC Capital Markets, Banco Santander, S.A., New York Branch, Bank of Montreal, BMO Capital Markets Corp. and Barclays Bank PLC (each, an “Original Debt Financing Source”), which such Original Debt Commitment Letter was amended and restated on November 13, 2024 to add Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, SF Credit Partners, LLC, Stifel Nicolaus and Company, Incorporated, KKR Capital Markets LLC and KKR Corporate Lending (CA) LLC (collectively, the “Additional Debt Financing Sources” and, together with the Original Debt Financing Sources, the “Debt Financing Sources”) as additional Debt Financing Sources (the Original Debt Commitment Letter, as so amended and restated, the “Debt Commitment Letter”), the Debt Financing Sources have committed, severally and not jointly, to provide the Parent Entities and Merger Sub with debt financing in the amounts and on the terms and subject to the conditions set forth in the Debt Commitment Letter (the “Debt Financing”). The obligations of the Debt Financing Sources to provide the Debt Financing under the Debt Commitment Letter are subject to certain customary conditions set forth therein. For more information, see the section entitled “Special Factors—Financing of the Merger—Debt Financing” beginning on page 106.

Conditions to the Closing of the Merger

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Obligation of Parent, Merger Sub and Zuora. The obligation of Parent, Merger Sub and Zuora to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of, at or prior to the Closing Date, certain conditions, including:

•	the obtainment of the Stockholder Approval;

•

no governmental authority having jurisdiction over any party to the Merger Agreement or in respect of the transactions contemplated by the Merger Agreement issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the Closing and no applicable law that makes consummation of the Merger illegal or otherwise prohibited is in effect;

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the expiration or termination of the waiting period (and any extensions thereof) applicable to the Merger pursuant to the HSR Act (which waiting period expired at 11:59 p.m., Eastern time, on December 2, 2024);

•	the expiration of the review period or issuance of an approval decision pursuant to the Austrian Federal Competition Act;

•	the expiration of the review period or issuance of an approval decision pursuant to the German Act against Restraints on Competition;

•	the issuance of an approval decision pursuant to the UK National Security and Investment Act 2021;

•	the issuance of an approval decision pursuant to the Italian Law Decree 15 March 2021, No. 21; and

•

the issuance of an approval decision pursuant to the foreign investment law in Bulgaria, if such foreign investment law in Bulgaria comes into effect pursuant to final and binding regulations prior to the Closing Date, unless such approval is (1) not required under applicable law (as mutually determined in good faith by Parent and Zuora acting reasonably) or (2) waived by Parent in its discretion.

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Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or waiver by Parent, at or prior to the Closing Date, of the following conditions:

•	the accuracy of the representations and warranties of Zuora in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

•	Zuora having performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date;

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no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred since the date of the Merger Agreement;

•	the amount of cash and cash equivalents available to Parent immediately prior to the Closing (subject to certain conditions) being at least equal to $400,000,000;

•	receipt by Parent of a customary closing certificate of Zuora; and

•	the contribution of certain shares of Zuora Common Stock held by Mr. Tzuo and certain of his affiliates that hold shares of Zuora Common Stock to a direct or indirect parent company of Parent in exchange for equity interests in a direct or indirect parent company of Parent, immediately prior to the Effective Time (the “CEO Rollover”) having occurred in accordance with the Support and Rollover Agreement.

•	Obligation of Zuora. The obligation of Zuora to consummate the Merger is subject to the satisfaction, or waiver by Zuora, at or prior to the Closing Date, of the following conditions:

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the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

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Parent and Merger Sub each having performed and complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date; and

•	the receipt by Zuora of a customary closing certificate of Parent.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”

Termination Fees and Remedies

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Payment of Company Termination Fee by Zuora. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Company Termination Fee,” under specified circumstances, including Zuora terminating the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal or Parent terminating the Merger Agreement due to an Adverse Recommendation Change (as defined in the section of this proxy statement captioned “The Merger Agreement—Recommendation Changes”), in each case, pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement, Zuora will be required to pay Parent the Company Termination Fee. The Company Termination Fee will also be payable by Zuora if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal is publicly disclosed or delivered to the Zuora Board (or a committee thereof) or senior management of Zuora and within 12 months after the date of such termination, Zuora consummates any Acquisition Proposal or enters into a definitive agreement in respect of any Acquisition Proposal.

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Payment of Parent Termination Fee by Parent. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Parent Termination Fee,” under specified circumstances, Parent will be required to pay Zuora the Parent Termination Fee of $101,100,000 (the “Parent Termination Fee”).

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Payment of Regulatory Termination Fee by Parent. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Regulatory Termination Fee,” under specified circumstances, Parent will be required to pay Zuora a termination fee of $25,300,000 (the “Regulatory Termination Fee”).

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Payment of Expense Reimbursement by Zuora. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Company Expense Reimbursement,” under specified circumstances relating to the failure of the Stockholder Approvals to be obtained at the Special Meeting, Zuora will be required to pay Parent certain expenses incurred by Parent, Merger Sub or any of their affiliates in connection with the Merger Agreement and transactions contemplated thereby, which payment will not be required to exceed $5,000,000.

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Specific Performance. Parent, Merger Sub and Zuora are entitled, in addition to any other remedy to which they are entitled to at law or equity, to an injunction or injunctions, specific performance and other equitable relief from a court of competent jurisdiction to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms of the Merger Agreement. Zuora has the right, subject to the terms and conditions of the Merger Agreement and each of the Equity Commitment Letters, to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations to consummate the Closing and cause the financing provided for in the Equity Commitment Letters to be funded under each of the Equity Commitment Letters, except that Zuora will not be entitled to enforce Parent’s and Merger Sub’s obligation to consummate the Merger and the Equity Investor’s obligation to provide the Equity Financing, if the Debt Financing has not been funded and will not be funded at the Closing.

Zuora’s right to seek specific performance in order to force Parent and Merger Sub to consummate the Closing (or the Equity Investors to fund the Equity Financing under the respective Equity Commitment Letter) is available under the Merger Agreement if, and only if, each of the following conditions have been satisfied:

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all conditions to the obligations of Parent and Merger Sub contained in the Merger Agreement have been and continue to be satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing; provided, that those conditions could be satisfied if the Closing were to occur);

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Zuora has irrevocably confirmed by written notice to Parent that (i) all conditions to the obligations of Zuora contained in the Merger Agreement have been satisfied (other than those that, by their nature, are to be satisfied at the Closing) or that Zuora would be willing to waive any unsatisfied conditions and (ii) Zuora is ready, willing and able to effect the Closing if specific performance is granted and the Debt Financing is funded;

•	the Debt Financing has been funded or will be funded at the Closing (in each case, in accordance with the terms and conditions thereof); and

•	the Merger has not been consummated on the date when it would be required under the Merger Agreement.

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For more information, see the sections of this proxy statement captioned “The Merger Agreement—Company Termination Fee,” “The Merger Agreement—Parent Termination Fee,” “The Merger Agreement—Regulatory Termination Fee” “The Merger Agreement—Company Expense Reimbursement” and “The Merger Agreement—Specific Performance.”

Appraisal Rights

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If the Merger is consummated, holders of record or beneficial owners of Zuora Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Zuora Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

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This means that these holders of record and beneficial owners may be entitled to have their shares of Zuora Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Zuora Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights—Determination of Fair Value.”

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To exercise appraisal rights, a holder of record or a beneficial owner of Zuora Common Stock must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s shares of Zuora Common Stock to Zuora before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of Zuora Common Stock through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of Zuora Common Stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of Zuora Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Litigation Relating to the Merger

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As of the date of this Proxy Statement, one purported Zuora stockholder has filed a complaint in the United States District Court for the Northern District of California relating to the proposed Merger; Kakarla v. Zuora et al., No. 3:24-cv-8620 (N.D. Cal. Dec. 2, 2024). The complaint names Zuora and members of the Zuora Board and alleges, among other things, that certain disclosures regarding the proposed Merger in the preliminary proxy statement are materially deficient and misleading. Zuora believes this complaint is without merit. For a more detailed description of litigation relating to the Merger, see the section of this proxy statement captioned “Special Factors—Litigation Relating to the Merger.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. Zuora encourages you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which Zuora refers in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:	Why am I receiving these materials?

A:

On October 17, 2024, Zuora entered into the Merger Agreement. Under the Merger Agreement, Parent will acquire all of the outstanding shares of Zuora Common Stock for the aggregate Per Share Price. In order to complete the Merger, Zuora’s stockholders must vote to adopt and approve the Merger Agreement at the Special Meeting pursuant to the Stockholder Approvals. This approval is a condition to the Closing. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Zuora Board is furnishing this proxy statement and form of proxy card to the holders of shares of Zuora Common Stock as of the Record Date in connection with the solicitation of proxies of Zuora’s stockholders to be voted at the Special Meeting.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of Zuora Common Stock without attending the Special Meeting and to ensure that your shares of Zuora Common Stock are represented and voted at the Special Meeting.

Your vote is very important. Even if you plan to attend the Special Meeting, Zuora encourages you to submit a proxy as soon as possible.

Q:	What is the Merger and what effects will it have on Zuora?

A:

The Merger is the acquisition of Zuora by Parent. If the Merger Proposal is approved by Zuora’s stockholders pursuant to the Stockholder Approvals and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Zuora, with Zuora continuing as the Surviving Corporation. As a result of the Merger, Zuora will become a wholly owned subsidiary of Parent, and Zuora Class A Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, Zuora Class A Common Stock will be deregistered under the Exchange Act, and Zuora will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Per Share Price, without interest and subject to any applicable withholding taxes, for each share of Zuora Common Stock that you own as of immediately prior to the Effective Time, unless you have properly perfected and exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of Zuora Common Stock as of immediately prior to the Effective Time, you will be entitled to receive $1,000 in cash in exchange for your shares of Zuora Common Stock, without interest and subject to any applicable withholding taxes.

Q:	How does the Per Share Price compare to the market price of Zuora Common Stock?

A:

This amount represents an 18% premium to Zuora’s unaffected closing stock price of $8.47 per share as of April 16, 2024, the last full trading day prior to media reports regarding a possible transaction, as well as a premium of approximately 15% over the volume weighted average trading price of $8.73 during the 60-day period ending October 16, 2024.

Q:	What will happen to Zuora Equity Awards?

A:	Generally speaking, Zuora Equity Awards will be treated as follows as of immediately prior to the Effective Time:

•

Each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is less than the Per Share Price will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the excess of the Per Share Price over the per share exercise price of such Zuora Option, by (b) the number of shares of Zuora Common Stock issuable upon the exercise of such Zuora Option immediately prior to the Effective Time. The payments described in this paragraph will be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following the Closing Date.

•	Each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is equal to or greater than the Per Share Price will be canceled for no consideration.

•

Each outstanding Zuora RSU, whether or not vested, will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora RSUs by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with the vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora RSU immediately prior to the Effective Time and to which such payment relates. The payments described in this paragraph will be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable).

•

Each outstanding Zuora PSU (other than Forfeited Zuora PSUs), whether or not vested, will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora PSUs immediately prior to the Effective Time, determined in accordance with the applicable award agreement governing such Zuora PSU, by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with any applicable performance conditions, vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora PSU immediately prior to the Effective Time and to which such payment relates. The payments described in this paragraph will be made be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable).

•	Each Forfeited Zuora PSU will be forfeited for no consideration.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

•

The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Zuora, with Zuora continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent;

•

The Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Zuora to its named executive officers in connection with the Merger; and

•

The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will take place virtually on [●], 2025 at [●] Pacific time. You may attend the Special Meeting solely via a live interactive webcast on the Internet at [●]. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).

Q:	Who is entitled to vote at the Special Meeting?

A:

All of Zuora’s stockholders as of the close of business on [●], 2024, which is the Record Date for the Special Meeting, are entitled to vote their shares of Zuora Common Stock at the Special Meeting. As of [●], 2024, there were [●] shares of Zuora Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Zuora Class A Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting. For each share of Zuora Class B Common Stock that you own as of the close of business on the Record Date, you will have ten votes on each matter submitted for a vote at the Special Meeting.

Q:	What vote is required to approve the Merger Proposal?

A:

Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora entitled to vote thereon, voting as a single class, (2) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora held by the Unaffiliated Company Stockholders entitled to vote thereon, voting as a single class, and (3) the holders of a majority of the outstanding shares of Zuora Class A Common Stock and Zuora Class B Common Stock entitled to vote thereon, each voting separately as a class.

Q:	What vote is required to approve each of (1) the Compensation Proposal and (2) the Adjournment Proposal?

A:

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of Zuora Common Stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of Zuora Common Stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.

Q:	What happens if I fail to vote or abstain from voting on a proposal?

A:

If you (1) are a stockholder of record and fail to submit a validly executed proxy card, grant a proxy over the internet or by telephone, or vote your shares at the Special Meeting, or (2) hold in “street name” and you fail to instruct your broker, bank or other nominee on how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and such failure to vote will have the same effect as voting “AGAINST” the Merger Proposal, but will not have any effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal (assuming a quorum is present).

With respect to the Merger Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will have the same effect as voting “AGAINST” the Merger Proposal. With respect to the Compensation Proposal and the Adjournment Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will not have any effect on the outcome of the vote on the Compensation Proposal or Adjournment Proposal.

Q:	How will Zuora’s directors and executive officers and certain other stockholders vote on the Merger Proposal?

A:

Zuora’s directors and executive officers have informed Zuora that, as of the date of this proxy statement, they intend to vote all of the shares of Zuora Common Stock owned directly by them in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. As of October 15, 2024, Zuora’s directors and executive officers beneficially owned, in the aggregate, 12,018,786 shares of Zuora Common Stock, collectively representing approximately 39% of the voting power of the shares of Zuora Common Stock outstanding as of October 15, 2024. For more information, see the section of this proxy statement captioned “Special Factors—Intent of Zuora’s Directors and Executive Officers to Vote in Favor of the Merger.”

The CEO Rollover Stockholders, who beneficially owned, collectively, approximately 38% of the voting power of the outstanding shares of Zuora Common Stock as of October 15, 2024, entered into the Support and Rollover Agreement, pursuant to which such CEO Rollover Stockholders each agreed to vote all of their respective shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Support and Rollover Agreement. However, approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora entitled to vote thereon, voting as a single class, (2) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora held by the Unaffiliated Company Stockholders entitled to vote thereon, voting as a single class, and (3) the holders of a majority of the outstanding shares of Zuora Class A Common Stock and Zuora Class B Common Stock entitled to vote thereon, each voting separately as a class. For more information, see the sections of this proxy statement captioned “Special Factors—Intent of Certain Stockholders to Vote in Favor of the Merger” and “The Voting, Support and Rollover Agreement,” as well as the full text of the Support and Rollover Agreement, attached as Annex C to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that Zuora refers to in this proxy statement carefully and consider how the Merger affects you. Then, even if you expect to attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), or sign, date and return by mail, as promptly as possible, the enclosed proxy card, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	What is the Special Committee, and what role did it play in evaluating the Merger?

A:

The Zuora Board formed the Special Committee to explore, consider, review, evaluate and, if appropriate, negotiate the terms of, one or more strategic alternatives to the then-current stand-alone plan for Zuora, including a potential sale of Zuora. The Special Committee is comprised solely of members of the Zuora Board who were determined by the Zuora Board to be independent of and disinterested with respect to the Purchaser Filing Parties. As more fully described in the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Zuora Board,” the

Special Committee evaluated the Merger Agreement, the Support and Rollover Agreement, the Equity Commitment Letters and the transactions contemplated by the Merger Agreement, including the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, Zuora’s management and Zuora’s outside legal advisor. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and the Unaffiliated Company Stockholders, (2) recommended that the Zuora Board determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and its stockholders and adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) recommended that, subject to approval by the Zuora Board, the Zuora Board submit the Merger Agreement to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger. The Zuora Board, acting upon the unanimous recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and Zuora’s stockholders, (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) directed that the Merger Agreement be submitted to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the “Company Recommendation”).

Q:	How does the Zuora Board recommend that I vote?

A:	The Zuora Board, acting upon the unanimous recommendation of the Special Committee, unanimously recommends that you vote:

•	“FOR” the approval of the Merger Proposal;

•	“FOR” the approval of the Compensation Proposal; and

•	“FOR” the approval of the Adjournment Proposal.

You should read the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Zuora Board” for a discussion of the factors that the Special Committee and the Zuora Board considered in deciding to recommend and/or approve, as applicable, the approval of the adoption of the Merger Agreement.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted as a result of the failure to obtain the Stockholder Approvals, or if the Merger is not completed for any other reason, Zuora’s stockholders will not receive any payment for their shares of Zuora Common Stock. Instead: (1) Zuora will remain an independent public company, (2) Zuora Class A Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) Zuora will continue to file periodic reports with the SEC.

In specified circumstances in which the Merger Agreement is terminated, Zuora has agreed to pay Parent a termination fee of $50,500,000. For more information, see the section of this proxy statement captioned “The Merger Agreement—Company Termination Fee.”

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by Zuora to its named executive officers in connection with the Merger?

A:

Zuora is required by SEC rules to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by Zuora to its named executive officers that is based on or otherwise relates to the Merger. Approval of these compensation arrangements is not required to consummate the Merger.

Q:	What will happen if Zuora’s stockholders do not approve the Compensation Proposal?

A:

Approval of the compensation that will or may become payable by Zuora to its named executive officers that is based on or otherwise relates to the Merger is not a condition to consummation of the Merger. The vote is an advisory vote and will not be binding on Zuora or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the Merger Agreement is adopted by Zuora’s stockholders and the Merger is consummated, such compensation will or may be paid to Zuora’s named executive officers regardless of the outcome of this advisory vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with Zuora’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Zuora. As a stockholder of record, you may attend the Special Meeting and vote your shares at the Special Meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Zuora Common Stock held in “street name.” If you are a beneficial owner of shares of Zuora Common Stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record.

As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares and direct any specific questions on this to your broker.

If you do not provide your bank, broker or other nominee with voting instructions, your shares will not be voted on any of the proposals, which will have the same effect as if you voted “AGAINST” the Merger Proposal but will have no effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of Zuora Common Stock are registered in your name with Computershare Trust Company, N.A., Zuora’s transfer agent), there are four ways to submit a proxy or vote:

•	by visiting the internet address on your proxy card and following the instructions;

•	by calling the toll-free (within the United States or Canada) phone number on your proxy card and following the instructions;

•	by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or

•	by attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of Zuora Common Stock and to confirm that your voting instructions have been properly recorded when submitting a proxy to vote electronically over the internet or by telephone. Although there is no charge for submitting a proxy to vote your shares, if you submit a proxy to vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting, you are strongly encouraged to submit a proxy to vote your shares of Zuora Common Stock in advance of the Special Meeting. If you are a stockholder of record or if you provide a “legal proxy” to vote shares that you beneficially own, you may vote your shares of Zuora Common Stock at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To submit a proxy to vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	May I attend the Special Meeting and vote at the Special Meeting?

A:

Yes. You may attend the Special Meeting via live interactive webcast on the internet at [●]. You will be able to listen to the Special Meeting live and vote online. The Special Meeting will begin at [●], Pacific time, on [●], 2025. Online check-in will begin a few minutes prior to the Special Meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). As the Special Meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the Special Meeting, to ensure that your shares will be represented at the Special Meeting, Zuora encourages you to promptly grant your proxy electronically over the internet or by telephone (using card) or sign, date and return the enclosed proxy card. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy previously submitted.

If, as of the Record Date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the Special Meeting unless you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions.

Q:	Why did Zuora choose to hold a virtual Special Meeting?

A:

The Zuora Board decided to hold the Special Meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. Zuora believes this is the right choice for a company with a global footprint. A virtual Special Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving Zuora and its stockholders time and money. Zuora also believes that the online tools that it has selected will increase stockholder communication. Zuora has designed its virtual format to enhance, rather than constrain, stockholder access, participation and communication.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Zuora Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Zuora Common Stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the Internet in the same manner as if you had signed, dated and returned a proxy card. Todd McElhatton and Andrew Cohen, each with full power of substitution and re-substitution, have been designated as proxy holders for the Special Meeting by the Zuora Board.

Q:	May I change my vote after I have submitted my proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Special Meeting by:

•	submitting another validly executed proxy card with a later date and returning it to Zuora prior to the Special Meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to Zuora’s Secretary; or

•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you hold your shares of Zuora Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card, with full power of substitution and re-substitution, will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Zuora Board with respect to each proposal. This means that they will be voted: (1) “FOR” the approval of the Merger Proposal, (2) “FOR” the approval of the Compensation Proposal, and (3) “FOR” the approval of the Adjournment Proposal, and in the proxyholders’ discretion with respect to any other business that may properly come before the Special Meeting.

Q:	Should I send in my stock certificates now?

A:

No. After the Merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the Payment Agent in order to receive the appropriate cash payment for the shares of Zuora Common Stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of Zuora Common Stock in book-entry form, the Payment Agent will pay you the appropriate portion of the aggregate Per Share Price (subject to any applicable withholding taxes) upon receipt of a customary “agent’s message” (or such other evidence of transfer as the Payment Agent may reasonably request) and any other items specified by the Payment Agent.

Q:	What happens if I sell or transfer my shares of Zuora Common Stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the expected effective date of the Merger. If you sell or transfer your shares of Zuora Common Stock after the Record Date but before the Special Meeting you will lose your appraisal rights and, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Zuora in writing of such special arrangements, you will transfer the right to receive the Per Share Price with respect to such shares, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or transfer your shares of Zuora Common Stock after the Record Date, Zuora encourages you to sign, date and return the enclosed proxy card or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the Special Meeting?

A:

Zuora intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that Zuora files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of Zuora Common Stock for cash pursuant to the Merger?

A:

The exchange of Zuora Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors—U.S. Federal Income Tax Considerations of the Merger”) who exchanges shares of Zuora Common Stock for cash in the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares pursuant to the Merger (determined before deduction of any applicable withholding taxes) and the U.S. Holder’s adjusted tax basis in such shares. A Non-U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors—U.S. Federal Income Tax Considerations of the Merger”), who exchanges shares of Zuora Common Stock for cash in the Merger will generally not be subject to U.S. federal income tax with respect to such exchange unless such Non-U.S. Holder has certain connections with the United States.

For a more complete description of the U.S. federal income tax considerations of the Merger, see the section of this proxy statement captioned “Special Factors—U.S. Federal Income Tax Considerations of the Merger.”

Q:	When do you expect the Merger to be completed?

A:

Zuora currently expects to complete the Merger by the first calendar quarter of 2025. However, the exact timing of completion of the Merger, and whether it will be completed at all, cannot be known with certainty because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which—for example, regulatory approvals—are outside of the control of Zuora.

Q:	What governmental and regulatory approvals are required?

A:

Under the terms of the Merger Agreement, the Merger cannot be completed until the waiting periods and any extensions thereto applicable to the Merger under the HSR Act and all consents required under certain antitrust or foreign investment laws or the applicable waiting period thereunder have expired or been terminated. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on December 2, 2024. For more information, see the section of this proxy statement captioned “Special Factors—Regulatory Approvals Required for the Merger.”

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the Merger is consummated and certain conditions set forth in Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of Zuora Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Zuora Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements as described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that such holders of record and beneficial owners will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Zuora Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to each person seeking appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for perfecting and exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of Zuora’s directors or executive officers have interests in the Merger that may differ from those of Zuora’s stockholders generally?

A:

Yes. In considering the recommendations of the Special Committee and the Zuora Board with respect to the Merger, you should be aware that, aside from their interests as holders of Zuora Common Stock, Zuora’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Special Committee and the Zuora Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of Zuora Common Stock, please contact Zuora’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 750-2689 (toll-free from the U.S. and Canada) or

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Banks and brokers call collect: (212) 750-5833

SPECIAL FACTORS

Background of the Merger

Zuora conducted its initial public offering on the NYSE on April 12, 2018. Since its IPO, the Zuora Board and Zuora’s management team have, as part of their ongoing consideration and evaluation of Zuora’s strategic goals and plans, periodically reviewed, considered and assessed the Company’s operations and financial performance, as well as overall industry, competitive and macroeconomic conditions, as they may affect those strategic goals and plans, with the goal of enhancing stockholder value. As part of this review, the Zuora Board and Zuora’s management team considered, among other things, the general reduction in Zuora’s average revenue growth from certain of Zuora’s customers in the software-as-a-service industry due to, among other things, macroeconomic factors and the impact of such reduction on the Company’s standalone business and prospects. This review has also at times included, among other things, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives.

On March 2, 2022, affiliates of Silver Lake invested in Zuora pursuant to an Investment Agreement (as amended or supplemented from time to time, the “Investment Agreement”; see Exhibits 10.16 and 10.17 to the Company’s Annual Report on Form 10-K filed on March 26, 2024 (the “2024 10-K”)). An entity affiliated with Silver Lake purchased $250,000,000 in aggregate principal amount of Zuora’s 3.95%/5.50% convertible senior PIK toggle notes due 2029 and agreed to purchase an additional $150,000,000 of Convertible Notes in a subsequent closing which occurred in September 2023. Under the indenture governing the Convertible Notes (as amended or supplemented from time to time, the “Indenture”; see Exhibits 4.3 and 4.4 to the 2024 10-K), the Silver Lake holder can convert the $400,000,000 principal amount of Convertible Notes at any time into 20,000,000 shares of Zuora Class A Common Stock at an implied price of $20.00 per share based on the conversion rate specified in the Indenture, subject to further adjustments as described in the Indenture. Additionally, an acquisition transaction such as the Merger would constitute a “fundamental change” as defined in the Indenture, and upon the occurrence of a fundamental change, Silver Lake can require Zuora to repurchase the Convertible Notes at a price equal to the principal amount of the Notes to be repurchased ($400,000,000) plus all remaining scheduled interest on such Convertible Notes (accruing at the PIK rate of 5.5%) through maturity as if such Convertible Notes remained outstanding through maturity for the purposes of this calculation (which amount would be approximately $104,500,000 as of December 31, 2024 (giving effect to the December 2024 interest payment)). In connection with the issuance of the Convertible Notes, Zuora also issued to an entity affiliated with Silver Lake warrants to acquire up to an aggregate 7,500,000 shares of Zuora Class A common stock, exercisable for a period of approximately seven years from the initial closing date of the Convertible Notes and at various exercise prices of $20.00, $22.00 or $24.00 per share (i.e., all of the Zuora Warrants were out-of-the-money with respect to Zuora’s trading price but retained option value at all times described herein). The Investment Agreement, among other things, (i) permitted Silver Lake to appoint a designee to the Zuora Board, which designee was, and remains, Joe Osnoss, as well as an observer to the Zuora Board, (ii) granted Silver Lake certain information rights, and (iii) contained a “standstill” provision, which did not include “don’t ask, don’t waive” language. Silver Lake and Zuora also entered into a confidentiality agreement. Throughout the course of Silver Lake’s investment in Zuora, representatives of Silver Lake, including Mr. Osnoss, have had regular discussions both structured and informal with members of Zuora’s management, including Mr. Tien Tzuo, our founder, chief executive officer and chairman of the Zuora Board, in relation to Silver Lake’s investment in Zuora and Zuora’s business. These discussions generally covered a variety of topics, including customer deals, Zuora’s ongoing evaluation of potential acquisition targets, and, from time to time, Zuora’s strategic prospects and potential strategies to enhance stockholder value.

For the fiscal quarter ended October 31, 2023 (“Q3 2024”), Zuora’s total revenue growth year-over-year declined from 13% (for the fiscal quarter ended October 31, 2022 (“Q3 2023”)) to 9%, annual recurring revenue (as defined in the Q3 2024 earnings press release, “ARR”) growth year-over-year declined from 19% (for Q3 2023) to 13%, and dollar-based retention rate (as defined in such earnings press release, “DBRR”) declined from 109% (for Q3 2023) to 108%. In November and December 2023, Zuora’s management team and Zuora Board met to discuss the Company’s performance and strategic plan and initiatives to address the decline in growth. The Zuora Board also discussed whether to pursue a review of strategic alternatives, but declined to do so at that time in favor of executing against the strategic plan and initiatives.

Both before and from time to time after the commencement of Zuora’s strategic alternatives process as described herein, members of Zuora’s management, including Mr. Tzuo, and members of the Zuora Board, including Mr. Osnoss, received outreach and follow-ups from investors, including financial sponsor firms, and other companies in the sector. Mr. Tzuo and other members of Zuora’s management and Mr. Osnoss routinely met with these investors and companies in the ordinary course of business, and no acquisition proposals were made at these meetings. For example, members of Zuora’s management spoke in September 2023 with a financial sponsor firm (“Party A”), in January 2024 with another financial sponsor firm (“Party B”), in February 2024 with a strategic company (“Party C”) and in April 2024 with a financial sponsor firm (“Party D”), and, in the months before the indication of interest described below, Messrs. Tzuo and Osnoss had several conversations with representatives of a financial sponsor firm (“Party E”) which had another portfolio company in Zuora’s industry. Such discussions were reported to the Zuora Board.

After the close of trading on February 1, 2024, Zuora announced an 8% net reduction in workforce and also announced its preliminary expectations based on then-current information that, for its fourth quarter and fiscal year ended January 31, 2024, subscription revenue, total revenue, non-GAAP income from operations, and adjusted free cash flow were expected to be consistent with previous guidance as reported in the “Financial Outlook” section of its earnings press release for the third fiscal quarter of 2024 as furnished in its Current Report on Form 8-K on November 29, 2023. For the period ended January 31, 2024, Zuora announced that, based on then-current information, it anticipated ARR growth of approximately 10% to 10.5% year-over-year (compared to 16% a year earlier) and a DBRR of approximately 106% (compared to 108% a year earlier).

On February 2, 2024, one of Zuora’s top ten institutional stockholders reached out to Zuora management and expressed concerns about Zuora’s business performance. The stockholder suggested that the Company retain a financial advisor to help conduct a strategic alternatives review.

On February 5, 2024, a representative of Party E spoke with Mr. Osnoss in Mr. Osnoss’ capacity as a member of the Zuora Board, and expressed Party E’s interest in a potential strategic transaction with Zuora. Mr. Osnoss subsequently informed Mr. Tzuo and Mr. Pressman, Zuora’s Lead Independent Director, of this outreach, and in consultation with Mr. Pressman conveyed to Party E that the Zuora Board would be updated on Party E’s interest at its scheduled quarterly meeting later that month, and that Zuora would be in touch thereafter.

On February 26, 2024, before Zuora’s scheduled Zuora Board meeting, the representative of Party E spoke again with Mr. Osnoss. The representative reiterated Party E’s interest in acquiring Zuora with the intention of combining it with another portfolio company and mentioned the possibility of submitting a written proposal in the near term (no such written proposal, nor any verbal proposal, was subsequently received from Party E, until the receipt of the Party E April 27 Proposal as defined and described below). Mr. Osnoss, having consulted with Mr. Pressman regarding Party E’s expression of interest, suggested that the representative follow-up with Mr. Pressman, and, subsequent to the February 27, 2024 Zuora Board meeting, conveyed to the representative of Party E that the Zuora Board requested he do the same.

On February 27, 2024, the Zuora Board held a regularly scheduled meeting with members of Zuora’s management in attendance. The Zuora Board discussed the Company’s strategic plan and initiatives, as well as performance against such plan. The Zuora Board reviewed information regarding revenue and ARR growth, risk of future customer churn, slowing DBRR, and challenges associated with execution and timing of changes to the business to address such issues. Members of Zuora’s management provided an investor update and discussed the input received from one of Zuora’s top ten institutional stockholders on February 2, 2024, as described above. The Zuora Board also received an update from Messrs. Tzuo, Pressman and Osnoss regarding outreach from financial sponsor firms, including the expressions of potential acquisition interest received from Party E and the indication by Party E that a written proposal may be forthcoming. In light of the possibility that the Company would receive an inbound proposal for a strategic transaction, the Zuora Board discussed the benefits and other considerations of establishing a special committee of independent and disinterested directors to evaluate any such inbound proposals and consider if it was the right time for the Company to explore strategic alternatives to the Company’s standalone plan. The Zuora Board further discussed that the purpose of creating a special committee at this time would not necessarily be to initiate a sale process, but instead to ensure readiness to make a thoughtful determination about whether it was the right time, in view of the best interests of the stockholders generally, to explore a sale of the Company or another strategic alternative to the standalone plan. In the course of this discussion, Mr. Tzuo indicated that he would support the establishment of a special committee. Mr. Osnoss indicated that Silver Lake had not at this time made any decision about what role it might play with respect to any future transaction involving Zuora, and Mr. Osnoss confirmed that he would also support the establishment of a special committee. The Zuora Board directed Zuora’s management, with the assistance of Freshfields US LLP (“Freshfields”), the Company’s outside counsel, to take steps to explore the formation of a special committee, including to assess each director’s independence to potentially serve on such a committee.

Following the February 27, 2024 meeting, the Company’s Chief Legal Officer and representatives of Freshfields sought to ascertain the availability of directors to serve on a special committee and to assess each available director’s independence with respect to Mr. Tzuo, Silver Lake, Party A and Party E and his or her independence and disinterestedness otherwise with respect to a potential strategic transaction.

After the close of trading on February 28, 2024, Zuora reported its financial results for the fiscal fourth quarter and fiscal year 2024 and provided financial guidance for the fiscal first quarter and fiscal year 2025 based on then-current market conditions and expectations. Zuora reported that fiscal fourth quarter 2024 ARR growth was 10%, which was at the low end of the expected ARR growth range previously provided by Zuora on February 1, 2024, and DBRR was 106%. For fiscal year 2025, Zuora announced its expectations of 8-10% ARR growth, down from the fiscal year 2025 expectations of approximately 12% ARR growth provided in Zuora’s third quarter fiscal year 2024 earnings release issued on November 30, 2023.

On March 4, 2024, a representative of Party D spoke with Mr. Osnoss in Mr. Osnoss’ capacity as a member of the Zuora Board, requesting a meeting regarding Zuora. Mr. Osnoss referred the representative to Mr. Tzuo, in his capacity as CEO, and also subsequently updated Mr. Pressman. The representative of Party D thereafter contacted Mr. Tzuo on March 11, 2024 and requested a meeting, and Mr. Tzuo informed this representative that he would need to discuss the request with the Zuora Board before scheduling any meeting with representatives of Party D.

On March 5, 2024, the representative of Party E who had previously contacted Mr. Osnoss contacted Mr. Pressman, as Mr. Osnoss had suggested that he do. The representative reiterated to Mr. Pressman Party E’s interest in a potential strategic transaction with Zuora and indicated that a written communication indicating the same may be forthcoming. No such written communication, nor any verbal proposal, was subsequently received, until the receipt of the Party E April 27 Proposal as defined and described below.

On March 7, 2024, the representative of Party E contacted Mr. Tzuo, and likewise expressed Party E’s interest in a potential strategic transaction with Zuora and requested a meeting with Mr. Tzuo. Mr. Tzuo informed this representative that he would need to discuss the request with the Zuora Board before scheduling any meeting with representatives of Party E.

On March 14, 2024, representatives of Scalar Gauge Fund, LP, which, collectively with certain of its affiliates (“Scalar Gauge”), are one of Zuora’s top institutional stockholders, sent a letter to the Zuora Board expressing concerns regarding stock price performance since Zuora’s IPO in April 2018. The letter outlined several of Scalar Gauge’s perceived concerns including, among other things, the Company’s (i) revenue and ARR growth, (ii) history of multiple reductions in ARR and revenue guidance, (iii) free cash flow and profitability profile benchmarked against peer software companies, (iv) low sales efficiency, (v) operating leverage and organizational structure, and (vi) potential for missing market opportunities. The letter also expressed concerns regarding the Company’s dual-class stock structure and other financial metrics. The letter also suggested, among other things, that Zuora entertain a sale process to unlock stockholder value.

On March 15, 2024, the Zuora Board held a meeting, with members of Zuora’s management and representatives of Freshfields in attendance. The Zuora Board received an update on the recent communications with Party D and Party E and the indication by Party E that a written communication may be forthcoming. Separately, the Zuora Board also discussed recent outreach from two stockholders of Zuora (including Scalar Gauge) and the stockholders’ desire that the Company entertain a sale process. The Zuora Board continued to discuss the possible formation, mandate and authority of a special committee to, among other things, evaluate inbound proposals that may be received by the Company (although no such proposals had yet been received) and consider if it was the right time for the Company to explore strategic alternatives to the Company’s standalone plan, including, if the special committee determines advisable, soliciting proposals from third parties. The Zuora Board and representatives of Freshfields also discussed that part of the animating rationale for forming a committee of independent and disinterested directors was to proactively address the possibility that a prospective acquiror would request “rollover” by Mr. Tzuo of his stake in the Company. Mr. Tzuo noted that he fully supported the establishment of an independent special committee and would follow the guidelines previously outlined by Freshfields (including that the favorable recommendation of the special committee would be required for the Zuora Board to move forward with a particular strategic transaction), and reiterated that the Company must do what is in the best interests of all of its stockholders. The Zuora Board then reviewed the results of the director independence assessment conducted by Freshfields. The Zuora Board made note of certain disclosures by two members of the Zuora Board (neither of whom joined the Special Committee) regarding certain investments that each maintained in funds managed by Silver Lake. The Zuora Board also made note of certain disclosures by Mr. Pressman related to an investment by him into a pooled vehicle that was invested in the Silver Lake Alpine II, L.P. in the amount of $250,000, which investment was not material to his personal net worth and which he later exited (as described below), and to the fact that Mr. Pressman is a managing director of an investment firm that has held investments in companies which have been sold to financial sponsor firms, including Party A (whereby, in one transaction, the investment firm owned approximately 10% of a company acquired by Party A for approximately $600 million, and in another transaction, the investment firm owned approximately 15% of a company acquired by Party A for approximately $160 million, although the investment firm “rolled over” the majority of its 15% stake) and Party E. The Zuora Board determined that these disclosed facts would not reasonably be expected to affect Mr. Pressman’s independence and eligibility to serve on the special committee. Following discussion, the Zuora Board unanimously adopted resolutions to establish a special committee of the Zuora Board consisting of Mr. Pressman, Laura Clayton McDonnell and Timothy Haley (Ms. Clayton McDonnell and Mr. Haley disclosed no relationships in response to the director independence assessment conducted by Freshfields), each of whom the Zuora Board determined, after full discussion based on the information gathered prior to the meeting, to be independent of both Mr. Tzuo, Silver Lake, Party A and Party E and to be otherwise independent and disinterested with respect to a potential strategic transaction. The Zuora Board delegated to the Special Committee the authority to, among other things, (i) direct, supervise and oversee any strategic alternatives process; (ii) pursue, evaluate and negotiate the terms and conditions of one or more transactions pursuant to the strategic alternatives process; (iii) determine, in consultation with its advisers whether a strategic transaction is advisable and is fair to, and in the best interests of, Zuora and its stockholders (including stockholders other than Mr. Tzuo, Silver Lake and their respective affiliated entities or any other subset of the stockholders of Zuora that the Special Committee determines to be appropriate); (iv) recommend in favor of or against approval of any strategic transaction by the Zuora Board; and (v) engage the Special Committee’s own financial and legal advisors in connection with the foregoing. The Zuora Board further resolved that the Zuora Board would not approve a strategic transaction without a prior favorable recommendation of such transaction by the Special Committee.

On March 16, 2024, the Special Committee held its inaugural meeting, with representatives of Goodwin Procter LLP (“Goodwin”), the Special Committee’s outside counsel, in attendance. The Special Committee noted that, prior to this meeting, members of the Special Committee had interviewed additional law firms to serve as outside counsel to the Special Committee, before ultimately selecting Goodwin based on Goodwin’s expertise, knowledge of the industry in which Zuora operates and experience advising technology companies as well as special committees in connection with potential strategic transactions. The Special Committee also made note that Goodwin had provided customary relationships disclosures with respect to Zuora, Silver Lake, and the potential counterparties that had then expressed interest in engaging in discussions with Zuora (see the section of this proxy statement entitled “Certain Relationships”), which the Special Committee had determined yielded no disabling conflicts of interest. The representatives of Goodwin discussed with the Special Committee its fiduciary duties under Delaware law in connection with a strategic alternatives process, including in the event that Mr. Tzuo or Silver Lake may be viewed as conflicted in a transaction. The Special Committee then discussed with Goodwin the potential participation of Mr. Tzuo, in his various roles as the CEO, a director and a significant stockholder, in a strategic transaction, and related procedural safeguards. The Special Committee then discussed the recent outreach by financial sponsor firms, including Party A, Party B, Party D and Party E. The Special Committee directed Zuora’s management to prepare a long-range standalone financial plan covering five fiscal years for use in the strategic alternatives process.

Also on March 16, 2024, representatives of Goodwin had a call with representatives of Sullivan & Cromwell LLP (“S&C”), outside counsel to Mr. Tzuo. During the call, the attendees discussed the preparation of guidelines for members of Zuora’s management and a representative of S&C confirmed on behalf of Mr. Tzuo that Mr. Tzuo would comply with the MFW Conditions (as defined below) in the event that Mr. Tzuo may be viewed as conflicted in a transaction.

On March 19, 2024, the Special Committee held a meeting, with representatives of Goodwin in attendance. At the Special Committee’s invitation, representatives of Qatalyst Partners LP were interviewed and discussed their qualifications for a possible engagement to serve as financial advisor to the Special Committee in connection with Zuora’s strategic alternatives process.

On March 20, 2024, the Special Committee held a meeting, with representatives of Goodwin in attendance. At the Special Committee’s invitation, Mr. Tzuo joined the meeting and confirmed to the Special Committee that he had not had any prior discussions with any of the potential counterparties that had then expressed interest in engaging in discussions with Zuora, or with Silver Lake, in each case, relating to his individual arrangements (including any “rollover” or employment terms). Mr. Tzuo also confirmed that he currently had no preference among these potential counterparties that he believed was unique to him, compared to the Company’s other stockholders, as the counterparty with which the Company should engage in a potential transaction and remained focused on maximizing stockholder value. Prior to the meeting, Mr. Tzuo was also provided a draft of certain management guidelines by Goodwin on behalf of the Special Committee (the “Management Guidelines”), which among other things provided that Mr. Tzuo would not enter into discussions or negotiations with any potential counterparty regarding his equity participation in (including by way of a “rollover”), or voting, tender or other support for, a transaction, nor any terms of his employment or compensation in respect of a transaction, in each case without the authorization of the Special Committee. Mr. Tzuo confirmed his agreement to abide by the Management Guidelines later that day. After Mr. Tzuo left the meeting, and at the Special Committee’s invitation, representatives of an additional investment bank were interviewed and presented their qualifications for a possible engagement to serve as financial advisor to the Special Committee in connection with Zuora’s strategic alternatives process.

Also on March 20, 2024, Qatalyst Partners provided the Special Committee with a customary relationship disclosure letter, which included disclosures related to Qatalyst Partners’ relationships with Zuora, Silver Lake and the potential counterparties that had then expressed interest in engaging in discussions with Zuora. The Special Committee did not identify any potential or actual conflict of interest that would affect the ability of Qatalyst Partners to fulfill its responsibilities.

On March 24, 2024, the Special Committee held a meeting, with representatives of Goodwin in attendance. The Special Committee determined to proceed to engage Qatalyst Partners as the Special Committee’s financial advisor based on Qatalyst Partners’ qualifications, reputation, independence, extensive expertise, including with respect to serving as a financial advisor to technology companies, advising companies on M&A transactions and serving as an independent financial advisor to special committees of boards of directors, and experience advising technology companies in connection with potential strategic transactions, and further directed Goodwin to continue to negotiate an engagement letter with Qatalyst Partners. The Special Committee also made note of Zuora’s pre-existing relationship with another financial advisor, Foros Securities LLC (“Foros”). The Special Committee directed Zuora’s management to negotiate and finalize, with the Special Committee’s supervision, the terms of Foros’ going-forward relationship with the Company, across Foros’ various potential roles with respect to stockholder activism matters, buyside M&A and sellside M&A. With respect to potential sellside M&A, the Special Committee noted that Foros would need to operate under the supervision of the Special Committee and in a manner that would not interfere with Qatalyst Partners’ role as the financial advisor for the Special Committee.

On March 27, 2024, at the request of Party E, Zuora management held a meeting with representatives of Party E and a portfolio company of Party E, with a Special Committee member in attendance. The representatives of Party E and the portfolio company presented on a potential combination between Zuora and the portfolio company. The discussion did not involve any indication of valuation or economic terms.

On March 28, 2024, the Special Committee held a meeting, with representatives of Goodwin in attendance. The Special Committee was provided an update on the meeting with Party E and its portfolio company, and discussed various other administrative matters related to the strategic alternatives process.

On April 2, 2024, Mr. Tzuo attended a social engagement with a representative of a financial sponsor firm (“Party F”) in attendance. At the social engagement, the parties discussed general trends in technology, including artificial intelligence. At the end of the social engagement, the representative of Party F indicated that if Zuora was ever considering a strategic transaction, Party F may be interested in participating.

On April 4, 2024, at the direction of the Special Committee, Mr. Tzuo attended a meeting with representatives of Party E, at which the parties discussed, among other topics, Zuora’s product strategy. Mr. Tzuo noted Zuora remained open-minded to strategic alternatives, but was not currently running a process. Representatives of Party E asked whether Zuora would be willing to enter into a confidentiality agreement to allow further discussions and Mr. Tzuo noted that he would raise that question with the Zuora Board. The discussion did not involve any indication of valuation or economic terms.

On April 5, 2024, the Special Committee and the Company entered into an engagement letter with Qatalyst Partners formalizing the Special Committee’s engagement of Qatalyst Partners as the Special Committee’s financial advisor in connection with the strategic alternatives process effective as of April 3, 2024, on terms approved by the Special Committee.

Also on April 5, 2024, during the course of a meeting, Mr. Osnoss noted to Mr. Tzuo that, subject to approval of the Special Committee, he would like to introduce Mr. Tzuo to representatives of a financial sponsor firm (“Party G”). Following the April 5, 2024 lunch, Mr. Tzuo reported the prospect of an introduction to Party G to the Special Committee.

Also on April 5, 2024, Foros provided the Special Committee with customary relationship disclosures, which included disclosures related to Foros’ relationships with Zuora, Silver Lake and the potential counterparties that had then expressed interest in engaging in discussions with Zuora. The Special Committee did not identify any potential or actual conflicts of interest that would affect the ability of Foros to fulfill its responsibilities to the Company.

On April 8, 2024, the Special Committee held a meeting, with representatives of Goodwin in attendance. The Special Committee noted that the engagement terms between the Company and Foros had been finalized, pursuant to which Foros would provide to the Company services in respect of stockholder activism matters, buyside M&A and potential sellside M&A. With respect to potential sellside M&A, Foros would, in each case solely in accordance with the supervision and direction of management members identified by the Special Committee, engage in activities related to assisting Qatalyst Partners in the marketing of the Company to potential acquirors. The Special Committee noted that Foros and Freshfields would be advisors to the Company and the Company’s management team, and thus that the Special Committee and its own advisors should be mindful about the information shared with Foros and treat Foros and Freshfields as members of Zuora management. The Special Committee then approved the terms of Foros’ and Freshfields’ engagements with the Company to the extent that they apply to the Special Committee’s mandate with respect to the strategic alternatives process. The engagement letters between the Company and Foros were entered into later that day. The Special Committee also reviewed the recent meetings between Mr. Tzuo and Party F and Party D, as well as Mr. Osnoss’ suggestion to introduce Mr. Tzuo to representatives of Party G, each as described above. Following discussion, the Special Committee determined to permit additional meetings with these and other potential counterparties that had then expressed interest in engaging in discussions with Zuora, provided that each meeting was attended by a member or a representative of the Special Committee and that members of Zuora management attending such meetings abide by the Management Guidelines and receive input from Qatalyst Partners and Foros in advance, now that both financial advisors had been engaged.

On April 8, 2024, Scalar Gauge emailed Mr. Tzuo and the Zuora Board reiterating Scalar Gauge’s concerns regarding, among other things, Zuora’s stock price performance.

On April 9, 2024, a representative of Qatalyst Partners, at the direction of the Special Committee, had a discussion with a representative of Scalar Gauge regarding the concerns of Scalar Gauge and to discuss the potential to reach an agreement to avoid a potential proxy contest. The Company, a representative of Qatalyst Partners and representatives of Freshfields had several additional discussions with Scalar Gauge and its legal advisor during the month of April.

On April 12, 2024, the Zuora Board held a meeting, with members of Zuora’s management and representatives of Freshfields in attendance. The Zuora Board received an update as to the correspondence that had been received from certain stockholders of the Company expressing concern regarding stock price performance and their preference that the Company consider, among other things, initiating a sale process or a corporate recapitalization. The Zuora Board also received an update on the activities of the Special Committee from members of the Special Committee, including the Special Committee’s engagement of advisors, the ongoing work being performed by Zuora’s management to prepare a long-range plan and the issuance of the Management Guidelines to Mr. Tzuo and other members of Zuora’s management.

Later on April 12, 2024, the Company, the Special Committee and Silver Lake became aware that Reuters planned to publish an article indicating that Zuora was exploring strategic alternatives that included a possible sale, and that Qatalyst Partners had been retained. In anticipation of the Reuters article, members of Zuora’s management, representatives of Goodwin, representatives of Silver Lake, representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), Silver Lake’s outside counsel, representatives of Freshfields and representatives of S&C communicated over the subsequent days to plan for the publication of the Reuters article, with the representatives of Goodwin noting that a Special Committee meeting would be convened for the upcoming weekend in advance of the publication to receive the guidance of the Special Committee. During the course of these discussions, representatives of Silver Lake expressed that the article would likely amplify the inbound interest that the Company has already received, and reiterated Silver Lake’s support for the Special Committee’s process and openness to assisting the Special Committee in potential marketing efforts.

As of April 13, 2024, Mr. Pressman identified and confirmed a third-party buyer to purchase the entirety of his previously disclosed pooled investment in Silver Lake Alpine II, L.P. This sale would be made without any premium to Mr. Pressman’s cost basis, and no information was disclosed to the buyer about the identity of the seller nor the reason for the sale. Although the Special Committee had previously determined that Mr. Pressman’s investment did not constitute a conflict of interest, Mr. Pressman had elected to divest this investment out of an abundance of caution in view of his service on the Special Committee. The sale of the entirety of Mr. Pressman’s pooled investment in Silver Lake Alpine II, L.P. to the third-party buyer was completed as of July 1, 2024.

On April 14, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee discussed the anticipated publication of the Reuters article and its implications for the strategic alternatives process. The Special Committee also discussed the advisability of permitting representatives of Silver Lake, as a significant investor in the Company, to participate in the marketing of the Company in reaction to any inbound expressions of interest received as a result of the Reuters article being published. The Special Committee reviewed and approved (i) certain guidelines (the “Silver Lake Guidelines”) to be proposed to Silver Lake that would govern Silver Lake’s participation in such marketing efforts (including, among other things, that, unless otherwise approved by the Special Committee, Silver Lake and its director designee on the Zuora Board agreed not to (A) enter into discussions or negotiations with any potential acquiror regarding a “rollover” or other treatment of the Convertible Notes or Zuora Warrants or participating in any acquiror group or (B) disclose non-public information of the Company (including information about the strategic alternatives process) to potential counterparties), and (ii) certain messaging points to be proposed to Silver Lake for such marketing efforts, generally conveying that Silver Lake had confidence in Zuora’s business and that it would do well under private ownership, and that Silver Lake was open to “rolling over” all or part of its investment if necessary or helpful to facilitate a transaction, but that Silver Lake was not authorized to have discussions at this time regarding any “rollover”, and referring such counterparty to Qatalyst Partners as the next step to register such counterparty’s interest. The representatives of Goodwin also reviewed with the Special Committee its fiduciary duties under Delaware law in connection with the strategic alternatives process, including procedural considerations to be followed in the event that Mr. Tzuo or Silver Lake may be viewed as conflicted in a transaction.

Later on April 14, 2024, representatives of Goodwin conveyed the proposed Silver Lake Guidelines and the messaging points described above to representatives of Simpson Thacher, who later that day confirmed Silver Lake’s agreement to them.

Later on April 14, 2024, the Special Committee held another meeting, with representatives of Goodwin and Qatalyst Partners in attendance. At the Special Committee’s invitation, members of Zuora’s management presented their draft five-year long-range plan prepared at the request of the Special Committee. After the members of management exited the meeting, the Special Committee discussed with representatives of Qatalyst Partners risks related to and the likelihood of achieving the Company’s draft long-range plan targets presented by Zuora’s management given the Company’s history of guidance reductions. The representatives of Qatalyst Partners also presented materials on preliminary valuation perspectives and strategic considerations to the Special Committee.

On April 16, 2024, the closing price for shares of Zuora Common Stock on the NYSE was $8.47 per share (the “Unaffected Price”). The next day, on April 17, 2024, prior to the close of trading, Reuters published an article stating that Zuora was exploring strategic alternatives that included a possible sale, after receiving acquisition interest from potential acquirors, that the Zuora Board had formed a special committee consisting of independent directors in connection with the strategic alternatives process and that Qatalyst Partners had been retained. The closing price for shares of Zuora Common Stock on April 17, 2024 was $9.46 per share.

Over the following months after the publication of the Reuters article, Mr. Osnoss received inbound and follow-up communications from a number of financial sponsor firms, including Party D, Party J, Party G and Party W, regarding each firm’s interest in exploring a strategic transaction with the Company. Each of these parties was referred to Qatalyst Partners and Qatalyst Partners was kept updated on these communications. None of the inbound or follow-up communications contained proposals by the applicable counterparties, and no transaction terms were discussed between any counterparties and any representatives of Silver Lake.

On April 17, 2024, following the publication of the Reuters article, four financial sponsor firms – “Party B”, “Party H”, “Party I” and “Party J”– each contacted representatives of Qatalyst Partners separately to express their respective interest in a potential transaction with Zuora, and each of Party A and Party D also contacted Qatalyst Partners to reiterate their respective interest.

Later on April 17, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee discussed the publication of the Reuters article and the receipt of expressions of interest from the various financial sponsor firms. The representatives of Qatalyst Partners presented preliminary valuation perspectives about the Company derived from the draft long-range plan received from Zuora’s management as well as certain publicly available information. Following discussion, and noting that the Special Committee had received and evaluated (i) the draft long-range plan, including Zuora’s management’s and Qatalyst Partners’ feedback thereto, and (ii) a preliminary valuation analysis of the Company from Qatalyst Partners, the Special Committee determined that it would be in the best interests of the Company and all of its stockholders to formally commence a sale process for the Company. In making this determination, the Special Committee also noted, after discussion with counsel, that the existence of public and/or private pressure from activist stockholders such as Scalar Gauge does not create any obligation on the Special Committee to evaluate strategic alternatives or to sell the Company. The Special Committee and representatives of Qatalyst Partners then reviewed in detail a suggested list of financial sponsor and strategic counterparties that the Special Committee and Qatalyst Partners believed, based on their professional judgment and experience, would be potentially interested in participating in a sale process of the Company, including in light of these parties’ recent interactions with the Company, these parties’ prior investments and activities in the industry in which Zuora operates and/or the likelihood and ability of these parties to complete a transaction with the Company. The Special Committee determined that the three counterparties that had been most engaged in the strategic alternatives process thus far and/or otherwise had the most familiarity with the Company – Party A, Party D and Party E (the “Initial Counterparties”) – would be requested to submit initial proposals solely based on publicly available information by approximately April 25, 2024 (with confidentiality agreements to be negotiated concurrently with each Initial Counterparty). In addition, the Special Committee directed Goodwin to ascertain from representatives of Silver Lake the nature of Silver Lake’s intentions in a sale process, in particular whether it intended to act as a lead or a co-investing acquiror of the Company, or would seek or be open to a “rollover” of its Convertible Notes or Zuora Warrants investment, or intended to act solely as a seller of its investment alongside the Company’s stockholders. In the event that Silver Lake articulated an interest in acting as a lead acquiror, or was unable to commit to a position with respect to the Company’s sale process, then the Special Committee determined (i) to treat Silver Lake as an Initial Counterparty and therefore to request an initial proposal from Silver Lake by approximately April 25, 2024 and (ii) to direct Silver Lake, notwithstanding the Special Committee’s actions of April 14, 2024 to permit Silver Lake to potentially have conversations with counterparties in accordance with the Silver Lake Guidelines and the messaging points approved by the Special Committee on April 14, 2024, not to have any further substantive communications with other potential counterparties, and if inbound communications were received by Silver Lake, to refer such counterparties to Qatalyst Partners. The Special Committee also authorized outreach to, and, if interest was expressed, engagement with (including the entry into confidentiality agreements and the facilitation of due diligence including the commencement of management due diligence sessions) additional counterparties (“Additional Counterparties”) consisting of six strategic companies – Party C, Party K, Party L, Party M, Party N and Party O – and eleven additional financial sponsor firms – Party I, Party P, Party Q, Party R, Party H, Party S, Party F, Party T, Party G, Party B and Party J – and that these Additional Counterparties be asked to submit initial proposals by approximately May 28, 2024, with the timing processes for the Initial Counterparties and all Additional Counterparties to be harmonized in due course.

Although it determined to formally commence a sale process as described above, the Special Committee continuously evaluated the Company’s prospects as a standalone company throughout the sale process, including the Company’s operating strategy and risks inherent in executing on the long-range plan developed by Zuora’s management, including those discussed in the section of this proxy statement entitled “Special Factors—Unaudited Prospective Financial Information.” The Special Committee also considered the potential strategic and operational initiatives required to mitigate risks to the Company’s business, including organizational changes and additional investments in technical resources.

On April 18, 2024, representatives of Goodwin had a call with representatives of Simpson Thacher. As directed by the Special Committee, the representatives of Goodwin requested that Silver Lake confirm the nature of Silver

Lake’s intentions in a sale process of the Company, in particular whether it intended to act as a lead acquiror of the Company, or would seek or be open to a “rollover” of its Convertible Notes or Zuora Warrants investment, or intended to act solely as a seller of its investment alongside the Company’s stockholders, as described above. Later that day, the representatives of Simpson Thacher conveyed on behalf of Silver Lake that Silver Lake was not currently in a position to commit to any particular course of action, but that it remained supportive of the Special Committee’s efforts.

Also on April 18, 2024, representatives of Qatalyst Partners began to engage with the counterparties discussed at the Special Committee meeting the day before (except for Silver Lake and Party M, to which Mr. Tzuo would make initial outreach, based on his pre-existing relationships with Party M), conveying the Special Committee’s expectations for initial proposals by approximately April 25, 2024 or May 28, 2024 (as applicable depending on whether each such counterparty was an Initial Counterparty or an Additional Counterparty) and conveying invitations to enter into confidentiality agreements and participate in due diligence (including management due diligence sessions), all in accordance with the Special Committee’s direction. Thereafter, representatives of Goodwin also began to negotiate and finalize confidentiality agreements with the various counterparties, and the Company entered into these confidentiality agreements on the dates specified below. Unless otherwise specified, each of these confidentiality agreements contained a “standstill” provision binding on the counterparty, which did not include a “don’t ask, don’t waive” provision. In addition, unless otherwise specified, Mr. Tzuo participated in each of the management due diligence sessions described below.

Also on April 18, 2024, two new financial sponsor firms – “Party U” and “Party V” – contacted representatives of Qatalyst Partners separately to express their interest in a potential transaction with Zuora.

Also on April 18, 2024, Party L declined to further engage in the sale process, citing that Zuora’s business was not a focus area for the company at this time.

On April 19, 2024, Party K declined to further engage in the sale process, citing that Zuora’s business was not a focus area for the company at this time and the dilutive growth profile of the business would be challenging to underwrite.

Also on April 19, 2024, representatives of Party U conveyed to representatives of Qatalyst Partners they were unable to lead a transaction of this size and therefore would not be able to participate in the process of evaluating an acquisition of the Company at this time.

Also on April 19, 2024, representatives of Party I conveyed to representatives of Qatalyst Partners that they would evaluate the opportunity with public information and subsequently indicate to Qatalyst Partners if they planned to engage in the process. They did not subsequently contact Qatalyst Partners.

On April 21, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the process. The Special Committee discussed and approved requesting initial price proposals from all financial sponsor firms currently in the process by approximately April 26, 2024 (instead of only from the Initial Counterparties), based on the Special Committee’s view that the financial sponsor firms would be in a position to provide initial proposals derived from publicly available information by such time. The representatives of Goodwin also reported that they had requested an update from Simpson Thacher about Silver Lake’s position on the sale process, in particular whether it intended to act as a lead or a co-investing acquiror of the Company, or would seek or be open to a “rollover” of its Convertible Notes or Zuora Warrants investment, or whether it intended to act solely as a seller of its investment alongside the Company’s stockholders, and that Simpson Thacher on April 18, 2024 had conveyed that Silver Lake was not currently in a position to commit to any particular course of action, but that it remained supportive of the Special Committee’s efforts. As a result of this potentially differing interest of Silver Lake, and out of an abundance of caution, the Special Committee determined that Silver Lake would be treated as a potential lead acquiror until and unless it were able to commit to a particular course of action (at which point its treatment would be re-evaluated) and therefore that Silver Lake’s designee (Mr. Osnoss) and observer on the Zuora Board would not be permitted to participate in the process in the same manner as the independent members of the Zuora Board. The Special Committee also requested that representatives of Qatalyst Partners have a call with Mr. Osnoss to see if Qatalyst Partners could learn more about Silver Lake’s position on a potential transaction.

Also on April 22, 2024, the Zuora Board held a meeting, with representatives of Freshfields, Goodwin and Qatalyst Partners in attendance. Among other topics of discussion, the Zuora Board was provided an update on discussions with Scalar Gauge regarding the potential entry into a Cooperation Agreement. The Zuora Board considered and discussed several factors in favor of entering into such a Cooperation Agreement, including, among others, (i) the desire to remove any potential distraction that Scalar Gauge may pose to the ability of the Zuora Board and the Special Committee to effectively conduct an evaluation of strategic alternatives and (ii) that having an additional member of the Zuora Board appointed to the Special Committee, pursuant to the potential Cooperation Agreement, could be beneficial to the Special Committee and its process (subject to confirming such director was free of disabling conflicts and that the Special Committee agrees with such view).

On April 22, 2024, Party T declined to further engage in the sale process, citing its belief that Party T’s valuation of the Company would not be competitive.

Also on April 22, 2024, representatives of Party C conveyed that it did not expect to be able to acquire Zuora alone and would require a capital partner to help finance the acquisition.

On April 23, 2024, Mr. Osnoss had a call with representatives of Qatalyst Partners at Qatalyst Partners’ request. In response to questions from representatives of Qatalyst Partners as to whether Silver Lake would become a prospective lead acquiror in the sale process, Mr. Osnoss indicated that Silver Lake was unlikely to provide a majority of the new equity financing but that Silver Lake was supportive of the Special Committee’s efforts to sell the Company, and, as had previously been discussed with Mr. Pressman, would be open to discussing its participation in a transaction with potential acquirors, such as through a potential “roll over” of all or a portion of its Convertible Notes or Zuora Warrants investment, if doing so would increase the likelihood of a successful transaction. This message was promptly reported to the Special Committee.

Also on April 23, 2024, the Company entered into a confidentiality agreement with Party B.

On April 25, 2024, a financial sponsor firm (“Party W”) contacted representatives of Qatalyst Partners to express its interest in a potential transaction with Zuora. On the call, the representative of Party W conveyed a verbal indication of interest, based solely on public information, to acquire 100% of the outstanding capital stock of Zuora for $12.50 per share in cash (the “Party W April 25 Proposal”). This proposed price implied a premium to the Unaffected Price of approximately 47.6%.

Also on April 25, 2024, the Company entered into a confidentiality agreement with Party S.

Also on April 25, 2024, Party P and Party R, and on April 26, 2024, Party Q, each declined to further engage in the sale process ahead of the first-round proposal deadline, each conveying their perceived concerns around competitive threats surrounding Zuora’s business and deceleration in Zuora’s business momentum.

Also on April 26, 2024, Party F submitted a non-binding indication of interest, based solely on public information, to acquire 100% of the outstanding capital stock of Zuora for $11.43 per share in cash (the “Party F April 26 Proposal”). This proposed price implied a premium to the Unaffected Price of approximately 34.9%. The Party F April 26 Proposal was updated on April 28, 2024 to indicate that, in the event a transaction would warrant the application of the framework set forth in the Delaware Supreme Court’s decision in Kahn v. M&F Worldwide Corp., 88 A.3d 635 (Del. 2014), then Party F was pre-conditioning its proposal at this time on approval of both (i) a special committee of disinterested directors and (ii) a majority of the outstanding shares held by unaffiliated stockholders (collectively, the “MFW Conditions”).

Also on April 26, 2024, Party A submitted a non-binding indication of interest, based solely on public information, to acquire 100% of the outstanding capital stock of Zuora for a per share purchase price between $12.00 and $13.00 in cash (the “Party A April 26 Proposal”). This range implied a premium to the Unaffected Price of approximately 41.7% to 53.5%. The Party A April 26 Proposal also indicated that, in the event a transaction would warrant the application of the MFW Conditions, then Party A was pre-conditioning its proposal at this time on the MFW Conditions.

Also on April 26, 2024, Party B submitted a non-binding indication of interest, based solely on public information, to acquire 100% of the outstanding capital stock of Zuora for a per share purchase price between $11.25 and $12.25 in cash (the “Party B April 26 Proposal”). This range implied a premium to the Unaffected Price of approximately 32.8% to 44.6%. The Party B April 26 Proposal also indicated that, in the event a transaction would warrant the application of the MFW Conditions, then Party B was pre-conditioning its proposal at this time on the MFW Conditions.

Also on April 26, 2024, Party H submitted a non-binding indication of interest, based solely on public information, to acquire 100% of the outstanding capital stock of Zuora for a per share purchase price between $13.00 to $14.00 in cash (the “Party H April 26 Proposal”). This range implied a premium to the Unaffected Price of approximately 53.5% to 65.3%. The Party H April 26 Proposal also indicated that, in the event a transaction would warrant the application of the MFW Conditions, then Party H was pre-conditioning its proposal at this time on the MFW Conditions. Party H also indicated that they could not underwrite the entire equity check and therefore would require participation from equity co-invest partners, but in accordance with the directive of the Special Committee, Party H was not granted permission to reach out to potential debt and equity financing sources at this time, given the early stage of the process.

Also on April 26, 2024, representatives of Party D conveyed a verbal indication of interest, based solely on public information, to acquire 100% of the outstanding capital stock of Zuora for a per share purchase price between $11.00 and $12.00 in cash (the “Party D April 26 Proposal”), with a caveat that they would need to diligence, among other things, the competitive landscape, recent growth trends, pricing and packaging and the Company’s cost structure. This range implied a premium to the Unaffected Price of approximately 30.0% to 41.7%. The representatives of Party D also indicated that, in the event a transaction would warrant the application of the MFW Conditions, then Party D was pre-conditioning its proposal at this time on the MFW Conditions.

Also on April 26, 2024, representatives of Party V conveyed a verbal indication of interest, based solely on public information, to acquire 100% of the outstanding capital stock of Zuora for a per share purchase price between $12.50 and $13.25 in cash (the “Party V April 26 Proposal”). This range implied a premium to the Unaffected Price of approximately 47.6% to 56.4%. The representatives of Party V also indicated that, in the event a transaction would warrant the application of the MFW Conditions, then Party V was pre-conditioning its proposal at this time on the MFW Conditions.

Also on April 26, 2024, representatives of Party J conveyed a verbal indication of interest, based solely on public information, to acquire 100% of the outstanding capital stock of Zuora for a per share purchase price between $12.50 and $13.25 in cash (the “Party J April 26 Proposal”). This range implied a premium to the Unaffected Price of approximately 47.6% to 56.4%. The representatives of Party J also indicated that, in the event a transaction would warrant the application of the MFW Conditions, then Party J was pre-conditioning its proposal at this time on the MFW Conditions.

On April 27, 2024, Party E submitted a non-binding indication of interest, based solely on public information, to acquire 100% of the outstanding capital stock of Zuora for a per share purchase price between $10.75 and $11.25 in cash (the “Party E April 27 Proposal”). This range implied a premium to the Unaffected Price of approximately 26.9% to 32.8%. The Party E April 27 Proposal also indicated that, in the event a transaction would warrant the application of the MFW Conditions, then Party E was pre-conditioning its proposal at this time on the MFW Conditions.

On April 28, 2024, Party G declined to further engage in the sale process, citing that Zuora’s business was not a focus area for the firm at this time.

On April 29, 2024, Party S declined to further engage in the sale process, citing perceived concerns around competitive threats surrounding Zuora’s business and deceleration in Zuora’s business momentum.

On April 30, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. Prior to this meeting, each Special Committee member had submitted updated relationships disclosures with respect to the counterparties currently involved in the sale process, which the Special Committee had determined yielded no disabling conflicts of interest. At the meeting, the representatives of Qatalyst Partners provided an update on the sale process and reviewed the proposals submitted, as described above. The Special Committee also discussed the counterparties that had declined to further engage in the sale process, and the Special Committee discussed its belief that offering a “rollover” by Mr. Tzuo or Silver Lake to these counterparties would not be expected to change their decision to withdraw from the sale process. The representatives of Goodwin also reported that Mr. Osnoss had conveyed to representatives of Qatalyst Partners on April 23, 2024 that Silver Lake was unlikely to act as a lead acquiror in the sale process, but would potentially be open to “rolling over” its Convertible Notes or Zuora Warrants investment and/or co-investing with other acquirors. Following discussion, the Special Committee determined that the Company and its advisors should move forward with the sale process, continue to engage and facilitate due diligence with the counterparties still involved in the process and invite the next round of proposals to be submitted by approximately June 4, 2024. The Special Committee also determined not to permit counterparties to involve debt or equity financing sources at this time, but that the Special Committee would evaluate requests to involve financing sources on an ad hoc basis. The Special Committee also further discussed the draft long-range plan prepared by Zuora’s management and the possibility that additional changes could be necessary as a result of preliminary first quarter results previewed for the Zuora Board the day before, including slowing bookings momentum. Therefore, the Special Committee approved, subject to Goodwin’s and Qatalyst Partners’ confirming with Zuora’s management that Zuora’s management did not believe any changes ought to be made (and subsequently management confirmed their belief that no such changes ought to be made, as a result of preliminary first quarter financial results), the sharing of the long-range plan with (i) counterparties as part of their due diligence, (ii) Qatalyst Partners for purposes of Qatalyst Partners’ financial analyses and (iii) the other members of the Zuora Board (including Messrs. Tzuo and Osnoss on account of the fact that the long-range plan was being shared with all of the counterparties then engaged in the sale process) to invite the members’ feedback and questions.

Also on April 30, 2024, as publicly disclosed in a Current Report on Form 8-K filed by Zuora on May 1, 2024, Zuora entered into the Cooperation Agreement with Scalar Gauge, pursuant to which, among other things, the Company agreed that the size of Zuora Board would be expanded in order to appoint John D. Harkey, Jr. to serve as a Class I member of the Zuora Board, and that any special committee of the Zuora Board that may exist from time to time during Mr. Harkey’s term of service (which would include the Special Committee) would include Mr. Harkey as one of its members. Mr. Harkey was appointed to the Zuora Board on April 30, 2024, and Goodwin, on behalf of the Special Committee, commenced the process of soliciting Mr. Harkey’s relationship disclosures for potential service on the Special Committee.

On May 1, 2024, representatives of a financial sponsor firm (“Party X”) reached out on an unsolicited basis to representatives of Qatalyst Partners expressing interest in participating in the sale process, and agreed to make an initial proposal for Zuora based on public information.

Also on May 1, 2024, Party M declined to further engage in the sale process, citing that Zuora’s business was not a priority for the company at this time.

Also on May 1, 2024, representatives of Goodwin and Qatalyst Partners had a call with Mr. Tzuo and representatives from S&C to review the Management Guidelines and provide Mr. Tzuo with a high-level update on the process. The update did not include details of any price proposals from any counterparties nor did representatives from Goodwin or Qatalyst Partners solicit, and Mr. Tzuo did not volunteer, his position on any potential “rollover”. Mr. Tzuo noted that he remained open to all potential counterparties at this stage.

Between early May 2024 and the receipt of second-round proposals in mid-June 2024 as described below, additional counterparties declined to further engage in the sale process, as described in more detail below. In general, these parties cited, among other reasons, perceived concerns around a deceleration in Zuora’s business momentum and Zuora’s growth outlook and/or competitive threat outlook as reasons for their withdrawals, after being granted access to confidential due diligence, as described below.

On May 2, 2024, the Company entered into confidentiality agreements with Party E and Party A.

On May 3, 2024, the Company entered into a confidentiality agreement with Party W.

On May 6, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. At the Special Committee’s invitation, other members of the Zuora Board (but not Messrs. Tzuo and Osnoss on account of their potentially differing interests in a potential transaction) joined the meeting to receive a status update on the strategic alternatives process. At the Special Committee’s invitation, Messrs. Tzuo and Osnoss then joined the meeting and, along with the other members of the Zuora Board, were given an opportunity to give comments regarding the draft long-range plan and the draft generic management presentation that would be used with counterparties in the sale process (which had been shared with all members of the Zuora Board on May 4, 2024 in accordance with the Special Committee’s directive on April 30, 2024). All such comments were given under the supervision of the members of the Special Committee present at the meeting. Following this discussion, it was determined that no changes were required to be made to the version of the five-year long-range plan approved by the Special Committee at its meeting of April 30, 2024. In executive session among the Special Committee and representatives of Goodwin and Qatalyst Partners, the Special Committee also reviewed certain relationship disclosures from Mr. Harkey regarding his financial arrangements and investments with Scalar Gauge and an investment he holds in Party J, which investment was not material to his personal net worth. The Special Committee determined that these disclosed facts would not reasonably be expected to affect Mr. Harkey’s independence and eligibility to serve on the Special Committee and directed Goodwin to convey this determination to the Zuora Board. Thereafter, Mr. Harkey was appointed by the Zuora Board as a new member of the Special Committee in time for the Special Committee’s meeting of May 13, 2024 as described below.

On May 6, 2024, the Company entered into confidentiality agreements with Party D and Party J.

On May 7, 2024, the Company entered into a confidentiality agreement with Party F.

Also on May 7, 2024, representatives of Zuora’s management and Qatalyst Partners held a management due diligence session with Party N.

Over the course of May 7 through May 9, 2024, access to a confidential data room was provided to each of the counterparties that had entered into confidentiality agreements with the Company – Party A, Party E, Party D, Party F, Party J, Party B, Party V, Party W, Party H, Party N and Party O.

On May 8, 2024, representatives of Zuora’s management and Qatalyst Partners held management due diligence sessions with Party E, Party A and Party O.

Also on May 8, 2024, Party X declined to further engage in the sale process, citing that they did not find an acquisition of the Company interesting at this time.

On May 13, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. At the Special Committee’s invitation, certain members of Zuora’s management (including

Mr. Tzuo) joined the meeting, and they along with the representatives of Qatalyst Partners gave an update on the progression of management due diligence sessions held with counterparties thus far, as described above. Mr. Harkey, having been seated as a Special Committee member, was also offered an opportunity to suggest additional counterparties that may be invited to participate in the sale process. The Special Committee discussed several additional potential counterparties stemming from this conversation with the members of Zuora’s management and representatives of Qatalyst Partners, and authorized outreach to, and, if interest was expressed, engagement with Party Y. The other names suggested by Mr. Harkey were included in the initial outreach list as approved by the Special Committee in April 2024. On May 15, 2024, representatives of Zuora’s management and Qatalyst Partners held management due diligence sessions with Party D, Party W and Party V.

Also on May 15, 2024, Party N declined to further engage in the sale process.

Between May 16, 2024 and May 28, 2024, representatives of Party Z, a portfolio company of Party AA, Party BB, Party CC and Party DD reached out to representatives of Qatalyst Partners, on an unsolicited basis, expressing interest in participating in the sale process. Representatives of Qatalyst Partners had discussions with each of these financial sponsor firms, and requested initial proposals based on publicly available information. None of those firms subsequently made a proposal.

Also on May 16, 2024, representatives of Zuora’s management and Qatalyst Partners held management due diligence sessions with Party H and Party J.

On May 17, 2024, representatives of Zuora’s management and Qatalyst Partners held management due diligence sessions with Party B.

Also on May 17, 2024, representatives of Party BB had a discussion with representatives of Qatalyst Partners, following Party BB’s unsolicited outreach to Qatalyst Partners on May 16, 2024, expressing interest in participating in the sale process. Representatives of Qatalyst Partners requested that Party BB make an initial proposal for Zuora based on public information. Party BB did not subsequently make a proposal.

Also on May 17, 2024, representatives of Qatalyst Partners met with representatives of Party Y to discuss the opportunity. Party Y indicated they were unlikely to have interest in an acquisition of Zuora, but they would discuss the opportunity internally, and if interested, they would reach out to Qatalyst Partners. Qatalyst Partners did not subsequently hear from Party Y.

On May 20, 2024, the Company entered into a confidentiality agreement with a portfolio company of Party F, which was in addition to the confidentiality agreement entered into with Party F on May 7, 2024. Representatives of Zuora’s management and Qatalyst Partners then held a management due diligence session with Party F and the portfolio company later that day.

After the close of trading on May 22, 2024, Zuora announced its financial results for the first quarter of fiscal year 2025 and provided financial guidance for the second quarter and full year of fiscal year 2025 based on then-current market conditions and expectations. Zuora announced that first quarter ARR growth was 8%, compared to 10% the previous quarter and 15% the previous year, and DBRR was 104%, compared to 106% the previous quarter and 108% the previous year. Zuora announced that its expectations for ARR growth and DBRR for fiscal year 2025 remained unchanged from the guidance provided in its fourth quarter 2024 earnings release issued on February 28, 2024 of 8-10% and 104-106% for ARR growth and DBRR, respectively.

On May 24, 2024, representatives of Party J conveyed to representatives of Qatalyst Partners that Party J was seeking approval to involve a certain investment firm as a potential co-investor.

Over the course of the weeks of May 27, June 3 and June 10, 2024, representatives of Zuora’s management and Qatalyst Partners held a number of follow-up management due diligence sessions with counterparties with which they had held initial management due diligence sessions, as described above. These follow-up due diligence sessions included an aggregate of 18 meetings with Party E, Party A, Party F, Party D, Party B, Party J, and Party O across various topics, including Sales and Go-to-Market, Product and Technology, Operations, Finance, and Strategy.

On May 30, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The representatives of Qatalyst Partners gave an update on the progression of management due diligence sessions held with counterparties thus far, as described above. Based on the status of the counterparties’ due diligence efforts, the Special Committee determined to push back the next proposal deadline from approximately June 4, 2024 to sometime during the week of June 10, 2024, and directed Qatalyst Partners to distribute process letters to the counterparties accordingly. The Special Committee also discussed and approved Party J’s request to involve a certain investment firm as a potential co-investor.

On June 3, 2024, at the direction of the Special Committee, representatives of Qatalyst Partners distributed process letters to Party E, Party A, Party D, Party F, Party J, Party B, Party V, Party W, Party H and Party O, which requested second-round proposals by June 12, 2024.

On June 4, 2024, Party O declined to further engage in the sale process.

On June 7, 2024, representatives of Party F conveyed that, if Party F were to submit a second-round proposal by the June 12, 2024 deadline, then its price proposal would be significantly less than Party F’s previous price proposal, and that the proposal would not be much higher than the current stock price, which closed at $10.01 the previous day.

Also on June 7, 2024, representatives of Party W conveyed that, if Party W were to submit a second-round proposal by the June 12, 2024 deadline, then its price proposal would be significantly less than Party W’s previous price proposal, and would instead approximate the Company’s then-current affected trading price, which had closed at $10.01 per share on the previous trading day.

On June 9, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The representatives of Qatalyst Partners gave an update on interactions with counterparties since the Company distributed process letters on June 3, 2024, including the messaging from Party F and Party W described above, which the Special Committee interpreted as a withdrawal from the sale process. The Special Committee discussed its belief that offering “rollover” by Mr. Tzuo or Silver Lake to these counterparties would not be expected to change their decision to withdraw from the sale process. Representatives of Goodwin also reviewed with the Special Committee a draft merger agreement that Goodwin had prepared, and the Special Committee authorized Goodwin to share this draft with members of Zuora’s management and with Freshfields to further advance the draft and commence preparation of the Company’s disclosure schedules to the merger agreement.

On June 11, 2024, representatives of Party E and Party A each conveyed that their respective firm was unlikely to further engage in the sale process.

On June 12, 2024, representatives of Party A confirmed that Party A would not submit a letter of intent at this time.

On June 12, 2024, Party J submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Zuora for a per share purchase price between $10.00 and $10.75 in cash (the “Party J June 12 Proposal”). This proposed price range was a reduction of Party J’s first-round price proposal of between $12.00 and $14.00 and implied a premium to the Unaffected Price of approximately 18.1% to 26.9%. The Party J June 12 Proposal also noted that significant additional business and financial due diligence remained outstanding, and Party J estimated that such work would require approximately four additional weeks to complete assuming full access to management and data. Party J also requested permission to begin involving debt financing sources, having already been granted permission to involve one potential co-investor as described above.

Also on June 12, 2024, Party B submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Zuora for $11.41 per share in cash (the “Party B June 12 Proposal”). This proposed price was below the midpoint of Party B’s first-round price proposal range of between $11.25 and $12.25 and implied a premium to the Unaffected Price of approximately 34.7%. The Party B June 12 Proposal also noted that significant additional business and financial due diligence remained outstanding, particularly around, among other things, top customers and prospects, product roadmap, the engineering organization, and Zuora’s fiscal year 2025 forecast. Party B estimated that such work would require approximately three to four additional weeks to complete assuming continued access to management and requested information for confirmatory due diligence. The Party B June 12 Proposal also requested a four-week exclusivity period with the Company. Party B also requested permission to begin involving certain debt and equity financing sources.

Also on June 12, 2024, representatives of Party V conveyed that Party V would not submit a letter of intent at this time, citing its belief that Party V’s valuation of the Company would not be competitive.

Also on June 12, 2024, representatives of Party D conveyed that Party D would not submit a letter of intent at this time, that Party D’s current valuation of a transaction would likely imply a per share price of approximately $9.25, and that some members of Party D’s investment committee believed that the valuation should be less than $9.00 per share. The Company’s trading price had closed at $10.05 per share on the previous trading day.

On June 13, 2024, representatives of Party H conveyed that Party H would not submit a letter of intent at this time.

On June 14, 2024, representatives of Party E confirmed that Party E would not submit a letter of intent at this time.

As with the parties that had affirmatively declined to further engage in the sale process, Party V, Party D, Party H and Party E generally cited, among other reasons, their perceived concerns around a deceleration of Zuora’s business momentum and Zuora’s growth outlook and/or competitive threat outlook as reasons for their not submitting letters of intent, as did Party J and Party B as reasons for submitting reduced price proposals relative to their respective first-round price proposals.

On June 15, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee discussed the reduced proposals received from Party J and Party B, which had both cited perceived concerns about a deceleration of Zuora’s business momentum, competitive threats, overall business performance and growth outlook, the significant amount of due diligence that remained outstanding for both counterparties, Party B’s request for a four-week exclusivity period and both parties’ requests to involve debt and/or equity financing sources. The Special Committee also made note that all other counterparties had now withdrawn from the sale process, including Party E and Party A, with many of these counterparties also citing similar concerns around Zuora’s business performance, slowing bookings momentum and growth outlook. The Special Committee discussed its belief that offering “rollovers” or equity co-investments by Mr. Tzuo or Silver Lake to these counterparties would not be expected to change their decision to withdraw from the sale process. Representatives of Qatalyst Partners presented a preliminary financial analysis showing an illustrative range of deal prices between $10.00 and $11.41 per share, as measured against the implied per share price of Company common stock derived from illustrative discounted cash flow, present value of future stock price and selected transactions analyses, which were in turn derived from the preliminary long-range plan prepared by Zuora’s management. Following discussion, the Special Committee authorized continued engagement with Party J and Party B toward finalizing due diligence, facilitating access to requested debt and/or equity financing sources and negotiating definitive transaction documents, but the Special Committee declined to approve Party B’s request for exclusivity at this time. The Special Committee also discussed Mr. Tzuo’s and Silver Lake’s involvement, in their capacities as investors of the Company, in any strategic transaction that materialized from the sale process. Given that more developed proposals, made on the basis of confidential due diligence, had by that time been received, the Special Committee discussed and approved (i) affirmatively confirming with each of the counterparties its perspectives on potential “rollovers” or equity co-investments by Mr. Tzuo or Silver Lake, (ii) inquiring of Mr. Tzuo regarding his willingness to transact at the price proposals received in his capacity as a significant stockholder, without identifying the relevant counterparties in order to ensure that Mr. Tzuo’s decision would be made solely on the basis of price, (iii) again requesting Silver Lake to confirm the nature of its intentions in the sale process, and (iv) assuming that Silver Lake again confirmed that it remained unlikely to act as a lead acquiror, then inquiring about Silver Lake’s willingness to support a transaction in the range of valuation being proposed and to potentially participate in a “rollover” of its Convertible Notes and/or an equity co-investment at that range of valuation (with a view to facilitating a higher valuation). The Special Committee acknowledged that, in order to obtain such a confirmation from Silver Lake as contemplated by clause (iv) in the prior sentence, Silver Lake would need to be informed about the identities of the counterparties that had made proposals as well as the overall valuation range being proposed, and the Special Committee authorized the disclosure of this information to Silver Lake only on the basis that Silver Lake had confirmed that it was unlikely to act as a lead acquiror and as long as information identifying which counterparty made which valuation proposal was withheld. The Special Committee also discussed the potential applicability of Section 203 of the DGCL to potential discussions involving Mr. Tzuo regarding potential differential treatment of him in a transaction and/or a potential voting or tender and support agreement by him for a transaction. Following discussion, the Special Committee adopted resolutions approving discussions, understandings and agreements between Mr. Tzuo on the one hand, and any counterparty or its affiliates, on the other hand, relating to such potential differential treatment or such potential support for a transaction for purposes of Section 203 of the DGCL (the “DGCL 203 Limited Waiver”).

On June 16, 2024, in accordance with the direction of the Special Committee at its June 15, 2024 meeting, representatives of Goodwin spoke with representatives of S&C and inquired regarding Mr. Tzuo’s willingness to transact at the price proposals received in his capacity as a significant stockholder, without identifying the relevant counterparties. The representatives of S&C later confirmed on behalf of Mr. Tzuo that he would be willing to transact at the price proposals received in his capacity as a significant stockholder. The discussion did not involve Mr. Tzuo’s position on any potential “rollover”.

On June 17, 2024, in accordance with the direction of the Special Committee at its June 15, 2024 meeting, representatives of Qatalyst Partners spoke with Mr. Osnoss. The representatives of Qatalyst Partners then shared with Mr. Osnoss the fact that Party J and Party B had made second-round proposals, as well as the overall valuation range of $10.00 to $11.41 per share being contemplated by the counterparties. Mr. Osnoss conveyed support for a transaction in this range and noted that it would likely be a seller in such a transaction in this range and unlikely to “roll over” its Convertible Notes or Zuora Warrants investment. Mr. Osnoss further noted that Silver Lake would remain open to discussing with potential counterparties the possibility of a “rollover” or other secondary participation, if doing so would help the Special Committee in its process, and indicated that Silver Lake had greater familiarity with Party J as a potential co-investor. Around this time, Mr. Osnoss also spoke with Mr. Pressman and reiterated Silver Lake’s willingness to participate in discussions if the Special Committee felt that such support would aid the Special Committee in its process. In the subsequent weeks, Mr. Osnoss spoke further from time to time with Mr. Pressman and representatives of Qatalyst Partners about Silver Lake’s participation in the process and specific outreach, subject to the Special Committee directing any such outreach.

On June 18, 2024, representatives of Qatalyst Partners informed representatives of Party B that they would be provided approximately 3-4 more weeks with additional information and management access to conduct their due diligence, but were not granted exclusivity. Representatives of Party B agreed to this timeline and requested time with Zuora’s management to continue their due diligence.

Also on June 18, 2024, representatives of Qatalyst Partners informed representatives of Party J that they would be provided approximately 3-4 more weeks with additional information and management access to conduct their due diligence. Representatives of Party J noted they would need to see the results of the second quarter of fiscal year 2025 prior to engaging in earnest and commencing confirmatory due diligence, but would continue conducting key outstanding business diligence. On June 21, 2024, Qatalyst Partners provided the Special

Committee with an update to its customary relationship disclosure letter, which included disclosures related to Qatalyst Partners’ relationships with Zuora and the potential counterparties that had then expressed interest in engaging in discussions with Zuora. The Special Committee did not identify any potential or actual conflict of interest that would affect the ability of Qatalyst Partners to continue to fulfill its responsibilities.

Over the second half of June 2024, Zuora’s management and Qatalyst Partners, at the direction of the Special Committee, continued to engage in due diligence with Party B. This included five management due diligence sessions regarding Professional Services/Customer Support, G&A, FY25 Forecast, Top Customers, and Whitespace/TAM. In addition, on June 26, 2024, at the Special Committee’s direction, Goodwin shared a draft merger agreement with Party J and Party B. At the Special Committee’s direction, representatives of Qatalyst Partners also inquired of Party J and Party B their perspectives on potential “rollovers” or equity co-investments by Mr. Tzuo or Silver Lake, but noted that neither Mr. Tzuo nor Silver Lake had indicated to the Special Committee whether they would be willing to “roll over” or make any equity co-investment alongside any potential counterparty. Both counterparties indicated that they would be open to discussing such “rollovers” further, but did not expressly indicate whether any such “rollover” would be expected to alter each counterparty’s perspectives on transaction valuation.

On July 2, 2023, Mr. Pressman spoke with Mr. Osnoss about Silver Lake’s willingness to act as a financing source (i.e., either as an equity co-investor or by “rolling over” its Convertible Notes or Zuora Warrant investments) if certain financial counterparties were to express interest in acting as the lead acquiror of the Company. Mr. Osnoss indicated that he remained open to such discussions if it would help the Special Committee in its process and noted that Silver Lake had previously invested with several potential counterparties mentioned by Mr. Pressman including Party J, Party D and Party W. Mr. Osnoss also offered, subject to the Special Committee’s approval and direction, to reach out to Party C to discuss whether Silver Lake could similarly serve as a financing source in a potential strategic transaction between Party C and the Company. Mr. Osnoss reiterated that Silver Lake remained unlikely to be interested in providing a majority of the new equity, but, if the Special Committee felt it was helpful to its process, to participate in discussions with potential counterparties at the direction of the Special Committee and, consider how Silver Lake might help to facilitate a potential transaction with another financial investor or strategic counterparty.

Later on July 2, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The representatives of Qatalyst Partners gave an update on the progress of due diligence with Party J and Party B. Following discussion, the Special Committee determined that Party J’s and Party B’s due diligence and financing workstreams should progress further before additional discussions would be permitted to occur regarding potential “rollovers”. The Special Committee was then provided an update regarding the recent discussion with Mr. Osnoss as described above. Following discussion, the Special Committee authorized Silver Lake to affirmatively confirm with each of Party J, Party D and Party W their respective interest in Silver Lake potentially acting as a financing source (i.e., either as an equity co-investor or by “rolling over” its Convertible Notes or Warrant investments) in a strategic transaction, as well as Silver Lake to discuss with Party C a potential transaction between the Company and Party C, in each case so long as members or representatives of the Special Committee participated in such discussions.

On July 3, 2024, representatives of Qatalyst Partners spoke with Mr. Osnoss about the outreach that the Special Committee had authorized. Over the course of the following weeks Mr. Osnoss would coordinate such directed outreach with Qatalyst Partners, Mr. Pressman, and, where appropriate, Mr. Tzuo.

On July 4, 2024, representatives of Party J provided their availabilities for additional due diligence sessions to representatives of Qatalyst Partners, which spanned three additional weeks from that date.

On July 5, 2024, representatives of Qatalyst Partners had a call with representatives of Party B. The representatives of Party B conveyed that, although Party B had indicated that they would require an additional three to four weeks of due diligence as of the time of their revised proposal on June 12, 2024, they currently had significant due diligence expectations remaining. Party B’s due diligence focused on a number of areas including (i) the Company’s technology platform and architecture, (ii) customer churn risk, and (iii) competitive threats. In accordance with the directive of the Special Committee, the representatives of Qatalyst Partners conveyed that since other parties had also requested seeing the results of the second quarter ended July 31, 2025 prior to submitting a revised proposal, Party B would have a few additional weeks to complete their due diligence workstreams.

Over the months of July and August 2024, representatives of the Special Committee continued to facilitate Party J’s and Party B’s due diligence. This included three management due diligence sessions with Party J and twelve management due diligence sessions with Party B regarding Product and Technology, GTM and Strategy, Finance, Customer Health, Operations, and Legal.

On July 10, 2024, in accordance with the Special Committee’s authorization on July 2, 2024, Mr. Osnoss contacted representatives of Party J along with Mr. Pressman to offer to discuss how Silver Lake could help facilitate Party J’s execution of a strategic transaction.

On July 11, 2024, Messrs. Tzuo and Osnoss had dinner with Party C’s chief executive officer, and discussed a possible strategic transaction between Party C and the Company, which a member of the Special Committee attended on behalf of the Special Committee.

Over the course of July 14 and 15, 2024, members of Zuora’s management and Mr. Pressman, on behalf of the Special Committee, had conversations with members of Party C management to plan for mutual due diligence between the companies due to the fact that any transaction with Party C would require some portion of stock consideration.

On July 14, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee was provided a status update on the preliminary discussions about a possible strategic transaction between Party C and the Company as described above. The Special Committee authorized Mr. Pressman and Zuora management to continue to engage with Party C on due diligence and with Silver Lake in its capacity as a potential financing source for a transaction between Party C and the Company. The Special Committee was also provided a status update on Party J’s and Party B’s ongoing due diligence processes.

On July 16, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. At the Special Committee’s invitation, other members of the Zuora Board (but not Mr. Osnoss or Silver Lake’s Zuora Board observer, on account of the possibility of Silver Lake acting as a co-investor or “rollover” financing source for counterparties, nor Mr. Tzuo) joined the meeting and received a status update on the strategic alternatives process, including with respect to Party J, Party B and Party C and Silver Lake’s potential involvement as a co-investor or “rollover” financing source.

On July 18, 2024, the Company entered into a mutual confidentiality agreement with Party C. At this time, the confidentiality agreement with Party C did not contain a “standstill” provision on account of the preliminary nature of discussions between the Company and Party C, and it was understood that, if discussions were to progress, a “standstill” provision would need to be entered into subsequently.

Over the course of July 22 and 23, 2024, members of Zuora’s management had mutual due diligence meetings with members of Party C management, with a representative of Qatalyst Partners attending on behalf of the Special Committee.

On July 25, 2024, Messrs. Tzuo and Osnoss again met with Party C’s chief executive officer to advance Party C’s consideration with respect to a potential strategic transaction with Zuora, which representatives of Goodwin attended on behalf of the Special Committee.

On July 26, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. At the Committee’s invitation, members of Zuora’s management joined the meeting and provided a status update on the due diligence processes of Party J, Party B and Party C as well as a summary of the Company’s due diligence findings on Party C to date. The Committee directed the Company to continue mutual due diligence and discussions with Party C, so long as Party C agreed to enter into a “standstill” provision with the Company (which could be mutual).

Later on July 26, 2024, in accordance with the Committee’s directive, the Company entered into an amendment to its mutual confidentiality agreement with Party C to add a mutual “standstill” provision, which did not include a “don’t ask, don’t waive” provision.

On July 30, 2024, access to a confidential data room was provided to Party C.

On July 31, 2024, a representative of Party W informed representatives of Qatalyst Partners that Party W may be interested in re-engaging in the Company’s sale process. The representative explained that he had spoken with Mr. Osnoss who had conveyed, in accordance with the Special Committee’s authorization provided to Silver Lake at its meeting of July 2, 2024, that Silver Lake was open to considering a “rollover” of its Convertible Notes investment if Party W were to lead an acquisition of Zuora.

On August 1, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee was provided with an update on Party W’s outreach from the day prior. The Special Committee determined to provide Party W with access to due diligence and encourage it to promptly submit a proposal if it is interested in advancing in the strategic alternatives process. Later that day, Party W was provided access to the confidential data room.

On August 5, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. At the Special Committee’s invitation, other members of the Zuora Board (but not Mr. Osnoss, Mr. Tzuo or Silver Lake’s Zuora Board observer) joined the meeting and received a status update on the strategic alternatives process, including with respect to Party J, Party B, Party C and Party W.

Later on August 5, 2024, a representative of Party D conveyed to representatives of Qatalyst Partners that Party D may be interested in re-engaging in the Company’s sale process and indicated that Party D could be in a position to move quickly toward a transaction, pending their remaining due diligence. This message was promptly conveyed to the Special Committee.

On August 6, 2024, following approval by the Special Committee, access to the confidential data room was provided to Party D.

On August 13, 2024, Mr. Osnoss met with Mr. Tzuo and then later spoke with Mr. Pressman. Mr. Osnoss conveyed that Silver Lake would begin preliminary due diligence of Zuora in order to refine its own views on Zuora’s value and Silver Lake’s potential participation in the process. Mr. Osnoss underscored that he did not have approval from his investment committee to make any proposal with respect to Zuora, but that a more detailed evaluation of the Company was needed in order for Silver Lake to consider how it could help facilitate a transaction with another investor or strategic counterparty, or to potentially make its own proposal to acquire the Company. Mr. Osnoss further conveyed that Silver Lake would need broader diligence access than the information it had access to following its investment, including access to senior management, in order to determine whether it could underwrite Zuora’s business plan and assess its financial prospects.

Also on August 13, 2024, a representative of Party D conveyed that Party D’s current valuation of a transaction would likely imply a per share price of approximately $10.00 and that, while additional business due diligence around product and market was required, Party D could potentially be ready to enter into a transaction in about three weeks. The Company’s trading price had closed at $8.45 per share on the previous trading day.

On August 14, 2024, a representative of Party B conveyed that Party B did not intend to submit a revised proposal in light of Party B’s ongoing concerns about Zuora’s business performance and growth outlook, its customer base and competitive threats, based on its extensive due diligence and customer reference checks. On August 15, 2024, representatives of Party B provided additional detail, explaining that Party B was unable to provide a revised proposal as they were unwilling to have discussions with their financing sources until they gained greater conviction in Zuora’s prospects after further due diligence. The representatives of Party B requested additional due diligence information that included additional granular customer and product level information for all current and former customers going back several years.

Also on August 14, 2024, representatives of Goodwin spoke with Mr. Tzuo and representatives of S&C. At the request of the representatives of Goodwin, Mr. Tzuo confirmed that he had not engaged in any discussions with any representatives of Silver Lake regarding, and had no agreement, arrangement or understanding with Silver Lake regarding, transaction pricing or other material economic terms of a potential merger transaction, whether or not Mr. Tzuo would “roll over” and, if so, the nature and amounts of such “rollover”, nor any terms related to Mr. Tzuo’s post-closing employment, management roles, compensation and related matters.

Later on August 14, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee was provided an update on Party B’s and Party D’s messaging described above, and an overall status update with respect to the other counterparties in the sale process – Party J, Party W and Party C. The Special Committee also discussed Mr. Osnoss’ August 13, 2024 update, which the Special Committee understood to mean that Silver Lake was in the preliminary stages of evaluating the possibility of acting as a lead acquiror of Zuora. The Special Committee made note of the fact that Silver Lake had previously stated that it was unlikely to be interested in providing a majority of the new equity for a transaction, but had repeatedly signaled support for the Special Committee’s process and openness to discussing possible transaction structures like Silver Lake “rolling over” its Convertible Notes or Zuora Warrants investment or otherwise potentially acting as a financing source to other acquirors, if it increased the likelihood of the Special Committee completing a value-maximizing transaction. The Special Committee assessed the totality of the facts and circumstances of Silver Lake’s involvement thus far in the strategic alternatives process. The Special Committee noted that this involvement included Silver Lake’s efforts to assist the Special Committee’s process by working with Zuora’s management on counterparties’ due diligence efforts and providing commentary on the long-range plan and the generic management presentation (it being determined that no changes were required to be made to the long-range plan following Silver Lake’s review and comment). The Special Committee also noted the various protocols it had implemented, such as (A) the Silver Lake Guidelines, (B) the fact that Silver Lake’s designee on the Zuora Board was not invited to provide comments to the long-range plan or the management presentation, either to the Special Committee or to Zuora’s management, until after the Special Committee had had an opportunity to first review management’s preliminary draft of these documents, and (C) the fact that the provision of comments to these documents by Silver Lake’s designee on the Zuora Board was made to the Special Committee in the context of a Special Committee meeting and was fully supervised by the Special Committee (as described in the paragraph above regarding the May 6, 2024 Special Committee meeting). The Special Committee considered that this involvement by Silver Lake additionally included the information that Silver Lake had received regarding the sale process, including, at the appropriate time, the identities of counterparties and the valuation perspectives of certain counterparties. In addition, the Special Committee made note of the confirmation provided by Mr. Tzuo earlier in the day about a lack of engagement or an agreement, arrangement or understanding with Silver Lake, as described above. The Special Committee discussed procedural safeguards relating to Silver Lake’s participation as a potential lead acquiror in the sale process, and determined that, as a pre-condition to such participation, Silver Lake must agree to (i) refrain from communicating with Zuora’s management, including with respect to any matters related to compensation, equity participation (including “rollover”) or post-closing roles and responsibilities and (ii) re-affirm the Silver Lake Guidelines. On the basis of all of these facts and considerations, and subject to Silver Lake’s agreement to such pre-conditions, the Special Committee determined that Silver Lake had not adversely affected the sale process by virtue of its participation prior to its articulating that it could be a lead acquiror, and that it was advisable to permit Silver Lake to participate as a potential lead acquiror in the sale process. The Special Committee authorized the Company to enter into a confidentiality agreement suitable for an M&A process and thereafter for Silver Lake to be provided access to due diligence. The Special Committee determined to communicate a deadline for final proposals to all counterparties in the sale process (including Silver Lake, subject to the foregoing procedural requirements) of September 12, 2024 and to distribute a process letter accordingly.

On August 15, 2024, representatives of Goodwin conveyed the proposed pre-conditions described above to representatives of Simpson Thacher, who later that day confirmed Silver Lake’s agreement to such pre-conditions as a prerequisite for Silver Lake’s access to diligence and further engagement in the sale process. Also on that day, the Company entered into a new confidentiality agreement with Silver Lake (the “Silver Lake Confidentiality Agreement”), which did not contain a “standstill” provision (there already being a “standstill” provision in the Investment Agreement). Later that day, the draft merger agreement was provided to Silver Lake.

On August 16, 2024, access to a confidential data room was provided to Silver Lake.

On August 21, 2024, at the direction of the Special Committee, representatives of Qatalyst Partners distributed process letters to Silver Lake, Party J, Party B, Party W, Party D and Party C, which requested fully financed final proposals by September 12, 2024.

After the close of trading on August 21, 2024, Zuora reported its financial results for the second quarter of fiscal year 2025 and provided financial guidance for the third quarter and full year 2025 based on then-current market conditions and expectations. Zuora reported that second quarter ARR growth was 7%, compared to 8% the previous quarter and 10% the quarter before, and 14% the previous year, and DBRR was 104%, flat quarter-over-quarter and down 3% from the previous year. For fiscal year 2025, Zuora announced its expectations of approximately 6% ARR growth, down from Zuora’s expectations of 8-10% ARR growth provided in Zuora’s first quarter 2025 earnings release issued on May 24, 2024, and 103-104% DBRR, down from the guidance of 104-106% DBRR provided in Zuora’s first quarter 2025 earnings release.

On August 26, 2024, another one of Zuora’s institutional shareholders sent a letter to members of Zuora’s management indicating a preference that the Company considers a sale of the Company.

On August 27, 2024, representatives of Party AA reached out to representatives of Qatalyst Partners expressing interest in participating in the sale process as a standalone opportunity. The Special Committee authorized Qatalyst Partners to discuss the sale process with Party AA. Thereafter, Qatalyst Partners indicated to Party AA that the Company was in advanced discussions with other parties so if they were interested, they should submit a proposal based on publicly available information and if their proposal was deemed sufficient by the Special Committee, they would be provided access to non-public information. Following some internal discussions, Party AA reached out to Qatalyst Partners indicating they would not be moving forward in potentially evaluating an acquisition of Zuora.

On August 28, 2024, Party C conveyed that it was declining to further engage in the sale process, citing timing and competing strategic priorities.

On September 3, 2024, representatives of Simpson Thacher submitted a preliminary markup of the Special Committee’s draft merger agreement form. Among other changes, the markup added a closing condition in Silver Lake’s favor that the Company must have a certain amount of cash on hand at closing (a “Minimum Cash Condition”) and set this amount at $500,000,000; removed the construct of Parent’s providing a full equity backstop for the purchase price; removed the “go-shop” construct in favor of the Company; and added an expense reimbursement payable by the Company in the event of a failure of the Company’s stockholder vote, in the amount of 1.0% of equity value (the “No-Vote Expense Reimbursement”). Although the markup contemplated the generic possibility of “rollover” by unspecified investors of the Company, it specified that any possible “rollover” request was tentative. Notwithstanding the foregoing, representatives of the Special

Committee ensured that drafts of the merger agreement and all other transaction documents redacted each of these concepts in the versions thereof that were shared with members of Zuora’s management or representatives of Freshfields or S&C throughout the process of drafting and negotiating such documents, until a final agreement on price was eventually reached with Silver Lake and the GIC Investor on October 15, 2024, as described below.

On September 4, 2024, Party D conveyed that, due to Party D’s perceived concerns relating to Zuora’s product and reduced opportunity for cost and headcount reductions, given the operational work the company had already done, Party D’s current valuation of a transaction would likely imply a per share price much closer to $9.00 rather than the $10.00 previously conveyed on August 13, 2024. The Company’s trading price had closed at $8.56 per share on the previous trading day.

On September 5, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee was provided an update on the sale process. During the meeting, it was discussed that similar reasons for either dropping out of the process or reducing their proposed purchase price per share were repeated by the majority of potential acquirors that conducted significant due diligence. Representatives of Goodwin also reviewed key issues from Silver Lake’s revisions to the draft merger agreement received September 3, 2024. The Special Committee instructed Goodwin and Qatalyst Partners to continue working through transaction points with Silver Lake, as well as any of the other remaining counterparties who submitted revisions of the draft merger agreement.

On September 6, 2024, Party J conveyed to representatives of Qatalyst Partners that it would not be submitting a revised proposal and was declining to further engage in the sale process, citing Party J’s concerns regarding the Company’s deceleration in business momentum, churn risk, and competitive threats.

On September 6, 2024, Mr. Osnoss spoke with Mr. Pressman about Silver Lake’s ongoing evaluation of the Company and his view that, if Silver Lake was to submit a proposal, it would need the participation of a co-investor to provide new capital in addition to Silver Lake rolling its Convertible Notes interest. Silver Lake requested permission to involve the GIC Investor and another investor as potential co-investors to Silver Lake in an acquisition of the Company. The Special Committee approved this request on September 7, 2024.

On September 9, 2024, representatives of Simpson Thacher sent representatives of Goodwin a written affirmation that, if a transaction with Silver Lake is one in which Mr. Tzuo may be viewed as conflicted, including by participating as a “rollover” investor, then Silver Lake committed at this time to pre-conditioning its proceeding with a transaction on the MFW Conditions. Representatives of Simpson Thacher confirmed that Silver Lake was not in a position to determine whether or not it would ultimately submit a proposal to acquire the Company, but wished to confirm Silver Lake’s position on such issues in advance of any discussions between Silver Lake and the Company over price or “rollover” participation by members of management.

Also on September 9, 2024, representatives of S&C, on behalf of Mr. Tzuo, sent representatives of Goodwin a written confirmation that, if a sale of the Company contemplates a “rollover” by Mr. Tzuo of his existing interests in Zuora, then Mr. Tzuo (on behalf of himself and his affiliated investment vehicles holding interests in Zuora) committed at this time to pre-conditioning their proceeding with such transaction on the MFW Conditions.

Later on September 9, 2024, with the approval of the Special Committee, representatives of Goodwin sent revisions to the draft merger agreement to representatives of Simpson Thacher. Among other changes, the draft removed the Minimum Cash Condition; reinstated the “go-shop” construct; and removed the No-Vote Expense Reimbursement. This draft also included provisions related to the filing of a Schedule 13E-3 Transaction Statement on account of the possibility that such a filing would be required due to Silver Lake’s existing Convertible Notes investment.

Also on September 9, 2024, an affiliate of the GIC Investor entered into a joinder to the Silver Lake Confidentiality Agreement, for the affiliate of the GIC Investor to act as a possible co-investor with Silver Lake and in order to conduct its own due diligence of the Company.

Also on September 9, 2024, the Special Committee reviewed certain proposed updates to the long-range plan approved by the Special Committee in April 2024, to reflect updated financial forecasts for the second half of fiscal year 2025 stemming from updated actual financial performance for the first half of fiscal year 2025, as described in more detail in the section of this proxy statement entitled “Special Factors—Unaudited Prospective Financial Information—Management Projections.” The Special Committee unanimously approved the long-range plan as revised (which is referred to elsewhere in this proxy statement as the “Management Projections” or the “Projections”) and approved the sharing of such Projections with counterparties in the sale process for use in their due diligence and with Qatalyst Partners for purposes of its financial analysis.

On September 10, 2024, the Special Committee held a meeting, with representatives of Goodwin in attendance. The Special Committee was provided an update on the sale process with respect to Silver Lake, Party D and Party B. The Special Committee also discussed and approved the extension of the DGCL 203 Limited Waiver to cover discussions between Mr. Tzuo and his affiliated entities and representatives, on the one hand, and Silver Lake, Party D, Party B and their respective representatives (including potential financing sources), on the other hand, with respect to the potential entry into a voting or tender and support agreement (including if such agreement were to include “rollover” terms).

Also on September 10, 2024, access to the confidential data room was provided to the GIC Investor and its affiliates.

Also on September 10, 2024, with the approval of the Special Committee, representatives of Goodwin sent an initial draft of a voting and support agreement to representatives of Simpson Thacher, which provided for Mr. Tzuo to vote his shares in favor of the transactions contemplated by the draft merger agreement, and against competing transactions unless the merger agreement was terminated. This draft had been previously approved by Mr. Tzuo in anticipation of being provided to one or more counterparties, and did not include at this time any “rollover” mechanics, which were added later to the draft on October 16, 2024 as described below.

On September 11, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee was provided an update on the sale process with respect to Silver Lake, Party D and Party B and determined to maintain a deadline of September 12, 2024 for the submission of final proposals.

Later on September 11, 2024, representatives of Silver Lake conveyed that Silver Lake would require two additional weeks in order to continue discussions with the GIC Investor and/or other potential co-investors and evaluate whether they would potentially submit a proposal. The representatives of Silver Lake reiterated that if Silver Lake were to submit a proposal, the majority of new capital would need to come from a potential co-investor.

Also on September 11, 2024, Mr. Pressman and representatives of Qatalyst Partners spoke several times with Mr. Osnoss and requested information about Silver Lake’s perspective on Zuora’s value given Silver Lake’s position that it needed more time to consider and discuss with potential co-investors before it would potentially submit a proposal. In response to Mr. Pressman and Qatalyst Partners’ inquiries, Mr. Osnoss indicated that he believed that, should Silver Lake and a co-investor make a proposal, it would likely be a meaningful premium to the Company’s unaffected and current trading prices, but he did not know whether such a proposal, if made, would be in the high $9.00 or low $10.00 range. Mr. Osnoss underscored the tentative nature of this response, given that he was continuing due diligence and evaluation of potential financial sources and uses and that neither Silver Lake’s investment committee nor any necessary co-investor had approved the submission of any proposal at this time, or authorized him to give any indication of price to the Special Committee.

Also on September 11, 2024, Party B conveyed that it would not be submitting a revised proposal at the deadline of September 12, 2024 and that the additional due diligence and extensive customer information provided did not give them sufficient comfort for them to continue pursuing a transaction. Later that day, representatives of

Qatalyst Partners called representatives of Party B to confirm whether or not they were declining to further engage in the sale process, and the representatives of Party B confirmed that they were withdrawing due to Party B’s concerns about Zuora’s business performance, customer base and prospects, even after several months of extensive diligence conducted by Party B.

Also on September 11, 2024, Qatalyst Partners provided the Special Committee with an updated customary relationship disclosure letter, which included disclosures related to Qatalyst Partners’ relationships with Zuora and the potential counterparties that had then expressed interest in engaging in discussions with Zuora and now included GIC. The Special Committee did not identify any potential or actual conflict of interest that would affect the ability of Qatalyst Partners to continue to fulfill its responsibilities.

On September 12, 2024, Party D conveyed that, although it would not be submitting a revised proposal at this time, its current valuation of the Company was at or below the Company’s trading price, which had closed at $8.56 per share on the previous trading day, and its understanding is that such a valuation would not be transactable. Party D also indicated that, depending on structuring for the transaction (which may include “rollover”), it could potentially raise its price to $9.00 per share, at most given the concerns previously relayed to representatives of Qatalyst Partners.

Also on September 12, 2024, representatives of Simpson Thacher submitted revisions to the draft merger agreement, the draft voting and support agreement and other ancillary agreements and documents. Among other changes, the draft reinstated the Minimum Cash Condition but in an unspecified amount; again removed the “go-shop” construct; and reinstated the No-Vote Expense Reimbursement at 1.0% of equity value. This draft of the merger agreement also included provisions related to the mechanics of a “rollover” and a Majority-of-the-Minority Vote and accepted the additions of provisions related to the filing of a Schedule 13E-3 Transaction Statement, but it was specified that such provisions were tentative, subject to the contingency that any “rollover” was ultimately agreed to, which would in turn be subject to prior approval by the Special Committee for such “rollover” discussions to occur.

Also on September 12, 2024, representatives of Goodwin passed along revisions from Silver Lake to the draft voting and support agreement to representatives of S&C, except that the representatives of Goodwin made certain redactions thereto to remove the identifiability of Silver Lake and implications that a “rollover” for Mr. Tzuo was being contemplated.

On September 13, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. Mr. Pressman reported on his and Qatalyst Partners’ conversations with Mr. Osnoss on September 11, 2024 as described above. The Special Committee discussed its interpretation that, if Silver Lake were to obtain necessary equity financing and required investment committee approvals, it would be prepared to pay a meaningful premium of more than 10% to the current trading price. Therefore, the Special Committee discussed its impression, and determined that in order to evaluate possible courses of action it would need to proceed under a working assumption that Silver Lake would at this time be prepared to pay no more than a per share purchase price in the high $9.00 to low $10.00 range should it determine to submit a proposal. The Special Committee also made note of the fact that all other counterparties in the sale process had effectively withdrawn from the sale process, with the exception of Party D which had provided a verbal indication of valuation below $8.56 and a stretch valuation of $9.00, as described above. Similarly, most of the parties that engaged in substantive due diligence workstreams, had cited similar perceived concerns including around deceleration in business momentum, growth outlook, churn risk and competitive threats. On this basis, the Special Committee determined to continue engaging with Silver Lake. The Special Committee also discussed the appropriateness at this time of, and approved, soliciting from Mr. Tzuo an indication, on a no-names basis with respect to counterparty, of whether he would support a transaction in a hypothetical high $9.00 to low $10.00 per share range, and whether he would require, or accept a counterparty’s requirement of, a “rollover” at this valuation as a pre-condition to his support. The Special Committee also determined to apprise Zuora’s management (including Mr. Tzuo) that the sale process continues to feature multiple counterparties, that two indications of valuation had been received (without providing the valuations themselves), from counterparties that require an additional number of weeks in order to transact.

On September 15, 2024, the Zuora Board held a meeting, with representatives of Goodwin, Qatalyst Partners and Freshfields in attendance. Mr. Osnoss and Silver Lake’s Zuora Board observer were recused from the meeting and Mr. Tzuo was not invited to attend. After other members of Zuora’s management exited the meeting, the members of the Zuora Board were apprised of the potential valuation range for a transaction and the identities of the remaining counterparties in the sale process, but, given the presence of certain members of the Zuora Board with investments in Silver Lake-managed funds or vehicles, were not told which counterparty made which price proposal. The Zuora Board was informed that if the Special Committee were to reach a transaction with one of the bidders that the Special Committee was prepared to recommend favorably, then the Special Committee would be in a position to share additional information with the Zuora Board without an information barrier. Conversely, the Zuora Board was informed that it may not be apprised of the specific terms of a potential transaction unless and until the Special Committee was prepared to recommend favorably such transaction.

On September 16, 2024, with the approval of the Special Committee, representatives of Goodwin delivered a revised draft merger agreement to representatives of Simpson Thacher. Among other changes, the draft again removed the Minimum Cash Condition; accepted the removal of the “go-shop” construct, although it was articulated that such removal was subject to the understanding that Silver Lake would proceed with a transaction on the timeframe articulated by it on September 11, 2024; and again removed the No-Vote Expense Reimbursement.

On September 17, 2024, Silver Lake requested permission to involve certain additional debt financing sources in an acquisition of the Company. The Special Committee approved this request later that day.

On September 18, 2024, representatives of S&C had a call with representatives of Goodwin. The representatives of S&C conveyed on behalf of Mr. Tzuo (in response to Goodwin’s request for such information on September 13, 2024) that Mr. Tzuo would support a transaction in a hypothetical high $9.00 to low $10.00 per share range, and such support is subject to (i) Mr. Tzuo having the ability to “roll over” between 50% and 80% of his aggregate equity holdings of the Company and (ii) Mr. Tzuo receiving acceptable post-closing governance and minority protection rights and post-closing employment terms. Representatives of Goodwin promptly informed the Special Committee of this information.

On September 23, 2024, representatives of Silver Lake conveyed that Silver Lake and the GIC Investor would require two additional weeks before it would be in a position to potentially submit an initial proposal. The representatives of Silver Lake again explained that, if it were to engage in a transaction, Silver Lake would require a substantial equity co-investment, for which this additional amount of time was necessary. In particular, the representatives of Silver Lake previewed that the GIC Investor, a potential co-investor to Silver Lake which could satisfy this substantial equity co-investment requirement, would not be able to obtain investment committee feedback until October 7, 2024, at which time the GIC Investor would make a preliminary decision on whether or not to proceed with evaluating a transaction. The representatives of Silver Lake also conveyed to representatives of Qatalyst Partners that, if Silver Lake (together with the GIC Investor) were to engage in a transaction, they would likely condition the transaction on Mr. Tzuo “rolling over” between 70% and 100% of his aggregate equity holdings of the Company.

Later on September 24, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee received an update regarding Silver Lake’s message from the day before, as described above. The Special Committee also was briefed on Mr. Tzuo’s and Silver Lake’s respective articulations of “rollover” expectations for Mr. Tzuo, and made note that the currently contemplated ranges proposed by each party overlapped in part. The Special Committee determined to continue engaging with Silver Lake toward a potential transaction.

On September 25, 2024, representatives of Simpson Thacher submitted revisions to the draft merger agreement. Among other changes, the draft reinstated the Minimum Cash Condition but in an unspecified amount; reinstated

the No-Vote Expense Reimbursement at 1.0% of equity value, but with minor concessions to its construct; and added a construct that Silver Lake would “roll over” its Convertible Notes, except that it may cause the Company to repurchase a portion of the Convertible Notes shortly prior to closing at the price specified in the indenture governing the Convertible Notes, equal to the principal amount of the Convertible Notes to be repurchased plus all remaining scheduled interest on such Convertible Notes Indenture (accruing at the PIK rate) through maturity (which repurchase would be subject to a cap of an as-yet unspecified amount) (the “Convertible Notes Repurchase Obligation”).

On September 27, 2024, representatives of Zuora’s management and Qatalyst Partners held a management due diligence session with representatives of Silver Lake and the GIC Investor.

On September 28, 2024, with the approval of the Special Committee, representatives of Goodwin sent revisions to the draft merger agreement to representatives of Simpson Thacher. Among other changes, the draft again removed the Minimum Cash Condition; accepted the No-Vote Expense Reimbursement but with a fixed $5,000,000 cap, since Silver Lake made clear that it would not pursue the possible transaction without such an expense reimbursement provision; and accepted the construct of the Convertible Notes Repurchase Obligation with minor changes.

On September 29, 2024, representatives of Goodwin passed along revisions from Mr. Tzuo to the draft voting and support agreement to representatives of Simpson Thacher. Neither Mr. Tzuo nor representatives of S&C were informed of Silver Lake’s position on “rollover”. Later that day, representatives of Simpson Thacher and of S&C had a call to walk through key issues in the draft voting and support agreement, with representatives of Goodwin attending the call on behalf of the Special Committee. The call did not involve any discussion of transaction pricing or other material economic terms of the any potential transaction, the amount of Mr. Tzuo’s “rollover” and any terms related to Mr. Tzuo’s post-closing employment, management roles, compensation and related matters (collectively, “Prohibited Matters”).

On October 2, 2024, representatives of Simpson Thacher submitted revisions to the draft merger agreement. Among other changes, the draft reinstated the Minimum Cash Condition but in an unspecified amount. Thereafter, Goodwin and Simpson Thacher continued to negotiate and finalize the merger agreement until its eventual execution on October 17, 2024.

Also on October 2, 2024, representatives of Goodwin passed along revisions from Silver Lake to the draft voting and support agreement to representatives of S&C, except that the representatives of Goodwin made certain redactions thereto to remove implications that a “rollover” for Mr. Tzuo was being contemplated.

Also on October 2, 2024, representatives of Zuora’s management and Qatalyst Partners held a follow-up management due diligence session with representatives of Silver Lake and the GIC Investor covering the Company’s growth outlook, customer base, go-to-market strategy, and operating cost structure.

On October 7, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee was briefed that earlier that day, the GIC Investor received approval to proceed with a transaction from its investment committee. The Special Committee also discussed and approved permitting Mr. Tzuo and Silver Lake, on behalf of itself and the GIC Investor, to begin discussing and negotiating the terms of Mr. Tzuo’s post-closing governance and minority protection rights (collectively, “Governance Terms”) in the event that Mr. Tzuo were to “roll over” in the transaction, provided that the parties would be prohibited from discussing Prohibited Matters. In making this approval, the Special Committee determined that discussion and negotiation by Mr. Tzuo and Silver Lake and the GIC Investor regarding Governance Terms would not reasonably be expected to affect the equity valuation that Silver Lake and the GIC Investor would be willing to ascribe to the Company in a transaction, but at the same time would meaningfully advance the parties’ timely progression toward a transaction. Conversely, the Special Committee also determined that discussion and negotiation Mr. Tzuo and Silver Lake and the GIC Investor regarding the Prohibited Matters must be strictly prohibited at this time because such matters could potentially affect the equity valuation that Silver Lake and the GIC Investor would be willing to ascribe to the Company in a transaction, and so must be reserved until after the purchase price for a potential transaction was agreed to. At the Special Committee’s invitation, members of Zuora’s management then joined the meeting and presented a set of cash forecasts through the end of April 2025 (the “Cash Forecasts”), which was requested by Silver Lake as part of its financial due diligence including as to its financial sources and uses for the transaction and its evaluation of a Minimum Cash Condition. The Cash Forecasts were consistent with the Projections. Following discussion, the Special Committee approved the sharing of the Cash Forecasts with Silver Lake for use in its financial due diligence.

On October 9, 2024, Mr. Tzuo and representatives of S&C had a call with representatives of Silver Lake and Simpson Thacher regarding the Governance Terms, with representatives of Goodwin attending on behalf of the Special Committee. Thereafter until execution of the merger agreement on October 17, 2024, Mr. Tzuo and representatives of S&C continued to negotiate and exchange drafts of a term sheet containing the proposed Governance Terms with representatives of Silver Lake and Simpson Thacher, in all cases with the attendance of Goodwin on behalf of the Special Committee and without discussion of the Prohibited Matters until a final agreement on price was eventually reached with Silver Lake and the GIC Investor on October 15, 2024, as described below.

On October 11, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. Representatives of Goodwin debriefed the Special Committee on the material terms that had been negotiated in the merger agreement, the voting and support agreement and the other related transaction documents and the key remaining legal issues in the transaction process, including with respect to regulatory approvals and the Minimum Cash Condition. The Special Committee made note that, as supported by the Cash Forecasts, the Company was projected to hold more than a sufficient amount of cash on hand at illustrative closing dates, and Silver Lake had repeatedly conveyed that its financial sources and uses for the transaction would likely necessitate a Minimum Cash Condition. Therefore, the Special Committee determined to agree to a Minimum Cash Condition in an amount not to exceed $400,000,000.

From October 11 through October 15, 2024, representatives of Goodwin, Freshfields, Simpson Thacher and Dechert LLP (“Dechert”), outside counsel to the GIC Investor, continued to negotiate final legal issues in the transaction documents.

On October 14, 2024, Qatalyst Partners provided the Special Committee with an updated customary relationship disclosure letter, which included disclosures related to Qatalyst Partners’ relationships with Zuora and the potential counterparties that had then expressed interest in engaging in discussions with Zuora. The Special Committee did not identify any potential or actual conflict of interest that would affect the ability of Qatalyst Partners to continue to fulfill its responsibilities.

On October 15, 2024, representatives of Silver Lake indicated to representatives of the Special Committee that Silver Lake was prepared to imminently submit an initial proposal for a transaction, subject to a limited waiver of the “standstill” provisions in the Investment Agreement in order to permit Silver Lake to make, and later publicly disclose by amendment to its Schedule 13D/A, a confidential proposal to acquire the Company. With the approval of the Special Committee, representatives of Goodwin issued this limited waiver to Silver Lake.

Later on October 15, 2024, Silver Lake and an affiliate of the GIC Investor submitted a non-binding letter of intent to acquire 100% of the outstanding capital stock of Zuora for $9.75 per share in cash (the “First October 15 Proposal”). This proposed price implied a premium to the Unaffected Price of approximately 15.1%. The First October 15 Proposal stated that it was fully financed and supported by $850,000,000 in committed debt financing, $375,000,000 in combined equity commitments from Silver Lake and the GIC Investor, and Company balance sheet cash as contemplated by the Minimum Cash Condition. The First October 15 Proposal also stated that Silver Lake was committing to roll over its existing Convertible Notes in the amount of $400,000,000 into equity securities of the pro forma company. The First October 15 Proposal assumed that the aggregate value of the Convertible Notes was equal to the purchase price that the Silver Lake holders would be entitled to receive had the Company been required to repurchase the Convertible Notes under the indenture governing the Convertible Notes in connection with the Merger (which repurchase price was equal to the principal amount of the Convertible Notes plus all remaining scheduled interest (accruing at the PIK rate) on the Convertible Notes through maturity as if the Convertible Notes remained outstanding through maturity for the purposes of this calculation). The aggregate value so calculated was greater than the original principal amount of $400,000,000. The First October 15 Proposal also stated that Silver Lake and the GIC Investor expected that Mr. Tzuo would roll over at least 70% of his pre-tax total equity (inclusive of common stock, stock options, RSUs and PSUs), and that the proposal was subject to finalizing a voting, support and rollover agreement with Mr. Tzuo. The First October 15 Proposal also re-affirmed that, as previously communicated by representatives of Silver Lake, if the transaction is one in which Mr. Tzuo may be viewed as conflicted, including by participating as a rollover investor, Silver Lake and the GIC Investor had each pre-conditioned its proceeding with a transaction on the MFW Conditions.

Later on October 15, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee reviewed the October 15 Proposal and received a preliminary financial analysis of the $9.75 per share purchase price from representatives of Qatalyst Partners. Following discussion, the Special Committee directed representatives of Qatalyst Partners to make a counter-proposal to Silver Lake of $10.56 per share.

Later on October 15, 2024, Silver Lake and the GIC Investor verbally submitted a counter-proposal to acquire 100% of the outstanding capital stock of Zuora for $10.00 per share in cash (the “Final Proposal”), which was characterized as Silver Lake and the GIC Investor’s best and final proposal and had already assumed a hypothetical “rollover” by Mr. Tzuo such that any actual “rollover” in any amount would not result in a higher per share price proposal.

Later on October 15, 2024, the Special Committee held another meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The Special Committee reviewed the Final Proposal and received a preliminary financial analysis of the $10.00 per share purchase price from representatives of Qatalyst Partners. With the backdrop of continued headwinds surrounding deceleration in business momentum and outlook, the challenged growth and macroeconomic outlook and the competitive threat overhang, and the risks and uncertainties associated with Zuora’s stand-alone strategy, the Special Committee determined that it would favorably recommend the Final Proposal to the Zuora Board once the merger agreement and ancillary agreements were finalized, and that the Final Proposal was sufficient to permit Mr. Tzuo and Silver Lake and the GIC Investor to commence discussions and negotiations regarding the Prohibited Matters, which the Special Committee so authorized (the “Prohibited Matters” hereinafter referred to as the “Tzuo Rollover and Employment Matters”).

Thereafter, until the merger agreement was executed on October 17, 2024, representatives of Simpson Thacher and of S&C discussed, negotiated and finalized the Governance Terms as well as the Tzuo Rollover and Employment Matters. This included, on October 16, 2024, that representatives of Simpson Thacher sent revisions to the draft voting and support agreement to representatives of S&C, which draft included mechanics for the contemplated “rollover” by Mr. Tzuo for the first time.

Later on October 16, 2024, the Special Committee held a meeting, with representatives of Goodwin and Qatalyst Partners in attendance. The representatives of Goodwin reviewed with the Special Committee its fiduciary duties under Delaware law. The representatives of Goodwin then reviewed the final terms of the merger agreement, the voting and support agreement and the other related transaction documents. The representatives of Qatalyst Partners, after reviewing with the Special Committee the financial analysis of the proposed merger, then confirmed that Qatalyst Partners was prepared to deliver a written opinion to the Zuora Board, to the effect that, as of the date thereof, the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of

Parent) was fair, from a financial point of view, to such holders, if and when requested by the Zuora Board prior to the execution of the merger agreement. The Special Committee then unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (ii) recommended that the Zuora Board determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders and adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) recommended that, subject to approval by the Zuora Board, the Zuora Board submit the Merger Agreement to the Company’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger (the “Special Committee Resolutions”).

Immediately following the Special Committee meeting, the Zuora Board held a meeting on October 16, 2024, with representatives of Goodwin, Qatalyst Partners and Freshfields in attendance. With Messrs. Tzuo and Osnoss recused, the representatives of Freshfields reviewed with the Zuora Board its fiduciary duties under Delaware law. The representatives of Goodwin then reviewed the final terms of the Merger Agreement, the Voting, Support and Rollover Agreement and the other related transaction documents. Members of the Special Committee described and conveyed the Special Committee Resolutions to the Zuora Board, including the recommendation of the Special Committee. After Messrs. Tzuo and Osnoss joined the meeting, the representatives of Qatalyst Partners, after reviewing with the Zuora Board the financial analysis of the proposed merger, then rendered Qatalyst Partners’ oral opinion, subsequently confirmed in writing, to the effect that, as of the date thereof, and based upon and subject to the various other assumptions, qualifications, limitations and other matters set forth therein, the merger consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement captioned “Special Factors—Opinion of Qatalyst Partners LP.” After receiving the recommendation of the Special Committee, the Zuora Board then unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) directed that the Merger Agreement be submitted to the Company’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

On October 17, 2024, the Merger Agreement, the Voting, Support and Rollover Agreement and the other related transaction documents, including an equity commitment letter by the Silver Lake Investor providing an aggregate equity financing commitment of $57,000,000 and an equity commitment letter by the GIC Investor providing an aggregate equity financing commitment of $410,000,000, were executed by the relevant parties.

Later on October 17, 2024, before the opening of trading on the NYSE, Zuora, Silver Lake and the GIC Investor jointly publicly announced the Merger.

Reasons for the Merger; Recommendation of the Special Committee and the Zuora Board

Recommendation of the Special Committee

For purposes of this Proxy Statement, “Superior Proposal” is defined in the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers.”

The Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on October 16, 2024, unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, are advisable, fair to, and in the best interests of Zuora and the Unaffiliated Company Stockholders, (2) recommended that the Zuora Board determine that the Merger

Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and Zuora’s stockholders and adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) recommended that, subject to approval by the Zuora Board, the Zuora Board submit the Merger Agreement to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger. In evaluating the terms of the Merger Agreement and the transactions contemplated thereby, the Special Committee consulted with its independent financial advisor, Qatalyst Partners, and its independent legal advisor, Goodwin, and where appropriate, with Zuora management and Zuora’s legal and financial advisors.

In addition, based on the factors described in this proxy statement, the Special Committee believes that the Merger is substantively and procedurally fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The Special Committee did not assess whether the “rollover” provisions of the CEO Rollover Agreement with the CEO Rollover Stockholders are advisable, fair to and in the best interests of the CEO Rollover Stockholders.

In reaching its determinations and recommendations, the Special Committee considered a number of factors, including the following factors (not necessarily in order of relative importance), which the Special Committee viewed as being generally positive or favorable in coming to its determination and recommendation.

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Certainty of Value and Immediate Liquidity. The Special Committee considered the fact that the Per Share Price is a fixed cash amount, providing Zuora’s stockholders with certainty of value and liquidity immediately upon the closing of the Merger. The Special Committee believed this certainty of value was compelling, especially when viewed against the risks and uncertainties associated with Zuora’s stand-alone strategy and the potential impact of such risks and uncertainties on the trading price of shares of Zuora Common Stock, including the other risks and uncertainties discussed in Zuora’s public filings with the SEC (including the risk factors set forth in Zuora’s annual report on Form 10-K for the fiscal year ended January 31, 2024, its quarterly on Form 10-Q for the fiscal quarters ended April 30, 2024 and July 31, 2024 and subsequent filings with the SEC).

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Standalone Alternatives to a Sale of Zuora. The Special Committee’s belief that the Per Share Price was more favorable to Zuora’s stockholders than the alternative of remaining an independent public company, after taking into account the risks and uncertainties associated with remaining an independent public company, including Zuora’s business, competitive position and current industry and financial conditions. Among other things, the Special Committee considered several factors based both on its analysis of Zuora’s performance, as well as the analysis of its independent financial advisors and feedback from process participants, including:

•	its assessment of Zuora’s historical financial performance, including declining revenue and ARR growth rates and history of multiple reductions in revenue and ARR growth guidance;

•	its assessment of the state of Zuora’s customer base, including declining dollar-based net revenue retention and potential churn risk;

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the uncertainty of success of Zuora’s new initiatives and go-to-market efforts, including a reduction in the number of quota carrying sales representatives, declining sales efficiency metrics and other overall go-to-market organizational and strategy changes;

•	the competitive landscape including the large, well-capitalized competitors who are entering Zuora’s ecosystem with competing products;

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the potential that the market for monetization platform software and related solutions, and consumer adoption of products and services that are provided through such solutions, develops slower than expected, which could result in slower or stalled growth, and could adversely affect Zuora’s operating results;

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current and future economic uncertainty and other unfavorable conditions in Zuora’s industry or the global economy have limited and may continue to limit Zuora’s growth and adversely affect Zuora’s operating results; and

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the risk that Zuora may not be able to achieve projected financial performance, including the performance contemplated by the Projections, based on, among other things, the Special Committee’s assessment of Zuora’s business, assets and prospects and competitive position.

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Premium to Price in the Public Market. The Special Committee considered the current and historical market prices, volatility and trading information with respect to shares of Zuora Common Stock, including the fact that the Per Share Price of $10.00 for each share of Zuora Common Stock represented an 18% premium to Zuora’s unaffected closing stock price of $8.47 per share on April 16, 2024, the last full trading day prior to media reports regarding a possible transaction, as well as a premium of approximately 15% over the volume weighted average trading price of $8.73 during the 60-day period ending October 16, 2024.

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The Per Share Price Was the Product of a Broad, Robust Sales Process. The Special Committee considered that it had conducted a robust process with the assistance of its advisors. Specifically, among other things, the Special Committee considered:

•	the fact that the Special Committee had engaged in discussions with 33 counterparties, including 26 financial sponsors and 7 strategic parties;

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the fact that only one potential acquiror (Silver Lake) submitted a final, fully-financed proposal for an acquisition of Zuora (and that any interested parties were given significant opportunity to make a proposal for Zuora);

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the fact that, of those potential counterparties other than Silver Lake that submitted initial indications of interest, all either materially reduced their offer price and/or withdrew from or declined to proceed in the process after conducting detailed due diligence;

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the current level of M&A activity in Zuora’s industry, and considered in its assessment, with its legal and financial advisors, that the number of potential strategic or financial counterparties to an alternative transaction involving an acquisition of Zuora at the price and on the terms provided by Silver Lake was likely low (especially considering there were no further inbound proposals subsequent to the final bid deadline) regarding a possible sale of Zuora in the weeks prior to the execution of the Merger Agreement);

•	that Zuora had been involved in discussions over a number of months with various parties and none had resulted in an executable transaction;

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the risks involved in soliciting alternative acquisition proposals prior to signing, including the inherent risk of sharing confidential information of Zuora and the risk that deferring the execution of a transaction may have on the likelihood of Silver Lake entering into a definitive agreement;

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that should any alternative potential counterparty be interested in pursuing a transaction on terms more favorable to Zuora and Zuora’s stockholders than the Merger, such counterparty would be able to pursue such an offer under the terms of the Merger Agreement, and the Zuora Board would be able to respond to and accept such an offer if the offer was a Superior Proposal;

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the fact that the Per Share Price was the result of arm’s-length negotiations and Silver Lake’s indication to the Special Committee that the Per Share Price of $10.00 per share was its best and final offer, as a result of the negotiating efforts of the Special Committee and Zuora’s advisors, and the Special Committee’s belief, after discussion with its advisors and based on the course of negotiations with Silver Lake, that $10.00 per share was the maximum price that Silver Lake would offer, and the Special Committee’s view that these negotiations resulted in Silver Lake’s best and final offer and the highest per share consideration reasonably obtainable;

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the availability of appraisal rights to Zuora’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares; and

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the possibility that, if the Special Committee declined to approve the Merger Agreement, there may not be another opportunity for Zuora’s stockholders to receive a comparably priced offer with a comparable level of closing certainty.

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The Financial Analysis of Its Independent Financial Advisor. The financial analysis reviewed and discussed with the Special Committee by representatives of Qatalyst Partners, and the oral opinion of Qatalyst Partners, subsequently confirmed in writing, dated October 16, 2024, to the Zuora Board to the effect that, as of that date thereof and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders.

•

The Terms and Conditions of the Merger Agreement, Including the Termination Fee. The Special Committee considered the terms and conditions of the Merger Agreement, which were reviewed by the Special Committee with its financial and legal advisors, and the fact that such terms were the result of robust arm’s-length negotiations between the parties and included significant improvements that Zuora and its advisors were able to obtain as a result of these negotiations and the competitive process that it had conducted. Specifically, among other things, the Special Committee considered (not necessarily in order of importance):

•	the likelihood and anticipated timing of obtaining all required regulatory clearances in connection with the Merger;

•

Parent’s obligation under the Merger Agreement to use reasonable best efforts to arrange, obtain, and consummate the Equity Financing and Debt Financing on the terms and conditions described in the Equity Commitment Letters and Debt Commitment Letters;

•

Parent’s obligation under the Merger Agreement to use its reasonable best efforts to maintain in full force and effect the Equity Commitment Letters and Debt Commitment Letters, satisfy on a timely basis all conditions to funding in the Equity Commitment Letters and Debt Commitment Letters and to consummate the Equity Financing and Debt Financing at or prior to the Closing, including using its reasonable best efforts to cause the persons committing to fund the Equity Financing and Debt Financing to fund the Equity Financing and Debt Financing at the closing, enforce its rights under the Equity Commitment Letters and Debt Commitment Letters and comply with its obligations under the Equity Commitment Letters and Debt Commitment Letters;

•

Parent’s obligation under the Merger Agreement to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement as promptly as practicable, including obtaining all necessary actions or non-actions, waivers, consents and approvals from governmental authorities and the making of all necessary registrations and filings (including filings with governmental authorities, if any), the delivery of required notices to, and the obtaining of required consents or waivers from, third parties (provided that Zuora shall not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver, unless such payment, concession or liability is requested by Parent and is conditioned and effective only upon the Closing), and the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement, in each case subject to the terms of the Merger Agreement;

•

Parent’s obligation under the Merger Agreement to promptly take any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under antitrust laws that may be required by any governmental authority, so as to enable the parties to the Merger Agreement to consummate the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable, in each case subject to the terms of the Merger Agreement, including:

•

committing to or effecting, by consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, transfer, assignment or other disposition of assets or businesses of Zuora or its subsidiaries and controlled affiliates;

•

terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, licenses, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Zuora or its subsidiaries and controlled affiliates; and

•	creating or consenting to create or enter into any agreements, licenses, collaborations, relationships, ventures, contractual rights, obligations, behavioral undertakings or other arrangements.

•

the fact that the Merger is not subject to a financing condition and that Parent has obtained committed debt financing from reputable financial institutions and committed equity financing in an aggregate amount sufficient to fund the required funding amount under the Merger Agreement;

•

Zuora’s right under the Merger Agreement, under specified circumstances in response to certain alternative acquisition proposals, to furnish information to and conduct discussions and negotiations with third parties prior to the receipt of the Stockholder Approvals, providing an opportunity to determine if a third party is willing to pay a higher value per share to acquire Zuora than Parent;

•

Zuora’s ability, under certain circumstances, to terminate the Merger Agreement in order to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal, provided that Zuora complies with its obligations relating to Superior Proposals under the Merger Agreement and concurrently pays to Parent the Company Termination Fee;

•

the fact that the Company Termination Fee, which is $50,500,000, would be payable by Zuora under certain circumstances, including if Zuora terminates the Merger Agreement to accept a Superior Proposal and enters into a definitive agreement concerning a transaction that constitutes a Superior Proposal with any third-party, was viewed by the Special Committee, after consultation with its financial and legal advisors, as reasonable under the circumstances, comparable to termination fees of similar transactions and not likely to preclude or deter any other party from making a Superior Proposal;

•

the fact that the Merger Agreement provides that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay Zuora a Parent Termination Fee of either $101,100,000 (representing 6.0% of Zuora’s implied equity value) or $25,300,000 (representing 1.5% of Zuora’s implied equity value), which payment is guaranteed by the guarantors;

•

Zuora’s ability, under certain circumstances pursuant to the Merger Agreement and the Equity Commitment Letters, to seek specific performance of Parent’s obligation to cause the equity commitments to Parent to be funded pursuant to the Equity Commitment Letters; and

•

Zuora’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and enforce specifically the terms of the Merger Agreement.

•

The Likelihood of Completion. The Special Committee considered the likelihood that the Merger would be completed based on, among other things, Silver Lake’s proven ability to complete large acquisition transactions, the certainty of financing that Silver Lake had demonstrated at signing and the absence of a financing condition, the business reputation and global capabilities of Silver Lake, and the Special Committee’s perception that Silver Lake is willing to devote the resources necessary to close the Merger in an expeditious manner, the limited number and nature of conditions to complete the Merger and the likelihood of obtaining required regulatory approvals on a timely basis and Zuora’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement by Silver Lake and to enforce specifically the terms of the Merger Agreement.

•

The Anticipated Timing of Completion. The Special Committee considered the anticipated timing of the consummation of the Merger and the Special Committee’s conclusion that the Merger could be completed in a reasonable timeframe and in an orderly manner, reducing the period during which Zuora would be subject to the potential uncertainty of Closing.

The Special Committee also considered a number of factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Unaffiliated Company Stockholders. In light of such procedural safeguards, the Special Committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Unaffiliated Company Stockholders for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the Merger. The Special Committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger to Unaffiliated Company Stockholders:

•

the Special Committee is comprised of directors who are independent (for purposes of serving on the Special Committee), disinterested and not affiliated with, and are independent of, Silver Lake or any of the potential participants in a potential acquisition of Zuora (including Mr. Tzuo) and who are otherwise disinterested and independent with respect to a potential acquisition of Zuora;

•

the fact that the Special Committee adopted certain guidelines at the outset of the Special Committee’s strategic review process that set forth certain procedural rules applicable to the Zuora Board, the Special Committee, senior Zuora management and their advisors and were intentionally structured to ensure that the Special Committee and its advisors would lead the strategic review process. In accordance with such guidelines, (1) the Special Committee and its advisors led the strategic review process, (2) members of Zuora management, Zuora and its advisors regularly consulted with the Special Committee, and the Special Committee’s advisors received direction therefrom with respect to the strategic review process, and (3) members of Zuora management followed the Special Committee’s directives with respect to discussions, presentations, negotiations and communications with potential bidders;

•

the Zuora Board was not permitted to approve any potential acquisition of Zuora (including a potential acquisition of Zuora that also included a transaction or series of transactions in which one or more significant Zuora’s stockholders had an interest that was in addition to, and/or different from, the interests of Zuora’s stockholders as a whole) or recommend for approval any such transactions by Zuora’s stockholders without a prior favorable recommendation of the transaction by the Special Committee;

•

the numerous meetings held by the Special Committee over a seven-month period (with its legal and financial advisors present) to discuss and evaluate, among other things, the process for exploring a potential strategic transaction and the proposals from Silver Lake, and the Special Committee’s active oversight of the negotiation process. The Special Committee was actively engaged in this process on a regular basis and was provided with full access to Zuora management and its advisors in connection with the evaluation process;

•

the Special Committee selected and engaged its own independent legal advisor, Goodwin, and financial advisor, Qatalyst Partners, and received the advice of such advisors throughout its review, evaluation and negotiation of a potential acquisition of Zuora;

•

the Special Committee made its evaluation of a potential acquisition of Zuora by Silver Lake based upon the factors discussed in this proxy statement and with the full knowledge of the interests of the CEO Rollover Stockholders in the transaction;

•

the recognition by the Special Committee that it had no obligation to recommend to the Zuora Board the approval of the Merger or any other transaction and had the authority to reject any proposals made; and

•

in light of the possibility that the Merger is one in which Mr. Tzuo may be viewed as conflicted, including by participating as a “rollover investor”, each of Mr. Tzuo, Silver Lake and the GIC Investor had pre-conditioned their proceeding with such transaction on the MFW Conditions (as such term is defined in the section entitled “Special Factors—Background of the Merger”). The Special Committee also considered the fact that, as an additional procedural safeguard, the Merger is further conditioned upon approval by (1) the holders of a majority of the outstanding shares of Class A Common Stock and (2) the holders of a majority of the outstanding shares of Class B Common Stock, each voting as a separate class.

In the course of its deliberations, the Special Committee also considered a number of uncertainties, risks and other countervailing factors relating to entering into the Merger Agreement, including (not necessarily in order of relative importance):

•

the fact that completion of the transactions contemplated by the Merger Agreement, including the Merger, depends on certain factors outside of Zuora’s control, including regulatory clearances and the Stockholder Approvals, and the risk that the Merger might not be completed in a timely manner or at all;

•

the fact that, following the Merger, Zuora’s stockholders would no longer participate in Zuora’s future earnings or growth, or benefit from any future appreciation in value of the shares of Zuora Common Stock. While the Special Committee was optimistic about Zuora’s prospects on a standalone basis, it concluded that the value reflected in the Per Share Price was fair compensation for the potential loss of future stockholder benefit that could reasonably be expected to be realized by Zuora;

•

the risk that disruptions from the Merger may harm (1) Zuora’s business, including current plans and operations and relationships with Zuora’s customers, suppliers, business partners and other third parties, including during the pendency of the Merger, and (2) the ability of Zuora to retain and hire key personnel. The Special Committee also considered the potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger and that potential business uncertainty, including changes to existing business relationships, during the pendency of the transactions contemplated by the Merger Agreement, including the Merger, could affect Zuora’s operating results and financial performance;

•

the fact that there is no “go-shop” in the Merger Agreement. However, the Special Committee considered that it had conducted a robust process involving numerous potential counterparties over an extended period of time, that it negotiated for a low termination fee payable by Zuora if it determined to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal and the fact that the Merger Agreement adequately allows for consideration of Superior Proposals under appropriate circumstances;

•

the fact that the receipt of the Per Share Price, which is all cash, in exchange for shares of Zuora Common Stock pursuant to the Merger Agreement would be taxable to Zuora’s stockholders that are U.S. holders for U.S. federal income tax purposes;

•

Mr. Tzuo will participate in the transaction through an equity rollover or reinvestment of a portion of his equity interests in Zuora. As a result, Mr. Tzuo will be able to participate in the future growth or earnings of the post-closing company with respect to that portion of his equity that he is rolling over or reinvesting in the post-closing entity;

•

the restrictions imposed by the Merger Agreement on Zuora’s solicitation of alternative acquisition proposals from third parties (although Zuora is, under specified circumstances in response to certain alternative acquisition proposals, able to furnish information to and conduct discussions and negotiations with third parties prior to the receipt of the Stockholder Approvals, as described above) and that prospective bidders may perceive Silver Lake’s right under the Merger Agreement to negotiate with Zuora to match the terms of any Superior Proposal prior to Zuora being able to terminate the Merger Agreement and accept a Superior Proposal to be a deterrent to making alternative acquisition proposals;

•

the possibility that the Company Termination Fee, which is $50,500,000, would be payable by Zuora under certain circumstances, including if Zuora terminates the Merger Agreement to accept a Superior Proposal and enters into a definitive agreement concerning a transaction that constitutes a Superior Proposal with any third-party, could discourage other potential acquirors from making a competing proposal to acquire Zuora or could negatively impact the structure, pricing and terms of any such proposal;

•

the Special Committee considered that the Per Share Price of $10.00 per share, in cash, was not the highest price offered during the transaction process and because Zuora does not have the right to undertake a “go-shop” it is possible that other parties could have become interested in a potential transaction with Zuora on more attractive terms than the Merger (although the Zuora Board considered the various factors described above and concluded that the Merger Agreement adequately allows for consideration of Superior Proposals under appropriate circumstances);

•

the restrictions placed on the conduct of Zuora’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent Zuora from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Zuora absent the pending completion of the Merger;

•	Zuora management’s focus and resources may become diverted from other important business opportunities and operational matters while working to implement the Merger;

•

the potential for litigation by Zuora’s stockholders in connection with the transactions contemplated by the Merger Agreement, including the Merger, which, even where lacking in merit, could nonetheless result in distraction and expense;

•

the costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of Zuora management required to consummate the Merger and related disruptions to the operation of Zuora’s business;

•

the fact that (i) Zuora’s remedies in the event that the Merger Agreement is terminated may be limited to the Parent Termination Fee of either $101,100,000 (representing 6.0% of Zuora’s implied equity value) or $25,300,000 (representing 1.5% of Zuora’s implied equity value), payable by Parent under certain circumstances, and certain other damages, associated enforcement costs and other indemnification and reimbursement obligations, which may be inadequate to compensate Zuora and Zuora’s stockholders for any damage caused, and that the Parent Termination Fee may not be payable in all instances where the Merger is not consummated and, even if payable, rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain; and (ii) Parent and Merger Sub are newly formed entities with essentially no assets and the Limited Guarantees, provided by the guarantors, guarantee Parent’s and Merger Sub’s obligations under the Merger Agreement only with respect to payment of the Parent Termination Fee of either $101,100,000 (representing 6.0% of Zuora’s implied equity value) or $25,300,000 (representing 1.5% of Zuora’s implied equity value), certain other damages, associated enforcement costs and other indemnification and reimbursement obligations; and

•

while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived, and as a result, it is possible that the

Merger may not be completed. The Zuora Board noted the fact that, if the Merger is not completed, (i) the market price of shares of Zuora Common Stock could decline, to the extent the current market price reflects a market assumption that the Merger will be completed, (ii) Zuora will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations and conduct of business, diversion of Zuora management and employee attention, an inability to pursue alternative business opportunities or make changes to the business, an inability to attract and retain key personnel and recruit prospective employees and a potentially negative effect on its customer, supplier, business partner and employee relationships and (iii) the market’s perception of Zuora’s prospects could be adversely affected.

The Special Committee unanimously concluded that the uncertainties, risks and potentially negative factors relevant to the transactions contemplated by the Merger Agreement, including the Merger, were outweighed by the potential benefits.

In addition, the Special Committee was aware of and considered the fact that some of Zuora’s directors and executive officers have interests in the Merger that are different from, or in addition to, Zuora’s stockholders generally, including those interests that are a result of employment and compensation arrangements with Zuora.

The foregoing discussion of material factors considered by the Special Committee in reaching its conclusions and recommendation includes the principal factors considered by the Special Committee, but is not intended to be exhaustive and may not include all of the factors considered by the Special Committee. In light of the variety of factors considered in connection with its evaluation of the transactions contemplated by the Merger Agreement, including the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights to the specific factors considered in reaching its determinations and recommendations. Rather, the Special Committee based its decisions on the totality of the factors and information it considered, including discussions with, and questioning of, Zuora management and its independent financial and legal advisors. Moreover, each member of the Special Committee applied his or her own personal business judgment to the process and may have given different weight to different factors.

Recommendation of the Zuora Board

After considering the unanimous recommendation of the Special Committee and on the basis of the other factors described above, the Zuora Board unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Zuora and Zuora’s stockholders, (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (3) directed that the Merger Agreement be submitted to Zuora’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that Zuora’s stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

In addition, based on the factors described in this proxy statement, the Zuora Board, on behalf of Zuora, believes that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the CEO Rollover) are substantively and procedurally fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The Zuora Board did not assess whether the “rollover” provisions of the Support and Rollover Agreement with the CEO Rollover Stockholders are advisable, fair to and in the best interests of the CEO Rollover Stockholders.

In the course of reaching its determination and making its recommendations, the Zuora Board considered the following non-exhaustive list of material factors and countervailing factors, which are not presented in any relative order of importance:

•	The Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous determination, which the Zuora Board adopted as its own, that the Merger

Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of Zuora and Unaffiliated Company Stockholders. The Zuora Board also considered the Special Committee’s unanimous recommendation that the Zuora Board approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

•

The procedural fairness of the Merger, including that (1) it was negotiated by the Special Committee consisting solely of independent (for purposes of serving on the Special Committee) and disinterested directors who are not affiliated with, and are independent of, any of the potential counterparties to a potential acquisition of Zuora (including the CEO Rollover Stockholders) and were otherwise disinterested and independent with respect to a potential acquisition of Zuora (including a potential acquisition of Zuora that includes a transaction or series of transactions in which one or more significant stockholders of Zuora have an interest that is in addition to, and/or different from, the interests of Zuora’s stockholders as a whole), other than as discussed in this proxy statement in the section captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger”; and (2) the Special Committee had the authority to select and engage, and was advised by, its own independent legal and financial advisors;

•

In light of the possibility that the Merger is one in which Mr. Tzuo may be viewed as conflicted, including by participating as a “rollover investor”, each of Mr. Tzuo, Silver Lake and the GIC Investor had pre-conditioned their proceeding with such transaction on the MFW Conditions (as such term is defined in the section entitled “Special Factors—Background of the Merger”). The Zuora Board also considered the fact that, as an additional procedural safeguard, the Merger is further conditioned upon approval by (1) the holders of a majority of the outstanding shares of Class A Common Stock and (2) the holders of a majority of the outstanding shares of Class B Common Stock, each voting as a separate class.

•	The other material factors and countervailing factors considered by the Special Committee and listed above.

The Zuora Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.

The foregoing discussion of the information and factors considered by the Special Committee and by the Zuora Board is not intended to be exhaustive and includes only the material factors considered. In light of the variety of factors considered by the Special Committee and by the Zuora Board and the complexity of these factors, neither the Special Committee nor the Zuora Board found it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the foregoing factors in reaching their respective determinations and recommendations. Moreover, each member of the Special Committee and of the Zuora Board applied his or her own personal business judgment to the process and may have assigned different relative weights, ranks or values to the different factors, and the recommendations, determinations and approvals, where applicable, by the Special Committee and the Zuora Board were based upon the totality of the information presented to, and considered by, the Special Committee and the Zuora Board, respectively.

The opinion of Qatalyst Partners addressed the fairness determination from a financial point of view of the Per Share Price to be received by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) pursuant to the Merger Agreement, and also expressly set forth that Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of any consideration to be received by the CEO Rollover Stockholders or any of their affiliates. While such holders of shares of Zuora Common Stock may still include holders that are affiliates of the Company (including officers and directors), such affiliates will receive the same Per Share Price as the unaffiliated stockholders in the Merger and, therefore, the Special Committee and the Zuora Board believe that there was no material distinction between the fairness of the transaction to the Unaffiliated Company Stockholders and the fairness of the transaction to holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent and the CEO Rollover Stockholders or any affiliate of the CEO Rollover Stockholders).

In the course of evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations described above (as applicable), including determining the fairness of such transactions to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, the Zuora Board and the Special Committee did not consider the liquidation value of Zuora because (1) Zuora was a viable, going concern; (2) liquidation sales generally result in proceeds substantially less than sales of a going concern; and (3) determining a liquidation value would be impracticable given the significant execution risk involved in any breakup of Zuora. For the foregoing reasons, the Zuora Board and the Special Committee did not consider liquidation value to be a relevant factor. Further, the Zuora Board and the Special Committee did not consider Zuora’s net book value, which is an accounting concept, as a factor because (1) net book value is not a material indicator of the value of Zuora as a going concern but rather is indicative of historical costs and (2) net book value does not take into account the prospects of Zuora, market conditions, trends in the industry in which Zuora operates or the business risks inherent in the industry. In addition, the Zuora Board and the Special Committee did not view the purchase prices paid in the transactions described in the section of this proxy statement captioned “Important Information Regarding Zuora—Transactions in Zuora Common Stock” to be relevant except to the extent that those prices indicated the trading price of the Zuora Common Stock during the applicable periods. In addition, the Zuora Board and the Special Committee considered the value of Zuora as a going concern by taking into account the value of Zuora’s current and anticipated business, financial condition, results of operations, prospects, and other forward-looking matters.

Other than as described in this proxy statement, the Zuora Board has not received any firm offer by any other person during the prior two years for (1) a merger or consolidation of Zuora with another company; (2) the sale or transfer of all or substantially all of Zuora’s assets; or (3) a purchase of Zuora’s securities that would enable such person to exercise control of Zuora.

When considering the foregoing recommendation of the Zuora Board that you vote to approve the proposal to adopt the Merger Agreement, stockholders should be aware that some of Zuora’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders more generally. The Zuora Board was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable, fair to and in the best interests of Zuora and Zuora’s stockholders, in reaching its decision to adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in making its recommendation that Zuora’s stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger, and in directing that the Merger Agreement be submitted to Zuora’s stockholders entitled to vote thereon for adoption thereby. For more information, please see the section of this proxy statement captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger.”

The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Qatalyst Partners LP

The Special Committee retained Qatalyst Partners to act as its financial advisor in connection with a potential transaction such as the Merger and to evaluate whether the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders. The Special Committee selected Qatalyst Partners to act as financial advisor to the Special Committee based on Qatalyst Partners’ qualifications, reputation, independence, extensive expertise, including with respect to serving as a financial advisor to technology companies, advising companies on M&A transactions and serving as an independent financial advisor to special committees of boards of directors, and experience advising technology companies in connection with potential strategic transactions. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the Zuora Board on October 16, 2024, Qatalyst Partners rendered to the Zuora Board its oral opinion, subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated October 16, 2024, to the Zuora Board following this meeting of the Zuora Board.

The full text of Qatalyst Partners’ written opinion, dated October 16, 2024, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. Holders of shares of Zuora Common Stock should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the Zuora Board and addresses only, as of the date of the opinion, based upon and subject to the various other assumptions, qualifications, limitations and other matters set forth therein, the fairness, from a financial point of view, of the Per Share Price to be received by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) pursuant to, and in accordance with, the terms of the Merger Agreement, to such holders, and it does not address any other aspect of the Merger. Qatalyst Partners’ opinion does not constitute a recommendation as to how any holder of Zuora Common Stock should vote with respect to the Merger or any other matter and does not in any manner address the price at which Zuora Class A Common Stock will trade or otherwise be transferable at any time. Qatalyst Partners’ opinion does not address the underlying business decision of Zuora to engage in the Merger, nor does it address the relative merits of the Merger as compared to any strategic alternatives that may be available to Zuora or in which Zuora might engage. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety.

In arriving at its opinion, Qatalyst Partners reviewed a draft of the Merger Agreement dated October 16, 2024, certain related documents and certain publicly available financial statements and other business and financial information of Zuora. Qatalyst Partners also reviewed the Management Projections (as defined in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”). Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of Zuora with senior management of Zuora. Qatalyst Partners also reviewed the historical market prices and trading activity for Zuora Class A Common Stock and compared the financial performance of Zuora and the prices and trading activity of Zuora Class A Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by Zuora. With respect to the Management Projections, Qatalyst Partners was advised by the management of Zuora, and Qatalyst Partners assumed based on discussions with the management of Zuora and the Special Committee, that the Management Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Zuora of the future financial performance of Zuora and other matters covered thereby. Qatalyst Partners expressed no view as to the Management Projections or the assumptions on which it was based. Qatalyst Partners assumed that the terms of the draft Merger Agreement reviewed by Qatalyst Partners would not differ materially from the final executed Merger Agreement, and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Zuora or the contemplated benefits expected to be derived in the Merger. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Zuora or its affiliates, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of Zuora as to the existing and future technology and products of Zuora and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by its opinion committee in accordance with its customary practice.

Qatalyst Partners’ opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address the underlying business decision of Zuora to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to Zuora or in which Zuora might engage. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent), and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of (i) the compensation to any of the officers, directors or employees of Zuora or any of its affiliates, or any class of such persons, relative to such consideration, (ii) the allocation of the aggregate consideration to be paid to holders of shares of Zuora Common Stock between the holders of shares of Zuora Class A Common Stock and the holders of shares of Zuora Class B Common Stock or the relative fairness of the Per Share Price to the holders, (iii) the voting rights associated with the Zuora Class B Common Stock or any governance or other rights of the holders thereof (and Qatalyst Partners has not taken any such rights into account in its analysis) or (iv) any consideration to be received by the CEO Rollover Stockholders or any of their affiliates. Qatalyst Partners was not asked to, nor did Qatalyst Partners express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, including, without limitation, the structure or form of the Merger or any consideration to be received in connection therewith by, or the impact of the Merger or any of the other transactions contemplated by the Merger Agreement on, the holders of any class of securities (other than the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent)), creditors or other constituencies of Zuora or any other party.

The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated October 16, 2024. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized both the Management Projections, described in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”, and third-party research analyst consensus estimates as of October 16, 2024 (which are referred to as the “Street Case”). Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Summary of Qatalyst Partners’ Financial Analyses

Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential per-share present values for Zuora Common Stock as of July 31, 2024 (which is the end of Zuora’s most recently completed fiscal quarter and most recent balance sheet date), using mid-period convention, by:

•	adding:

(a)

the implied net present value of the estimated future unlevered free cash flows (which are referred to as the “UFCF”) of Zuora, based on the Management Projections for the second half of fiscal year 2025 through fiscal year 2028 (which implied present value was calculated using a range of discount rates of 11.5% to 13.5%, based on an estimated weighted average cost of capital for Zuora) estimated using the capital asset pricing model and inputs based on Qatalyst Partners’ professional judgment for Zuora and selected companies referenced in the section below titled “—Selected Companies Analysis”;

(b)

the implied net present value of a corresponding terminal value of Zuora, calculated by multiplying Zuora’s estimated UFCF in fiscal year 2029 of approximately $141 million, based on the Management Projections, by a range of fully diluted enterprise value to next-twelve-months’ estimated UFCF multiples of 12.0x to 19.0x (which were chosen based on Qatalyst Partners’ professional judgment and experience based on factors including that they are publicly traded companies in similar lines of business to Zuora or with similar business models, similar financial performance or other relevant or similar characteristics), and discounted to present value using the same range of discount rates used in item (a) above;

(c)	the cash of Zuora as of July 31, 2024, as disclosed in Zuora’s Quarterly Report on Form 10-Q for the period ended July 31, 2024; and

(d)

the implied net present value of estimated federal tax savings due to its net operating losses for the fiscal years 2029 and beyond, as provided by management of Zuora, discounted to present value using the same range of discount rates used in item (a) above; and

•

subtracting from the resulting amount the face value of Zuora’s outstanding convertible debt as of July 31, 2024, as disclosed in Zuora’s Quarterly Report on Form 10-Q for the period ended July 31, 2024; and

•

dividing the resulting amount by the number of fully diluted shares of Zuora Common Stock outstanding (calculated using the treasury stock method), taking into account the restricted stock units, performance stock units, in-the-money stock options, net share settlement of in-the-money convertible notes, and in-the-money warrants as of October 11, 2024, all as provided by management of Zuora.

Each of the above-referenced estimated future UFCFs, terminal values and federal tax savings due to net operating losses for the fiscal years 2029 and beyond were adjusted for the degree of estimated dilution to current stockholders through each respective applicable period (estimated at 4% annually and totaling approximately 14% in the case of terminal values) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, in each case based on estimates of future dilution provided by management of Zuora.

Based on the calculations set forth above, this analysis implied a range of values for Zuora Common Stock of approximately $8.30 to $12.21 per share.

Selected Companies Analysis

Qatalyst Partners reviewed and compared selected financial information and public market multiples for Zuora with publicly available financial information and public market multiples for selected companies. The companies used in this comparison were those companies listed below, which were selected by Qatalyst Partners in its professional judgment, based on factors including that they are publicly traded companies in similar lines of business to Zuora, have a similar business model, have similar financial performance or have other relevant or similar characteristics.

Based upon third-party research analyst consensus estimates as of October 16, 2024, and using the closing prices as of October 16, 2024, for shares of the selected companies, Qatalyst Partners calculated, among other things, (i) the fully diluted enterprise value divided by the estimated consensus revenue for calendar year 2025 (which are referred to as the “CY2025E revenue multiples”) and (ii) the fully diluted equity value divided by the estimated consensus levered free cash flows for calendar year 2025 (which are referred to as the “CY2025E LFCF multiples”), for each of the selected companies, as shown below:

Selected Companies	CY2025E Revenue Multiple	CY2025E LFCF Multiple
BlackLine, Inc.	5.6x	24.1x
Informatica Inc.	5.4x	19.3x
DocuSign, Inc.	5.1x	17.8x
Box, Inc.	5.1x	16.1x
Pegasystems Inc.	4.1x	16.7x
ZoomInfo Technologies Inc.	4.0x	9.4x
Dropbox, Inc.	3.9x	10.9x
E2open Parent Holdings, Inc.	3.3x	11.8x
TeamViewer SE	3.3x	7.9x
Zoom Video Communications, Inc.	3.2x	14.4x
Amplitude, Inc.	3.0x	—
RingCentral, Inc.	1.9x	6.9x
Sprinklr, Inc.	1.8x	21.4x

Note: Multiples greater than 50.0x are considered not meaningful and are denoted as dashes.

Based on an analysis of the CY2025E revenue multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative revenue multiple range of 2.0x to 4.0x. Qatalyst Partners used Zuora’s fiscal year ending January 31, 2026, as a proxy for calendar year 2025. Qatalyst Partners then applied this range to Zuora’s estimated revenue for calendar year 2025, based on the Management Projections and based on the Street Case. Based on the fully diluted shares of Zuora Common Stock outstanding as of October 11, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), as provided by management of Zuora, this analysis implied (a) a range of values for Zuora Common Stock of approximately $6.64 to $12.37 per share based on the Management Projections for calendar year 2025 and (b) a range of values for Zuora Common Stock of approximately $6.71 to $12.52 per share based on the Street Case for calendar year 2025.

Based on an analysis of the CY2025E LFCF multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative levered free cash flow multiple range of 11.0x to 18.0x. Qatalyst Partners used Zuora’s fiscal year ending January 31, 2026, as a proxy for calendar year 2025. Qatalyst Partners then applied this range to Zuora’s estimated adjusted free cash flow for calendar year 2025, based on the Management Projections and based on the Street Case. Based on the fully diluted shares of Zuora Common Stock outstanding as of October 11, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), as provided by management of Zuora, this analysis implied (a) a range of values for Zuora Common Stock of approximately $6.59 to $10.75 per share based on the Management Projections for calendar year 2025 and (b) a range of values for Zuora Common Stock of approximately $6.51 to $10.62 per share based on the Street Case for calendar year 2025.

No company included in the selected companies analysis is identical to Zuora. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Zuora, such as the impact of competition on Zuora’s business or the industry in general, industry growth and the absence of any material adverse change in Zuora’s financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analyses, such as determining the arithmetic mean, median, or the high or low, are not in themselves meaningful methods of using selected company data.

Selected Transactions Analysis

Qatalyst Partners compared 32 selected public company transactions, including transactions involving companies participating in similar lines of business to Zuora or with similar business models, similar financial performance or other relevant or similar characteristics.

For each of the selected transactions listed below, Qatalyst Partners reviewed, among other things, (a) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the next-twelve-months’ revenue of the target company (which are referred to as the “NTM revenue multiples”) and (b) the implied fully diluted equity value of the target company as a multiple of third-party research analyst consensus estimates of the next-twelve-months’ levered free cash flow of the target company (which we refer to as the “NTM LFCF multiples”).

Announcement Date	Target	Acquiror	NTM Revenue Multiple	NTM LFCF Multiple
05/04/22	Black Knight, Inc.	Intercontinental Exchange, Inc.	9.7x	28.2x
09/21/23	Splunk Inc.	Cisco Systems, Inc.	7.1x	29.3x
07/25/24	Instructure Holdings, Inc.	Kohlberg Kravis Roberts & Co. L.P.	6.9x	20.1x
02/12/19	Ellie Mae, Inc.	Thoma Bravo, L.P.	6.8x	—
02/02/15	Advent Software, Inc.	SS&C Technologies Holdings, Inc.	6.4x	24.1x
08/05/21	Cornerstone OnDemand, Inc.	Clearlake Capital Group, L.P.	5.9x	18.4x
06/28/21	QAD Inc.	Thoma Bravo, L.P.	5.3x	—
06/01/21	Cloudera, Inc.	Kohlberg Kravis Roberts & Co. L.P. and Clayton, Dubilier & Rice, LLC	5.2x	41.9x
05/26/22	VMware, Inc.	Broadcom Inc.	5.1x	16.6x
10/10/18	Imperva, Inc.	Thoma Bravo, L.P.	5.1x	32.2x
01/31/22	Citrix Systems, Inc.	Evergreen Coast & Vista Equity Partners	5.1x	17.9x
12/23/18	MYOB Group Ltd.	Kohlberg Kravis Roberts & Co. L.P.	4.9x	27.5x
12/20/21	Cerner Corporation	Oracle Corp.	4.8x	23.9x
04/08/24	Model N, Inc.	Vista Equity Partners	4.8x	25.8x
04/07/15	Informatica Corporation	Permira Holdings Limited & CPP Investments	4.3x	22.1x
06/05/24	WalkMe Ltd.	SAP SE	4.0x	—
03/01/24	Everbridge, Inc.	Thoma Bravo, L.P.	3.9x	22.9x
09/19/16	Infoblox Inc.	Vista Equity Partners	3.6x	20.7x
11/27/17	Barracuda Networks, Inc.	Thoma Bravo, L.P.	3.6x	21.5x
11/25/14	Advanced Computer Software Group Ltd.	Vista Equity Partners	3.5x	19.2x
12/17/19	LogMeIn, Inc.	Francisco Partners Management, L.P.	3.4x	14.0x
07/07/16	AVG Technologies N.V.	Avast Holding B.V.	3.2x	13.2x
12/15/14	Riverbed Technology, Inc.	Thoma Bravo, L.P.	3.2x	17.4x
08/31/16	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories Inc. (backed by Permira)	3.2x	—
08/09/23	Avid Technology, Inc.	Symphony Technology Group, LLC	3.0x	22.3x
03/13/23	Momentive Global Inc.	Symphony Technology Group, LLC	3.0x	17.0x
05/04/23	Software AG	Silver Lake Technology Management, LLC	2.6x	37.5x
07/02/12	Quest Software, Inc.	Dell Inc.	2.5x	12.8x
04/26/11	Lawson Software, Inc.	Infor (Golden Gate Capital)	2.4x	14.3x
09/06/23	NextGen Healthcare, Inc.	Thoma Bravo, L.P.	2.4x	28.8x
11/18/13	UNIT4 NV	Advent International	2.4x	22.4x
12/09/11	Blue Coat Systems, Inc.	Thoma Bravo, L.P.	1.9x	17.4x

Note: Multiples greater than 50.0x are considered not meaningful and are denoted as dashes.

Based on the analysis of the NTM revenue multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative NTM revenue multiple range of 2.5x to 5.0x, then applied this range to Zuora’s estimated next-twelve-months’ revenue (calculated as the 12-month period ending July 31, 2025) based on the Street Case. Based on the fully diluted shares of Zuora Common Stock outstanding as of

October 11, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), as provided by management of Zuora, this analysis implied a range of values for Zuora Common Stock of approximately $7.92 to $14.89 per share.

Based on the analysis of the NTM LFCF multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative NTM LFCF multiple range of 13.0x to 22.0x, then applied this range to Zuora’s estimated next-twelve-months’ adjusted free cash flow (calculated as the 12-month period ending July 31, 2025) based on the Street Case. Based on the fully diluted shares of Zuora Common Stock outstanding as of October 11, 2024 (calculated utilizing the same methodology as used in the above discounted cash flow analysis), as provided by management of Zuora, this analysis implied a range of values for Zuora Common Stock of approximately $7.07 to $11.92 per share.

No company or transaction utilized in the selected transactions analysis is identical to Zuora or the Merger. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Zuora’s control, such as the impact of competition on Zuora’s business or the industry generally, industry growth and the absence of any material adverse change in Zuora’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Individual multiples or mathematical analyses, such as determining the arithmetic mean, median, or the high or low, are not in themselves meaningful methods of using selected transactional data. Because of the unique circumstances of each of these transactions and the Merger, Qatalyst Partners cautioned against placing undue reliance on this information.

Preliminary Presentations

In addition to the presentations made to the Special Committee and the Zuora Board on October 16, 2024, the date on which Qatalyst Partners delivered its opinion, as described above, Qatalyst Partners made other presentations to the Special Committee on April 14, April 17, April 30, June 15, July 2, 2024 and October 15, 2024 and also shared a presentation dated July 10, 2024 with the Special Committee for reference (such presentations collectively referred to as the “Preliminary Qatalyst Partners Presentations”). Copies of the Preliminary Qatalyst Partners Presentations have been attached as exhibits to the Transaction Statement on Schedule 13E-3 with respect to the Merger. The Preliminary Qatalyst Partners Presentations and Qatalyst Partners’ written opinion will be available for any interested holder of Zuora Common Stock to inspect and copy at Zuora’s principal executive offices during regular business hours and may also be obtained by requesting them in writing at the address described in the section entitled “Where You Can Find More Information” beginning on page 176 of this proxy statement. A summary of the Preliminary Qatalyst Partners Presentations is provided below which does not list all information contained in the Preliminary Qatalyst Partners Presentations and is qualified in its entirety by reference to the respective exhibits attached to the Transaction Statement on Schedule 13E-3 with respect to the Merger.

The April 14, 2024 materials presented to the Special Committee included a financial overview of Zuora, the trading history of Zuora Class A Common Stock and an overview of selected potential buyers. The April 17, 2024 materials presented to the Special Committee included an overview of Zuora’s preliminary management plan, preliminary valuation analyses, and illustrative process considerations. The April 30, 2024 materials presented to the Special Committee included an overview of Zuora’s preliminary management plan and preliminary valuation analyses, an overview of Zuora’s then-current situation and a discussion of next steps. The June 15, 2024 materials presented to the Special Committee included an overview of Zuora’s preliminary management plan and preliminary valuation analyses, along with a process update. The July 2, 2024 materials presented to the Special Committee and the July 10, 2024 materials shared with the Special Committee for reference included an overview of a potential buyer, its recent trading performance and its ability to pay. The October 15, 2024 materials presented to the Special Committee included a preliminary valuation analysis of the First October 15 Proposal (as such term is defined in the section of this proxy statement entitled “Special Factors—Background of the Merger”).

Miscellaneous

In connection with the review of the Merger by the Special Committee, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of Zuora. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Zuora. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Per Share Price to be received by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) pursuant to, and in accordance with, the terms of the Merger Agreement, to such holders. These analyses do not purport to be appraisals or to reflect the price at which Zuora Class A Common Stock might actually trade or may otherwise be transferable at any time.

Qatalyst Partners’ opinion and its presentations to the Special Committee and to the Zuora Board was one of many factors considered by the Special Committee in determining to recommend that the Zuora Board approve the Merger and by the Zuora Board in deciding to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Special Committee or the Zuora Board with respect to the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) or of whether the Special Committee would have been willing to recommend to the Zuora Board, or the Zuora Board would have been willing to agree to, different consideration. The Per Share Price payable in the Merger was determined through arm’s-length negotiations between Zuora and Parent and was recommended by the Special Committee to the Zuora Board and ultimately approved by the Zuora Board. Qatalyst Partners did not, however, recommend any specific consideration to the Special Committee or that any specific consideration constituted the only appropriate consideration for the Merger.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Zuora, Parent or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates on the one hand, and Zuora, Parent, Silver Lake, or GIC on the other hand, pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to Zuora, Parent, Silver Lake, or GIC or their respective affiliates for which Qatalyst Partners would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst Partners provided the Special Committee with financial advisory services in connection with the Merger for which it will be paid an aggregate amount currently estimated at approximately $38 million, $5 million of which was payable upon delivery of its opinion (regardless of the conclusion reached in the opinion), $250,000 of which was payable upon signing the engagement letter with Qatalyst Partners, and the remaining portion of which will be paid upon, and subject to, the closing of the Merger. Zuora has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services.

Zuora has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and certain expenses related to or arising out of Qatalyst Partners’ engagement.

None of the Preliminary Qatalyst Partners Presentations, alone or together, constitutes an opinion of Qatalyst Partners with respect to the Per Share Price. Each of the analyses performed in the Preliminary Qatalyst Partners Presentations was subject to further updating and subject to the final financial analysis presented to the Special Committee and, subsequently, the Zuora Board on October 16, 2024 by Qatalyst Partners, which is summarized above and which superseded all analyses performed in the Preliminary Qatalyst Partners Presentations. Each of these analyses was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Qatalyst Partners as of, the date on which Qatalyst Partners performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information. Not all of the written and oral presentations by Qatalyst Partners contained all of the financial analyses included in the October 16, 2024 presentation.

Position of the Silver Lake Filing Parties and the Parent Entities as to the Fairness of the Merger

Under the SEC rules governing “going-private” transactions, each Silver Lake Filing Party and Parent Entity are required to express its belief as to the fairness of the proposed Merger to Zuora’s “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act. The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. The Silver Lake Filing Parties and the Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Silver Lake Filing Parties and the Parent Entities as to the fairness of the Merger is not intended to be and should not be construed as a recommendation to any Zuora stockholder as to how that stockholder should vote on the Merger Proposal. The Silver Lake Filing Parties and the Parent Entities have interests in the Merger that are different from, and/or in addition to, the unaffiliated security holders of Zuora.

The Silver Lake Filing Parties and the Parent Entities believe that the interests of the unaffiliated security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. Although Joseph Osnoss, a Managing Partner of Silver Lake, is a member of the Zuora Board, he is not a member of the Special Committee, and neither he nor the Silver Lake Filing Parties and the Parent Entities participated in the deliberations of the Special Committee regarding, nor have they received advice from the respective independent legal, financial or other advisors of the Special Committee as to, the fairness of the Merger. The Silver Lake Filing Parties and the Parent Entities have not performed, or engaged a financial advisor to perform, any valuation or other analyses for the purposes of assessing the fairness of the Merger to the unaffiliated security holders of Zuora.

Based on, among other things, their knowledge and analyses of available information regarding Zuora, as well as discussions with Zuora’s senior management regarding Zuora and its business and the factors considered by, and the analyses and resulting conclusions of, the Zuora Board and the Special Committee discussed in the section of this proxy statement entitled “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Zuora Board” (which analyses and resulting conclusions the Silver Lake Filing Parties and the Parent Entities adopt), the Silver Lake Filing Parties and the Parent Entities believe that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the CEO Rollover) are procedurally and substantively fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

In particular, the Silver Lake Filing Parties and the Parent Entities considered the following substantive factors, which are not presented in any relative order of importance:

•	the current and historical market prices of Zuora Common Stock, including the market performance of Zuora Common Stock relative to those of other participants in Zuora’s industry and general market indices, and the fact that the Per Share Price represents an 18% premium to the closing price of Zuora Common Stock of $8.47 per share on April 16, 2024, the last trading day prior to media reports regarding a possible transaction, as well as a premium of approximately 15% over the volume weighted average trading price of $8.73 during the 60-day period ending October 16, 2024;

•

the fact that the Per Share Price will be paid to the unaffiliated security holders in all cash, thus allowing the unaffiliated security holders of Zuora to immediately realize a certain and fair value for their shares, which value represents a premium to (1) the closing price of Zuora Common Stock on October 16, 2024, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby and (2) the volume-weighted average stock price of Zuora Common Stock for the 90 days ended October 16, 2024;

•

the fact that the Merger will provide liquidity for the unaffiliated security holders of Zuora without the delays and risks of market volatility that would otherwise be necessary in order to liquidate the positions of larger holders and downward pressure on the stock price associated with the liquidation of such positions, and without incurring brokerage and other costs typically associated with market sales;

•	the potential risks to Zuora of continuing to have publicly traded common stock, including the risks of market volatility and global uncertainty;

•

the fact that Zuora has the ability to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement, on the terms and subject to the conditions set forth therein;

•

the fact that, notwithstanding that the Silver Lake Filing Parties and the Parent Entities are not entitled to, and did not, rely on the opinion provided by Qatalyst Partners to the Zuora Board on October 16, 2024, the oral opinion of Qatalyst Partners rendered to the Zuora Board, which was subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by holders of shares of Zuora Common Stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders;

•

Zuora’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding any alternative acquisition proposal that constitutes, or is reasonably likely to lead to, a Superior Proposal;

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Zuora’s ability, under circumstances, and subject to the conditions, specified in the Merger Agreement and the Equity Commitment Letters, to specifically enforce Parent and Merger Sub’s obligations under the Merger Agreement and to cause the Equity Financing to be funded as contemplated by the Merger Agreement and the Equity Commitment Letter;

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Zuora’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a termination fee of $50,500,000 in cash, subject to and in accordance with the terms and conditions of the Merger Agreement;

•	the fact that the Guarantors (as defined in the section entitled “—Financing of the Merger—Limited Guarantees”) are guaranteeing the full amount of Parent’s termination fee under the Merger Agreement;

•	the debt financing commitments provided to Parent by the Debt Financing Sources in connection with the Merger;

•	the fact that Parent and Merger Sub agreed to use reasonable best efforts to eliminate regulatory impediments to consummate the Merger pursuant to the terms of the Merger Agreement;

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the availability of appraisal rights to Zuora’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares;

•	the fact that Zuora has sufficient operating flexibility to conduct its business in the ordinary course prior to the Closing;

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the likelihood that the Merger would be completed, based on, among other things, the limited number and nature of the conditions to the completion of the Merger, including the fact that there is no financing condition; and

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the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the Zuora Board are able to change, withhold, withdraw, qualify or modify their recommendation that Zuora stockholders vote in favor of the proposal to adopt the Merger Agreement.

In addition, the Silver Lake Filing Parties and the Parent Entities considered the following procedural factors, which are not presented in any relative order of importance:

•	the fact that, in considering the transaction with the Silver Lake Filing Parties, the Special Committee acted to represent the interests of Zuora and the unaffiliated security holders of Zuora;

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the fact that the Special Committee had the full power and authority to negotiate the terms and conditions of any strategic transaction involving Zuora (including the Merger), including to reject any proposals made by Parent or any other person, and the recognition by the Special Committee that it had no obligation to recommend to the Zuora Board that it approve the Merger Agreement, and the recognition by the Zuora Board that it had no obligation to approve the Merger Agreement;

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the fact that the Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Zuora and its stockholders and, Zuora’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act;

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the fact that the Zuora Board, acting upon the recommendation of the Special Committee, unanimously determined that the Merger Agreement is in the best interests of Zuora and its stockholders and declared the Merger Agreement and the Closing and the transactions contemplated thereby advisable;

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the fact that consideration and negotiation of the Merger Agreement were conducted under the control and supervision of the Special Committee, the members of which are not officers or employees of Zuora, are not affiliated with any of the Silver Lake Filing Parties or the Parent Entities, are disinterested under Delaware law and do not have any interests in the Merger different from, or in addition to, those of the unaffiliated security holders, other than the members’ receipt of Zuora Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the Zuora Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreement entered into with Zuora and in connection with the Merger Agreement;

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the fact that the Special Committee and the Zuora Board were fully informed about the extent to which the interests of the Silver Lake Filing Parties in the Merger differed from those of the unaffiliated security holders of Zuora;

•	the fact that the Special Committee retained, and had the benefit of advice from, nationally recognized legal and financial advisors;

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the fact that, although Joseph Osnoss, a Managing Partner of Silver Lake, is a member of the Zuora Board, he is not a member of the Special Committee, and neither he nor the Silver Lake Filing Parties and the Parent Entities participated in the deliberations of the Special Committee regarding, nor has he received advice from the respective independent legal, financial or other advisors of the Special Committee as to, the fairness of the Merger;

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the fact that, in light of the possibility that the Merger is one in which Mr. Tzuo may be viewed as conflicted, including by participating as a “rollover investor”, each of Mr. Tzuo, Silver Lake and the GIC Investor had pre-conditioned their proceeding with such transaction on the MFW Conditions (as such term is defined in the section captioned “Special Factors—Background of the Merger”); and as an additional procedural safeguard, the Merger is further conditioned upon approval by (1) the holders of a majority of the outstanding shares of Zuora Class A Common Stock and (2) the holders of a majority of the outstanding shares of Zuora Class B Common Stock, each voting as a separate class; and such approval is in fact being sought and required prior to consummation of the Merger;

•	the fact that the Merger Agreement was in fact approved by a majority of the directors of Zuora who are not employees of Zuora;

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the fact that as of the date of this proxy statement, no member of Zuora’s senior management other than Mr. Tzuo has a substantial financial interest in the Merger that is different from, or in addition to, the interests of the unaffiliated security holders of Zuora generally, except as described in the section of this proxy statement captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger”);

•	the fact that the Per Share Price and the terms and conditions of the Merger were the result of the Special Committee’s extensive arm’s length negotiations with Parent; and

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that the Special Committee held 34 formal meetings (as well as a number of informal meetings) to discuss and evaluate Silver Lake’s proposal and the transactions contemplated by the Merger Agreement and that each member of the Special Committee was actively engaged in the process.

The Silver Lake Filing Parties and the Parent Entities did not consider the liquidation value of Zuora in determining their view as to fairness of the Merger to the unaffiliated security holders because the Silver Lake Filing Parties and the Parent Entities consider Zuora to be a viable going concern and view the trading history of Zuora Common Stock as an indication of Zuora’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.

The Silver Lake Filing Parties and the Parent Entities did not consider net book value, which is an accounting concept, in determining their view as to fairness of the Merger to the unaffiliated security holders because they believed that net book value is not a material indicator of the value of Zuora as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger. See the section of this proxy statement captioned “Where You Can Find Additional Information” for a description of how to obtain copies of Zuora’s periodic reports.

The Silver Lake Filing Parties and the Parent Entities did not establish a going concern value for Zuora as a public company to determine the fairness of the Per Share Price to unaffiliated security holders because, following the Merger, Zuora will have a significantly different capital structure.

The Silver Lake Filing Parties and the Parent Entities were not aware of, and thus did not consider, any other firm offers made by any unaffiliated person during the past two years for (1) a merger or consolidation of Zuora with another company, (2) the sale or transfer of all or substantially all of Zuora’s assets, or (3) the purchase of all or a substantial portion of the shares that would enable such person to exercise control of or significant influence over Zuora.

The Silver Lake Filing Parties and Parent Entities did not receive any reports, opinions or appraisals from any outside party materially related to the fairness of the Merger or the Per Share Price, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to unaffiliated security holders.

The Silver Lake Filing Parties and the Parent Entities also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:

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(1) the fact that the unaffiliated security holders of Zuora will not participate in any future earnings, appreciation in value or growth of Zuora’s business and will not benefit from any potential sale of Zuora or its assets to a third party in the future, (2) the risk that the Merger might not be completed in a timely manner or at all, and (3) the fact that Parent and Merger Sub are newly formed entities with essentially no assets, other than the funding commitments of the Equity Investors and the rollover commitments of the CEO Rollover Stockholders;

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the restrictions on the conduct of Zuora’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent Zuora from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of Zuora pending completion of the Merger;

•	the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on Zuora’s business and relationships with its employees, vendors and customers;

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subject to the terms and conditions of the Merger Agreement, from the date of execution of the Merger Agreement until the earlier to occur of the effective date or the termination of the Merger Agreement in accordance with its terms, Zuora and its subsidiaries are restricted from soliciting, proposing, initiating or knowingly encouraging the submission of acquisition proposals from third parties or the making of any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

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the possibility that the amounts that may be payable by Zuora upon the termination of the Merger Agreement, including payment to Parent of a termination fee of $50,500,000 in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to negotiate to make adjustments to the Merger Agreement, could discourage other potential acquirors from making a competing bid to acquire Zuora; and

•	the fact that the receipt of cash by a U.S. Holder in exchange for shares of Zuora Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered and given weight by the Silver Lake Filing Parties and the Parent Entities in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Silver Lake Filing Parties and the Parent Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Silver Lake Filing Parties and the Parent Entities reached their position as to the fairness of the Merger after considering all of the foregoing as a whole.

The Silver Lake Filing Parties and the Parent Entities believe these factors, including the ones described under the sections of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Zuora Board” and “Special Factors—Position of the CEO Rollover Stockholders as to the Fairness of the Merger,” provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the unaffiliated security holders of Zuora. This position however, is not intended to be and should not be construed as a recommendation to any Zuora stockholder to approve the Merger Agreement. The Silver Lake Filing Parties and the Parent Entities make no recommendation as to how stockholders of Zuora should vote their shares relating to the Merger. The Silver Lake Filing Parties and the Parent Entities attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such “unaffiliated security holders” of Zuora.

Position of the CEO Rollover Stockholders as to the Fairness of the Merger

Under the SEC rules governing “going-private” transactions, each of the CEO Rollover Stockholders are required to express their belief as to the fairness of the proposed Merger to Zuora’s “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act and, absent the Merger and the transactions contemplated thereby, the CEO Rollover Stockholders do not believe that they are a member of a controlled group or under common control with the Silver Lake Filing Parties and the Parent Entities. The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. The CEO Rollover Stockholders are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the CEO Rollover Stockholders as to the fairness of the Merger is not intended to be and should not be construed as a recommendation to any Zuora stockholder as to how that stockholder should vote on the Merger Proposal. The CEO Rollover Stockholders have interests in the Merger both the same as those of the unaffiliated security holders of Zuora by virtue of the expected receipt of the Per Share Price for a portion of the CEO Rollover Stockholders’ equity interests in Zuora upon completion of the Merger, and not identical to those of the unaffiliated security holders of Zuora by virtue of the CEO Rollover Stockholders’ commitment to roll over a portion of their ownership stake in Zuora (such rollover being valued with the same valuation per share of Zuora Common Stock as the Per Share Price) in exchange for a continuing ownership stake in a direct or indirect parent entity of Parent.

Although Mr. Tzuo, who also serves as a co-trustee of the 70 Thirty Trust and The Next Left Trust, is a member of the Zuora Board, he was not a member of the Special Committee and did not participate (i) in the deliberations of the Special Committee regarding, nor received advice from the respective independent legal, financial or other advisors of the Special Committee as to, the fairness of the Merger or (ii) in the negotiations between the Special Committee, on the one hand, and the Silver Lake Filing Parties and the Parent Entities, on the other, with respect to the terms of the Merger Agreement, including with respect to the Per Share Price to be paid to the unaffiliated security holders of Zuora. For these reasons, the CEO Rollover Stockholders do not believe that their interests in the Merger influenced the decisions or recommendations of the Special Committee with respect to the Merger Agreement or the Merger.

Based on the knowledge and analyses of the CEO Rollover Stockholders of available information regarding Zuora, and the factors considered by, and the analyses and resulting conclusions of, the Special Committee and the Zuora Board discussed in the section of this proxy statement entitled “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Zuora Board” (which analyses and resulting conclusions the CEO Rollover Stockholders adopt), the CEO Rollover Stockholders believe that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the CEO Rollover) are substantively and procedurally fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act based upon substantially the same factors considered by the Silver Lake Filing Parties and the Parent Entities described under “Special Factors—Position of the Silver Lake Filing Parties and the Parent Entities as to the Fairness of the Merger.” In addition to the factors described under the foregoing sections, the CEO Rollover Stockholders also believe that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the CEO Rollover) are procedurally and substantively fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act based upon, among other things, the following factors, which are not listed in any relative order of importance:

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the fact that all of the members of the Special Committee were and are independent directors and not affiliated with any CEO Rollover Stockholder; in addition, none of the members of the Special Committee is or ever was an employee of Zuora or any of its subsidiaries or affiliates and none of such members has any financial interest in the Merger that is different from that of the unaffiliated security holders other than such members’ right to receive Zuora Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the Zuora Board’s recommendation and/or authorization and approval of the Merger) and such members’ rights to indemnification and liability insurance under their respective indemnification agreements entered into with Zuora and under the Merger Agreement;

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the fact that the Special Committee and the Zuora Board were fully informed about the extent to which the interests of the CEO Rollover Stockholders in the Merger differed from those of the unaffiliated security holders of Zuora;

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the fact that the Zuora Board, acting upon the recommendation of the Special Committee, unanimously determined that the Merger Agreement is in the best interests of Zuora and its stockholders and declared the Merger Agreement and the Closing and the transactions contemplated thereby advisable;

•	the fact that the Merger Agreement was in fact approved by a majority of the directors of Zuora who are not employees of Zuora;

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the fact that the Closing is conditioned on Zuora’s receipt of the requisite Zuora stockholder approvals, including the affirmative vote of the holders of a majority of the outstanding shares of Zuora Common Stock held by the Unaffiliated Company Stockholders of Zuora to adopt the Merger Agreement; and

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the CEO Rollover Stockholders’ belief that the likelihood of completing the Merger, which would result in the payment of the Per Share Price to the unaffiliated security holders, is increased in light of the fact that the CEO Rollover Stockholders have agreed to vote all of their shares of Zuora Common Stock in favor of the proposal to adopt the Merger Agreement.

The CEO Rollover Stockholders believe the foregoing factors, including the ones described under the sections of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Zuora Board” and “Special Factors—Position of the Silver Lake Filing Parties and the Parent Entities as to the Fairness of the Merger,” provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the unaffiliated security holders of Zuora. This position however, is not intended to be and should not be construed as a recommendation to any Zuora stockholder to approve the Merger Agreement. The CEO Rollover Stockholders make no recommendation as to how stockholders of Zuora should vote their shares relating to the Merger.

Plans for Zuora After the Merger

Following completion of the Merger, Merger Sub will have been merged with and into Zuora, with Zuora surviving the Merger as a wholly owned subsidiary of Parent. The shares of Zuora Common Stock are currently listed on the NYSE and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the shares of Zuora Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Zuora Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the Surviving Corporation, and the officers of Zuora immediately prior to the Effective Time will become the officers of the Surviving Corporation, in each case until their successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the certificate of incorporation of Zuora as the Surviving Corporation will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement, and the bylaws of Zuora as the Surviving Corporation will be amended and restated in their entirety to read as set forth in Exhibit B to the Merger Agreement, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation and such bylaws.

The Purchaser Filing Parties currently anticipate that Zuora’s operations initially will be conducted following completion of the Merger substantially as they are currently being conducted (except that Zuora will cease to be a public company and will instead be a wholly owned subsidiary of Parent). Further, following completion of the Merger, the Purchaser Filing Parties will continue to assess what additional changes, if any, would be desirable following the Merger.

Purposes and Reasons of the Purchaser Filing Parties

The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. Under the rules governing “going private” transactions in Rule 13e-3 under the Exchange Act, the Purchaser Filing Parties are required to express their reasons for the Merger to Zuora’s unaffiliated security holders. The Purchaser Filing Parties are making this statement solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

For the Purchaser Filing Parties, the primary purpose for the Merger is to benefit from any future earnings and growth of Zuora after the merger of Merger Sub with and into Zuora, making Zuora privately held and wholly owned by Parent. The Purchaser Filing Parties currently anticipate that Zuora’s operations following completion of the Merger will initially be conducted substantially as they are currently being conducted (except that Zuora will cease to be a public company and will instead be a subsidiary of Parent). Notwithstanding the foregoing, following the Effective Time, as part of its long-term corporate goal of optimizing value, Parent may consider a range of alternatives, including an extraordinary corporate transaction following the Closing involving Zuora’s corporate structure, the purchase, sale or transfer of a material amount of assets of Zuora or any of its subsidiaries or other strategic transactions, if Parent concludes that such transactions or other activities are desirable. Except as otherwise disclosed in this proxy statement (including in Zuora’s filings with the SEC incorporated by reference into this proxy statement), as of the date hereof, no agreements, understandings or decisions have been reached and there is no assurance that Parent will or will not decide to undertake any such alternatives. Parent expressly reserves the right to make any changes to Zuora’s operations after consummation of the Merger that Parent deems appropriate.

If the Merger is completed, the Company will become a direct or an indirect, wholly owned subsidiary of Parent, the Zuora Common Stock will cease to be publicly traded and the Company will become owned, directly or indirectly, by Parent. The Purchaser Filing Parties believe that structuring the transaction in this manner is preferable to other transaction structures because it (i) enables Parent to acquire all of the outstanding shares of Zuora Common Stock at the same time, (ii) represents an opportunity for the unaffiliated security holders to receive $10.00 in cash per share of Zuora Common Stock, without interest thereon and subject to any applicable withholding taxes, and (iii) allows the CEO Rollover Stockholders to maintain a portion of their investment in Zuora through their commitments to roll over a portion of their existing equity interests in Zuora into equity interests of a direct or indirect parent entity of Parent. The Merger will also allow each of the CEO Rollover Stockholders to immediately realize in cash the value of a portion of their respective equity interests in Zuora.

The Purchaser Filing Parties determined to undertake the Merger at this time because the Purchaser Filing Parties believe that, as a private company, Zuora will be able to improve its ability to execute initiatives that over time will create additional enterprise value for Zuora. The Purchaser Filing Parties believe that this, along with Zuora’s existing business and potential future opportunities, will allow the Purchaser Filing Parties’ investment in Zuora to achieve returns consistent with its investment objectives, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results. Further, absent the reporting and associated costs and burdens placed on public companies, the Purchaser Filing Parties believe that Zuora’s management and employees will be able to execute more effectively on future strategic plans.

Although the Purchaser Filing Parties believe that there will be significant opportunities associated with their investment in the Company, the Purchaser Filing Parties realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may not ever be fully realized.

Certain Effects of the Merger

If the Stockholder Approvals are obtained and all other conditions to the Closing are satisfied or waived, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the

Effective Time, (1) Merger Sub will merge with and into Zuora, (2) the separate existence of Merger Sub will cease, and (3) Zuora will continue as the Surviving Corporation in the Merger and a wholly owned subsidiary of Parent. As a result of the Merger, Zuora will cease to be a publicly traded company, Zuora Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act and Zuora will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (or at a later time as Zuora, Parent and Merger Sub may agree and specify in such Certificate of Merger).

Upon the terms and subject to the conditions of the Merger Agreement, immediately prior to the Effective Time:

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each share of Zuora Class A Common Stock and Zuora Class B Common Stock that is issued and outstanding immediately prior to the Effective Time will be automatically canceled and will cease to exist, and each holder of any such shares of Zuora Class A Common Stock and Zuora Class B Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price;

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each share of Zuora Common Stock held in the treasury of Zuora, each Rollover Share and any shares of Zuora Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time will automatically be canceled and will cease to exist and no consideration will be delivered in exchange therefor;

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each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock of the Surviving Corporation;

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each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is less than the Per Share Price will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the excess of the Per Share Price over the per share exercise price of such Zuora Option, by (b) the number of shares of Zuora Common Stock issuable upon the exercise of such Zuora Option immediately prior to the Effective Time. The payments described in this paragraph will be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following the Closing Date;

•	each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is equal to or greater than the Per Share Price will be canceled for no consideration;

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each outstanding Zuora RSU, whether or not vested, will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora RSUs by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with the vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora RSU immediately prior to the Effective Time and to which such payment relates. The payments described in this paragraph will be made be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable);

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each outstanding Zuora PSU (other than Forfeited Zuora PSUs), whether or not vested, will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora PSUs immediately prior to the Effective Time, determined in accordance with the applicable award agreement governing such Zuora PSU, by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with any applicable performance conditions, vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora PSU immediately prior to the Effective Time and to which such payment relates. The payments described in this paragraph will be made be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable);

•	each Forfeited Zuora PSU will be forfeited for no consideration; and

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each Zuora Warrant that is outstanding and unexercised immediately prior to the Effective Time will cease to represent a warrant exercisable for shares of Zuora Common Stock, and the holder thereof will have the right to receive, upon exercise of the Zuora Warrant, the same amount of cash as it would have been entitled to receive pursuant to the terms of the applicable Warrant Agreement if such holder had, immediately after the Effective Time, exercised such Zuora Warrant for cash.

At or prior to the Closing, Parent will deposit, or will cause to be deposited, with the Exchange Agent (as defined in the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures”) funds sufficient to pay the aggregate Per Share Price (less the amount of funds directed by Parent to be deposited by Zuora under specified circumstances). Once a stockholder has provided the Exchange Agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) with respect to book-entry transfer of shares, appropriate letter of transmittal and other items specified by the Exchange Agent, then the Exchange Agent will pay the stockholder the Per Share Price in respect of the shares of Zuora Common Stock represented by a stock certificate. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”

Following the Merger, all of the equity interests in the Surviving Corporation will be owned by Parent. If the Merger is completed, Parent (and the holders of Rollover Shares indirectly through their indirect equity interests in Parent) will be the sole beneficiaries of Zuora’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Surviving Corporation following the Merger. Similarly, Parent (and the holders of Rollover Shares indirectly) will also bear the risks of ongoing operations, including the risks of any decrease in the Surviving Corporation’s value after the Merger.

In connection with the Merger, Zuora’s directors and executive officers may receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of Zuora’s stockholders generally, as described in more detail under “—Interests of Zuora’s Directors and Executive Officers in the Merger.”

Benefits of the Merger for the Unaffiliated Security Holders

The primary benefit of the Merger to the “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act, will be their right to receive the Per Share Price for each share of Zuora Common Stock held by such stockholders as described above. This amount represents an 18% premium to the unaffected closing stock price of Zuora Common Stock of $8.47 per share on April 16, 2024, the last full trading day prior to media reports regarding a possible transaction, as well as a premium of approximately 15% over the volume weighted average trading price of $8.73 during the 60-day period ending October 16, 2024. The Per Share Price of $10.00 represents approximately 38% premium over the 52-week low of $7.24 (on November 1, 2023) and approximately 12% premium over the 52-week VWAP of $8.96 as of October 16, 2024. Additionally, such stockholders will avoid the risk of any possible decrease in Zuora’s future earnings, growth or value if the Merger is completed.

Detriments of the Merger to the Unaffiliated Security Holders

The primary detriment of the Merger to the “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act, is the lack of an interest of such stockholders in the potential future earnings, growth, or value realized by Zuora as the Surviving Corporation after the Merger, including as a result of any sale of the Surviving Corporation or its assets to a third party in the future. Additionally, the receipt of cash in exchange for Zuora Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders (as defined in the section below entitled “—U.S. Federal Income Tax Considerations of the Merger”) who surrender their Zuora Common Stock in the Merger.

Certain Effects of the Merger for the Purchaser Filing Parties

If the Merger is completed, all of the equity interests in Zuora will be beneficially owned, indirectly through Parent, by the Purchaser Filing Parties and their affiliates.

The benefits of the Merger to the Purchaser Filing Parties include the fact that, following the completion of the Merger, Parent will directly own 100% of the outstanding equity interests of the surviving company and will therefore have a corresponding 100% interest in the surviving company’s net book value and net earnings. The table below sets forth the estimated beneficial ownership of Zuora Common Stock and resulting interests in Zuora’s net book value and net earnings of the Purchaser Filing Parties prior to and immediately after the Merger, based on Zuora’s net book value at July 31, 2024 and net earnings for the six months ended July 31, 2024, as if the Merger were completed on such date.

	Beneficial Ownership of Zuora Prior to the Merger(1)				Beneficial Ownership of Zuora After the Merger(2)
($ in thousands)	% Ownership		Net Book Value at July 31, 2024(3)	Net Income for the Six Months Ended July 31, 2024(4)	% Ownership		Net Book Value at July 31, 2024(3)	Net Income for the Six Months Ended July 31, 2024(4)
Parent	—		$—	$—	100%		$192,047.00	$45,860.00
Silver Lake Filing Parties	15.9	%(5)	$30,535.47	$7,291.74	48.2	%(6)	$92,566.65	$22,104.52
CEO Rollover Stockholders	6.4%		$12,291.01	$2,896.64	8.4%		$16,131.95	$3,852.24

(1)	Based on 145,070,528 shares of Zuora Class A Common Stock and 8,639,794 shares of Zuora Class B Common Stock outstanding as of October 16, 2024.
(2)	The post-closing beneficial ownership as set forth in this chart is based on common ownership and may be subject to change due to any management equity plan that may be put into place.
(3)	Based on total stockholders’ equity of $192,047 million as of July 31, 2024.
(4)	Based on net income of $45,860 for the six months ended July 31, 2024.
(5)

Pursuant to Rule 13d-3 under the Exchange Act, the Silver Lake Filing Parties may be deemed to beneficially own an aggregate of 27,500,000 shares of Zuora Class A Common Stock of the Company, which includes 20,000,000 shares of Zuora Class A Common Stock which would be received upon conversion of Convertible Notes held by SLA Zurich Holdings and 7,500,000 shares of Zuora Class A Common Stock which would be received upon exercise of the Zuora Warrants held by SLA Zurich Aggregator, representing in the aggregate approximately 15.9% of the issued and outstanding shares of Zuora Class A Common Stock of the Issuer, as calculated pursuant to Rule 13d-3 under the Exchange Act. The conversion price under the Convertible Notes and the exercise price under the Zuora Warrants is greater than the Per Share Price.

(6)

The post-closing beneficial ownership of the Silver Lake Filing Parties assumes a contribution by the Silver Lake Filing Parties of $400,000,000 of the Convertible Notes directly or indirectly to Parent or another affiliate thereof. Such amount is subject to change based on the aggregate amount of the Convertible Notes that the Silver Lake Filing Parties elects to be repurchased for cash, which shall not exceed $130,000,000 at the Fundamental Change Repurchase Price (as such term is defined in the Convertible Notes Indenture).

In addition, the Purchaser Filing Parties will benefit from the savings associated with Zuora no longer being required to file reports under or otherwise having to comply with provisions of the Exchange Act. Detriments of the Merger to the Purchaser Filing Parties include the lack of liquidity for Zuora Common Stock following the Merger and the risk that Zuora will decrease in value following the Merger.

Certain Effects on Zuora if the Merger is Not Completed

If the Merger Agreement is not adopted as a result of the failure to obtain the Stockholder Approvals, or if the Merger is not completed for any other reason, Zuora’s stockholders will not receive any payment for their shares of Zuora Common Stock in connection with the Merger. Instead, (1) Zuora will remain an independent public company, (2) Zuora Class A Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) Zuora will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, Zuora expects that: (1) our management will continue to operate the business as it is currently being operated and (2) Zuora’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Zuora operates and any adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of Zuora Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Zuora Common Stock would return to the price at which Zuora Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of Zuora Common Stock. If the Merger is not completed, the Zuora Board will continue to evaluate and review, among other things, Zuora’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted as a result of the failure to obtain the Stockholder Approvals, or if the Merger is not completed for any other reason, Zuora’s business, prospects or results of operation may be adversely impacted.

In addition, in specified circumstances in which the Merger Agreement is terminated, Zuora has agreed to pay Parent the Company Termination Fee, as more fully described in “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Company Termination Fee.”

Unaudited Prospective Financial Information

Management Projections

Except for financial outlooks issued in connection with its ordinary course earnings announcements, Zuora does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections, especially over longer-term periods.

In connection with the Special Committee’s review of strategic alternatives, however, Zuora management in April 2024 prepared unaudited non-public prospective financial information of Zuora, on a standalone basis without giving effect to the Merger, for the second half of fiscal year 2025 through the end of fiscal year 2029 (the “April 2024 Projections”). In September 2024, Zuora management made certain revisions to the April 2024 Projections to update Zuora management’s financial forecast for the second half of fiscal year 2025, stemming from the Company’s actual financial performance for the first half of fiscal year 2025 (the April 2024 Projections as so updated in September 2024, the “Management Projections” or the “Projections”). These updates to the April 2024 Projections consisted of an update of the first half of fiscal year 2025 for the actual performance and a projected increase in Revenue for the second half of fiscal year 2025, from $235 million to $238 million.

The April 2024 Projections and the Management Projections were both reviewed by the Special Committee and made available to potential counterparties to a strategic transaction in May 2024 and in September 2024, respectively, including Silver Lake on August 16, 2024 and September 10, 2024, respectively, in connection with their due diligence review of a potential transaction. The April 2024 Projections and the Management Projections were also approved by the Special Committee for use by Qatalyst Partners in connection with its financial analyses. The Management Projections are summarized below. The Special Committee used these Management Projections to assist in its decision-making process in determining whether to recommend the Merger Agreement and the transactions contemplated thereby (including the Merger) to the Zuora Board. The Management Projections were provided to, and approved by the Special Committee for use by, Qatalyst Partners for purposes of performing its financial analyses in connection with rendering its opinion to the Zuora Board, as described in the section of this proxy statement captioned “Special Factors—Opinion of Qatalyst Partners LP,” which is filed as Annex B to this proxy statement and incorporated herein by reference.

Although the information in the Management Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Zuora’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Zuora’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Zuora’s control. The Management Projections include, among other things, the following assumptions and estimates:

•	consolidated revenue growth rates ranging from 5% to 8% between fiscal year 2026 and fiscal year 2029 reflecting Zuora’s management’s assumptions and estimates for future growth;

•

non-GAAP operating income margins ranging from 21% to 28% between the second half of fiscal year 2025 and fiscal year 2029 as the Company is expected to drive operating efficiencies as revenue scales; and

•	unlevered free cash flow margins ranging from 15% to 24% between the second half of fiscal year 2025 and fiscal year 2029 driven by an increase in non-GAAP operating margins.

These values and amounts (i) were determined by Zuora’s management based on their experience and judgment and their expectations of Zuora’s operation as a standalone company and (ii) were provided to, and approved by the Special Committee for use by Qatalyst Partners for purposes of performing its financial analyses.

The following table summarizes the Management Projections:

(Amounts in millions)
	H2 2025E	2026E	2027E	2028E	2029E
Revenue	$238	$487	$523	$561	$603
Non-GAAP Operating Income(1)	$51	$103	$124	$147	$171
Adjusted Free Cash Flow(2)	$40	$101	$125	$153	$183
Unlevered Free Cash Flow(3)	$36	$91	$111	$133	$141

(1)

Non-GAAP Operating Income is a non-GAAP financial measure calculated by starting with operating income and adding back stock-based compensation, acquisition-related expense, shareholder matters expense, amortization of acquired intangibles, and workforce reduction expense.

(2)

Adjusted Free Cash Flow is a non-GAAP financial measure defined as net cash provided by operating activities, plus shareholder matters expense and acquisition-related expense, and less purchases of property and equipment.

(3)

Unlevered Free Cash Flow is a non-GAAP financial measure defined as Net Operating Profit After Taxes, plus depreciation, and less capital expenditures and capitalized software, change in net working capital and one-time cash expenses. Unlevered Free Cash Flow also excludes the impact of stock-based compensation, amortization of intangibles, and other non-cash items.

The Management Projections were developed by Zuora management as then-current estimates of Zuora’s future financial performance as an independent company, without giving effect to the Merger, or any changes to Zuora’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. The Management Projections also do not consider the effect of any failure of the Merger to be completed, and it should not be viewed as accurate or continuing in that context.

The Management Projections were not prepared with a view toward public disclosure or complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Management Projections included in this document have been prepared by, and are the responsibility of, Zuora’s management. Neither Zuora’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Management Projections, nor have they expressed an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Although the Management Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, made by Zuora’s management that Zuora’s management believed in good faith were reasonable. Zuora’s ability to achieve the financial results contemplated by the Management Projections will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Management Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Management Projections not to be achieved include, among others, our ability to attract new customers and retain and expand sales to existing customers; our ability to manage our future revenue and profitability plans effectively; adoption of monetization platform software and related solutions, as well as consumer adoption of products and services that are provided through such solutions; our ability to develop and release new products and services, or successful enhancements, new features and modifications; challenges related to growing our relationships with strategic partners; loss of key employees; our ability to compete in our markets; adverse impacts on our business and financial condition due to macroeconomic or market conditions; the impact of actions to improve operational efficiencies and operating costs; our history of net losses and ability to achieve or sustain profitability; market acceptance of our products; the success of our product development efforts; risks associated with currency exchange rate fluctuations; risks associated with our debt obligations; successful deployment of our solutions by customers after entering into a subscription agreement with us; the success of our sales and product initiatives; our security measures; our ability to adequately protect our intellectual property; interruptions or performance problems; litigation and other shareholder related costs; the anticipated benefits of acquisitions and ability to integrate operations and technology of any acquired company; geopolitical conflicts or destabilizing events; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions and other risks and uncertainties; and the other risks identified in Zuora’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2024, its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2024 and July 31, 2024, and subsequent filings with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement. Additional factors that may impact us or our business can be found in the various risk factors included in our periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The Management Projections may differ from publicized analyst estimates and forecasts. You should evaluate the Management Projections, if at all, in conjunction with our historical financial statements and other information regarding Zuora contained in our public filings with the SEC. The Management Projections may not be consistent with Zuora’s historical operating data as a result of the assumptions and estimates detailed above. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.

Because the Management Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Management Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Management Projections are not, and should not be considered to be, a guarantee of future operating results. The Management Projections should not be regarded as an indication that Zuora management, the Special Committee, the Zuora Board or any of their respective advisors, or any other person, considered or now considers the Management Projections to be necessarily predictive of actual future results.

Further, the Management Projections are not fact and should not be relied upon as being necessarily indicative of our future results or for purposes of making any investment decision.

Certain of the financial measures included in the Management Projections are not calculated in accordance with GAAP. Financial measures such as adjusted free cash flow and unlevered free cash flow are non-GAAP financial measures. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Management Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Management Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Special Committee, Qatalyst Partners or Silver Lake. Accordingly, no reconciliation of the financial measures included in the Management Projections is provided in this proxy statement.

The Management Projections constitute forward-looking statements. By including the Management Projections in this proxy statement, none of Zuora, the Special Committee, the Zuora Board, Qatalyst Partners or any of our, the Special Committee’s, the Zuora Board’s or Qatalyst Partners’ respective representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Management Projections. The inclusion of the Management Projections should not be regarded as an indication that the Special Committee, the Zuora Board, Zuora, Qatalyst Partners or any other recipient of the Management Projections considered, or now considers, the Management Projections to be predictive of Zuora’s performance or actual future results. For information on factors that may cause our future results to materially vary, see the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements.” Further, the inclusion of the Management Projections in this proxy statement does not constitute an admission or representation by Zuora that the information presented is material. The Management Projections are included in this proxy statement solely to give our stockholders access to the information that was made available to the Special Committee, the Zuora Board, Qatalyst Partners and Silver Lake. The Management Projections are not included in this proxy statement in order to influence any Zuora stockholder as to how to vote at the special meeting with respect to the Merger, or whether to seek appraisal rights with respect to their shares.

In light of the foregoing factors and the uncertainties inherent in the Management Projections, Zuora’s stockholders are cautioned not to place undue reliance on the Management Projections.

Interests of Zuora’s Directors and Executive Officers in the Merger

In considering the recommendations of the Special Committee and the Zuora Board with respect to the Merger, you should be aware that, aside from their interests as holders of Zuora Common Stock, our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Special Committee and the Zuora Board were aware of and considered these interests to the extent that they existed at the time, among other matters. In particular:

•	Certain non-employee directors of Zuora received and are entitled to receive compensation for their service on the Special Committee;

•	Zuora’s directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and Zuora;

•

Zuora’s directors and executive officers hold Zuora Equity Awards. The treatment of Zuora Equity Awards in connection with the Merger is described in the section of this proxy statement below captioned “—Treatment of Zuora Equity Awards”;

•

The award agreements pursuant to which Zuora RSUs are held by our non-employee directors provide that upon a change in control, all outstanding Zuora RSUs held by each non-employee director will vest in full, subject to the director’s continued service with Zuora until immediately prior to the change in control;

•

Each executive officer is party to a pre-existing Severance Agreement with Zuora that provides for severance payments and benefits in the event of certain terminations of employment following a change in control;

•

Mr. Tien Tzuo, Zuora’s Chief Executive Officer, (i) will be the Chief Executive Officer of the Surviving Corporation as of the Closing and (ii) together with the other CEO Rollover Stockholders, entered into the Support and Rollover Agreement, pursuant to which the CEO Rollover Stockholders agreed, among other things, to elect and thereafter contribute to a direct or indirect parent company of Parent shares of Zuora Common Stock owned by them with an aggregate value (based on the Per Share Price) equal to $70,000,000 in exchange for equity interests in such direct or indirect parent company of Parent, which contribution and exchange will happen immediately prior to the Closing and, solely as a result of such contribution and exchange, Mr. Tzuo (together, as applicable, with his affiliates) will own approximately 8.4% of such direct or indirect parent company following the consummation of such contribution and exchange and will have certain governance rights with respect to such direct or indirect parent company following the Closing;

•

In connection with the Merger, Mr. Tzuo entered into a term sheet with Parent pursuant to which he will have certain governance rights with respect to the Surviving Corporation. Pursuant to such term sheet, following the Merger, Mr. Tzuo’s existing offer letter and Severance Agreement will remain in effect on their current terms, provided that Mr. Tzuo’s base salary and target bonus will each be increased to $750,000 and Mr. Tzuo’s severance payment (as described above) will be equal to two years’ base salary (rather than 18 months). Pursuant to the term sheet, Mr. Tzuo will, following the Merger, receive a grant of new appreciation-only equity awards in a parent entity of the Surviving Corporation representing 25% of a management equity program to be adopted following the Closing to provide equity incentives to certain members of management and other service providers of the Surviving Corporation and its subsidiaries. 50% of the new appreciation-only equity award is subject to performance vesting conditions and 50% of the new appreciation-only equity award is subject to time vesting conditions and other terms to be mutually agreed by the parties. Mr. Tzuo’s new equity award is expected to be subject to certain transfer restrictions and restrictive covenant obligations. Mr. Tzuo has had and will continue to have certain of his expenses reimbursed by the Company, and is entitled to have certain of his expenses reimbursed by a direct or indirect parent entity of Parent at and following the Closing, in connection with his and the other CEO Rollover Stockholders’ participation in the Merger and the other transactions related thereto; and

•

As of the date of this proxy statement, none of Zuora’s executive officers (other than Mr. Tzuo) have (i) reached an understanding on potential employment or other retention terms with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates), or (ii) entered into any definitive agreements or arrangements regarding employment or other retention terms with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates) to be effective following the Closing. For more information, see the section of this proxy statement captioned “Interests of Zuora’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Agreements”.

Special Committee Fees

In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating a potential transaction, the Zuora Board determined that each member of the Special Committee would receive additional compensation of $2,000 per Special Committee meeting. Such fees were payable whether or not a potential transaction was entered into or consummated by Zuora. No other meeting fees or other compensation (other than reimbursement for reasonable expenses in connection with the discharge of their duties or their engagement of advisors) was paid to the members of the Special Committee in connection with their service on the Special Committee.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the Merger Agreement, directors and officers of Zuora will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of Zuora Equity Awards

The following is an overview of the treatment of Zuora Equity Awards applicable to our current non-employee directors and executive officers.

Treatment of Zuora Equity Awards

The Merger Agreement provides for the following treatment of Zuora Equity Awards as of immediately prior to the Effective Time:

•

Each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is less than the Per Share Price will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the excess of the Per Share Price over the per share exercise price of such Zuora Option, by (b) the number of shares of Zuora Common Stock issuable upon the exercise of such Zuora Option immediately prior to the Effective Time. Each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is equal to or greater than the Per Share Price will be canceled for no consideration.

•

Each outstanding Zuora RSU, whether or not vested, will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora RSUs by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with the vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora RSU immediately prior to the Effective Time and to which such payment relates.

•

Each outstanding Zuora PSU (other than Forfeited Zuora PSUs) will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora PSUs immediately prior to the Effective Time, determined in accordance with the applicable award agreement governing such Zuora PSU, by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with any applicable performance conditions, vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora PSU immediately prior to the Effective Time and to which such payment relates.

•

Each Forfeited Zuora PSU (including Zuora PSUs granted to Mr. Tzuo on April 22, 2024, which are eligible to vest based on the achievement by Zuora’s Common Stock of certain share price thresholds) will be forfeited for no consideration.

Zuora PSUs held by our Executive Officers.

Each of the of the Zuora PSUs previously granted to our executive officers (other than the Forfeited Zuora PSUs), is divided into three performance tranches (except with respect to Mr. Hirsch, whose Zuora PSUs were granted in the middle of an ongoing performance period, and are divided into two tranches). Once a tranche is deemed earned, the Zuora PSUs vest over an additional period, subject to continued employment. The first tranche of each of the Zuora PSUs (apart from those held by Mr. Hirsch) have met their performance goals, and have been settled in shares of Zuora Common Stock. Upon the closing of a Change in Control (as defined in the Severance Agreements, and which includes the Merger), the first two tranches (or all tranches, if the first or second tranche has been achieved prior to such time, as is the case with the Zuora PSUs (other than the Forfeited Zuora PSUs) held by our executive officers) will be deemed achieved, and such Zuora PSUs will fully vest upon the earlier of (i) the first anniversary of the closing of the Change in Control and (ii) the last day of the relevant performance period (January 31, 2025), provided the executive officer continues to provide services to the successor company through such date. The Zuora PSUs (other than the Forfeited Zuora PSUs), as well as the Zuora RSUs, held by our executive officers are also subject to “double trigger” acceleration; in the event that the executive officer experiences a qualifying termination either in the three months preceding a Change in Control (but after a legally binding and definitive agreement for a potential change in control has been executed) or within the 12 months following a change in control (a “CIC Qualifying Termination”) all tranches that have been earned (including those deemed earned upon the closing of the Change in Control) will accelerate and become fully vested.

Treatment of the Zuora Employee Stock Purchase Plan

The Merger Agreement provides for the following treatment of the ESPP:

As soon as reasonably practicable (and in any event no later than 15 days following the date of the Merger Agreement), Zuora will take all actions it determines necessary to ensure that, subject to the occurrence of the Effective Time, (i) no new offering or purchase periods under the ESPP will commence, (ii) no new participants will be permitted into the ESPP, and (iii) the existing participants in the ESPP may not increase their elections with respect to the offering or purchase periods then in effect. Further, as soon as reasonably practicable (and in any event no later than 15 days) after the date of the Merger Agreement, Zuora will take all required actions to provide that, with respect to the ESPP: (A) the exercise date for any offering or purchase period in effect as of the date of the Merger Agreement will be the earlier of the original exercise date for such offering or purchase period and the date that is 60 days after the date of the Merger Agreement (the “Final Exercise Date”), (B) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of Zuora Common Stock in accordance with the ESPP as of the Final Exercise Date or, to the extent not used to purchase shares of Zuora Common Stock in accordance with the ESPP prior to the Effective Time, will be refunded to such participant through Zuora’s payroll system no later than 10 business days after the Final Exercise Date, without interest, and (C) the ESPP will terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights will be granted on or exercised under the ESPP thereafter. All shares of Zuora Common Stock purchased on the Final Exercise Date will be canceled at the Effective Time and converted into the right to receive the Per Share Price of $10.00.

The following table sets forth the estimated number of shares of Zuora Common Stock that may be purchased under the ESPP assuming that each executive officer will purchase shares of Zuora Common Stock on December 13, 2024 (the Final Exercise Date) based on accumulated payroll deductions as of October 31, 2024 (the latest practicable date before the filing of this proxy statement). We have assumed a purchase price of $5.23 per share, which represents 85% of $6.15 per share (the fair market value of Zuora Class A Common Stock as of December 15, 2022 (the first day of the offering)) (since we assume that the fair market value of Zuora Class A Common Stock as of the Final Exercise Date will be higher, based on the Per Share Price of $10.00).

Executive Officer	Estimated Number of Shares of Zuora Common Stock Issuable under ESPP	Estimated Value of Shares of Zuora Common Stock Issuable under ESPP
Tien Tzuo	0	$0
Todd E. McElhatton	0	$0
Robert J. E. Traube	1,481	$14,810
Andrew M. Cohen	0	$0
Peter D. Hirsch	0	$0

Equity Interests of Zuora’s Directors and Executive Officers

The following table sets forth for each of Zuora’s executive officers and directors the number of shares of Zuora Common Stock subject to his Zuora Options (to the extent that the exercise price of such Zuora Options is less than the Per Share Price of $10.00), Zuora RSUs and Zuora PSUs (apart from any Forfeited Zuora PSUs), in each case expected to be held on the Closing Date, assuming the following assumptions and such additional assumptions set forth in the footnotes to the table:

•	The Closing Date is January 27, 2025 (which is the assumed date solely for purposes of this proxy statement); and

•

the Zuora RSUs and Zuora PSUs include those that would be outstanding as of the assumed Closing Date in accordance with their regular vesting schedules and assuming continued service by the individual through such date; the Zuora Options include those that would be outstanding as of the assumed Closing Date, assuming that no Zuora Options are exercised prior to the assumed Closing Date, and assuming continued service through the Closing Date.

	Shares Underlying Zuora Options(1)(4)		Shares Underlying Zuora RSUs(2)(4)		Shares Underlying Zuora PSU Awards(3)(4)
Name	Number of Shares (#)	Value ($)	Number of Shares (#)	Value ($)	Number of Shares (#)	Value ($)	Total ($)
Non-Employee Directors
Jason Pressman	—	—	19,230	192,300	—	—	192,300
Omar Abbosh	—	—	19,230	192,300	—	—	192,300
Sarah R. Bond	—	—	19,230	192,300	—	—	192,300
Laura Clayton McDonnell	—	—	19,230	192,300	—	—	192,300
Kenneth A. Goldman	75,000	507,000	19,230	192,300			699,300
Amy Guggenheim Shenkan	—	—	19,230	192,300	—	—	192,300
Timothy Haley	—	—	19,230	192,300	—	—	192,300
John D. Harkey, Jr	—	—	40,567	405,670	—	—	405,670
Joseph Osnoss	—	—	27,904	279,040	—	—	279,040
Executive Officers
Tien Tzuo(5)	362,406	746,556	529,169	5,291,690	600,000	6,000,000	12,038,246
Todd E. McElhatton	—	—	414,800	4,148,000	300,000	3,000,000	7,148,000
Robert J. E. Traube	—	—	426,942	4,269,420	300,000	3,000,000	7,269,420
Andrew M. Cohen	—	—	190,834	1,908,340	150,000	1,500,000	3,408,340
Peter D. Hirsch(6)	—	—	375,000	3,750,000	300,000	3,000,000	6,750,000

(1)

Represents shares of Zuora Common Stock subject to Zuora Options with a per-share exercise price below the Per Share Price of $10.00 per share, whether vested or unvested, anticipated to be outstanding as of January 27, 2025, assuming that no Zuora Options that currently are, or will become exercisable prior to

January 27, 2025, will be exercised or canceled prior to such date. The values shown represent the product of the number of shares of Zuora Common Stock anticipated to be underlying such Zuora Options held by the relevant executive officer as of such date, multiplied by the excess of the Per Share Price over the average per-share exercise price of such Zuora Options.

(2)

Represents shares of Zuora Common Stock subject to Zuora RSUs anticipated to be outstanding as of January 27, 2025. The values shown represent the product of the number of shares of Zuora Common Stock anticipated to be subject to such Zuora RSUs held by the relevant executive officer as of such date multiplied by the Per Share Price.

(3)

Represents shares of Zuora Common Stock subject to Zuora PSUs anticipated to be outstanding as of January 27, 2025 (apart from any Forfeited Zuora PSUs). The values shown represent the product of the number of shares of Zuora Common Stock anticipated to be subject to such Zuora PSU held by the relevant executive officer as of such date multiplied by the Per Share Price. All Zuora PSUs held by our executive officers (except as described in (5) and (6) below) become eligible to vest based in three tranches on the achievement of certain performance metrics. All such Zuora PSUs have achieved the first vesting tranche and been settled with respect to such tranche; as of the Effective Time, the remaining Zuora PSUs will, pursuant to the relevant award agreements, be deemed to have achieved the second and third tranches and will convert in the Merger to rights to receive payment based solely on the executive’s continued service through January 31, 2025.

(4)

All of the Zuora Options held by Zuora’s executive officers with an exercise price below the Per Share Price are fully vested. As described further in the section of this proxy statement captioned “—Change in Control and Severance Benefits Under Existing Agreements,” each of the Zuora executive officers is eligible for vesting acceleration of his unvested Zuora Equity Awards in connection with certain qualifying terminations of employment under the Severance Agreements.

(5)

Mr. Tzuo also holds 300,000 Zuora PSUs that are scheduled to vest based on the achievement of certain share prices by Zuora Common Stock. Because the Per Share Price is below the relevant share price thresholds, these Zuora PSUs will be forfeited as of the Effective Time for no consideration.

(6)

The Zuora PSUs held by Mr. Hirsch were granted with only two performance tranches, as they were granted in the middle of an ongoing performance period. Each of these tranches will, as of the Effective Time, be deemed achieved, and will convert in the Merger to rights to receive payment based solely on Mr. Hirsch’s continued service through January 31, 2025.

Change in Control and Severance Benefits Under Existing Agreements

Each of our executive officers is a party to a Severance Agreement. The Severance Agreements provide that, in the event that the applicable executive officer’s employment is terminated by Zuora without “Cause” or resigns his or her employment with Zuora for “Good Reason” (each as defined in the Severance Agreements), in each case in the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change in control has been executed) or within the 12 months following a change in control, the applicable executive officer will be entitled to:

•	A lump sum severance payment of 12 months of base salary (or 18 months in the case of Mr. Tzuo);

•	The executive officer’s prorated target annual bonus for the year in which the termination occurs;

•	100% acceleration of any then-unvested time-based Zuora RSUs and Zuora Options, and acceleration of Zuora PSUs at 100% of target level of performance; and

•	Payment of premiums for continuing medical benefits for up to 12 months following the executive officer’s separation from Zuora.

For purposes of the Severance Agreements, “Good Reason” is defined as: (i) a material reduction in job duties or responsibilities, relative to those duties or responsibilities in place immediately prior to the change in control (with the explicit provision that a material change in duties or responsibility will not be deemed to have occurred solely as a result of a change in title and, with respect to Mr. Hirsch a situation where Zuora is acquired and becomes a business unit of the acquirer, and the executive retains similar duties or responsibilities for such business division or unit, even though not for the entirety of the acquirer, will not constitute “Good Reason”); (ii) a reduction of base salary or annual bonus by more than 10%, except for an across-the-board reduction for similarly situated executives employed by the acquirer and (iii) a relocation of the executive’s work office that would increase the executive officer’s work commute to more than 50 miles from such executive’s residence. There are certain notice and procedural requirements.

The severance benefits under the Severance Agreements are subject to the executive officer executing and not revoking a general release of claims in favor of Zuora. The severance benefits for Mr. Tzuo have been modified by a term sheet that will take effect in connection with the Merger. For more information, see “—New Compensation Arrangements with Zuora’s Executive Officers” below.

For an estimate of the value of the payments and benefits described above that would be payable to Zuora’s executive officers upon an involuntary termination in connection with the Merger, see “—Golden Parachute Compensation” below.

Each of the executive officers is also party to an employment agreement with Zuora. However, these employment agreements do not provide for any severance payments or benefits upon termination of employment apart from that provided for in the Severance Agreements.

New Compensation Arrangements with Zuora’s Executive Officers.

Mr. Tzuo entered into a term sheet with Parent which amends the terms of Mr. Tzuo’s Offer Letter and pursuant to which he will serve as the Chief Executive Officer of the Surviving Corporation as of the consummation of the Merger and will have certain governance rights with respect to the Surviving Corporation. Pursuant to such term sheet, following the Merger, Mr. Tzuo will receive a base salary of $750,000 per year and a target bonus of $750,000 per year. In addition, if Mr. Tzuo is terminated without “Cause” or resigns for “Good Reason” (each, as defined in the Severance Agreement) following the Merger, he will be entitled to a severance payment equal to two times his base salary. In addition, Mr. Tzuo waived the right to assert “Good Reason” as a result of the Merger.

Pursuant to the term sheet, Mr. Tzuo will, following the Merger, receive a grant of new appreciation-only equity awards in a parent entity of the Surviving Corporation representing 25% of a management equity program to be adopted following Closing to provide equity incentives to certain members of management and other service providers of the Surviving Corporation and its subsidiaries. 50% of the new appreciation-only equity award is subject to performance vesting conditions and 50% of the new appreciation-only equity award is subject to time vesting conditions and other terms to be mutually agreed by the parties. Mr. Tzuo’s new equity award is expected to be subject to certain transfer restrictions and restrictive covenant obligations. At Closing, Parent will reimburse Mr. Tzuo for his reasonable and documented out-of-pocket expenses incurred in connection with the Merger, including the drafting, negotiation and execution of the Support and Rollover Agreement and documents relating to the governance of Parent or a direct or indirect parent company of Parent and its subsidiaries.

As of the date of this proxy statement, none of Zuora’s executive officers (other than Mr. Tzuo as described in this section) have (i) reached an understanding on potential employment or other retention terms with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates), or (ii) entered into any definitive agreements or arrangements regarding employment or other retention terms with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates) to be effective following the consummation of the Merger. However, following the filing of the preliminary proxy statement on November 25, 2024 and prior to the Effective Time, Parent or Merger Sub (or their respective affiliates) have begun discussions with certain of Zuora’s employees (including certain of its executive officers) regarding employment or other retention terms and may enter into definitive agreements regarding employment, retention, or the right to purchase or participate in the equity of the Surviving Corporation or one or more of its affiliates in connection with the Merger. Any such agreements will not increase or decrease the Per Share Price paid to Zuora’s stockholders in the Merger.

Golden Parachute Compensation

The information set forth in the tables below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of Zuora’s named executive officers (“NEOs”) that is based on or otherwise relates to the Merger and assumes, among other things, that the Merger is consummated and that the NEOs will incur a severance-qualifying termination of employment immediately following consummation of the Merger. The NEOs for Zuora’s fiscal year ended January 31, 2024 consisted of Tien Tzuo, Todd E. McElhatton, Robert J. E. Traube, Andrew M. Cohen and Peter D. Hirsch. Our stockholders are being asked to approve, on a non-binding, advisory basis, such compensation. Because the vote to approve such compensation is advisory only, it will not be binding on Zuora, the Zuora Board or Parent. Accordingly, if the Merger Proposal is approved by our stockholders and the Merger is completed, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the tables below and above under “—Interests of Zuora’s Directors and Executive Officers in the Merger”.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before the Closing. For purposes of calculating such amounts, on a pre-tax basis, we have assumed:

•	that the Merger is successfully completed on January 27, 2025;

•

each NEO experiences an involuntary termination on January 27, 2025, based on the terms of his or her respective Severance Agreement (as described above in “—Change in Control and Severance Benefits Under Existing Agreements”);

•

the NEO’s base salary rates and target bonuses remain unchanged from those in effect as of the date of the signing of the Merger Agreement (other than for Mr. Tzuo, whose base salary and target bonus are provided for in the term sheet he entered into with Parent described above);

•

Zuora Equity Awards are valued based upon the Per Share Price, and do not forecast any potential grants, forfeiture of Zuora Equity Awards or the potential exercise of any outstanding Zuora Options between the date hereof and the assumed Closing Date;

•	All Zuora RSUs scheduled to vest between the date hereof and the assumed Closing Date based on continued employment will vest and are not included in this table; and

•	Zuora PSUs held by each NEO (other than the Forfeited Zuora PSUs held by Mr. Tzuo) will be deemed to have met all relevant performance thresholds as of immediately prior to the Effective Time.

Golden Parachute Compensation

Name	Cash Severance ($)(1)	Equity ($)(2)(3)	Perquisites / Benefits ($)(4)	Total ($)
Tien Tzuo	2,092,350	11,291,670	45,000	13,429,040
Todd E. McElhatton	796,875	7,148,000	16,000	7,960,875
Robert J. E. Traube	895,082	7,269,420	49,000	8,213,502
Andrew M. Cohen	597,814	3,408,340	45,000	4,051,154
Peter D. Hirsch	717,049	6,750,000	32,000	7,499,049

(1)	The amounts shown in this column represent the estimated value of the cash severance each named executive officer is eligible to receive upon a CIC Qualifying Termination. For Mr. Tzuo, the cash severance payment consists of an amount equal to the sum of 24 months of his annual base salary, plus target annual bonus, prorated based on the number of days worked in the fiscal year, payable in a lump-sum. For Messrs. McElhatton, Traube, Cohen and Hirsch, the cash severance payment consists of an amount equal to the sum of 12 months of the executive officer’s annual base salary, plus target annual bonus, prorated based on the number of days worked in the fiscal year, payable in a lump-sum. Each such named executive officer’s cash severance payment is a “double-trigger” payment, as it would only be payable in the event of a termination in connection with a change in control (as defined in the Severance Agreements, and which definition includes the Merger).

(2)

All of the Zuora Options held by the NEOs that have a per-share exercise price below the Per Share Price are fully vested. As described above, the NEOs are each entitled to “double-trigger” acceleration of all Zuora RSUs and Zuora PSUs held at the time of a CIC Qualifying Termination. The amounts shown in this column represent the estimated aggregate value of each NEO’s unvested Zuora RSUs and unvested Zuora PSUs as of the assumed Closing Date, as further detailed in the table above in the section “—Equity Interests of Zuora’s Directors and Executive Officers”. The estimated amounts shown in this table do not include the value of the Zuora PSUs granted to Mr. Tzuo on April 22, 2024, which are eligible to vest based on the achievement of certain share price thresholds and will be canceled at the Effective Time for no consideration.

(3)

The amounts shown in this column represent the estimated value of health insurance premiums payable by Zuora on behalf of each of the NEOs for 12 months following a CIC Qualifying Termination. Each such payment would be a “double-trigger” payment, as it would only be payable in the event of a termination in connection with a change in control (as defined in the Severance Agreements, and which definition include the Merger).

New Grants of Equity Awards

Zuora is permitted, pursuant to the terms of the Merger Agreement, to issue up to 2,200,000 new awards of Zuora RSUs and/or cash retention bonus awards in replacement of certain Zuora PSUs held by the executive officers that may be forfeited for no consideration in the event that the Merger is not consummated prior to January 31, 2025, subject to approval of the Zuora Board, or the compensation committee of the Zuora Board. These Zuora RSUs or cash retention bonus awards will vest and become payable, if issued, immediately prior to Closing. The compensation committee and the Zuora Board have taken action to grant the replacement Zuora RSUs awards, effective as of February 3, 2025. These awards will not be granted if the Closing Date occurs on or prior to January 31, 2025 or if the Merger Agreement is terminated pursuant to its terms on or prior to January 31, 2025. Moreover, the awards will be forfeited automatically without any action of Zuora or the recipients of such awards if the Merger Agreement is terminated pursuant to its terms without the occurrence of the Closing.

Intent of Zuora’s Directors and Executive Officers to Vote in Favor of the Merger

Zuora’s directors and executive officers have informed Zuora that, as of the date of this proxy statement, they intend to vote all of the shares of Zuora Common Stock owned directly by them in favor of the Merger Proposal and each of the other proposals listed in this proxy statement. As of October 15, 2024, the CEO Rollover Stockholders (including Mr. Tzuo) beneficially owned, in the aggregate, 9,912,781 shares of Zuora Common Stock, collectively representing approximately 38% of the voting power of the shares of Zuora Common Stock outstanding, which the CEO Rollover Stockholders are obligated to vote in favor of the Merger Proposal and the Adjournment Proposal pursuant to the Support and Rollover Agreement. As of October 15, 2024, Zuora’s directors and executive officers (not including than Mr. Tzuo) beneficially owned, in the aggregate, 2,106,005 shares of Zuora Common Stock, collectively representing approximately 2% of the voting power of the shares of Zuora Common Stock outstanding, which they intend to vote in favor of the Merger Proposal and each of the other proposals listed in this proxy statement.

For purposes of clarity, the shares of Zuora Common Stock that the directors and executive officers are entitled to vote shall be included in determining whether the Merger Proposal has been approved by the affirmative vote of the holders of a majority of the outstanding shares of Zuora Common Stock entitled to vote thereon, but the shares held by Zuora’s directors and executive officers will be excluded from determining whether the Merger Proposal has been approved by the affirmative vote of the holders of a majority of the outstanding shares of Zuora Common Stock held by the Unaffiliated Company Stockholders entitled to vote thereon.

Intent of Certain Stockholders to Vote in Favor of the Merger

On October 17, 2024, the CEO Rollover Stockholders entered into the Support and Rollover Agreement with Parent, Zuora and the other parties thereto. As of October 15, 2024, the CEO Rollover Stockholders beneficially owned, collectively, approximately 6.4% of the outstanding shares of Zuora Common Stock, representing approximately 38% of the voting power of outstanding shares of Zuora Common Stock. Under the Support and Rollover Agreement, the CEO Rollover Stockholders have agreed to vote their shares of Zuora Common Stock in favor of the adoption of the Merger Agreement and certain other matters, subject to certain terms and conditions contained therein. In addition, under the Support and Rollover Agreement, immediately prior to the Effective Time, the CEO Rollover Stockholders will contribute to a direct or indirect parent company of Parent shares of Zuora Common Stock with an aggregate value (based on the Per Share Price) equal to $70,000,000 in exchange for equity interests in such a direct or indirect parent company of Parent. As a result of the Merger, the Rollover Shares contributed to such parent company of Parent by the CEO Rollover Stockholders will be canceled and extinguished without any conversion thereof or consideration paid therefor. The Rollover Shares will consist solely of shares of Zuora Class B Common Stock held by the CEO Rollover Stockholders and will not consist of any shares of Zuora Class A Common Stock.

For more information, see the section of this proxy statement captioned “The Voting, Support and Rollover Agreement” and the full text of the Support and Rollover Agreement, attached as Annex C to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.

Closing and Effective Time of the Merger

The Closing will take place on the third business day after satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to the Merger set forth in the Merger Agreement (described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of such conditions at the Closing), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to the Merger Agreement, except that notwithstanding the satisfaction or the waiver of the conditions to the Merger as set forth in the Merger Agreement, unless otherwise agreed in writing by Parent, the Closing will not occur prior to January 27, 2025. On the Closing Date, the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing of such Certificate of Merger, or at a later time and date agreed to in writing by the parties and specified in such Certificate of Merger in accordance with the DGCL.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

U.S. Federal Income Tax Considerations of the Merger

The following discussion is a summary of the material U.S. federal income tax considerations of the Merger generally applicable to holders whose shares of Zuora Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, its legislative history, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, court decisions, published positions of the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or to differing interpretations at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion applies only to holders who hold shares of Zuora Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes) and does not address any tax consequences applicable to holders of Zuora Equity Awards. In addition, this summary does not address or consider any state, local or non-U.S. tax consequences, any aspects of the alternative minimum tax, the Medicare tax on net investment income, or any U.S. federal estate, gift or other non-income tax consequences that may be relevant or applicable to a particular holder in connection with the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, nor does it address any consequences to holders subject to special rules under U.S. federal income tax law, including, for example:

•	banks and other financial institutions;

•	mutual funds;

•	insurance companies;

•	tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations, and qualified foreign pension funds;

•	retirement or other tax deferred accounts;

•

S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulates earnings to avoid U.S. federal income tax;

•	dealers and brokers in securities, currencies or commodities;

•	dealers or traders in securities that elect to use the mark-to-market method of accounting with respect to Zuora Common Stock;

•	regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;

•	U.S. expatriates or certain former citizens or long-term residents of the United States;

•	persons that own or have owned (directly, indirectly or constructively) five percent (5%) or more of Zuora Common Stock (by vote or value);

•

persons who hold their shares of Zuora Common Stock as part of a hedging, constructive sale or conversion, straddle, synthetic security, integrated investment or other risk reduction transaction for U.S. federal income tax purposes;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Zuora Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL;

•

persons that acquired their shares of Zuora Common Stock pursuant to the exercise of employee stock options or warrants or otherwise as compensation or in connection with the performance of services; or

•	persons whose “functional currency” is not the U.S. dollar.

If a partnership (or other entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Zuora Common Stock, the tax treatment of a partner in such partnership (or other entity or arrangement) will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Zuora Common Stock and partners therein should consult their tax advisors regarding the tax consequences of the Merger to their particular circumstances.

No ruling from the IRS and no opinion of counsel has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Merger described herein. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY, DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER, AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL THE TAX CONSEQUENCES RELATING TO THE MERGER. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Zuora Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of Zuora Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis will generally equal the U.S. Holder’s acquisition cost less any prior distribution paid to such U.S. Holder with respect to its shares of Zuora Common Stock treated as a return of capital. Gain or loss will be determined separately for each block of shares of Zuora Common Stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Zuora Common Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Subject to the discussion below under “—Information Reporting and Backup Withholding,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized pursuant to the Merger unless:

•

such gain is effectively connected with the conduct of a trade or business by such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and any such gain of a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of thirty percent (30%) (or such lower rate as may be specified by an applicable income tax treaty); or

•

such Non-U.S. Holder is an individual who is present in the United States for one hundred and eighty-three (183) days or more in the taxable year of the Merger, and certain other conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of thirty percent (30%) (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24 percent) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding will generally not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or its successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such Non-U.S. Holder’s foreign status on the applicable IRS Form W-8 (or its successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES OF ZUORA COMMON STOCK PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Regulatory Approvals Required for the Merger

General Efforts

Under the Merger Agreement, Parent and Zuora agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including: (1) obtaining of all necessary actions or non-actions, waivers, consents and approvals from governmental authorities and the making of all necessary registrations and filings (including filings with governmental authorities, if any), (2) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties (provided that Zuora will not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver, unless such payment, concession or liability is requested by Parent and is conditioned and effective only upon the Closing), and (3) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

HSR Act; Competition Laws

Under the HSR Act, the Merger cannot be completed until Parent and Zuora file a Notification and Report Form with the FTC and the DOJ and the applicable waiting period has expired or been terminated. The Parent and Zuora filed a notification and report form with the FTC and DOJ on October 31, 2024. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day initial waiting period following the parties’ filing of their respective HSR Act notification forms, unless extended, or the termination of that initial or extended waiting period. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on December 2, 2024.

Parent and Zuora (and their respective affiliates, if applicable) have each agreed to as promptly as reasonably practicable provide such information as may reasonably be requested by the DOJ or FTC under the HSR Act or by any other governmental authority under applicable antitrust laws or foreign investment laws in connection with the Merger and the other transactions contemplated by the Merger Agreement, as well as any information required to be submitted to comply with a request for additional information in order to commence or end a statutory waiting period, in each case, subject to certain limitations.

In addition, under the Merger Agreement, consummation of the Merger also is subject to receipt of certain additional consents under certain antitrust laws and foreign investment laws (unless excluded by waiver mutually agreed between the parties, if permissible under applicable law), consisting of receipt of a clearance decision pursuant to the (1) Austrian Federal Competition Act, (2) German Act against Restraints on Competition, (3) UK National Security and Investment Act 2021, (4) Italian Law Decree 15 March 2021, No. 21, and (5) the foreign investment law in Bulgaria, if such foreign investment law in Bulgaria comes into effect pursuant to final and binding regulations prior to the Closing Date, unless such approval is not required under applicable law (as mutually determined in good faith by Parent and Zuora acting reasonably) or waived by Parent in its discretion. Parent and Zuora, as applicable, filed the applicable notifications and reports required under each of the (1) Austrian Federal Competition Act, (2) German Act against Restraints on Competition, (3) UK National Security and Investment Act 2021 and (4) Italian Law Decree 15 March 2021, No. 21 on November 15, 2024. The German merger control clearance was received on December 3, 2024, and the Austrian merger control clearance was received on December 14, 2024. The Italian foreign investment clearance was received on December 20, 2024.

In each case, the relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC, the DOJ or foreign governmental authorities of any other applicable jurisdiction could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of Zuora or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Subject to the terms of the Merger Agreement, Parent agreed to obtain all clearances, consents, approvals and waivers under antitrust laws that may be required by any governmental authority, so as to enable the parties to the Merger Agreement to consummate the Merger and the other transactions contemplated by the Merger Agreement, including committing to and effecting, by consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, transfer, assignment or other disposition of such assets or businesses of Zuora or its subsidiaries and controlled affiliates as are required to be divested in order to vacate, lift reverse or overturn any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by the Merger Agreement.

Financing of the Merger

The Merger is not subject to a financing condition. The Parent Entities estimate that the total amount of funds necessary to complete the Merger will be approximately $1.787 billion, including estimated transaction fees and expenses. The Parent Entities the Merger Sub intend to fund the amounts necessary to complete the Merger through a combination of the following:

•

Equity Financing of up to $467,000,000 to be provided or secured by the Equity Investors, consisting of up to $57,000,000 to be provided by the Silver Lake Investor and up to $410,000,000 to be provided by the GIC Investor;

•	Debt Financing of up to $850,000,000 to be provided by the Debt Financing Sources (together with the Equity Financing, the “Financing”);

•	available cash on hand of Zuora in an amount equal to at least the Minimum Cash Amount;

•	the SL Convertible Notes Contribution; and

•	the contribution of Zuora Common Stock pursuant to the Support and Rollover Agreement.

Parent has obtained the equity and debt financing commitments described below. The funding of the proceeds under each of the financing commitments is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to each proposed financing in accordance with the terms set forth in the applicable commitment letter, and (ii) the Closing in accordance with the Merger Agreement. Parent has represented to Zuora that the committed equity and debt financing, when funded in full, together with available cash on hand of Zuora in an amount equal to the Minimum Cash Amount and the SL Convertible Notes Contribution, will provide sufficient funds to complete the transactions contemplated by the Merger Agreement. For more information, see the section entitled “The Merger Agreement—Other Covenants—Financing” beginning on page 139.

Equity Financing

Pursuant to the SL Equity Commitment Letter, the Silver Lake Investor has committed to provide to Parent (or a parent entity that directly or indirectly wholly owns Parent), on the terms and subject to the conditions set forth in the SL Equity Commitment Letter, an aggregate equity commitment equal to $57,000,000, in the form of cash in immediately available U.S. funds to fund a portion of the payment of the aggregate Per Share Price and other amounts required to be paid under the Merger Agreement. In addition to the SL Equity Financing, the Silver Lake Filing Parties will contribute a portion of the Convertible Notes directly or indirectly to Parent or another affiliate thereof immediately prior to the Closing, and the value of such Convertible Notes to be contributed is expected to be approximately $400,000,000 (determined based on the cash that Zuora would otherwise have been required to pay to repurchase such Convertible Notes at the Fundamental Change Repurchase Price (as such term is defined in the Convertible Notes Indenture, and which is equal to the principal amount of the Convertible Notes to be repurchased plus all remaining scheduled interest on such Convertible Notes (accruing at the PIK rate) through maturity as if such Convertible Notes remained outstanding through maturity for the purposes of this calculation). Thus, the sum of the commitments of the Silver Lake Filing Parties under the SL Equity Commitment Letter and pursuant to the SL Convertible Notes Contribution is approximately $457,000,000.

Pursuant to the GIC Equity Commitment Letter, the GIC Investor has committed to provide to Parent (or a parent entity that directly or indirectly wholly owns Parent), on the terms and subject to the conditions set forth in the GIC Equity Commitment Letter, an aggregate equity commitment equal to $410,000,000, in the form of cash in immediately available U.S. funds to fund a portion of the payment of the aggregate Per Share Price and other amounts required to be paid under the Merger Agreement.

The Equity Investors’ financing commitments are generally subject to the satisfaction of the conditions to Parent and Merger Sub’s obligations to effect the Closing as set forth in the Merger Agreement, the substantially concurrent satisfaction of the Debt Financing pursuant to the Debt Commitment Letter solely with respect to amounts required to consummate the Merger, and the substantially concurrent consummation of the Closing on the terms and subject to the conditions of the Merger Agreement.

The Equity Financing contemplated by the Equity Commitment Letters will terminate upon the earliest to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the assertion by or on behalf of Zuora or any of its affiliates of certain claims and legal actions prohibited by the Equity Commitment Letters against the Equity Investors, Parent or Merger Sub or any of their related parties, in each case, other than claims and legal actions expressly permitted by the Equity Commitment Letters, Limited Guarantees or the Merger Agreement or any claim under the confidentiality agreement relating to the Merger, (iii) any final, non-appealable judgment of a court of competent jurisdiction against any of Parent, Merger Sub or Guarantor with respect to any non-prohibited claim that includes an award of either the Parent Termination Fee or the Regulatory Termination Fee, the reimbursement obligations and/or the enforcement costs (as discussed further in the section entitled “The Merger Agreement—Specific Performance” beginning on page 143), (iv) the Closing and the payment of the Equity Financing commitment amounts, and (v) with respect to each individual Equity Commitment Letter, the valid termination of the other Equity Commitment Letter other than following the other Equity Investor’s funding its Equity Financing commitment amount or in connection with any equity assignment.

Parent and Zuora have agreed that Parent may assign the obligations under the Equity Commitment Letters and/or the Limited Guarantees, in whole or in part, if under certain circumstances it is reasonably likely that applicable antitrust or foreign investment law approvals will not be received prior to the End Date. Such assignment would not trigger a Regulatory Termination Fee unless the Merger Agreement is later terminated in specified circumstances, as further described in the section of this proxy statement captioned “The Merger Agreement—Regulatory Termination Fee.” Except for such assignment right, there is no alternative financing plan or arrangement with respect to the Equity Financing.

Debt Financing

Concurrently with the execution of the Merger Agreement, the Parent Entities entered into the Original Debt Commitment Letter, with the Debt Financing Sources, which was amended and restated on November 13, 2024 to add additional Debt Financing Sources. Subject to the terms and conditions set forth in the Debt Commitment Letter, the Debt Financing Sources committed, severally and not jointly, to provide debt financing in an aggregate principal amount of up to $950,000,000, consisting of an (i) up to $850,000,000 senior secured term loan B facility (to be used to finance a portion of the consideration for the Merger) and (ii) up to $100,000,000 senior secured revolving facility (which is not expected to be used to finance the consideration for the Merger). At and after the Closing, the $100,000,000 senior secured revolving facility will be made available to the Company on a revolving basis to finance its working capital needs and other general corporate purposes. The commitments under the Debt Commitment Letter expire on the date that is five business days after the Outside Date, as such date may be extended pursuant to the terms of the Merger Agreement (as in effect on the date of the Original Debt Commitment Letter), including for regulatory approvals and in the event of litigation.

During the Pre-Closing Period, Zuora will and will use reasonable best efforts to cause each of its representatives to provide such reasonable cooperation as is customary and reasonably requested by the Parent Entities in connection with the obtaining and arranging of the Debt Financing, as further described in the section entitled “The Merger Agreement—Other Covenants—Financing” beginning on page 139.

The Debt Financing is conditioned on the Closing in accordance with the Merger Agreement, as well as other customary conditions set forth in the Debt Commitment Letter, including, but not limited to:

•

subject to certain limitations, the execution and delivery of (i) definitive documentation in respect of the Debt Financing, substantially consistent with the Debt Commitment Letter and (ii) documents and instruments necessary to establish a perfected security interest in the collateral for the Debt Financing;

•	the completion of the cash equity contribution by the GIC Investor and certain other investors arranged by and/or designated by Silver Lake and the GIC Investor, as the case may be;

•	the completion of the Convertible Notes Repurchase (as defined below) and the SL Convertible Notes Contribution;

•	subject to certain limitations, the absence of a Material Adverse Effect having occurred and been continuing since the date of the Merger Agreement;

•	payment of all applicable fees and expenses in connection with the Debt Financing;

•	delivery of certain audited and unaudited financial statements of Zuora;

•

receipt by the Debt Financing Sources of documentation and other information about Merger Sub and certain loan parties in the Debt Financing required under applicable “know your customer” and anti-money laundering rules and regulations (including without limitation the PATRIOT Act);

•	the repayment of certain outstanding debt of the Zuora’s subsidiaries; and

•	the accuracy in all material respects of certain representations and warranties in the Merger Agreement and specified representations and warranties in the debt financing documents.

The documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this information statement. In particular, certain terms of the Debt Financing are subject to “flex” provisions.

The Debt Financing Sources may invite other banks, financial institutions and institutional lenders to participate in the Debt Financing contemplated by the Debt Commitment Letter and to undertake a portion of the commitments to provide such Debt Financing.

There are no alternative financing plans or arrangements with respect to the Debt Financing.

Terms of the Debt Facilities

Obligors and Security

The borrower under the credit facilities will be a newly formed limited liability company organized under the laws of the United States or any state thereof and an indirect subsidiary of Zuora. The credit facilities will be guaranteed, subject to certain agreed upon exceptions, on a joint and several basis by the borrower and each direct and indirect wholly owned U.S. restricted subsidiary of the borrower. The credit facilities will be secured, subject to certain agreed upon exceptions, by (1) a perfected first priority security interest in substantially all the tangible and intangible assets of the borrower and the guarantors and (2) a perfected first-priority pledge of 100% of the capital stock of each direct and wholly owned material restricted subsidiary of the borrower and each other guarantor, in each case subject to certain exceptions.

Interest Rates, Fees and Amortization

Interest under the senior secured term loan B facility and the senior secured revolving facility will in each case be payable, at the option of the borrower, either at a base rate or a Term SOFR-based rate plus a margin to be determined in accordance with the provisions of the Debt Commitment Letter.

The borrower may elect interest periods under the credit facilities of one, three or six months (or twelve months or less than one month if agreed to by all lenders) with respect to loans bearing interest based on Term SOFR. Interest will be payable in arrears, (a) in the case of loans bearing interest based on Term SOFR, at the end of each interest period (but at least every three months) and (b) in the case of loans bearing interest based on the base rate, quarterly in arrears. In addition, the borrower is required to pay a commitment fee on any unutilized commitments under the senior secured revolving facility. The borrower is also required to pay customary letter of credit fees.

The senior secured term loan B facility will mature seven years from the date of consummation and funding of the senior secured term loan B facility (the “Closing Date”) and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount. The senior secured revolving facility will mature five years from the Closing Date and will have no amortization.

Prepayments

The senior secured term loan B facility will require the borrower to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage will be reduced to 25% and 0% upon achievement of certain first lien leverage ratios) of the borrower’s annual excess cash flow, commencing with the first full fiscal year of the borrower to occur after the Closing Date;

•

100% (which percentage will be reduced to 50% and 0% upon achievement of certain first lien leverage ratios) of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the borrower and its restricted subsidiaries (including insurance and condemnation proceeds), subject to de minimis thresholds and subject to the rights of the borrower and its restricted subsidiaries to reinvest the proceeds and other exceptions to be set forth in the debt facilities documentation; and

•	100% of the net cash proceeds of any issuance or incurrence of debt by the borrower or any of its restricted subsidiaries, other than debt permitted under the credit facilities.

The borrower may voluntarily repay outstanding loans under the credit facilities at any time without premium or penalty, subject to a 1% prepayment premium with respect to the senior secured term loan B facility in the event of certain voluntary prepayments or refinancings thereof that occur prior to the six-month anniversary of the Closing Date and reduces the effective yield of the senior secured term loan B facility.

Certain Covenants and Events of Default

The credit facilities will contain customary affirmative covenants including, among other things, delivery of annual audited and quarterly unaudited financial statements, notices of defaults, material litigation and material ERISA events, maintenance of property and customary insurance, payment of taxes and compliance with laws and regulations. The credit facilities will also contain customary negative covenants that, subject to certain exceptions, qualifications and “baskets,” generally will limit the borrower’s and its restricted subsidiaries’ ability to incur debt, create liens, make fundamental changes, enter into asset sales and sale-and-lease back transactions, make certain investments and acquisitions, pay dividends or distribute or redeem certain equity and prepay or redeem certain debt. The senior secured revolving facility will also be subject to a first lien net leverage ratio maintenance covenant.

The credit facilities will also contain certain customary events of default (including upon a change of control).

CEO Rollover

Concurrently with the execution and delivery of the Merger Agreement, Zuora, Parent, Holdco and, solely for purposes specified therein, Silver Lake Alpine II, L.P., entered into the Support and Rollover Agreement.

Pursuant to the Support and Rollover Agreement, among other things, the CEO Rollover Stockholders will elect and thereafter contribute shares of Zuora Common Stock with an aggregate value of $70,000,000 to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent. Such contribution and exchange will happen immediately prior to the Closing and, solely as a result of such contribution and exchange, the CEO Rollover Stockholders (together, as applicable, with their respective affiliates) will own approximately 8.4%, collectively, of such direct or indirect parent company of Parent, following the consummation of such contribution and exchange. As a result of the Merger, the shares of Zuora Common Stock contributed to such direct or indirect parent company of Parent by the CEO Rollover Stockholder will be canceled and extinguished without any conversion thereof or consideration paid therefor along with the other Owned Company Shares.

The consummation of the exchange of Zuora Common Stock contemplated by the Support and Rollover Agreement is subject to (1) the satisfaction, or written waiver (to the extent permitted) by Parent of all conditions to the obligation of the Parent Entities to consummate the Merger and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in sections 7.01 and 7.02 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver by the Parent Entities (to the extent permitted thereunder) of such conditions), (2) the contemporaneous funding of the Equity Financing and, if applicable, the Debt Financing, at the Closing, and (3) the contemporaneous consummation of the Merger at the Effective Time.

The Support and Rollover Agreement will terminate at the earliest of (1) the Effective Time, (2) the valid termination of the Merger Agreement in accordance with its terms, or (3) any amendment to the Merger Agreement that reduces the amount or changes the form or type of merger consideration (other than adjustments in accordance with the Merger Agreement or any increase in the Per Share Price), materially reduces, or imposes any material conditions, requirements or restrictions on, such CEO Rollover Stockholder’s right to receive the consideration payable to such CEO Rollover Stockholder under the Merger Agreement in accordance with the terms thereof. A copy of the Support and Rollover Agreement is attached as Annex C to this proxy statement and is incorporated herein by reference.

Minimum Cash

Pursuant to the Merger Agreement, as a condition to the Closing, the amount of cash and cash equivalents on hand of Zuora available to Parent as a funding source for the Closing and the Convertible Notes Repurchase is required to be at least equal to the Minimum Cash Amount.

Contribution of Silver Lake Convertible Notes

Pursuant to the Merger Agreement, immediately prior to the Closing, Zuora will purchase from the Silver Lake Filing Parties (the “Convertible Notes Repurchase”) a portion of its Convertible Notes in an amount to be specified by Parent for cash at the Fundamental Change Repurchase Price (as such term is defined in Convertible Notes Indenture, and which is equal to the principal amount of the Convertible Notes to be repurchased plus all remaining scheduled interest on such Convertible Notes (accruing at the PIK rate) through maturity as if such Convertible Notes remained outstanding through maturity for the purposes of this calculation); provided, that the aggregate amount of cash to be paid by Zuora to repurchase such portion of the Convertible Notes shall not exceed $130,000,000. All other outstanding Convertible Notes held by the Silver Lake Filing Parties that are not so purchased shall be contributed directly or indirectly to Parent or another affiliate thereof (the “SL Convertible Notes Contribution”) and following such contribution, such Silver Lake Filing Parties shall no longer be entitled or permitted to require Zuora to repurchase, or exercise their conversion right with respect to, the Convertible Notes so contributed. The value of the Convertible Notes to be contributed by the Silver Lake Filing Parties pursuant to the SL Convertible Notes Contribution is expected to be approximately $400,000,000 (determined based on the cash that Zuora would otherwise have been required to pay to repurchase such the Convertible Notes at the Fundamental Change Repurchase Price).

Limited Guarantees

Pursuant to the limited guarantee, dated October 17, 2024 (the “SL Guarantee”), the Silver Lake Investor has agreed to guarantee the payment obligations of Parent with respect to (a) the Parent Termination Fee, (b) the Regulatory Termination Fee (provided that the Silver Lake Investor’s maximum aggregate liability for the Regulatory Termination Fee will not exceed $13,409,000) and (c) certain reimbursement obligations and enforcement costs that may be owed by Parent (which reimbursement obligations and enforcement costs shall not exceed $2,650,000), in each case, pursuant to and in accordance with the terms and conditions of the Merger Agreement; provided that the Silver Lake Investor’s maximum aggregate liability under the SL Guarantee will not exceed $56,233,000.

Pursuant to the limited guarantee, dated October 17, 2024 (the “GIC Guarantee” and together with the SL Guarantee, the “Limited Guarantees”), the GIC Investor (together with the Silver Lake Investor, with respect to the Limited Guarantees, the “Guarantors”) has agreed to guarantee the payment obligations of Parent with respect to (a) the Parent Termination Fee, (b) the Regulatory Termination Fee (provided that the GIC Investor’s maximum aggregate liability for the Regulatory Termination Fee will not exceed $11,891,000) and (c) certain reimbursement obligations and enforcement costs that may be owed by Parent (which reimbursement obligations and enforcement costs shall not exceed $2,350,000), in each case, pursuant to and in accordance with the terms and conditions of the Merger Agreement; provided that the GIC Investor’s maximum aggregate liability under the GIC Guarantee will not exceed $49,867,000. The sum of the obligations of the Silver Lake Investor and the GIC Investor with respect to their respective portions of the Parent Termination Fee and the Regulatory Termination Fee are equal to the aggregate amount of the Parent Termination Fee of $101,100,000 and the aggregate amount of the Regulatory Termination Fee of $25,300,000, and are subject to the limitations set forth in the Limited Guarantees and the Merger Agreement, as more fully described in the sections entitled “The Merger Agreement—Parent Termination Fee” and “The Merger Agreement—Regulatory Termination Fee” beginning on pages 142 and 143, respectively.

Each of the Limited Guarantees will terminate upon the earliest to occur of (i) the Closing and the payment of all amounts required to be paid at the Closing under the Merger Agreement, (ii) payment in full of the obligations thereunder, (iii) the valid termination of the Merger Agreement in accordance with its terms, (iv) with respect to each individual Limited Guarantee, the valid termination of the other Limited Guarantee, (v) 60 days following the valid termination of the Merger Agreement in accordance with its terms, unless (x) Zuora has made a claim in writing with respect to such obligations thereunder during such 60-day period and (y) Zuora has commenced a proceeding during such 60-day period against the Guarantors or Parent alleging that Parent is liable for such obligations thereunder, in which case the Limited Guarantee will terminate no later than the earlier of the final adjudication of such claim after which no further appeal may be taken or the written agreement of the parties to such proceeding in settlement of such claim and terminating such proceeding) and (vi) the mutual agreement by the Guarantor and the Guaranteed Party (as defined in the Merger Agreement) to terminate the Limited Guarantee.

Delisting and Deregistration of Zuora Common Stock

If the Merger is completed, Zuora Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations. Zuora will no longer file periodic reports, current reports and proxy and information statements with the SEC on account of Zuora Common Stock.

Fees and Expenses

Except as described under “The Merger Agreement—Company Termination Fee,” if the Merger is not completed, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses, and in the case of the Special Committee, all fees and expenses will be paid by Zuora. If the Merger is completed, all costs and expenses incurred by Parent or Merger Sub in connection with the transaction will be paid by the Surviving Corporation. Total fees and expenses incurred or to be incurred by Zuora (including the Special Committee) are estimated at this time to be as follows:

Description	Amount ($)
Financial advisory fees and expenses	42,250,000
Legal fees and expenses	14,160,000
SEC filing fees	265,464
Printing, proxy solicitation, EDGAR filing and mailing expenses	525,000
Miscellaneous	5,430,000
Total	62,630,464

It is also expected that Merger Sub and/or Parent will incur approximately $38.3 million of financing costs, legal fees, exchange agent fees, and other advisory fees. Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense.

Certain Material Relationships

Since 2021, Goodwin has separately provided legal services to GIC on ongoing investment matters unrelated to the proposed Merger and has received fees of approximately $2.2 million, in the aggregate, for such work. In 2021 and 2022, Goodwin separately provided legal services to Silver Lake on investment matters unrelated to the proposed Merger. and received de minimis fees for such work. Goodwin has not provided any legal services to Zuora or Mr. Tzuo. Goodwin has only provided legal services to the Special Committee in connection with the proposed Merger.

Litigation Relating to the Merger

As of the date of this proxy statement, one purported Zuora stockholder has filed a complaint in the United States District Court for the Northern District of California relating to the proposed Merger against Zuora and members of the Zuora Board; Kakarla v. Zuora et al., No. 3:24-cv-8620 (N.D. Cal. Dec. 2, 2024) (the “Complaint”).

The Complaint alleges that Zuora filed a preliminary proxy statement that is materially deficient and misleading including because it allegedly omits material information regarding the sales process. The Complaint asserts claims against the Company and the Board of Directors under Sections 14(a) and 20(a) of the Exchange Act and, by way of relief, seeks an award of damages, certain equitable relief, and an award of attorney’s fees and expenses.

Zuora believes that the Complaint is without merit. Additional lawsuits arising out of the proposed Merger may be filed in the future. No assurances can be made as to the outcome of such lawsuits or the Complaint.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain forward-looking statements. All statements other than statements of historical fact contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, are forward-looking statements, including, without limitation, statements relating to the completion of the Merger. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will,” “will likely result,” “would” and/or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. Zuora’s stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in Zuora’s filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q and the Schedule 13e-3 transaction statement to be filed by Zuora in connection with the transactions contemplated by the Merger Agreement, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	uncertainties related to the Closing;

•

our ability to complete the Merger, if at all, on the anticipated terms and timing, including obtaining the Stockholder Approvals and regulatory approvals, and the satisfaction of other conditions to the completion of the Merger;

•	our obligation to pay the Company Termination Fee of $50,500,000 million under certain circumstances if the Merger Agreement is terminated;

•

uncertainties about the announcement or pendency of the Merger and the effect of the Merger on employees, customers and other third parties who deal with Zuora and on the operating results and business generally;

•	the impact of certain interim covenants that we are subject to under the Merger Agreement;

•

provisions in the Merger Agreement that limit our ability to pursue alternatives to the Merger, which might discourage a third party that has an interest in acquiring all or a significant part of Zuora from considering or proposing that acquisition;

•

the fact that we and our directors and officers may be subject to lawsuits relating to the transactions contemplated by the Merger Agreement which could delay or prevent the completion of the Merger, and unfavorable outcomes of such lawsuits;

•	the substantial transaction-related costs we will continue to incur in connection with the Merger, whether or not the Merger will be consummated;

•	our efforts to complete the Merger could disrupt our relationships with third parties and employees, divert management’s attention, or result in negative publicity or legal proceedings;

•	our ability to retain and hire key personnel;

•	competitive responses to the Merger;

•	continued availability of capital and financing and rating agency actions;

•	legislative, regulatory and economic developments affecting our business;

•	general economic and market developments and conditions;

•

unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as our response to any of the aforementioned factors;

•

the amount of cash to be paid per share under the Merger Agreement is fixed and will not be adjusted for changes in our business, assets, liabilities, prospects, outlook, financial condition or operating results or in the event of any change in the market price of, analyst estimates of, or projections relating to, Zuora Common Stock; and

•	the risk that Zuora’s stock price may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed.

Consequently, all of the forward-looking statements that Zuora makes in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption, and (2) information in Zuora’s most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” information in its consolidated financial statements and notes thereto and the Schedule 13e-3 transaction statement to be filed by Zuora in connection with the transactions contemplated by the Merger Agreement. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on our financial condition, results of operations or liquidity.

The forward-looking statements in this proxy statement are based on information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this proxy statement and the documents that we reference and have filed as exhibits to this proxy statement with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this proxy statement, whether as a result of any new information, future events or otherwise. Zuora’s stockholders are advised to consult any future disclosures that Zuora makes on related subjects as may be detailed in its other filings made from time to time with the SEC.

THE PARTIES TO THE MERGER

Zuora

Zuora was formed as a Delaware corporation in September 2006 under the name Zuora, Inc. Zuora provides a leading monetization suite for modern businesses, built to help companies launch and scale new services and operate dynamic, customer-centric business models. Its technology solutions enable companies across multiple industries and geographies to build, run, and grow a modern, subscription business, automating the quote-to-revenue process, including offers, billing, collections, and revenue recognition. With Zuora’s solutions, businesses can change and evolve how they go to market through a mix of monetization models, efficiently comply with revenue recognition standards, analyze customer data to optimize their offerings and build recurring relationships with their customers. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Zuora Class A Common Stock is listed on the NYSE under the symbol “ZUO.” Zuora’s corporate offices are located at 101 Redwood Shores Parkway, Redwood City, California 94065.

The Parent Entities

Parent

Parent was formed on October 11, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Parent has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Parent is indirectly controlled by private investment funds affiliated with Silver Lake. Parent’s principal executive office is located at c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025 and its phone number is (650) 233-8120.

Merger Sub

Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of Parent. Merger Sub was formed on October 11, 2024 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive office is located at c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025 and its phone number is (650) 233-8120.

THE SPECIAL MEETING

Date, Time and Place

Zuora will hold the Special Meeting on [●], at [●], Pacific time. You may attend the Special Meeting via a live interactive webcast on the Internet at [●]. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). Zuora believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.

If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.

Purpose of the Special Meeting

At the Special Meeting, Zuora will ask stockholders to vote on the Merger Proposal, the Compensation Proposal and, if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, the Adjournment Proposal.

Zuora’s stockholders must approve the Merger Proposal in order for the Merger to be consummated. Approval of the Compensation Proposal and approval of the Adjournment Proposal are not conditions to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Zuora encourages you to read the Merger Agreement carefully in its entirety.

Attending the Special Meeting

The Special Meeting will begin at [●], Pacific time. Online check-in will begin a few minutes prior to the Special Meeting. Zuora encourages you to access the meeting prior to the start time.

As the Special Meeting is virtual, there will be no physical meeting location. To attend the Special Meeting, log in at [●]. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.

Once online access to the Special Meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the Special Meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Record Date; Shares Entitled to Vote; Quorum

Only Zuora’s stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available at Zuora’s corporate offices located at 101 Redwood Shores Parkway, Redwood City, California 94065, during regular business hours for a period of no less than 10 days before the Special Meeting and on the virtual meeting website during the Special Meeting. As of [●], there were [●] shares of Zuora Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Zuora Class A Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting. For each share of Zuora Class B Common Stock that you own as of the close of business on the Record Date, you will have ten votes on each matter submitted for a vote at the Special Meeting.

The holders of a majority in voting power of the outstanding shares of Zuora Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum at the Special Meeting with respect to the Compensation Proposal and the Adjournment Proposal. The holders of (1) a majority in voting power of the outstanding shares of Zuora Class A Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy and (2) a majority in voting power of the outstanding shares of Zuora Class B Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum at the Special Meeting with respect to the Merger Proposal.

Votes Required

Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora entitled to vote thereon, voting as a single class, (2) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora held by the Unaffiliated Company Stockholders entitled to vote thereon, voting as a single class, and (3) the holders of a majority of the outstanding shares of Zuora Class A Common Stock and Zuora Class B Common Stock entitled to vote thereon, each voting separately as a class.

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of Zuora Common Stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of Zuora Common Stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.

Abstentions

Abstentions will be counted as present for purposes of determining whether a quorum exists. If a stockholder abstains from voting on the Merger Proposal, that abstention will have the same effect as if the stockholder voted “AGAINST” such proposal. If a stockholder abstains from voting on the Compensation Proposal or Adjournment Proposal, that abstention will have no effect on the outcome of such proposal.

Broker Non-Votes

Broker non-votes votes occur when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal, but has discretionary voting power on other “routine” proposals at such meeting. Because all of the proposals in this joint proxy statement are “non-routine” matters, brokers do not have discretionary voting authority with respect to any of the proposals described in the proxy statement and there can be no broker non-votes at the Special Meeting. Further, if a beneficial owner of shares of Zuora Common Stock held in “street name” does not give voting instructions to the broker, then those shares of Zuora Common Stock will not be present in person or by proxy at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting. For shares of Zuora Common Stock held in “street name,” only shares of Zuora Common Stock affirmatively voted “FOR” any of the Merger Proposal, the Compensation Proposal or the Adjournment Proposal will be counted towards the quorum of the Special Meeting and as a vote in favor of such proposal. Because the approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora entitled to vote thereon, voting as a single class, (2) the holders of a majority of the voting power of the outstanding shares of capital stock of Zuora held by the Unaffiliated Company Stockholders entitled to vote thereon, voting as a single class, and (3) the holders of a majority of the outstanding shares of Zuora Class A Common Stock and Zuora Class B Common Stock entitled to vote thereon, each voting separately as a class, broker non-votes, if any, will have the effect of a vote against the Merger Proposal.

Approval of the Compensation Proposal or the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of Zuora Common Stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter, therefore; broker non-votes, if any, will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal.

Shares Held by Zuora’s Directors and Executive Officers

As of October 15, 2024, Zuora’s directors and executive officers beneficially owned, in the aggregate, 12,018,786 shares of Zuora Common Stock, collectively representing approximately 39% of the voting power of the shares of Zuora Common Stock outstanding as of October 15, 2024. Zuora’s directors and executive officers have informed Zuora that they intend to vote all of their shares of Zuora Common Stock: (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal. For more information, see the section of this proxy statement captioned “The Voting, Support and Rollover Agreement.”

Voting of Proxies

If you are a stockholder of record (that is, your shares are registered in your name with Zuora’s transfer agent, Computershare Trust Company, N.A.), you may vote your shares electronically over the internet or by telephone by following the instructions on your enclosed proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Alternatively, you may vote your shares by returning a marked, signed and dated proxy card using the enclosed prepaid envelope, or, you may vote at the Special Meeting using the control number located on the enclosed proxy card. The proxy holders will vote your shares according to the instructions provided on your proxy card or the instructions in your proxy submitted over the internet or by telephone.

If you attend the Special Meeting and wish to vote at the Special Meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also submit a “legal proxy” from their bank or broker in order to vote at the Special Meeting. You are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the Special Meeting, be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.

If your shares are held in “street name” through a bank, broker or other nominee, you may submit a proxy to vote through your bank, broker or other nominee by marking, signing, dating and returning by mail the enclosed voting instruction form provided by your bank, broker or other nominee. You may also attend the Special Meeting and vote at the Special Meeting if you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. If available from your bank, broker or other nominee, you may submit a proxy to vote over the internet or telephone by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form by mail, (2) submit a proxy to vote over the internet or by telephone through your bank, broker or other nominee, or (3) attend the Special Meeting and vote at the Special Meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal. It will not, however, have any effect on the outcome of the Compensation Proposal or the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Special Meeting by:

•	signing another proxy card with a later date and returning it to Zuora prior to the Special Meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to Zuora’s Secretary; or

•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the Special Meeting, in the absence of voting at the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of Zuora Common Stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Any adjournment, or postponement of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Zuora’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Adjournment

In addition to the Merger Proposal and the Compensation Proposal, Zuora’s stockholders may be asked to approve the Adjournment Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. If a quorum is not present, the chairperson of the Special Meeting or the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also adjourn the meeting to another place, date or time, even if a quorum is present. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, Zuora’s stockholders who have already submitted their proxies will be able to revoke them at any time before they are exercised at the Special Meeting.

Solicitation of Proxies

Zuora, on behalf of the Zuora Board, is soliciting proxies from Zuora’s stockholders for the Special Meeting. Under applicable SEC rules and regulations, the members of the Zuora Board are “participants” with respect to the solicitation of proxies in connection with the Special Meeting.

The expense of soliciting proxies will be borne by Zuora. Zuora has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of $100,000, plus a discretionary success fee. Zuora will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, Zuora may reimburse banks, brokers and other nominees representing beneficial owners of shares of Zuora Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by Zuora’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Zuora currently expects to complete the Merger in the first calendar quarter of 2025. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of Zuora’s control.

Appraisal Rights

If the Merger is consummated, holders of record or beneficial owners of Zuora Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Zuora Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Holders of record and beneficial owners of Zuora Common Stock who are entitled to have their shares appraised by the Delaware Court of Chancery may receive payment in cash of the “fair value” of their shares of Zuora Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights—Determination of Fair Value”.

To exercise appraisal rights, a holder of record or a beneficial owner of Zuora Common Stock must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s shares of Zuora Common Stock to Zuora before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of Zuora Common Stock through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of Zuora Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of Zuora Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Other Matters

At this time, Zuora knows of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting and you deliver a proxy to Zuora, your shares of Zuora Common Stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [●]

This proxy statement is available on the “Investor Relations” section of Zuora’s website located at https://investor.zuora.com.

Householding of Special Meeting Materials

Zuora has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address will receive only one copy of this proxy statement unless one or more of these stockholders notifies Zuora that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card upon request. If you wish to receive a separate set of Zuora’s disclosure documents at this time, please contact Zuora, Inc., Attn: Investor Relations, 101 Redwood Shores Parkway, Redwood City, California 94065 or send an email to investorrelations@zuora.com.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Zuora at the above address or email.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of Zuora Common Stock, please contact Zuora’s proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 750-2689 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

THE MERGER AGREEMENT

The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A attached hereto. The Merger Agreement has been included to provide Zuora stockholders with information regarding its terms. It is not intended to provide any other factual information about Zuora, Parent, Merger Sub, Silver Lake or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Zuora’s stockholders. Zuora’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Zuora’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Zuora and its business. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Effect of the Merger

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Zuora in accordance with the DGCL, whereupon the separate existence of Merger Sub will cease, and Zuora will continue as the Surviving Corporation in the Merger. At the Effective Time, as a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent, and Zuora Common Stock will no longer be publicly traded. In addition, after the Effective Time, Zuora Class A Common Stock will be delisted from NYSE and will be deregistered under the Exchange Act. The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Zuora, Parent and Merger Sub may agree and specify in the certificate of merger).

Closing and Effective Time

The Closing will take place at 8:00 a.m., Eastern time, on the third business day following the satisfaction or waiver by the party entitled to waive (to the extent permitted under the Merger Agreement) of all conditions to the Closing (described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver by the party entitled to waive (to the extent permitted under the Merger Agreement) of such conditions), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to the Merger Agreement; provided that, unless otherwise agreed in writing by Parent, the Closing will not occur prior to January 27, 2025. On the Closing Date, the parties will execute and deliver a certificate of merger with the Secretary of State for the State of Delaware for filing as provided under the DGCL. The Merger will become effective upon the filing and acceptance for record of the certificate of merger, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger.

Directors and Officers; Certificate of Incorporation; Bylaws

From and after the Effective Time, Zuora, as the Surviving Corporation in the Merger, will possess all rights, privileges, immunities, powers and franchises of Zuora, and all of the debts, liabilities and duties of Zuora and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time, and the officers of Zuora immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time, each to hold office until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law. At the Effective Time, the certificate of incorporation of Zuora will be amended and restated to read in its entirety as set forth in Exhibit A to the Merger Agreement, and the by-laws of Zuora will be amended and restated to read in their entirety as set forth in Exhibit B to the Merger Agreement, and each will govern Zuora until amended in accordance with applicable law.

Merger Consideration

Zuora Common Stock

At the Effective Time, each share of Zuora Common Stock issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive $10.00 per share in cash without interest thereon and subject to any applicable withholding taxes (the “Per Share Price”). As of the Effective Time, all such shares of Zuora Common Stock will no longer be issued and outstanding and will automatically be canceled and will cease to exist, and each holder of any such shares of Zuora Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price in accordance with the Merger Agreement.

At the Effective Time, each share of Zuora Common Stock held in the treasury of Zuora, each Rollover Share and any shares of Zuora Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time will automatically be canceled and will cease to exist and no consideration will be delivered in exchange therefor.

As of the Effective Time, holders of Zuora Common Stock will have the right to receive the Per Share Price in accordance with the Merger Agreement subject to applicable withholding taxes, but such Zuora stockholders will no longer have any rights with respect to such shares of Zuora Common Stock (except that record holders and beneficial owners of Zuora Common Stock who properly exercise appraisal rights for such shares may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, see the section of this proxy statement captioned “Appraisal Rights.”

Zuora Equity Awards

Treatment of Zuora Options

The Merger Agreement provides for the following treatment of Zuora Options as of immediately prior to the Effective Time:

Each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is less than the Per Share Price will be canceled and converted into the right to receive from Parent or the

Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the excess of the Per Share Price over the per share exercise price of such Zuora Option, by (b) the aggregate number of shares of Zuora Common Stock issuable upon the exercise of such Zuora Option immediately prior to the Effective Time. Each outstanding Zuora Option, whether or not vested and exercisable, that has a per share exercise price that is equal to or greater than the Per Share Price will be canceled for no consideration. The payments described in this paragraph will be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following the Effective Time.

Treatment of Zuora RSUs and PSUs.

The Merger Agreement provides for the following treatment of Zuora RSUs and Zuora PSUs as of immediately prior to the Effective Time:

Zuora RSUs. Each outstanding Zuora RSU, whether or not vested, will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora RSUs by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with the vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora RSU immediately prior to the Effective Time and to which such payment relates. The payments described in this paragraph will be made be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable);

Zuora PSUs. Each outstanding Zuora PSU (other than Forfeited Zuora PSUs), whether or not vested, will be canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Zuora Common Stock subject to such Zuora PSUs immediately prior to the Effective Time, determined in accordance with the applicable award agreement governing such Zuora PSU by (b) the Per Share Price, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with any applicable performance conditions, vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Zuora PSU immediately prior to the Effective Time and to which such payment relates. The payments described in this paragraph will be made be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five business days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable);

Forfeited Zuora PSUs. Each outstanding Forfeited Zuora PSU will be forfeited for no consideration.

Treatment of Zuora Warrants.

Immediately prior to the Effective Time, each Zuora Warrant that is outstanding and unexercised immediately prior to the Effective Time, will cease to represent a warrant exercisable for shares of Zuora Common Stock, and the holder thereof will have the right to receive, upon exercise of the Zuora Warrant, the same amount of cash as it would have been entitled to receive pursuant to the terms of the applicable Warrant Agreement if such holder had, immediately after the Effective Time, exercised such Zuora Warrant for cash. Because the Per Share Price is less than the exercise price of the Zuora Warrants, no payments will be made in respect of the Zuora Warrants to the holders thereof in the Merger, and the Zuora Warrants will be canceled.

Exchange and Payment Procedures

Prior to the Effective Time, Parent will appoint Computershare Trust Company, N.A. (or its successor) as the exchange agent (or such other nationally recognized agent agreed to between the parties to the Merger Agreement) (the “Exchange Agent”) to exchange for the Per Share Price certificates representing shares of Zuora Common Stock (the “Certificates”). Immediately following the Effective Time, (1) Parent will deposit (or cause to be deposited) with the Exchange Agent an amount in cash sufficient to pay the aggregate Per Share Price (less the amount of cash directed by Parent to be deposited by Zuora pursuant to clause (2)) for each share of Zuora Common Stock outstanding as of immediately prior to the Effective Time and (2) at the written request of Parent at least three business days prior to the Closing, Zuora will deposit (or cause to be deposited) with the Exchange Agent an amount in cash as specified by Parent in such written notice (in an amount not to exceed Zuora’s then-available cash on hand) for each share of Zuora Common Stock outstanding as of immediately prior to the Effective Time.

Promptly after the Effective Time (and in any event no later than three business days after the Effective Time), Parent will send (or cause the Exchange Agent to send) to each record holder of shares of Zuora Common Stock at the Effective Time whose shares were converted into the right to receive the Per Share Price a letter of transmittal and instructions in forms reasonably satisfactory to Zuora (which will specify that delivery will be effected, and risk of loss and title will pass, only upon delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates) to the Exchange Agent).

Each holder of shares of Zuora Common Stock that have been converted into the right to receive the Per Share Price will be entitled to receive the Per Share Price in respect of the shares of Zuora Common Stock represented by a Certificate, within two business days upon (1) surrender to the Exchange Agent of a Certificate, together with a completed and executed letter of transmittal or (2) receipt of an “agent’s message” by the Exchange Agent (or such other evidence of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of shares of Zuora Common Stock, and, in each case, delivery to the Exchange Agent of such other documents as may reasonably be requested by the Exchange Agent.

Any cash deposited with the Exchange Agent not claimed by the holders of shares of Company Stock 12 months after the Effective Time, will be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Zuora Common Stock for the Per Share Price in accordance with the exchange procedures in the Merger Agreement prior to that time will thereafter look only to Parent and the Surviving Corporation for payment of the Per Share Price.

Representations and Warranties

The Merger Agreement contains representations and warranties of Zuora and Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Zuora are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, effect, event, occurrence, development, condition or fact (each, an “Effect”) that, individually or in the aggregate, when taken together with all other Effects, (x) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Zuora and its subsidiaries, taken as a whole or (y) would reasonably be expected to materially impede or prevent the Closing by Zuora; provided, however, that, in the case of clause (x) only, none of the following (alone or in combinations) will constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations below):

1.

the negotiation, execution, announcement or performance of the Merger Agreement or the pendency or consummation of the Merger or the other transactions contemplated by the Merger Agreement (including any litigation or any loss of or adverse change in the relationship of Zuora and its subsidiaries with their respective employees, investors, contractors, lenders, customers, technology and other partners, suppliers, vendors, governmental authorities or other third parties related thereto (other than for purposes of certain representations or warranties contained in the Merger Agreement that relate to consequences of the Merger and the related conditions to Closing);

2.

the identity of Parent or any of its affiliates as the acquiror of Zuora, or any facts or circumstances concerning Parent or any of its affiliates, including any communication by any of them regarding plans, proposals or projections with respect to Zuora, its subsidiaries or their employees;

3.

general business, economic or political conditions, or the capital, credit, banking, debt, financial or currency markets in the United States or elsewhere in the world, or changes therein, including changes in interest or exchange rates or any suspension of trading in securities on the NYSE;

4.

general conditions in any industry in which Zuora and its subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world in which Zuora and its subsidiaries operate, or changes therein;

5.	any changes in GAAP or other accounting standards (or the enforcement or interpretation thereof);

6.

any changes in applicable law (or the enforcement or interpretation thereof), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) or order by any governmental authority, or any panel or advisory body empowered or appointed thereby;

7.

the taking of any action, or refraining from taking any action, in each case at the direction of Parent or Merger Sub, with either of their prior written consent or as expressly required by the Merger Agreement, or the taking of any action by Parent, Merger Sub or any of their affiliates (in each case, other than as required or contemplated by certain interim operating covenant contained in the Merger Agreement);

8.

any Transaction Litigation (as defined in the Merger Agreement) or any demand or proceeding for appraisal or the fair value of any shares of Zuora Common Stock pursuant to the DGCL in connection with the Merger Agreement;

9.

any outbreak, continuation or escalation of acts of terrorism, hostilities, sabotage or war (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date hereof;

10.	the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation;

11.

any failure by Zuora to meet, or changes to, internal or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by Zuora or any third parties), any change in Zuora’s credit ratings, or any change in the price or trading volume of shares of the Zuora Common Stock (it being understood that the underlying causes of such failures or changes in this clause may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by this definition); and

12.

any computer hacking, data breaches, ransom-ware, cybercrime or cyberterrorism (including by a nation-state or nation state-sponsored threat actor) effecting or impacting, or outage of or termination by a web-hosting platform or data center provider providing services to, Zuora or any of its subsidiaries or their respective businesses.

Except that, with respect to bullets 3, 4, 5, 6, 9 and 12 above, such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent that such Effect has a disproportionate adverse effect on Zuora and its subsidiaries, taken as a whole, compared to other participants in the industry in which Zuora and its subsidiaries operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

In the Merger Agreement, Zuora made customary representations and warranties to Parent and Merger Sub (the “Buyer Parties”) that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Zuora and its subsidiaries;

•	Zuora’s requisite corporate power and authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

•	the necessary approval of the Special Committee and the Zuora Board;

•	the requisite vote of Zuora stockholders and Unaffiliated Company Stockholders in connection with the Merger Agreement;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•

the absence of any conflict or violation of any organizational documents of Zuora, certain existing contracts of Zuora and its subsidiaries, applicable law or order to Zuora or its subsidiaries or the resulting creation of any lien upon the properties or assets of Zuora or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure of Zuora as well as the ownership and capital structure of its subsidiaries;

•

the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Zuora’s securities;

•	the absence of any undisclosed exchangeable security, option, call, commitment, warrant or other right convertible into shares of capital stock, or other equity or voting interest in Zuora;

•	the accuracy and completeness of Zuora’s SEC filings;

•

the compliance with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, the rules and regulations promulgated thereunder and the listing and other rules and regulations of the NYSE, including the absence of any outstanding or unresolved SEC comment letter;

•	Zuora’s financial statements;

•	Zuora’s disclosure controls and procedures;

•	Zuora’s internal accounting controls and procedures;

•	the conduct of the business of Zuora and its subsidiaries in the ordinary course and the absence of any Company Material Adverse Effect, in each case, since January 31, 2024;

•	the absence of specified undisclosed liabilities;

•	legal proceedings;

•	Zuora’s and its subsidiaries’ compliance with laws since February 1, 2021;

•	Zuora’s and its subsidiaries’ possession of necessary governmental authorizations;

•	sanctions, trade controls and anti-money laundering laws matters since February 1, 2019;

•	compliance and internal controls and procedures with respect to any government contracts;

•

the existence, validity and enforceability of specified categories of Zuora’s and its subsidiaries’ material contracts, and any notices with respect to violation, termination, material decrease in the amount of business or intent not to renew those material contracts therefrom;

•	tax matters;

•	employee benefit plans;

•	labor and employment matters;

•	insurance matters;

•	environmental matters;

•	trademarks, patents, copyrights and other intellectual property matters;

•	information technology systems;

•	real property leased or subleased by Zuora and its subsidiaries;

•	data security and privacy matters;

•	payment of fees to brokers in connection with the Merger Agreement;

•	the rendering of Qatalyst Partners’ fairness opinion to the Zuora Board;

•	absence of any contracts or transaction between Zuora or any of its subsidiaries and any affiliate or related person;

•	the inapplicability of anti-takeover statutes to the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated thereby; and

•	Committee on Foreign Investment in the United States related matters.

In the Merger Agreement, the Buyer Parties made customary representations and warranties to Zuora that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to the Buyer Parties;

•	the Buyer Parties’ authority to enter into and perform the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;

•

the absence of any conflict or violation of the Buyer Parties’ organizational documents, existing contracts, applicable law or order or the resulting creation of any lien upon the Buyer Parties’ properties or assets due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure and operations of Merger Sub;

•	the absence of any required vote or approval of holders of voting interests in the Parent;

•	the absence of legal proceedings and orders;

•	matters with respect to Parent’s financing and sufficiency of funds;

•	delivery and enforceability of the Financing Commitment Letters (as defined in the Merger Agreement);

•	the solvency of Parent, Merger Sub and the Surviving Corporation and their respective subsidiaries as of the Effective Time and immediately after the Closing;

•	delivery and enforceability of the Limited Guarantees;

•	the absence of agreements (other than those contemplated by the Merger Agreement) between the Buyer Parties or any of their respective affiliates, and members of Zuora’s management or directors;

•	the absence of any stockholder or management arrangements related to the Merger;

•	lack of ownership of capital stock of Zuora; and

•	payment of fees to brokers in connection with the Merger Agreement.

The representations and warranties contained in the Merger Agreement will not survive the Effective Time.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except (1) as required or expressly permitted by the Merger Agreement, (2) as disclosed in the confidential disclosure letter to the Merger Agreement, (3) as required by applicable law or (4) undertaken with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed) during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Zuora will, and will cause each of its subsidiaries to:

•	conduct its business in all material respects in the ordinary course, consistent with past practice; and

•

use its commercially reasonable efforts to preserve intact its business organization, assets, goodwill and properties and its relationships with customers, vendors, licensors, licensees, governmental authorities, employees and others having material business relationships with Zuora or any of its subsidiaries.

In addition, Zuora has also agreed that, except (1) as required, expressly permitted or expressly contemplated by the Merger Agreement, (2) as disclosed in the confidential disclosure letter to the Merger Agreement, (3) as required by applicable law or (4) undertaken with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Zuora will not, and will cause each of its subsidiaries not to, among other things:

•

alter, change, amend, modify, supplement or repeal the organizational documents of Zuora, or alter, change, amend, modify, supplement or repeal in a manner materially adverse to Zuora, any organizational documents of Zuora’s subsidiaries;

•

(1) declare, set aside or pay any dividend or other distribution in respect of, or enter into any agreement with respect to the voting of, any capital stock of Zuora or any of its subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of Zuora to its parent, (2) modify or repeal the terms of any shares of Zuora’s capital stock or other equity or voting interest or (3) pledge or encumber any shares of capital stock or other equity voting interest or cause or permit the same to be subjected to any other lien;

•

(1) split, combine, adjust, subdivide or reclassify any capital stock or other equity interest or voting interest of Zuora or its subsidiaries, (2) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of Zuora or equity interests or voting interests of any of its subsidiaries or (3) purchase, redeem or otherwise acquire any capital stock, options, warrants, restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights of Zuora;

•

(1) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to Zuora’s current and former directors, officers, employees, or other non-employee service providers other than with respect to annual increases in the base salary or wage rate of any employee of Zuora or any of its subsidiaries with annual base compensation of less than $250,000 in the ordinary course of business consistent with past practice, (2) grant or increase any severance, termination, retention, change in control or similar compensation or benefits of any current or former director, officer, employee or other non-employee service providers of Zuora or any of its subsidiaries with annual base compensation of $250,000 or more, (3) grant any promotion or take any other action that in either case would result in a Zuora employee becoming eligible to participate in Zuora’s VP+ Change in Control and Severance Plan, (4) establish, adopt, enter into or amend in any respect any Zuora Employee Plan (as defined in the Merger Agreement), and (other than amendments to health and welfare plans in connection with annual open enrollment), (5) hire or terminate (other than for cause) any employee or other service provider with (or upon hire who would be expected to have) an annual base compensation of $250,000 or more, (6) grant any employee of Zuora or any of its subsidiaries any right to reimbursement, indemnification or payment for any taxes, including any taxes incurred under Section 409A or Section 4999 of the Code; or (7) take any action to accelerate any compensation, vesting, rights or benefits under any Zuora Employee Plan (including with respect to any Zuora Equity Awards), or fund or in any other way secure the payment of any compensation, rights or benefits under any Zuora Employee Plan, except (i) as required to be made pursuant to the terms of any Zuora Employee Plan in effect on the date of the Merger Agreement or established after the date of the Merger Agreement or (ii) pursuant to actions taken to effectuate the treatment of the Zuora Equity Awards and the ESPP, including any amendments thereto;

•

acquire any division, properties, business, assets or capital stock of (or otherwise make any investment in) any person or division thereof, other than one or more acquisitions in the ordinary course of business, consistent with past practice (1) of inventory, supplies, intellectual property assets, raw materials, equipment or similar assets or (2) that, individually or in the aggregate, involve a purchase price of not more than $5,000,000;

•

sell, assign, lease, license, abandon, pledge, transfer, subject to any lien or otherwise dispose of any material Company Intellectual Property (as defined in the Merger Agreement) or any material assets or material properties of Zuora or its subsidiaries except (1) pursuant to contracts or commitments existing as of the date of the Merger Agreement, (2) non-exclusive licenses of Company Intellectual Property to customers, contractors, technology and other partners or suppliers of Zuora and its subsidiaries in the ordinary course of business, consistent with past practice, (3) sales of inventory or used equipment in the ordinary course of business, consistent with past practice, (4) permitted liens, (5) non-material Company Intellectual Property that Zuora or any of its subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment or (6) assign or license Company Intellectual Property among Zuora and its subsidiaries in the ordinary course of business;

•

make any materially adverse change to any public or posted privacy obligation applicable to Zuora or any of its subsidiaries or the operation or security of any IT Systems, except as required by applicable law;

•

change any of the accounting methods used by Zuora materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in Zuora’s reports filed with the SEC prior to the date of the Merger Agreement;

•

(1) make (other than tax elections made in the ordinary course consistent with past practice), change or revoke any material tax election, (2) change any tax accounting period or method, (3) file any material amended tax return, (4) enter into any closing agreement, (5) settler or compromise any audit or other proceeding with respect to any tax claim or assessment, (6) surrender any right to claim a refund of material taxes, (7) request any ruling with respect to taxes, (8) consent to any extension or waiver of the limitation period applicable to any taxes or (9) enter into a voluntary disclosure or similar agreement;

•

(1) incur or otherwise become liable for additional indebtedness for borrowed money or issue or sell debt securities or warrants or other rights to acquire any debt securities, or assume, guarantee or endorse any indebtedness for borrowed money of any person (other than a wholly owned subsidiary of

Zuora) or (2) modify the terms of any material indebtedness existing as of the date of the Merger Agreement in a manner materially adverse to Zuora or its subsidiaries or the ability of Parent to obtain the Debt Financing, except for borrowings under Zuora’s current credit facilities in the ordinary course of business consistent with past practice and intercompany loans;

•

(1) enter into any contract that would have been a Material Contract (as defined in the Merger Agreement) if it had been entered into prior to the date of the Merger Agreement, (2) renew or extend any Material Contract, other than renewals or extensions of any expiring contracts without material adverse changes of terms with respect to Zuora or its subsidiaries (it being understood that ordinary-course changes to monetary expenditures under any such contracts will not be deemed to be a material adverse change of terms for this purpose) or (3) modify or amend in any material respect or terminate any Material Contract or waive any material right, claim, remedy or default under any Material Contract, except, in each case, in the ordinary course of business, consistent with past practice;

•

settle, release, waive or compromise any pending or threatened proceeding for an amount (net of insurance proceeds) in excess of $1,000,000 individually or $5,000,000 in the aggregate (other than settlements of any proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of Zuora), in each case, that do not involve (1) the imposition of any material restrictions on the business or operations of Zuora or any of its subsidiaries, and (B) any criminal liability, any admission of material wrongdoing or any material wrongful conduct by Zuora or any of its subsidiaries;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Zuora or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•

make any loans, advances or capital contributions to, any other person, except for (1) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business consistent with past practice and in compliance in all material respects with Zuora’s or its subsidiaries’ policies related thereto, (2) loans, advances or capital contributions to, any direct or indirect wholly owned subsidiaries of Zuora and (3) in amounts less than $1,000,000 in the aggregate outstanding at any given time;

•

make any (1) capital expenditures in excess of $2,000,000 over the aggregate amount of capital expenditures set forth in Zuora’s budget, as previously disclosed to the Buyer Parties in the confidential disclosure letter to the Merger Agreement or (2) single or series of related capital expenditures in excess of $15,000,000;

•

amend, modify, terminate, cancel or let lapse a material insurance or re-insurance policy of Zuora or any of its subsidiaries in effect as of the date of the Merger Agreement, unless simultaneous with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing, in each case, providing coverage equal to or greater than the coverage under the terminated, canceled or lapsed policies for substantially similar premiums, as applicable, are in full force and effect;

•	adopt a rights plan, “poison pill” or similar arrangement that is, or at the Effective Time will be, applicable to the Merger Agreement, the Merger or the other transactions contemplated thereby;

•

acquire (by merger, consolidation or acquisition of stock or assets) any other person or any material portion thereof or material equity interest therein or enter into any contract that involves a joint venture entity, limited liability company or legal partnership (excluding, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third person); or

•	authorize, commit or agree to take any of the foregoing actions.

Solicitation of Other Offers

For purposes of this proxy statement and the Merger Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the Confidentiality Agreement (as defined in the Merger Agreement) (it being agreed that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement may contain provisions that permit Zuora to comply with the provisions of Article 6 of the Merger Agreement. Notwithstanding the foregoing, a person who has previously entered into a confidentiality agreement with Zuora relating to a potential acquisition of, or business combination with, Zuora (which confidentiality agreement remains in effect and has confidentiality and use restrictions that do not expire or terminate before the 12-month anniversary of the date of the Merger Agreement) will not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement for all purposes under the Merger Agreement.

“Acquisition Proposal” means any offer or proposal from any third party relating to any transaction or series of related transactions involving (1) any acquisition or purchase by any third party, directly or indirectly, of 20% or more of the outstanding Zuora Common Stock or voting power of Zuora, or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning 20% or more of the outstanding Zuora Common Stock or voting power of Zuora, (2) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Zuora or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or fair market value of the assets of Zuora and its subsidiaries, taken as a whole, (3) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Zuora or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or fair market value of the assets of Zuora and its subsidiaries, taken as a whole, (4) any direct or indirect merger, consolidation, share exchange, business combination, joint venture, partnership, recapitalization, reorganization or other similar transaction involving Zuora, pursuant to which the stockholders of Zuora immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction or (5) any combination of the foregoing.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction (as defined in the Merger Agreement), other than an Acceptable Confidentiality Agreement.

“Intervening Event” means a material positive fact, event, change, development or circumstance with respect to Zuora and its subsidiaries or the business of Zuora and its subsidiaries, taken as a whole, not known by the Special Committee as of or prior to the date hereof; provided, that (1) any event, fact, development or occurrence that involves or relates to an Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating thereto, (2) any event, fact, development or occurrence that results from the announcement, pendency and consummation of the Merger Agreement or the Merger or any actions required to be taken or to be refrained from being taken pursuant to the Merger Agreement, (3) the fact that Zuora meets or exceeds any internal or analysts’ expectations or projections or (4) any changes or lack thereof after the date hereof in the market price or trading volume of Zuora Common Stock, individually or in the aggregate, will not be deemed to constitute an Intervening Event (it being understood that, with respect to clauses (3) and (4), the underlying facts or occurrences giving rise to such meeting or exceeding of expectations or projections or such changes or lack thereof in market price or trading volume may be taken into account in determining whether there has been an Intervening Event, to the extent not otherwise excluded from this definition).

“Superior Proposal” means any bona fide written Acquisition Proposal that (1) was not the result of a material breach of the no-shop provisions of the Merger Agreement (as described below) and (2) the Zuora Board or any committee thereof determines in good faith (after consultation with Foros (or, in the case of the Special Committee, Qatalyst) and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the Acquisition Proposal and the third party making the Acquisition Proposal, (x) is reasonably capable of being consummated in accordance with its terms and (y) would, if consummated, result in a transaction that is more favorable to the Unaffiliated Company Stockholders from a financial point of view than the Merger (including any revisions to the terms of the Merger Agreement, the Limited Guarantees and the Financing Commitment Letters proposed by Parent in writing prior to the time of such determination); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” or “less than 80%” will be deemed to be references to “more than 50%” or “less than 50%,” respectively.

No-Shop Period

From the date of the Merger Agreement until the earlier to occur of the Effective Time or the termination of the Merger Agreement, Zuora will not, and will cause its subsidiaries not to, nor will Zuora authorize or permit any of its representatives or any of its subsidiaries’ representatives to and Zuora will direct its representatives and its subsidiaries’ representatives not to, directly or indirectly (other than with respect to Parent and Merger Sub):

•

solicit, initiate, propose or induce the making, submission or announcement of, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding an Acquisition Proposal (or inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal);

•

furnish to any third party any information or provide to any third party access to the businesses, properties, assets, books, records or personnel of Zuora or any of its subsidiaries, in each case for the purpose of encouraging or facilitating any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal;

•	approve, endorse or recommend an Acquisition Proposal; or

•

approve, recommend or enter into, or propose to approve, recommend or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other similar contract (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement pursuant to no-shop provisions of the Merger Agreement) with respect to an Acquisition Proposal.

In addition, from the date of the Merger Agreement until the earlier to occur of the Effective Time or the termination of the Merger Agreement, Zuora will, and will cause its subsidiaries to, and will direct Zuora’s and its subsidiaries’ representatives to (1) immediately cease and terminate any existing discussions, communications or negotiations with any third party, theretofore conducted by Zuora, its subsidiaries or their respective representatives with respect to an Acquisition Proposal and terminate all access of any third party to any physical or electronic data room (or other diligence access) maintained by Zuora and (2) promptly request that all non-public information previously provided by or on behalf of Zuora or any of its subsidiaries to any such third party be returned or destroyed in accordance with the applicable confidentiality or similar agreement entered into with such third party prior to the date of the Merger Agreement.

Notwithstanding these restrictions, if, at any time on or after the date of the Merger Agreement, but prior to obtaining the Stockholder Approvals, (1) Zuora receives a written Acquisition Proposal from a third party, (2) such Acquisition Proposal did not result from a material breach of the no-shop provisions of the Merger Agreement and (iii) the Zuora Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with Foros (and, in the case of the Special Committee, a

Qatalyst Partners) and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and that the failure to take the actions contemplated by the following clauses (x) or (y) would be inconsistent with the Zuora Board’s fiduciary duties under applicable law, then Zuora or the Special Committee, directly or indirectly through one or more of their representatives, may, subject to applicable law, (x) furnish information and data with respect to Zuora and its subsidiaries to the third party making such Acquisition Proposal and afford such third party access to the businesses, properties, assets and personnel of Zuora and its subsidiaries and (y) enter into, maintain and participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such third party for the purpose of receiving non-public information relating to such third party); provided, however, that Zuora (1) will not, and will cause its subsidiaries not to and will not permit its or their representatives to and will direct its and their representatives not to, furnish any non-public information except pursuant to such confidentiality agreement and (2) will provide to Parent any non-public information concerning Zuora or its subsidiaries provided to such third party, which was not previously provided to Parent, prior to or substantially concurrently with the time it is provided to such third party. Zuora will provide to Parent any non-public information concerning Zuora or its subsidiaries provided to such third party, which was not previously provided to Parent, prior to or substantially concurrently with the time it is provided to such third party.

From and after the date of the Merger Agreement, Zuora will as promptly as practicable (and in any event within 24 hours) notify Parent of Zuora’s receipt of any Acquisition Proposal, which notification will include a copy of the applicable written Acquisition Proposal (or, if oral, a reasonably detailed written description of the material terms and conditions of such Acquisition Proposal) and the identity of the third party making such Acquisition Proposal. Zuora will thereafter keep Parent reasonably informed on a prompt basis (and in any event within 24 hours) of the status of any material developments regarding any such Acquisition Proposal (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation relating thereto that is exchanged between the third party (or its representatives) making such Acquisition Proposal and Zuora (or its representatives) promptly after receipt thereof.

Recommendation Changes

As described above, and subject to the provisions described below, the Zuora Board and Special Committee have made the recommendation that Zuora stockholders vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement prohibits the Zuora Board (or any committee thereof, including the Special Committee) from effecting an Adverse Recommendation Change (as defined below) except as described below.

•	Neither the Zuora Board nor any committee thereof, including the Special Committee will take any of the following actions (any such action, an “Adverse Recommendation Change”):

•	fail to make, withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Recommendation (as defined in the Merger Agreement);

•	authorize, adopt, approve, endorse or recommend, or publicly propose to authorize, adopt, approve, endorse or recommend, an Acquisition Proposal;

•

fail to recommend against acceptance of any third party tender offer or exchange offer for the shares of Zuora Common Stock within ten business days after commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such offer (or if the Special Meeting is scheduled to be held within ten business days from the date of such commencement, promptly and in any event prior to the date which is one business day before the date on which the Special Meeting is scheduled to be held);

•	adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, or cause or permit Zuora or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement under the Merger Agreement);

•

fail to publicly reaffirm the Company Recommendation within five business days after Parent so requests in writing (or, if the Special Meeting is scheduled to be held within five business days of such request, within one business day after such request and, in any event, prior to the date of the Special Meeting), provided that Parent may make such a request no more than three times in the aggregate, and no more than one time in any ten-day period;

•	fail to include the Company Recommendation in this proxy statement; or

•	resolve or publicly propose to take any action described in the above.

•

Notwithstanding the restrictions described above, at any time prior to obtaining the Stockholder Approvals, the Zuora Board or any committee thereof, acting upon the recommendation of the Special Committee, may (1) make an Adverse Recommendation Change in response to either a Superior Proposal or an Intervening Event and/or (2) in the case of a Superior Proposal, cause Zuora to terminate the Merger Agreement in accordance with the termination provisions of the Merger Agreement and authorize Zuora to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal, if it determines in good faith (after consultation with Foros (or, in the case of the Special Committee, Qatalyst Partners) and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law.

•	In the case of a Superior Proposal, (1) no Adverse Recommendation Change may be made and (2) no termination of the Merger Agreement may be made:

•

until after the fifth business day following written notice from Zuora advising Parent that the Zuora Board or any committee thereof, intends to make an Adverse Recommendation Change and/or terminate the Merger Agreement and specifying the reasons therefor (it being understood and agreed that any amendment, modification or change to the financial terms or any material amendments, modification or change to any other term of such Superior Proposal will require a new notice, which will require a new notice period of three business days);

•

unless during such five business day period (or three business day period following an amended, modified or changed proposal), Zuora will, and will make its representatives available to, to the extent requested by Parent, discuss and negotiate with Parent in good faith to make such adjustments to the terms and conditions of the Merger Agreement, the Limited Guarantees and the Financing Commitment Letters as would enable the Zuora Board or the Special Committee, to maintain the Company Recommendation and not make an Adverse Recommendation Change or terminate the Merger Agreement; and

•

unless, prior to the expiration of such five business day period (or three business day period following an amended proposal), Parent does not make a written proposal to adjust the terms and conditions of the Merger Agreement, the Limited Guarantees and the Financing Commitment Letters that the Zuora Board or the Special Committee determines in good faith (after consultation with Foros (or, in the case of the Special Committee, Qatalyst Partners) and outside legal counsel) to be at least as favorable to Zuora’s stockholders as the Superior Proposal.

•	In the case of an Intervening Event, no Adverse Recommendation Change may be made:

•

until after the fifth business day following written notice from Zuora advising Parent that the Zuora Board or the Special Committee intends to take such action and specifying the material facts underlying the determination by the Zuora Board or the Special Committee that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail;

•

unless during such five business day period, Zuora will, and will make its representatives available to, to the extent requested by Parent, discuss and negotiate with Parent in good faith to enable Parent to amend the Merger Agreement, the Limited Guarantees and the Financing Commitment Letters in such a manner that obviates the need for an Adverse Recommendation Change; and

•

unless, prior to the expiration of such five business day period, the Zuora Board or the Special Committee determines in good faith, taking into consideration any amendments to the Merger Agreement, the Limited Guarantees and the Financing Commitment Letters proposed in writing by Parent (after consultation with Foros (or, in the case of the Special Committee, Qatalyst Partners) and outside legal counsel), that the failure to effect an Adverse Recommendation Change would still be inconsistent with its fiduciary duties under applicable law.

Nothing contained in the Merger Agreement will prohibit Zuora from (1) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (2) making any disclosure to the Zuora’s stockholders if, in the good faith judgment of the Zuora Board or any committee thereof, after consultation with outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable law or any disclosure requirements under applicable law, or (3) making any disclosure that constitutes a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act, in each case, so long as any such disclosure does not include any statement that constitutes an Adverse Recommendation Change.

Employee Matters

For a period of no less than 12 months following the Closing Date, Parent will provide each employee of Zuora or its subsidiaries who continues employment with Parent, the Surviving Corporation, or any subsidiary of Parent or the Surviving Corporation (each a “Continuing Employee”) with: (1) base salary or base hourly rate, as applicable, and target cash incentive compensation opportunities (including commissions, but excluding retention, long-term incentive compensation, change in control or transaction bonus opportunities and equity incentive compensation), in each case in an amount that is no less favorable than that was provided to each such Continuing Employee immediately prior to the Closing Date and (2) employee benefits (including severance benefits that would have been provided to such Continuing Employee under the applicable severance benefit plans, programs, policies, agreements and arrangements set forth in the Company Disclosure Schedule, defined contribution retirement, health and welfare, vacation and sick or other paid leave and remote working options, but excluding defined benefit pension, nonqualified deferred compensation, equity incentive, long-term incentive, retention, change in control and post- retirement health and welfare benefits) that are substantially similar in the aggregate to those provided to such Continuing Employee immediately prior to the Closing Date.

From and after the Closing Date, Parent will use commercially reasonable efforts to cause the service of the Continuing Employees to be recognized for purposes of eligibility to participate, levels of benefits (apart from benefit accruals under any defined benefit pension plan) and vesting under each compensation, severance, retirement, vacation, paid time off or fringe or other welfare benefit plan program or arrangement of Parent, the Surviving Corporation or any of their subsidiaries, but not including any equity compensation plans, programs, agreements or arrangements (collectively, the “Parent Benefit Plans”) in which any Continuing Employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable Zuora Employee Plan (as defined in the Merger Agreement) immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits. Parent will assume any and all vacation and paid time off balances of Continuing Employees, and will assume all costs and notice obligations incurred in connection with terminations of non-Continuing Employees.

From and after the Closing Date, Parent will use reasonable best efforts to cause each Parent Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in which any Continuing Employee is or becomes eligible to participate to (i) waive all limitations as to pre-existing and at-work conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding plan of Zuora under which such Continuing Employee was a participant immediately prior to commencement of participation in such Parent Benefit Plan and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year.

Zuora will, prior to the Effective Time, take all actions necessary to amend Zuora’s VP+ Change in Control and Severance Plan (under which employees of Zuora at the level of Vice President or above are eligible to receive certain severance benefits) to provide that such plan will, subject to the Closing, automatically terminate as of 12 months following the Closing Date and will promptly notify participants therein of such amendment.

Conditions to the Closing of the Merger

The obligation of each of the Buyer Parties and Zuora to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law), at or prior to Closing, of each of the following conditions:

•	the obtaining of the Stockholder Approvals;

•

no governmental authority having jurisdiction over any party to the Merger Agreement or in respect of the transactions contemplated thereby will have issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the Closing and no applicable law that makes consummation of the Merger illegal or otherwise prohibited will be in effect;

•	the expiration or termination of the applicable waiting period under the HSR Act, and any extensions thereof, (which waiting period expired at 11:59 p.m., Eastern time, on December 2, 2024);

•	the expiration of the review period or issuance of an approval decision pursuant to the Austrian Federal Competition Act;

•	the expiration of the review period or issuance of an approval decision pursuant to the German Act against Restraints on Competition;

•	the issuance of an approval decision pursuant to the UK National Security and Investment Act 2021;

•	the issuance of an approval decision pursuant to the Italian Law Decree 15 March 2021, No. 21; and

•

the of an approval decision pursuant to the foreign investment law in Bulgaria, if such foreign investment law in Bulgaria comes into effect pursuant to final and binding regulations prior to the Closing Date, unless such approval is (1) not required under applicable law (as mutually determined in good faith by Parent and Zuora acting reasonably) or (2) waived by Parent in its discretion.

In addition, the obligation of the Buyer Parties to consummate the Merger is subject to the satisfaction or waiver by Parent of each of the following additional condition:

•

the representations and warranties of Zuora relating to certain aspects of Zuora’s corporate existence and power, corporate authorization, capitalization, brokers’ fees and anti-takeover provisions being true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty being true and correct in all material respects only as of such earlier date) after disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import;

•

the representations and warranties of Zuora relating to certain aspects of Zuora’s capitalization being true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty will be true and correct in all respects only as of such specified date), except for any inaccuracy or combination of inaccuracies in such representations and warranties relative to the total fully-diluted equity capitalization of Zuora as of the Closing Date that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than $12,500,000;

•	the representations and warranties of Zuora relating to absence of changes being true and correct in all respects on the Closing Date as if made on the Closing Date;

•

the other representations and warranties of Zuora being true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	Zuora having performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;

•	since October 17, 2024, no Company Material Adverse Effect having occurred;

•

the amount of cash and cash equivalents available to Parent immediately prior to the Convertible Notes Cash Payment Time (as defined in the Merger Agreement), as a funding source for the aggregate Per Share Price, transaction expenses related to the transactions contemplated by the Agreement and any Convertible Notes Cash Payment Amount (as defined in the Merger Agreement), being at least equal to $400,000,000;

•

the receipt by Parent of a certificate of Zuora, signed on behalf of Zuora by the Chief Executive Officer or the Chief Financial Officer of Zuora, certifying that the foregoing conditions to the obligations of the Buyer Parties to consummate the Merger have been satisfied; and

•	the CEO Rollover having occurred in accordance with the Support and Rollover Agreement.

In addition, the obligation of Zuora to consummate the Merger is subject to the satisfaction or waiver by Zuora of each of the following additional conditions:

•

the representations and warranties of the Buyer Parties set forth in the Merger Agreement being true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement;

•

the Buyer Parties having each have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•

the receipt by Zuora of a certificate of Parent, signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent, certifying that the foregoing conditions to the obligations of Zuora to effect the Merger have been satisfied.

Indemnification and Insurance

The Merger Agreement provides that, for six years after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such person currently covered by the Zuora’s and its subsidiaries’ officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement. Neither Parent nor the Surviving Corporation will be obligated to pay annual premiums in excess of 300% of the amount per annum Zuora paid in its last full fiscal year, and if such premiums for such insurance at any time exceeds such amount, then the Surviving Corporation will cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium not exceeding such amount.

Zuora (with the prior written consent of Parent) may also purchase prepaid “tail” or “runoff” policies for any other “claims-made” liability insurance coverage, including employment practices liability, professional liability and cyber and data security liability coverages; provided that such premiums for such insurance do not exceed 300% of the amount per annum Zuora paid in its last full fiscal year with respect to each such coverage. If any such prepaid policies have been obtained by Zuora (with the prior written consent of Parent) prior to the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain any and all such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

From and after the Effective Time for six years, the Surviving Corporation will: (1) indemnify (including advancement of expenses) and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of Zuora (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which will be advanced as they are incurred) imposed upon or incurred by such Indemnified Party in connection with or arising out of any action, suit or other proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened by reason of the fact that such Indemnified Party is or was a director or officer of Zuora or, while serving as a director or officer of Zuora, is or was serving at the request of Zuora as a director, officer, employee, agent, trustee or fiduciary of any of Zuora’s subsidiaries or another person, in each case, at or before the Effective Time to the fullest extent permitted under applicable law and (2) fulfill and honor in all respects the obligations of Zuora pursuant to each indemnification agreement between Zuora and any Indemnified Party set forth in the confidential disclosure letter and any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or by-laws of Zuora, in each case, as in effect on the date of the Merger Agreement; provided that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period will continue until the final disposition of such claim.

During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to those subject to those provisions as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of Zuora as of the date of the Merger Agreement.

In addition, if the Surviving Corporation or any of its successors or assigns (1) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers or conveys all or substantially all of its properties and assets to any person, then the successors and assigns of the Surviving Corporation will assume the above obligations.

For more information, please refer to the section of this proxy statement captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger.”

Other Covenants

Regulatory Efforts

Zuora and Parent have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date hereof and in no event later than July 17, 2025 (or October 17, 2025 under specified circumstances), including by causing the conditions to the Merger to be satisfied, pursuant to the terms of the Merger Agreement. If necessary to receive clearance of the Merger pursuant to the HSR Act, the Austrian Federal Cartel Act or German Act against Restraints on Competition, Parent agrees to take promptly any and all steps that may be required, so as to enable consummation of the Merger and the other transactions contemplated by the Merger Agreement; provided that Parent or Merger Sub will not be required to take any action with respect to the assets, properties, business or operations of (x) any affiliates of Parent other than Zuora, or its subsidiaries and controlled affiliates or (y) any Equity Investor or any affiliates of any Equity Investor, or their respective portfolio companies (as such term is commonly understood in the private equity industry).

Transaction Litigation

Zuora will as promptly as reasonably practicable notify Parent in writing of, and will give Parent a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation (as defined in the Merger Agreement), including keeping Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation and considering in good faith any comments or suggestions made by Parent with respect to such Transaction Litigation. Zuora may not compromise or settle any such litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

Financing

Subject to the terms and conditions of the Merger Agreement, Parent will (without Zuora’s prior written consent) not permit any amendment, restatement, replacement, supplement or modification to be made to, or any waiver of any provision under, the Financing Commitment Letters if such amendment, restatement, replacement, supplement, modification or waiver (1) reduces (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Financing to an amount less than, when taken together with the available portion of the Financing and cash on hand at Parent, Zuora and its subsidiaries, (2) imposes new or additional conditions precedent to the funding of the Financing, or otherwise expands any of the conditions precedent to the funding of the Financing, or (3) would reasonably be expected to material delay or prevent the Closing or adversely impact the ability of Parent or Merger Sub or, in the case of the Equity Commitment Letters, Zuora, to enforce its rights against other parties to the Financing Commitment Letters.

In addition, each of Parent and Merger Sub will use its reasonable best efforts to (1) maintain in full force and effect the Financing Commitment Letters, (2) satisfy on a timely basis all conditions to funding in the Financing Commitment Letters and to consummate the Financing at or prior to the Closing, including using its reasonable best efforts to cause the persons committing to fund the Financing to fund the Financing at the Closing, (3) enforce its rights under the Financing Commitment Letters and (4) comply with its obligations under the Financing Commitment Letters.

Parent and Zuora have agreed that Parent may assign the obligations under the Equity Commitment Letters and/or the Limited Guarantees, in whole or in part, if under certain circumstances it is reasonably likely that applicable antitrust or foreign investment law approvals will not be received prior to the End Date. Such assignment would not trigger a Regulatory Termination Fee unless the Merger Agreement is later terminated in specified circumstances, as further described in the section of this proxy statement captioned “The Merger Agreement—Regulatory Termination Fee.”

Prior to the Closing, Zuora will, and will cause its subsidiaries and use its reasonable best efforts to cause its and their respective Representatives to, provide such reasonable cooperation as is customary and reasonably requested by Parent in connection with the obtaining and arranging of the Debt Financing. Zuora’s obligations include, among others, reasonably assisting with the marketing efforts for the Debt Financing.

Notwithstanding the above, (1) no directors or managers of Zuora or its affiliates (other than any director or manager who is continuing as a director or manager of any of Zuora or its subsidiaries following the Closing) will be required to pass resolutions or consents to approve or authorize the execution or delivery of the Debt Financing or to execute, deliver or enter into, or perform any agreement, certificate, arrangement, document or instrument with respect to the Debt Financing and (2) no obligation of Zuora, its affiliates or any of their respective representatives undertaken pursuant to the foregoing will be effective until Closing.

In addition, none of Zuora, its affiliates or any of their respective representatives will be required to (1) pay any commitment or other similar fee in connection with the Debt Financing or incur any other cost or expense that is not promptly reimbursed by Parent in connection with the Debt Financing, (2) take any actions to the extent such actions would unreasonably interfere with the ongoing business or operations of Zuora and its affiliates, (3) take any actions that would conflict with or violate Zuora’s or its affiliates’ organizational documents or any laws, or that would reasonably be expected to result in a violation or breach of, or default under, any material contract to which any of them are a party or by which any of their assets are bound, (4) give to any other person any indemnities in connection with the Financing that are effective prior to the Closing, or (5) take any actions that would cause any representation or warranty in the Merger Agreement to be breached or that would cause any closing condition set forth in the Merger Agreement to fail to be satisfied or that would otherwise cause a breach of the Merger Agreement.

Obtaining the Debt Financing is not a condition to the Closing.

Convertible Notes

Immediately prior to the Closing, Parent or its affiliates then holding Convertible Notes will cause all of the outstanding Convertible Notes, other than the portion thereof to be purchased by Zuora, to be contributed to Parent (or another affiliate thereof), and Parent agrees (and will cause each of the Convertible Note Holders (as defined in the section of this proxy statement captioned “Important Information Regarding Zuora—Transactions in Zuora Common Stock—Other Transactions in Zuora Common Stock by Zuora and the Purchaser Filing Parties in the Last Two Years”) to agree) that, following such contribution and notwithstanding anything to the contrary contained in the Convertible Notes Indenture, the Convertible Note Holders will no longer be entitled or permitted to exercise the Fundamental Change Repurchase Right (as such term is defined in the Convertible Notes Indenture) under the Convertible Notes Indenture, nor to trigger or exercise the Conversion Obligation (as such term is defined in the Convertible Notes Indenture) under the Convertible Notes Indenture, in each case, in respect of the Convertible Notes so contributed.

Immediately prior to the Closing and subject to Parent’s timely notice, Zuora will purchase from Parent or its affiliates a portion of the Convertible Notes, in an amount to be specified by Parent, for cash at the Fundamental Change Repurchase Price (as such term is defined in the Convertible Notes Indenture, and which is equal to the principal amount of the Convertible Notes to be repurchased plus all remaining scheduled interest on such Convertible Notes (accruing at the PIK rate) through maturity as if such Convertible Notes remained outstanding through maturity for the purposes of this calculation); provided that the aggregate amount of cash to be paid by Zuora to repurchase such portion of the Convertible Notes will not exceed $130,000,000.

Termination of the Merger Agreement

The Merger Agreement may only be validly terminated at any time prior to the Closing:

by mutual written agreement of Parent and Zuora (notwithstanding the Stockholder Approvals);

by either Zuora or Parent, upon written notice:

•

if the Closing has not occurred on or before 11:59 p.m., New York City time, on July 17, 2025 (as such date may be extended pursuant to the terms of the Merger Agreement, the “End Date”); provided, however, that (i) if the Closing has not occurred prior to the End Date and all of the closing conditions, other than the condition relating to regulatory approvals or the condition relating to the absence of a law, order or injunction prohibiting the Merger (as it relates to any antitrust law or any foreign investment law), have been satisfied or are capable of being satisfied by the End Date, then the End Date will be automatically extended until October 17, 2025 and (ii) the right to terminate the Merger Agreement by Parent or Zuora if the Closing has not occurred on or before the End Date, will not be available to any party whose material breach of any provision of the Merger Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

•

if any governmental authority of competent jurisdiction has issued a final and non-appealable permanent order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement and such permanent prohibition have become final and non-appealable (notwithstanding the Stockholder Approvals); or

•	if the Stockholder Approvals have not been obtained at the Special Meeting (as may be adjourned or postponed thereof).

by Zuora:

•

if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub, in either case which (i) would cause any of the conditions to the obligations of Zuora not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following Zuora’s delivery of written notice describing such breach to Parent; provided, however, Zuora will not be entitled to terminate the Merger Agreement if Zuora is in breach of its obligations under the Merger Agreement that would result in any condition to the obligations of Parent and Merger Sub not to be satisfied;

•

at any time prior to receipt of the Stockholder Approvals, if the Zuora Board or any committee thereof, acting upon the recommendation of the Special Committee, have determined to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided, that prior to, or substantially concurrently with, such termination Zuora pays the Company Termination Fee; or

•

if (1) all of the conditions to the obligations of each party to the Merger Agreement and Zuora are satisfied or have been validly waived, (2) Zuora has delivered an irrevocable written notice to Parent confirming the foregoing and that Zuora is prepared to consummate the Merger, and (3) Parent and Merger Sub fail to consummate the Merger on the earlier of the third business day after the delivery of such notice and one business day prior to the End Date.

by Parent:

•

if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Zuora which (1) would cause any of the conditions to the obligations of the Parent and Merger Sub not to be satisfied and (2) such breach has not been cured prior to the earlier of the End Date or the 30th day following Parent’s delivery of written notice describing such breach to Parent; provided, however, Parent will not be entitled to terminate the Merger Agreement if Parent is in breach of its obligations under the Merger Agreement that would result in any condition to the obligations of Zuora not to be satisfied; or

•

at any time prior to receipt of the Stockholder Approvals, if the Zuora Board or any committee thereof, acting upon the recommendation of the Special Committee, has effected an Adverse Recommendation Change.

Company Termination Fee

If the Merger Agreement is validly terminated in specified circumstances, Zuora will be required to pay the Company Termination Fee of $50,500,000.

Zuora must pay the Company Termination Fee if:

•	the Merger Agreement is terminated by Parent because the Zuora Board or any committee thereof, acting upon the recommendation of the Special Committee, have effected an Adverse Recommendation Change;

•

the Merger Agreement is terminated by Zuora because the Zuora Board or any committee thereof, acting upon the recommendation of the Special Committee, have determined to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; or

•

the Merger Agreement is terminated (1) by either Parent or Zuora because the Closing has not occurred on or the End Date, (2) by either Parent or Zuora because the Stockholder Approvals have not been obtained at the Special Meeting, or (3) by Parent because of a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Zuora; provided that (x) after the date of the Merger Agreement and prior to the termination of the Merger Agreement, a bona fide Acquisition Proposal is publicly disclosed or is delivered to the Zuora Board (or a committee thereof) or senior management of Zuora and (y) within 12 months after the date of such termination, Zuora consummates any Acquisition Proposal or enters into a definitive agreement in respect of any Acquisition Proposal (provided that for purposes of this determination, each reference to “20% or more” or “80% or less” in the definition of Acquisition Proposal will be deemed to be references to “more than 50%” or “less than 50%,” respectively).

Zuora will pay to Parent the Company Termination Fee (1) in the case of the first bullet, within three business days after such termination, (2) in the case of the second bullet, substantially concurrently with the termination (or no later than the next business day if such termination occurs on a day that is not a business day), and (3) in the case of the third bullet, substantially concurrently with the earlier of the consummation of such Acquisition Proposal or the entry into a definitive agreement in respect of such Acquisition Proposal.

Company Expense Reimbursement

If the Merger Agreement is terminated by either Parent or Zuora because the Stockholder Approvals have not been obtained at the Special Meeting, Zuora will pay Parent within three business days of such termination 50% of the reasonable, documented and out-of-pocket expenses incurred by Parent, Merger Sub or any of their affiliates on or after the date of the Merger Agreement in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement; provided that Zuora will not be required to pay more than $5,000,000 for the foregoing and any amount paid by Zuora for the foregoing will be credited against and reduce the Company Termination Fee.

Parent Termination Fee

If the Merger Agreement is validly terminated in specified circumstances, Parent will be required to pay Zuora the Parent Termination Fee of $101,100,000.

Parent must pay the Parent Termination Fee if:

•	the Merger Agreement is terminated by Zuora because a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub; or

•

the Merger Agreement is terminated by Zuora because (1) all of the conditions to the obligations of each party to the Merger Agreement and Zuora are satisfied or have been validly waived, (2) Zuora has delivered an irrevocable written notice to Parent confirming the foregoing and that Zuora is prepared to consummate the Merger and (3) Parent and Merger Sub fail to consummate the Merger on the earlier of the third business day after the delivery of such notice and one business day prior to the End Date.

Parent will promptly (and in any event within three business days) pay to Zuora the Parent Termination Fee.

Regulatory Termination Fee

If the Merger Agreement is validly terminated in specified circumstances, Parent will be required to pay Zuora a termination fee of $25,300,000.

Parent must pay the Regulatory Termination Fee if:

•

the Merger Agreement is terminated by Zuora or Parent because (1) the Closing has not occurred on or before the End Date or (2) any governmental authority of competent jurisdiction has issued a final and non-appealable permanent order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement and such permanent prohibition have become final and non-appealable;

•	the limitations on Parent’s obligations as disclosed in the confidential disclosure letter to the Merger Agreement are the proximate cause of, or have proximately resulted in, the above; and

•

either (1) there was no Equity Assignment (as defined in the Merger Agreement) prior to such termination or (2) there was an Equity Assignment prior to such termination, but the Merger Agreement was still terminated for reasons set above in the first bullet.

Parent will promptly (and in any event within three business days) pay to Zuora the Regulatory Termination Fee.

Specific Performance

The Buyer Parties and Zuora are entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief from a court of competent jurisdiction to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, without bond or other security being required. Zuora has the right, subject to the terms and conditions of the Merger Agreement and each of the Equity Commitment Letters, to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations to consummate the Closing and cause the equity financing to be funded under each of the Equity Commitment Letters, except that Zuora will not be entitled to enforce Parent’s and Merger Sub’s obligation to consummate the Merger and the Equity Investor’s obligation to provide the Equity Financing, if the Debt Financing has not been funded and will not be funded at the Closing.

Zuora’s right to seek specific performance in order to force Parent and Merger Sub to consummate the Closing (or the Equity Investors to fund the Equity Financing under the respective Equity Commitment Letter) is available under the Merger Agreement if, and only if, each of the following conditions have been satisfied:

•

all conditions to the obligations of Parent and Merger Sub contained in the Merger Agreement have been and continue to be satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing; provided, that those conditions could be satisfied if the Closing were to occur);

•

Zuora has irrevocably confirmed by written notice to Parent that (1) all conditions to the obligations of Zuora contained in the Merger Agreement have been satisfied (other than those that, by their nature, are to be satisfied at the Closing) or that Zuora would be willing to waive any unsatisfied conditions and (2) Zuora is ready, willing and able to effect the Closing if specific performance is granted and the Debt Financing is funded;

•	the Debt Financing has been funded or will be funded at the Closing (in each case, in accordance with the terms and conditions thereof); and

•	the Merger has not been consummated on the date when it would be required under the Merger Agreement.

While Zuora will be entitled to pursue both a grant of specific performance and the payment of the Parent Termination Fee, the Regulatory Termination Fee, any reimbursement obligations and/or any enforcement costs (not to exceed $5,000,000 in the aggregate), under no circumstances will Zuora be entitled to both (1) obtain an order for specific performance to enforce Parent’s and Merger Sub’s obligations to consummate the Closing and cause the Equity Financing to be funded on the terms and subject to the conditions set forth in the Merger Agreement and (2) receive the Parent Termination Fee or the Regulatory Termination Fee, together with any reimbursement obligations and any enforcement costs (not to exceed $5,000,000 in the aggregate) (or, for the avoidance of doubt, any monetary damages).

Limitations of Liability

In the event that Parent receives full payment of the Company Termination Fee, Zuora will have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective affiliates or any other person in connection with the Merger Agreement (and the termination hereof), the transactions contemplated by the Merger Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any Parent Related Party (as defined in the Merger Agreement) will be entitled to bring or maintain any proceeding against Zuora or any of its subsidiaries or affiliates for damages or any equitable relief arising out of or in connection with the Merger Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the transactions contemplated by the Merger Agreement or any matters forming the basis for such termination.

In the event that Zuora receives full payment of the Parent Termination Fee or the Regulatory Termination Fee, Parent and Merger Sub will have no further liability, whether pursuant to a claim at law or in equity, to Zuora or any of its respective affiliates or any other person in connection with the Merger Agreement (and the termination hereof), the transactions contemplated by the Merger Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Zuora or any Company Related Party (as defined in the Merger Agreement) will be entitled to bring or maintain any proceeding against Parent, Merger Sub or any of their affiliates for damages or any equitable relief arising out of or in connection with the Merger Agreement (other than equitable relief to require payment of the Parent Termination Fee or the Regulatory Termination Fee), any of the transactions contemplated by the Merger Agreement or any matters forming the basis for such termination.

Any reimbursement obligations and enforcement expenses will not exceed $5,000,000 in the aggregate.

Fees and Expenses

Except for certain reimbursement obligations and enforcement costs as expressly set forth in the Merger Agreement, whether or not the Merger is completed, Zuora, on the one hand, and the Buyer Parties, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment and Waiver

Any provision of the Merger Agreement may be may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of Zuora’s stockholders, no such amendment or waiver will be made or given after the Stockholder Approvals that requires the approval of the stockholders of Zuora under the DGCL unless the required further approval is obtained.

Governing Law

The Merger Agreement is governed by Delaware law, except that any legal proceeding by or against any Debt Financing Related Party, arising out of or relating to the Merger Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated thereby or the performance of any services thereunder will be governed by New York law.

THE VOTING, SUPPORT AND ROLLOVER AGREEMENT

Concurrently with the execution and delivery of the Merger Agreement on October 17, 2024, and as a condition and inducement to Parent’s and Zuora’s willingness to enter into the Merger Agreement, the CEO Rollover Stockholders entered into the Support and Rollover Agreement with Parent, Holdco, Zuora and, solely for purposes specified therein, Silver Lake Alpine II, L.P. As of October 15, 2024, the CEO Rollover Stockholders beneficially owned, collectively, approximately 38%, collectively, of the outstanding voting power of Zuora’s capital stock.

Pursuant to the Support and Rollover Agreement, each of the CEO Rollover Stockholders agreed, until the earlier to occur of the Effective Time and the valid termination of the Merger Agreement in accordance with its terms, among other things, (1) to vote (or cause its controlled affiliates to vote) all shares of Zuora Common Stock owned by them (i) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, (ii) in favor of the approval of any proposal to adjourn or postpone a meeting of the Company stockholders to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held, and (iii) against (a) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition to the Closing set forth in Article VII of the Merger Agreement not being satisfied prior to the termination of the Merger Agreement in accordance with its terms or a breach of any covenant, representation or warranty, or any other obligation or agreement of the CEO Rollover Stockholders under the Support and Rollover Agreement, (b) any Acquisition Proposal (as defined in the Support and Rollover Agreement) or any action or proposal in furtherance of any Acquisition Proposal (as defined in the Merger Agreement), including, in each case, any Superior Proposal (as defined in the Support and Rollover Agreement), without regard to the terms thereof and (c) any action, proposal, transaction or agreement that would change in any manner the voting rights of any shares of Zuora, (2) not to take any action that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by the Merger Agreement, (3) not to transfer their shares of Zuora Common Stock prior to the termination of the Support and Rollover Agreement (unless to certain permitted affiliates), and (4) to waive the right to exercise any and all appraisal rights under Section 262 of the DGCL (including by taking all actions necessary to opt out of any class in any class action claim other than any class action (i) in which a CEO Rollover Stockholder is not a named defendant and (ii) such CEO Rollover Stockholder did not directly or indirectly commence) relating to the negotiation, delivery or execution of the Merger Agreement and the Support and Rollover Agreements or the consummation of the Merger, including for alleged breaches of any duty of the Zuora Board, the Special Committee, Parent or Merger Sub in connection with the Merger Agreement, the Support and Rollover Agreement or the transactions contemplated thereby.

Additionally, subject to the terms and conditions of the Support and Rollover Agreement, among other things, the CEO Rollover Stockholders are prohibited from transferring any of their respective Rollover Shares while the Support and Rollover Agreement is in effect.

In addition, pursuant to the Support and Rollover Agreement and subject to the terms and conditions described in the section of this proxy statement captioned “Special Factors—Financing of the Merger,” among other things, the CEO Rollover Stockholders will elect and thereafter contribute the shares of Zuora Common Stock with an aggregate value of the Aggregate Rolled Value to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent. Such contribution and exchange will happen immediately prior to the Closing and, solely as a result of such contribution and exchange, the CEO Rollover Stockholders (together, as applicable, with their respective affiliates) will own approximately 8.4% of such direct or indirect parent company, collectively, following the consummation of such contribution and exchange. As a result of the Merger, the shares of Zuora Common Stock contributed to such direct or indirect parent company of Parent by the CEO Rollover Stockholders will be canceled and extinguished without any conversion thereof or consideration paid therefor along with the other Owned Company Shares.

The Support and Rollover Agreement will terminate at the earliest of (1) the Effective Time, (2) the valid termination of the Merger Agreement in accordance with its terms, or (3) any amendment to the Merger

Agreement that reduces the amount or changes the form or type of Per Share Price (other than adjustments in accordance with the Merger Agreement or any increase in the Per Share Price), materially reduces, or imposes any material conditions, requirements or restrictions on, such CEO Rollover Stockholder’s right to receive the consideration payable to such CEO Rollover Stockholder under the Merger Agreement in accordance with the terms thereof.

Pursuant to the Support and Rollover Agreement, each party to the Support and Rollover Agreement, will be entitled to an injunction, specific performance of the terms of the Support and Rollover Agreement and other equitable relief to prevent breaches of the Support and Rollover Agreement by any other party to the Support and Rollover Agreement. The Support and Rollover Agreement is governed by Delaware law. The venue for disputes relating to the Support and Rollover Agreement is the Chosen Courts (as defined in the Merger Agreement).

PROVISIONS FOR UNAFFILIATED COMPANY STOCKHOLDERS

No provision has been made (1) to grant Zuora’s unaffiliated security holders access to the corporate files of Zuora, any other party to the Merger or any of their respective affiliates, or (2) to obtain counsel or appraisal services at the expense of Zuora or any other such party or affiliate.

IMPORTANT INFORMATION REGARDING ZUORA

Company Background

Zuora was formed as a Delaware corporation in September 2006 under the name Zuora, Inc. Zuora provides a leading monetization suite for modern businesses, built to help companies launch and scale new services and operate dynamic, customer-centric business models. Its technology solutions enable companies across multiple industries and geographies to build, run, and grow a modern, subscription business, automating the quote-to-revenue process, including offers, billing, collections, and revenue recognition. With Zuora’s solutions, businesses can change and evolve how they go to market through a mix of monetization models, efficiently comply with revenue recognition standards, analyze customer data to optimize their offerings and build recurring relationships with their customers. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Zuora Class A Common Stock is listed on the NYSE under the symbol “ZUO.” Zuora’s corporate offices are located at 101 Redwood Shores Parkway, Redwood City, California 94065. Zuora’s corporate website is www.zuora.com. The information contained in, or that can be accessed through, Zuora’s website is not part of this proxy statement.

Directors and Executive Officers

The Zuora Board currently consists of ten members. The persons listed below are Zuora’s directors and executive officers as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation immediately following the Merger. The Merger Agreement provides that the officers of Zuora immediately prior to the Effective Time will be the initial officers of the Surviving Corporation immediately following the Merger. Following the Merger, each executive officer will serve until the selection and qualification of his or her successor or until the earlier of his or her death, resignation or removal, as the case may be.

There are no family relationships among any of Zuora’s directors or executive officers. During the past five years, neither Zuora nor any of Zuora’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither Zuora nor any of Zuora’s directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. The ages given below are as of October 15, 2024. Each of the individuals listed below is a citizen of the United States and can be reached at c/o Zuora, Inc., 101 Redwood Shores Parkway, Redwood City, California 94065.

Name	Age	Current Position and Office
Tien Tzuo	56	Chairman of the Board of Directors and Chief Executive Officer (CEO)
Todd E. McElhatton	57	Chief Financial Officer
Robert J. E. Traube	58	President and Chief Revenue Officer
Andrew M. Cohen	59	Chief Legal Officer and Corporate Secretary
Peter D. Hirsch	64	Chief Product and Technology Officer
Omar P. Abbosh	58	Director
Sarah R. Bond	45	Director
Laura Clayton McDonnell	64	Director
Kenneth A. Goldman	75	Director
Amy Guggenheim Shenkan	59	Director
Timothy Haley	70	Director
John D. Harkey, Jr.	64	Director
Joseph Osnoss	46	Director
Jason Pressman	50	Director

Executive Officers

Below is information about Zuora’s executive officers:

Tien Tzuo has served on our Board of Directors and as our Chief Executive Officer since November 2007 and as the Chairman of our Board of Directors since December 2017. Prior to joining us, Mr. Tzuo served as Chief Strategy Officer at salesforce.com, inc., a provider of customer relationship management software, from 2005 to 2008, and as Chief Marketing Officer from 2003 to 2005. From July 2020 to July 2022, he was a member of the board of directors of Vonage Holdings Corp., which was acquired by Ericsson in July 2022. He holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Stanford University.

Todd E. McElhatton has served as our Chief Financial Officer since June 2020. Prior to joining us, Mr. McElhatton served as the Senior Vice President and Chief Financial Officer, Cloud Business Group, at SAP SE, a multinational software company, from June 2018 to June 2020, and as Senior Vice President and Chief Financial Officer of SAP North America from February 2017 to June 2018. Prior to that, he served as Vice President and Chief Financial Officer, Hybrid Cloud Business, at VMware, Inc., a virtualization and cloud infrastructure solutions company, from August 2014 to February 2017. Previously, Mr. McElhatton held senior positions at Oracle Corporation and Hewlett Packard. Since June 2022, he has served on the board of directors of Teradata Corporation. Mr. McElhatton holds a B.A. in Business Administration from Southern Methodist University and an M.B.A. from the University of Tennessee.

Robert J. E. Traube has served as our Chief Revenue Officer since October 2019 and President since February 2022. Prior to joining us, Mr. Traube served as Vice President, Strategic and Vertical Accounts, North America at Adobe Inc., a computer software company, from December 2012 to October 2019, and as its Vice President,

Industry Strategy and Marketing, Digital Marketing from January 2010 to November 2012. Previously, he held executive sales positions at Mercado Software and Omniture, Inc., and served in a senior business development role at ClickSoftware Technologies Ltd. Mr. Traube holds a B.Eng. in Production Engineering from the University of Nottingham and an M.B.A. from Cass Business School at City, University of London.

Andrew M. Cohen has served as our Chief Legal Officer and Corporate Secretary since February 2022. Prior to joining us, Mr. Cohen was Chief Legal Officer and a Founder at Geometer LLC from February 2020 to February 2022. From April 2013 to December 2019, Mr. Cohen served as Senior Vice President, General Counsel and Corporate Secretary of Pivotal Software, Inc. Prior to that, Mr. Cohen served as Vice President and Assistant General Counsel of EMC Corporation from August 1998 to March 2013. Since May 2019, Mr. Cohen has served on the board of directors of Bay Area Legal Aid. Mr. Cohen holds a B.A. from Cornell University and a J.D. from University of Michigan.

Peter D. Hirsch has served as Zuora’s Chief Product and Technology Officer since July 2023. Prior to joining us, Mr. Hirsch served as Chief Technology Officer at BlackLine, Inc., a cloud-based financial operations management platform, from February 2019 to July 2023. From June 2015 to January 2019, he served as Executive Vice President of Technology & Operations at Ellie Mae, a cloud-based mortgage application platform provider. Prior to that, Mr. Hirsch served as Senior Vice President, Ariba Cloud Engineering & Technology, at SAP SE, from April 2014 to June 2015. From 1994 to 2014, Mr. Hirsch served in various senior engineering roles for companies such as IBM, Valchemy, Inc., Alphablox Corp., and Informix Software, Inc. From 1989 to 1994, Mr. Hirsch was Founder & Chief Executive Officer of 3-D Visions Corp. Mr. Hirsch holds an M.S. in Electrical Engineering and a B.S. in Electrical Engineering from the University of Southern California.

Non-Employee Directors

Below is information about Zuora’s non-employee directors:

Omar P. Abbosh has served as a member of our Board of Directors since July 2020. Since January 2024, Mr. Abbosh has served as Chief Executive Officer and Executive Director of Pearson plc, one of the largest education companies in the world, providing educational products and services to institutions, governments, and individual learners. From June 2020 to December 2023, Mr. Abbosh held senior roles at Microsoft Corporation, a multinational technology company, most recently serving as President, Industry Solutions. Prior to that, Mr. Abbosh served as Chief Executive Officer, Communications, Media & Technology, at Accenture plc, a professional services firm, from July 2018 to November 2019. From March 2015 to July 2018, Mr. Abbosh served as Accenture’s Chief Strategy Officer and from September 2008 to March 2015, he served as Accenture’s Managing Director, Resources UK & Ireland, and Senior Managing Director, Growth & Strategy, Resources. From 1989 to 2008, Mr. Abbosh held various other leadership roles at Accenture in strategy, corporate development and consulting. Mr. Abbosh holds a B.A. and an M.A. in Electronic and Software Engineering from the University of Cambridge and an M.B.A. from INSEAD in Fontainebleau, France.

Sarah R. Bond has served as a member of our Board of Directors since July 2020. Since November 2023, Ms. Bond has served as President of Xbox, part of Microsoft Corporation, a multinational technology company. Prior to Ms. Bond’s current role, since joining Microsoft in April 2017 she has held several senior roles, including Corporate Vice President, Gaming Ecosystem and Corporate Vice President, Gaming Partnerships & Business Development. From September 2015 to April 2017, she served as Senior Vice President, Strategy & Emerging Business at T-Mobile US, Inc., a wireless network operator, and held various other senior roles at T-Mobile since March 2011. From September 2006 to March 2011, Ms. Bond held various leadership roles with McKinsey & Company, focused on consumer digital businesses. From December 2020 to September 2024, she served on the board of directors of Chegg, Inc. Ms. Bond holds a B.A. from Yale University and an M.B.A. from Harvard University.

Laura A. Clayton (professionally known as Laura Clayton McDonnell) has served as a member of our Board of Directors since January 2022. Since March 2023, Ms. Clayton McDonnell has served as President, Corporates, at

Thomson Reuters Corporation, a leading provider of business information services. Prior to joining Thomson Reuters, she served as Senior Vice President, Sales—East, Canada and Latin America at ServiceNow, Inc., from January 2021 to February 2023 and was Vice President, Enterprise Sales—East Region from January 2019 to January 2021. From July 2017 to December 2018, Ms. Clayton McDonnell served as a Vice President at Microsoft Corporation and as a General Manager at Microsoft Corporation from November 2015 to June 2017. Ms. Clayton McDonnell currently serves on the board of the Women’s Forum of New York City, is a member of Women’s United of United Way of New York City and is an Advisory Committee Member for the Belfer Center for Innovation and Social Impact. Ms. Clayton McDonnell holds a B.S. from San Jose State University and a J.D. and M.B.A. from the University of California, Berkeley.

Kenneth A. Goldman has served as a member of our Board of Directors since February 2016. Mr. Goldman served as the President of Hillspire LLC, a family office management company, from September 2017 until April 2022. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc. Prior to this, Mr. Goldman was the Senior Vice President and Chief Financial Officer of Fortinet, Inc., a provider of threat management technologies, from 2007 to 2012. From 2000 until 2006, Mr. Goldman served as Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc. Mr. Goldman served on the Financial Accounting Standards Board’s (FASB) primary Advisory Council from December 1999 to December 2003. From January 2015 to December 2017, Mr. Goldman served for a three-year term as a member of the Public Company Accounting Oversight Board’s (PCAOB) Standing Advisory Group. From July 2018 to July 2022, Mr. Goldman served as a member of the Value Reporting Foundation Board (formerly known as the Sustainability Accounting Standards Board (SASB) Foundation), an independent nonprofit responsible for the funding and oversight of SASB. Mr. Goldman currently serves on the boards of directors of Fortinet, Inc., GoPro, Inc., and RingCentral, Inc. Mr. Goldman previously served on the boards of directors of NXP Semiconductors N.V. from August 2010 to June 2022 and TriNet Group, Inc., from August 2009 to August 2020. In addition, he is a Trustee Emeritus on the board of trustees of Cornell University. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School.

Amy Guggenheim Shenkan has served as a member of our Board of Directors since January 2022. Ms. Shenkan has acted as a Senior Advisor to Altamont Capital Partners since June 2021 and serves on the board of its portfolio company, Hybrid Promotions, LLC, dba Hybrid Apparel, as well as the board of Pickles Auctions, a private company. Previously, she served as the President and Chief Operating Officer of Common Sense Media from February 2011 to December 2017. Prior to joining Common Sense Media in 2011, Ms. Shenkan was a digital transformation expert with McKinsey & Company, Inc. Ms. Shenkan previously served on the board of directors of Ritchie Bros. Auctioneers Incorporated from July 2017 to April 2022, and she currently serves on the Global Advisory Board of Harvard Business School. Ms. Shenkan holds a B.A. from the University of Michigan and an M.B.A. from Harvard Business School.

Timothy Haley has served as a member of our Board of Directors since October 2010. Mr. Haley is a Managing Director at Redpoint Ventures, a venture capital firm, which he co-founded in 1999. Prior to co-founding Redpoint Ventures, Mr. Haley was a Managing Director of Institutional Venture Partners, a venture capital firm. From 1986 to 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the boards of directors of Netflix, Inc., 2U, Inc., and thredUP Inc. Mr. Haley is also on the Board of Trustees of Santa Clara University. Mr. Haley holds a B.A. in Philosophy from Santa Clara University.

John D. Harkey, Jr. has served as a member of our Board of Directors since April 2024. He has served as the principal and founder of JDH Investment Management, LLC, an investment advisory firm, since 2007, and as chairman and chief executive officer of Consolidated Restaurant Operations, Inc., a full-service and franchise restaurant company, since 1998. Mr. Harkey is also co-founder, and serves on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018 and co-founder and chairman of the board of Dialectic Therapeutics, which develops cancer immunotherapies, since 2019. In addition, he was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as executive chairman from 2010 to 2015. Mr. Harkey currently serves on the board of directors of Lions Gate Entertainment Corp., and previously served on the boards of directors of Sumo Logic, Inc., Loral Space & Communications, Inc., Emisphere Technologies, Inc., Energy Transfer Equity, LP, Energy Transfer Partners, LP, Regency Gas Partners, LP, Leap Wireless, Inc., Pizza Inn, and Fox & Hound Restaurant Group. Mr. Harkey holds a B.B.A. in Business Honors from the University of Texas at Austin, a J.D. from the University of Texas School of Law, and an M.B.A. from Stanford Graduate School of Business.

Joseph Osnoss has served as a member of our Board of Directors since March 2022. Mr. Osnoss is a Managing Partner of Silver Lake, which he joined in 2002. From 2010 to 2014, he was based in London, where he co-led the firm’s activities in EMEA. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co. Mr. Osnoss is currently Chairman of the board of directors of First Advantage Corporation and is a member of the boards of directors of EverCommerce Inc., Global Blue Group Holding AG, Global Payments Inc., and a number of private companies. Mr. Osnoss previously served on the boards of directors of Cornerstone OnDemand, Inc., from December 2017 to October 2021, and Sabre Corporation from March 2007 to April 2021. Mr. Osnoss received his A.B. in Applied Mathematics and a citation in French Language from Harvard College. He has remained involved in academics, including as a Visiting Professor in Practice at the London School of Economics; a participant in The Polsky Center Private Equity Council at the University of Chicago; and an advisory board member at Stanford University’s Research Initiative on Long-Term Investing.

Jason Pressman has served as a member of our Board of Directors since September 2008. Mr. Pressman is a Managing Director at Shasta Ventures, a venture capital firm, where he has worked since 2005. Prior to Shasta Ventures, Mr. Pressman served as a Vice President of Strategy and Operations at Walmart.com, a subsidiary of Wal-Mart Stores, Inc., a worldwide retailer, from 2000 to 2004. Mr. Pressman currently serves on the boards of directors of Nextdoor Holdings, Inc., and a number of private companies. Mr. Pressman holds a B.S. in Finance from the University of Maryland, College Park and an M.B.A. from Stanford University.

Selected Historical Consolidated Financial Data

Set forth below is certain selected historical consolidated financial data relating to Zuora. The historical unaudited selected financial data as of and for the nine month period ended March 31, 2024, and the audited selected financial data as of and for the fiscal years ended December 31, 2023 and December 31, 2022, have been taken from Zuora’s consolidated financial information and statements.

This information is only a summary. The selected historical consolidated financial data as of January 31, 2024 and January 31, 2023 should be read in conjunction with Zuora’s annual report on Form 10-K for the fiscal year ended January 31, 2024, and the selected historical consolidated financial data as of and for the six month period ended July 31, 2024 should be read in conjunction with Zuora’s quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2024, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by Zuora with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See “Where You Can Find Additional Information.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.

Summary Consolidated Balance Sheets

	July 31,	January 31,
	2024	2024	2023
	(in thousands)	(in thousands)
Cash and cash equivalents	$237,041	$256,065	$203,239
Total current assets	$678,601	$677,918	$518,552
Total assets	$849,188	$823,836	$668,598
Total current liabilities	$244,714	$279,415	$311,619
Total liabilities	$657,141	$690,149	$571,438
Stockholders’ equity	$192,047	$133,687	$97,160

Summary Consolidated Statements of Comprehensive Loss

	Years Ended January 31,
	2024	2023	2022
	(in thousands, except per share information)
Revenue	$431,661	$396,087	$346,738
Gross profit	$284,687	$242,858	$206,632
Loss from operations	$(64,407)	$(187,455)	$(96,176)
Net loss	$(68,193)	$(197,970)	$(99,425)
Net loss per share, basic and dilutive	$(0.49)	$(1.51)	$(0.80)

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Zuora Common Stock as of October 15, 2024 by:

•	each person known by Zuora to be the beneficial owner of more than five percent of Zuora Common Stock;

•	each of Zuora’s named executive officers;

•	each of Zuora’s directors; and

•	all of Zuora’s executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 153,710,322 shares of Zuora Common Stock outstanding as of October 15, 2024, including 145,070,528 shares of Zuora Class A Common Stock and 8,639,794 shares of Zuora Class B Common Stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Zuora Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of October 15, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The information below does not include the Zuora RSUs granted to our non-employee directors.

Unless otherwise indicated, the address of each beneficial owner listed below is 101 Redwood Shores Parkway, Redwood City, California 94065. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned
Name of Beneficial Owner	Shares of Class A Common Stock	%	Shares of Class B Common Stock	%	Total Voting †%
Named Executive Officers and Directors:
Tien Tzuo(1)(2)	1,211,228	*	8,701,553	96.7	37.3
Todd E. McElhatton	356,875	*	—	—	*
Robert J.E. Traube	109,704	*	—	—	*
Andrew M. Cohen	172,033	*	—	—	*
Peter D. Hirsch	19,279	*	—	—	*
Omar P. Abbosh	78,477	*	—	—	*
Sarah R. Bond	68,825	*	—	—	*
Laura Clayton McDonnell	48,039	*	—	—	*
Kenneth A. Goldman(3)	61,634	*	224,026	2.6	1.0
Amy Guggenheim Shenkan	34,195	*	—	—	*
Timothy Haley(4)	249,366	*	—	—	*
John D. Harkey, Jr.(5)	540,218	*	—	—	*
Joseph Osnoss(6)	33,568	*	—	—	*
Jason Pressman(7)	109,766	*	—	—	*
All executive officers and directors as a group (14 persons)(8)	3,093,207	2.1	8,925,579	98.3	39.0
Other 5% Stockholders:
Entities affiliated with Silver Lake Group, L.L.C.(9)	27,500,000	19.0	—	—	11.9
Entities affiliated with The Vanguard Group(10)	16,344,929	11.3	—	—	7.1
Entities affiliated with BlackRock, Inc.(11)	13,810,113	9.5	—	—	6.0

*	Denotes less than 1.0% of beneficial ownership.
(1)

Percentage of total voting power represents voting power with respect to all shares of our Zuora Class A Common Stock and Zuora Class B Common Stock, as a single class outstanding as of October 15, 2024. The holders of our Zuora Class B Common Stock are entitled to ten votes per share, and holders of our Zuora Class A Common Stock are entitled to one vote per share. Shares of our Zuora Class A Common Stock and Zuora Class B Common Stock subject to stock options or warrants or securities with conversion privileges that are currently exercisable or exercisable within 60 days of October 15, 2024, or RSUs that may vest and settle within 60 days of October 15, 2024, are deemed to be outstanding and to be beneficially owned by the person holding the stock options, warrants, securities with conversion privileges or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes (i) 7,698,605 shares of our Zuora Class B Common Stock held of record by the 70 Thirty Trust, of which Mr. Tzuo is a trustee, (ii) 640,542 shares of our Zuora Class B Common Stock held of record by the Next Left Trust, of which Mr. Tzuo is a trustee, (iii) 1,147,916 shares of our Zuora Class A Common Stock subject to options that are exercisable within 60 days of October 15, 2024, and (iv) 362,406 shares of our Zuora Class B Common Stock subject to options that are exercisable within 60 days of October 15, 2024.

(3)

Includes (i) 30,058 shares of our Zuora Class A Common Stock held of record by the Goldman-Valeriote Family Trust, of which Mr. Goldman is a trustee, (ii) 100,000 shares of our Zuora Class B Common Stock held of record by GV Partners L.P., and (iii) 75,000 shares of our Zuora Class B Common Stock subject to options held by Mr. Goldman that are exercisable within 60 days of October 15, 2024. GV Partners L.P. is a family limited partnership of which Mr. Goldman is the managing member, and he may be deemed to hold voting and dispositive power over the shares held by the partnership.

(4)

Includes (i) 156,793 shares of our Zuora Class A Common Stock held of record by the Haley-McGourty Family Trust, of which Mr. Haley is a trustee, and (ii) 34,246 shares of our Zuora Class A Common Stock held of record by Haley-McGourty Partners, of which Mr. Haley is a general partner.

(5)

Includes (i) 100,000 shares of our Zuora Class A Common Stock held of record by the Abraxus Trust, of which Mr. Harkey is the trustee and sole beneficiary, and (ii) 437,218 shares of our Zuora Class A Common Stock held of record by JDH Life Sciences, Inc., of which Mr. Harkey is the president and sole beneficial owner. Mr. Harkey may be deemed to have sole voting and dispositive power with regard to the shares held by the Abraxus Trust. Mr. Harkey may be deemed to share voting and dispositive power with regard to the shares held by JDH Life Sciences, Inc., with Scalar Gauge Management, LLC (Scalar Gauge). The address for Scalar Gauge is c/o Scalar Gauge, 8115 Preston Road, Suite 585, Dallas, Texas 75225.

(6)

Mr. Osnoss is a Managing Partner at Silver Lake. Shares of Zuora Class A Common Stock are held by Mr. Osnoss for the benefit of Silver Lake Technology Management, L.L.C., certain of its affiliates and certain of the funds they manage (Silver Lake) and pursuant to Mr. Osnoss’s arrangement with Silver Lake, upon the sale of these securities, the proceeds are expected to be remitted to Silver Lake. The address for Silver Lake is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.

(7)

Includes (i) 43,899 shares of Zuora Class A Common Stock held of record by the Jason Pressman Trust, of which Mr. Pressman is trustee, and (ii) 17,812 shares of our Zuora Class A Common Stock held of record by Shasta Ventures II GP, LLC. Mr. Pressman is a Managing Director at Shasta Ventures. Shasta Ventures II GP, LLC, is the general partner of Shasta Ventures II, L.P. Mr. Pressman, Shasta Ventures II, L.P. and Shasta Ventures II GP, LLC, share dispositive and voting power with respect to the shares disclosed in this footnote. The address of the entities affiliated with Shasta Ventures is c/o Shasta Ventures, 3130 Alpine Road, Suite 288-446, Portola Valley, California 94028.

(8)

Consists of all shares beneficially owned by our executive officers and directors as of October 15, 2024, as a group, including (i) 1,147,916 shares of our Zuora Class A Common Stock subject to options held Mr. Tzuo as of October 15, 2024, that are exercisable within 60 days of October 15, 2024, and (ii) 437,406 shares of our Zuora Class B Common Stock subject to options held by our executive officers and directors as of October 15, 2024, as a group, that are exercisable within 60 days of October 15, 2024.

(9)

Represents 20,000,000 shares of Zuora Class A Common Stock underlying $400,000,000 principal amount of 3.95% / 5.50% Convertible Senior PIK Toggle Notes due 2029 held by SLA Zurich Holdings, L.P. and 7,500,000 shares of Zuora Class A Common Stock underlying warrants to purchase shares of Zuora Class A common stock held by SLA Zurich Aggregator, L.P. SLA Zurich GP, L.L.C. is the general partner of SLA Zurich Holdings, L.P. SL Alpine II Aggregator GP, L.L.C. is the sole member of SLA Zurich GP, L.L.C. and the general partner of SLA Zurich Aggregator, L.P. Silver Lake Alpine Associates II, L.P. is the managing member of SL Alpine II Aggregator GP, L.L.C. SLAA II (GP), L.L.C. is the general partner of Silver Lake Alpine Associates II, L.P. Silver Lake Group, L.L.C. is the managing member of SLAA II (GP), L.L.C. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.

(10)

Based solely on the Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. The Vanguard Group has shared voting power with respect to 244,227 shares of our Zuora Class A Common Stock, sole dispositive power with respect to 15,983,775 shares of our Zuora Class A Common Stock and shared dispositive power with respect to 361,154 shares of our Zuora Class A Common Stock. The address for the Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(11)

Based solely on the Schedule 13G/A filed with the SEC on January 8, 2024, reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. has sole voting power with respect to 13,355,893 shares of our Zuora Class A Common Stock and sole dispositive power with respect to 13,810,113 shares of our Zuora Class A Common Stock. The address for BlackRock, Inc., is 50 Hudson Yards, New York, New York 10001.

Prior Public Offerings

During the past three years, none of Zuora, Parent, Merger Sub or any of their respective affiliates have made any underwritten public offering of shares of Zuora Common Stock for cash that was registered under the Securities Act, or exempt from registration under Regulation A promulgated thereunder.

Transactions in Zuora Common Stock

Except as set forth below, and other than the Merger Agreement and agreements entered into in connection therewith, including the Support Agreements (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “The Voting, Support and Rollover Agreement”), and certain activity related to Zuora’s equity compensation awards discussed elsewhere in this proxy statement, (1) each of Zuora, its directors and executive officers, the Purchaser Filing Parties and their respective affiliates have not conducted any transactions with respect to shares of Zuora Common Stock during the past 60 days, and (2) none of Zuora or the Purchaser Filing Parties or their respective affiliates have purchased shares of Zuora Common Stock during the past two years.

Transactions by Zuora’s Directors and Executive Officers During the Last 60 Days

The following transactions by Zuora’s directors and executive officers within the last 60 days were reported on Statements of Changes of Beneficial Ownership on Form 4 filed with the SEC:

Tien Tzuo

Date	Acquisition	Disposition		Price Per Share
October 3, 2024	—	63,873	(1)	$8.3436	(1)

(1)

Represents the number of shares sold to satisfy the tax liability in connection with the issuance of Zuora Class A Common Stock resulting from the vesting of restricted stock units under the Zuora, Inc. 2018 Equity Incentive Plan and the weighted average price per share in such transactions.

Todd E. McElhatton

Date	Acquisition	Disposition		Price Per Share
October 3, 2024	—	51,879	(1)	$8.3436	(1)

(1)

Represents the number of shares sold to satisfy the tax liability in connection with the issuance of Zuora Class A Common Stock resulting from the vesting of restricted stock units under the Zuora, Inc. 2018 Equity Incentive Plan and the weighted average price per share in such transactions.

Robert J. E. Traube

Date	Acquisition	Disposition		Price Per Share
October 3, 2024	—	62,707	(1)	$8.3436	(1)

(1)

Represents the number of shares sold to satisfy the tax liability in connection with the issuance of Zuora Class A Common Stock resulting from the vesting of restricted stock units under the Zuora, Inc. 2018 Equity Incentive Plan and the weighted average price per share in such transactions.

Andrew M. Cohen

Date	Acquisition	Disposition		Price Per Share
October 3, 2024	—	20,773	(1)	$8.3436	(1)

(1)

Represents the number of shares sold to satisfy the tax liability in connection with the issuance of Zuora Class A Common Stock resulting from the vesting of restricted stock units under the Zuora, Inc. 2018 Equity Incentive Plan and the weighted average price per share in such transactions.

Peter D. Hirsch

Date	Acquisition	Disposition		Price Per Share
October 3, 2024	—	26,432	(1)	$8.3436	(1)

(1)

Represents the number of shares sold to satisfy the tax liability in connection with the issuance of Zuora Class A Common Stock resulting from the vesting of restricted stock units under the Zuora, Inc. 2018 Equity Incentive Plan and the weighted average price per share in such transactions.

John D. Harkey, Jr

Date	Acquisition	Disposition		Price Per Share
November 6, 2024	—	236,218	(1)	$9.9011	(1)

(1)	Represents the number of shares sold by Scalar Gauge Management, LLC (the Account Manager) and the weighted average price per share in such transactions.

Other Transactions in Zuora Common Stock by Zuora and the Purchaser Filing Parties in the Last Two Years

On March 2, 2022, we entered into the Investment Agreement, as amended by the joinders, each dated as of March 24, 2022, and that certain Amendment No. 1 to Investment Agreement, dated as of September 22, 2023, with Silver Lake Alpine II, L.P. (“Silver Lake Alpine”), SLA Zurich Aggregator, L.P. (the “Warrant Holder”) and SLA Zurich Holdings, L.P. (the “Convertible Note Holder”), each an affiliate of Silver Lake, relating to the issuance of the Convertible Notes and Zuora Warrants. On March 24, 2022, Zuora issued Convertible Notes in the aggregate principal amount of $250.0 million pursuant to the Investment Agreement and the Convertible Notes Indenture. On September 22, 2023, Zuora issued additional Convertible Notes in the aggregate principal amount of $150.0 million pursuant to the Investment Agreement and the Convertible Notes Indenture. The Convertible Notes represent senior unsecured obligations of Zuora.

The purchase price of the Convertible Notes was 98% of the par value. The Convertible Notes bear interest at a rate of 3.95% per annum, payable quarterly in cash, provided that Zuora has the option to pay interest in kind at 5.50% per annum. The Convertible Notes will mature on March 31, 2029, subject to earlier conversion or repurchase. The Convertible Notes are convertible at Convertible Note Holder’s option into shares of Zuora Class A Common Stock at an initial conversion rate of 50.0000 shares per $1,000 principal amount ($20.00 per share, representing 20.0 million shares of Zuora Class A Common Stock), subject to anti-dilution adjustments described in the Convertible Notes Indenture. Any Convertible Notes that are converted in connection with a Make-Whole Fundamental Change are subject to an increase in the conversion rate. The term “Make-Whole Fundamental Change” is defined in the Convertible Notes Indenture, and generally refers to a “Fundamental Change” including a change in control of Zuora that meets certain specifications or the termination of trading of Zuora’s stock on the New York Stock Exchange (or the Nasdaq Global Select Market or the Nasdaq Global Market, or any of their respective successors), in each case subject to certain exceptions and exclusions described in the Convertible Notes Indenture. If a Fundamental Change occurs, the Convertible Note Holder has the right to require Zuora to repurchase all or a portion of the Convertible Notes at the Fundamental Change Repurchase Price as specified in the Convertible Notes Indenture.

Pursuant to the Investment Agreement, on March 24, 2022, Zuora also issued the Zuora Warrants to the Warrant Holder to acquire up to 7.5 million shares of Zuora Class A Common Stock, exercisable for a period of seven years, which are comprised of (i) warrants to purchase 2,500,000 shares of Zuora Class A Common Stock at the exercise price of $20.00 per share, (ii) warrants to purchase 2,500,000 shares of Zuora Class A Common Stock at the exercise price of $22.00 per share and (iii) warrants to purchase 2,500,000 shares of Zuora Class A Common Stock at the exercise price of $24.00 per share. The number of shares of Zuora Class A Common Stock issuable upon the exercise of the Zuora Warrants may be increased upon the occurrence of a “Make-Whole Fundamental Change” as defined and described in the Warrant Agreements.

Pursuant to the terms of the Investment Agreement, Silver Lake became entitled to designate one individual to the Zuora Board as long as Silver Lake or its affiliates beneficially own shares of Zuora Class A Common Stock (assuming conversion of the Convertible Notes and exercise of the Zuora Warrants) representing at least four percent (4%) of the outstanding shares of Zuora Class A Common Stock and Zuora Class B Common Stock (assuming conversion of the Convertible Notes and exercise of the Zuora Warrants). In accordance with the terms of the Investment Agreement, Silver Lake nominated Joseph Osnoss to the Zuora Board in March 2022.

Past Contracts, Transactions, Negotiations and Agreements

Except as described above in “Special Factors—Background of the Merger,” “—Prior Public Offerings” and “—Transactions in Zuora Common Stock,” and other than the Merger Agreement and agreements entered into in connection therewith, including the Support Agreements (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “The Voting, Support and Rollover Agreements”), and certain activity related to Zuora’s equity compensation awards discussed elsewhere in this proxy statement, during the past two years: (1) there were no negotiations, transactions or material contacts between Zuora and its affiliates, on the one hand, and any of the Purchaser Filing Parties (in their capacity as such), on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of Zuora’s securities, election of Zuora’s directors or sale or other transfer of a material amount of assets of Zuora, (2) Zuora and its affiliates did not enter into any other transaction with an aggregate value exceeding one percent of Zuora’s consolidated revenues with any Purchaser Filing Party, and (3) none of Zuora’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Purchaser Filing Parties.

Other Transactions with Silver Lake and its Affiliates

•	From time to time, Zuora has entered into ordinary course business transactions on market terms with companies in which Silver Lake has an ownership stake.

•

In October 2021, Zuora entered into a customer agreement with Relativity ODA LLC (and/or its affiliates) (“Relativity”) under which Zuora agreed to provide subscription solutions to Relativity through October 2026. Zuora additionally entered into an agreement in April 2022 under which Relativity agreed to provide litigation discovery and related services to Zuora for an initial one-year term. These agreements were entered into in the ordinary course of business and negotiated at arm’s-length, and the October 2021 agreement predates Silver Lake’s purchase of equity interest in Zuora. Silver Lake holds a greater than 10% equity interest in Relativity.

•

The Company has issued Convertible Notes with an aggregate principal amount of $400,000,000 to SLA Zurich Holdings, L.P., one of the Silver Lake Filing Parties. Pursuant to the Merger Agreement, immediately prior to the Closing, the Company will purchase from the Silver Lake Filing Parties a portion of the Convertible Notes in an amount to be specified by Parent, for cash at the Fundamental Change Repurchase Price (as such term is defined in the Convertible Notes Indenture, and which is equal to the principal amount of the Convertible Notes to be repurchased plus all remaining scheduled interest on such Convertible Notes (accruing at the PIK rate) through maturity as if such Convertible Notes remained outstanding through maturity for the purposes of this calculation); provided, that the aggregate amount of cash to be paid by Zuora to repurchase such portion of the Convertible Notes shall not exceed $130,000,000. All other outstanding Convertible Notes held by the Silver Lake Filing Parties that are not so purchased shall be contributed directly or indirectly to Parent or another affiliate thereof and following such contribution, the Convertible Note Holders shall no longer be entitled or permitted to exercise the Fundamental Change Repurchase Right (as such term is defined in the Convertible Notes Indenture) under the Convertible Notes Indenture, nor to trigger or exercise the Conversion Obligation (as such term is defined in the Convertible Notes Indenture) under the Convertible Notes Indenture, in each case, in respect of the Convertible Notes so contributed.

•

The Company has issued to SLA Zurich Aggregator, L.P., one of the Silver Lake Filing Parties, certain warrants to purchase up to 7.5 million shares of Zuora Class A Common Stock pursuant to the Warrant Agreements. Pursuant to the Merger Agreement, immediately prior to the Effective Time, each Zuora Warrant that is outstanding and unexercised immediately prior to the Effective Time, shall cease to represent a warrant exercisable for shares of Zuora Common Stock, and the holder thereof shall have the right to receive, upon exercise of the Zuora Warrant, the same amount of cash as it would have been entitled to receive pursuant to the terms of the applicable Warrant Agreement if such holder had, immediately after the Effective Time, exercised such Zuora Warrant for cash. Because the Per Share Price is less than the exercise price of the Zuora Warrants, no payments will be made in respect of the Zuora Warrants, and the Zuora Warrants will be canceled.

Book Value Per Share

The net book value per share of Zuora Common Stock as of July 31, 2024, was approximately $1.27 (calculated based on 143.0 million shares of Zuora Class A Common Stock and 8.5 million shares of Zuora Class B Common Stock issued and outstanding as of July 31, 2024).

Market Price of Zuora Common Stock

Beginning on April 12, 2018, Zuora Class A Common Stock has traded on the NYSE under the symbol “ZUO.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share of Zuora Class A Common Stock:

	Market Price
	High	Low
2021
Third Quarter	$22.41	$15.24
Fourth Quarter	$23.25	$14.78
2022
First Quarter	$17.02	$12.02
Second Quarter	$12.62	$8.25
Third Quarter	$10.36	$6.14
Fourth Quarter	$8.58	$5.45
2023
First Quarter	$10.17	$7.66
Second Quarter	$12.12	$7.26
Third Quarter	$11.80	$7.16
Fourth Quarter	$10.20	$7.05
2024
First Quarter	$10.18	$7.70
Second Quarter	$10.85	$8.60
Third Quarter	$10.06	$8.20
Fourth Quarter (through December 20, 2024)	$10.00	$9.85

On [●], the most recent practicable date before this proxy statement was distributed to Zuora’s stockholders, the closing price of Zuora Class A Common Stock on the NYSE was $[●]. You are encouraged to obtain current market quotations in connection with voting your shares.

Dividends

In the past two years, Zuora has not declared or paid any cash dividends on Zuora Common Stock.

IMPORTANT INFORMATION REGARDING THE PURCHASER FILING PARTIES

This section sets forth certain information about the Purchaser Filing Parties. During the past five years, none of the persons listed in this section has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of the persons listed in this section has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The Parent Entities and the Silver Lake Filing Parties

Parent

Zodiac Purchaser, L.L.C. is a Delaware limited liability company. Parent was formed on October 11, 2024 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than as incidental to its formation pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Parent is indirectly controlled by private investment funds affiliated with Silver Lake.

Parent’s principal executive office is located at c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025, and its telephone number is (650) 233-8120.

Merger Sub

Zodiac Acquisition Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of Parent. Merger Sub was formed on October 11, 2024 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than as incidental to its formation pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist.

Merger Sub’s principal executive office is located at c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025, and its telephone number is (650) 233-8120.

In connection with the transactions contemplated by the Merger Agreement, (i) the Equity Investors (including the Silver Lake Filing Parties) have committed to provide Parent, at or prior to the Closing, with an aggregate cash amount of up to $467,000,000 in cash, in each case on the terms and subject to the conditions set forth in the Equity Commitment Letters, (ii) the Silver Lake Filing Parties then holding Convertible Notes have committed to contribute all of the outstanding Convertible Notes, other than the portion thereof to be purchased by Zuora as contemplated by the Merger Agreement, to Parent (or another affiliate thereof) and (iii) the Debt Commitment Parties have committed to provide Parent with the Debt Financing, which consists of the initial term loan facility (with an aggregate principal amount of $850,000,000) and the revolving facility (with an aggregate principal amount of $100,000,000), in each case on the terms and subject to the conditions set forth in the Debt Commitment Letter. Such amounts will be used to fund the aggregate Per Share Price (other than in respect of the Owned Company Shares and the Rollover Shares), including payments in respect of certain of Zuora’s outstanding equity-based awards payable in connection with the Closing pursuant to the Merger Agreement, and to pay the fees, expenses and other amounts required to be paid in connection with the Closing by Zuora, Parent and Merger Sub, as described further in this proxy statement under the caption “Special Factors—Financing of the Merger”.

None of the Parent Entities listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). None of the Parent Entities listed above was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Silver Lake Filing Parties

Parent is owned directly by Zodiac Guarantor, L.L.C., a Delaware limited liability company (“Guarantor”). Guarantor was formed solely for the purpose of holding the interests in Parent. Guarantor has not engaged in any business except for the activities incident to its formation and in connection with its ownership of Parent.

Guarantor is owned directly by Zodiac Holdco, L.L.C., a Delaware limited liability company (“HoldCo”). HoldCo was formed solely for the purpose of holding the interests in Guarantor. HoldCo has not engaged in any business except for the activities incident to its formation and in connection with its ownership of Guarantor.

HoldCo is owned directly by Silver Lake Alpine Associates II, L.P., a Delaware limited partnership (“SLAA”). The principal business of SLAA is to perform the functions of, and serve as, the general partner of Silver Lake Technology Investors Alpine II, L.P., Silver Lake Alpine II, L.P and other affiliated Silver Lake entities.

SLA Zurich Holdings, L.P. is a Delaware limited partnership (“SLA Zurich Holdings”), which is funded by its limited partner, SLA Zurich Aggregator, L.P., a Delaware limited partnership. The principal business of SLA Zurich Holdings is to hold 3.95% / 5.50% Convertible Senior PIK Toggle Notes due March 31, 2029 issued by Zuora, in an aggregate principal amount of $400,000,000.

SLA Zurich GP, L.L.C., a Delaware limited liability company (“SLA Zurich GP”), is the general partner of SLA Zurich Holdings. The principal business of SLA Zurich GP is performing the functions of, and serving as, the general partner of SLA Zurich Holdings.

SLA Zurich Aggregator, L.P. is a Delaware limited partnership (“SLA Zurich Aggregator”), which is funded by its limited partners Silver Lake Technology Investors Alpine II, L.P. and Silver Lake Alpine II, L.P., each of which is a Delaware limited partnership. The principal business of SLA Zurich Aggregator is to hold certain warrants issued by Zuora to purchase up to 7.5 million shares of Zuora Class A Common Stock and to hold its limited partnership interests in SLA Zurich Holdings.

SL Alpine II Aggregator GP, L.L.C., a Delaware limited liability company (“SLA Aggregator GP”), is the general partner of SLA Zurich Aggregator. The principal business of SLA Aggregator GP is performing the functions of, and serving as, the general partner of SLA Zurich Aggregator.

Silver Lake Alpine II, L.P., a Delaware limited partnership (“SLA II”), is a private investment fund. The principal business of SLA II is to directly or indirectly make investments in debt or equity securities.

SLAA II (GP), L.L.C., a Delaware limited liability company (“SLAA GP”), is the general partner of SLAA. The principal business of SLAA GP is performing the functions of, and serving as, the general partner of SLAA and other affiliated Silver Lake entities.

Silver Lake Group, L.L.C., a Delaware limited liability company, is the managing member of SLAA GP. The principal business of Silver Lake Group, L.L.C. is performing the functions of, and serving as, the ultimate general partner of Silver Lake affiliated entities.

Set forth below for each managing member of Silver Lake Group, L.L.C. is his respective business address and telephone number, principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person and country of citizenship.

Name	Business Address and Telephone Number	Present Principal Occupation	Material Occupations in Past Five Years	Country of Citizenship
Egon P. Durban	c/o Silver Lake 2775 Sand Hill Road, Suite 100 Menlo Park, California 94025 650-233-8120	Managing Partner and Co-CEO of Silver Lake Group, L.L.C.	Mr. Durban has held the same principal occupation during the past 5 years.	United States
Kenneth Y. Hao	c/o Silver Lake 2775 Sand Hill Road, Suite 100 Menlo Park, California 94025 650-233-8120	Chairman and a Managing Partner of Silver Lake Group, L.L.C.	Mr. Hao has held the same principal occupation during the past 5 years.	United States
Gregory K. Mondre	c/o Silver Lake 55 Hudson Yards 550 West 34th Street, 40th Floor New York, NY 10001 650-233-8120	Managing Partner and Co-CEO of Silver Lake Group, L.L.C.	Mr. Mondre has held the same principal occupation during the past 5 years.	United States
Joseph Osnoss	c/o Silver Lake 55 Hudson Yards 550 West 34th Street, 40th Floor New York, NY 10001 650-233-8120	Managing Partner and a Managing Director of Silver Lake Group, L.L.C.	Mr. Osnoss has held the same principal occupation during the past 5 years.	United States

None of the Silver Lake Filing Parties nor any of the natural persons listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). None of the Silver Lake Filing Parties nor any of the natural persons listed above was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Tzuo Filing Parties

Mr. Tien Tzuo is the founder, Chief Executive Officer and Chairman of the Board of Directors of Zuora. Mr. Tzuo is a United States citizen. The Next Left Trust is an irrevocable trust created by Mr. Tzuo and his wife for the benefit of their daughter. The 70 Thirty Trust is a revocable trust created by and held for the benefit of Mr. Tzuo and his wife. During the past five years, none of the Tzuo Filing Parties has been (a) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting future activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. The following table sets forth the present principal occupation or employment and material occupation, position, office or employment of Mr. Tzuo for the past five years. The principal business address for the Tzuo Filing Parties is c/o Zuora, Inc., 101 Redwood Shores Parkway, Redwood City, California 94065.

Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Tien Tzuo	U.S.	Founder, Chief Executive Officer and Chairman of the Board of Directors of Zuora

APPRAISAL RIGHTS

If the Merger is consummated, holders of record and beneficial owners of Zuora Common Stock who do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of Zuora Common Stock through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL (“Section 262”) and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. All references in Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of shares of Zuora Common Stock, (ii) to a “beneficial owner” are to a person who is the beneficial owner of shares of Zuora Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Zuora’s stockholders or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of shares of Zuora Common Stock should carefully review the full text of Section 262 as well as the information discussed below. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.

Under Section 262, if the Merger is completed, holders of record or beneficial owners of shares of Zuora Common Stock who (1) properly submit a written demand for appraisal of such holder’s or owner’s shares of Zuora Common Stock to Zuora prior to the vote on the Merger Proposal at the Special Meeting, (2) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger, (4) do not withdraw their demands or otherwise lose their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares of Zuora Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of Zuora Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of shares of Zuora Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of Zuora Common Stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of Zuora Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class of Zuora Common Stock eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. Zuora refers to these conditions herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, if the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing Zuora’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Zuora’s notice to Zuora’s stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of shares Zuora Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Per Share Price described in the Merger Agreement without interest and subject to any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Zuora Common Stock, Zuora believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Zuora Common Stock must do ALL of the following:

•

the stockholder or beneficial owner must not vote in favor of the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain;

•

the stockholder or beneficial owner must deliver to Zuora a written demand for appraisal of such holder’s or owner’s shares of Zuora Common Stock before the vote on the Merger Proposal at the Special Meeting and such demand must reasonably inform Zuora of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such Zuora Common Stock (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the Zuora Common Stock for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the Zuora Common Stock for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262);

•

the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger); and

•	the stockholder or beneficial owner must otherwise comply with Section 262.

Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of Zuora stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of Zuora Common Stock within the time prescribed in Section 262.

After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

Written Demand

A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Zuora, before the vote on the Merger Proposal at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s shares of Zuora Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Proposal. A vote in favor of the Merger Proposal, in person at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares. A stockholder exercising appraisal rights must hold of record the shares of Zuora Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares of Zuora Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.

A holder of record of shares of Zuora Common Stock is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Zuora Common Stock by a holder of record must reasonably inform Zuora of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Zuora Common Stock. A demand for appraisal in respect of such shares of Zuora Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform Zuora of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of Zuora Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder, such as a broker, bank or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the stockholder.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Zuora, Inc.

101 Redwood Shores Parkway

Redwood City, California 94065

Attention: Secretary

If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of Zuora Common Stock in accordance with subsection (e) of Section 262, either within sixty (60) days after the effective time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the court made under subsection (j) of Section 262; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within sixty (60) days after the effective time of the Merger.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each record holder of shares of Zuora Common Stock who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger Proposal, and any beneficial owner who has properly demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the value of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and Zuora’s stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Zuora Common Stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Zuora Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which Zuora has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation.

At the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Zuora Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares of Zuora Common Stock is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although Zuora believes that the Per Share Price is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of Zuora Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Price. Neither Zuora nor Parent anticipates offering more than the Per Share Price to any stockholder or beneficial owner exercising appraisal rights, and each of Zuora and Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of Zuora Common Stock is less than the Per Share Price. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Zuora Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Zuora Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.

From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares of Zuora Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within 60 days after the effective date of the Merger, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the Per Share Price for your Dissenting Shares in accordance with the Merger Agreement, without interest and subject to any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

PROPOSAL 1: THE MERGER PROPOSAL

Zuora is asking you to adopt and approve the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section of this proxy statement captioned “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

The Zuora Board, based on the recommendation of the Special Committee, unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that Zuora provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Zuora to its named executive officers that is based on or otherwise relates to the Merger, as disclosed in the section of this proxy statement captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger.”

Zuora is asking its stockholders to approve the compensation that will or may become payable by Zuora to its named executive officers that is based on or otherwise relates to the Merger. These payments are set forth in the section of this proxy statement captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein.

Accordingly, Zuora is seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Zuora approve on a non-binding advisory basis the compensation that will or may become payable to Zuora’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Special Factors—Interests of Zuora’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in Zuora’s proxy statement for the Special Meeting.”

Zuora’s stockholders should note that this proposal is not a condition to completion of the Merger, and as a non-binding, advisory vote, the result will not be binding on Zuora, the Zuora Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated Zuora’s named executive officers will or may be eligible to receive the compensation that is based on or that otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

The Zuora Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

Zuora is asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve this proposal, Zuora may adjourn the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the Merger Agreement or abstaining from voting on the adoption of the Merger Agreement, provided that Zuora may not, without Parent’s prior written consent, postpone or adjourn the Special Meeting (1) on more than two occasions or for more than ten business days for each such adjournment or (2) to a date that is later than five business days prior to the End Date. Among other things, approval of the Adjournment Proposal could mean that, even if Zuora received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, Zuora could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, Zuora may seek stockholder approval to adjourn the Special Meeting if a quorum is not present. Finally, the chairperson of the Special Meeting is permitted by Zuora’s bylaws to adjourn the Special Meeting even if Zuora’s stockholders have not approved the proposal to adjourn the Special Meeting.

The Zuora Board unanimously recommends that you vote “FOR” this proposal.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If the Merger is completed, Zuora will have no public stockholders and there will be no public participation in any future meetings of Zuora’s stockholders. However, if the Merger is not completed, Zuora’s stockholders will continue to be entitled to attend and participate in stockholder meetings.

Zuora will hold an annual meeting of stockholders in 2025 (the “2025 Annual Meeting”) only if the Merger has not already been completed and Zuora remains a public company.

For a stockholder who intends to have a proposal considered for inclusion in Zuora’s proxy materials for presentation at the 2025 annual meeting, if held, Zuora’s Secretary must receive the written proposal at Zuora’s principal executive offices not later than January 16, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholders intending to present a proposal at the 2025 Annual Meeting, if held, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in the Zuora Bylaws. The Zuora Bylaws require, among other things, that Zuora’s Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 105th day and not later than the 75th day prior to the anniversary of the preceding year’s annual meeting. Therefore, Zuora must receive notice of such a proposal or nomination for the 2025 Annual Meeting, if held, no earlier than March 14, 2025 and no later than April 13, 2025. The notice must contain the information required by the Zuora Bylaws, a copy of which is available upon request to Zuora’s Secretary. If the date of the 2025 Annual Meeting is more than 30 calendar days before or more than 60 calendar days after the anniversary of Zuora’s annual meeting of stockholders in 2024, the submission must be delivered not earlier than the close of business on the 105th day prior to the 2025 Annual Meeting and no later than the close of business on the later of the 75th day prior to the 2025 Annual Meeting and the 10th day following the public announcement of the 2025 Annual Meeting.

In addition to satisfying the foregoing requirements under the Zuora Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Zuora’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act, which notice must be postmarked or transmitted electronically to Zuora at its principal executive office no later than April 28, 2025. If the date of the 2025 Annual Meeting is changed by more than 30 days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th day following the day on which notice of the date of such meeting is mailed or public disclosure of the date of such meeting is first made by Zuora.

Zuora reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Because the Merger is a “going-private” transaction, Parent, Merger Sub and Zuora have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, can be obtained by following the directions set forth below. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

Zuora files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows Zuora to “incorporate by reference” into this proxy statement documents Zuora files with the SEC. This means that Zuora can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that Zuora files with the SEC will update and supersede such information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. Zuora incorporates by reference the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by Zuora pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2024, filed on March 26, 2024;

•

Quarterly Reports on Form 10-Q for the quarterly period ended April 30, 2024, filed on May 31, 2024, the quarterly period ended July 31, 2024, filed on August 29, 2024 and the quarterly period ended October 31, 2024, filed on December 9, 2024;

•

Current Reports on Form 8-K filed on February 1, 2024, May  1, 2024, June  28, 2024, October  17, 2024 and October 18, 2024 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein);

•	Zuora’s Definitive Proxy Statement on Schedule 14A for the June 27, 2024 annual meeting of stockholders, filed on May 16, 2024.

Zuora will amend the Schedule 13E-3 to incorporate by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting to the extent required to fulfill Zuora’s obligations under the Exchange Act.

You may obtain any of the documents that Zuora files with the SEC, without charge, by requesting them in writing from Zuora at the following address:

Zuora, Inc.

101 Redwood Shores Parkway

Redwood City, California 94065

Attention: Investor Relations

If you would like to request documents from Zuora, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from Zuora, Zuora will mail them to you by first class mail, or another equally prompt method. Please note that all of Zuora’s documents that it files with the SEC are also promptly available through the “Investor Relations” section of Zuora’s website, https://investor.zuora.com. The information included on Zuora’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of Zuora Common Stock, please contact Zuora’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 750-2689 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

MISCELLANEOUS

Zuora has supplied all information relating to Zuora, and Parent has supplied all of the information relating to Parent, Merger Sub, or the Rollover Stockholders contained in this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF ZUORA COMMON STOCK AT THE SPECIAL MEETING. ZUORA HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

CONFIDENTIAL

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

ZUORA, INC.,

ZODIAC PURCHASER, L.L.C.

and

ZODIAC ACQUISITION SUB, INC.

October 17, 2024

i

ii

Exhibit A – Form of Amended and Restated Certificate of Incorporation of Surviving Corporation

Exhibit B – Form of By-laws of Surviving Corporation

Exhibit C – Form of Voting, Support and Rollover Agreement

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated October 17, 2024, is entered into by and among Zuora, Inc., a Delaware corporation (the “Company”), Zodiac Purchaser, L.L.C., a Delaware limited liability company (“Parent”), and Zodiac Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

WHEREAS, the Company Board has established a special committee of independent and disinterested members of the Company Board (the “Special Committee”);

WHEREAS, the Special Committee has unanimously (i) determined that this Agreement, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent in accordance with the Delaware General Corporation Law (the “DGCL”), the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (ii) recommended that the Company Board determine that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders and adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) recommended that, subject to approval by the Company Board, the Company Board submit this Agreement to the Company’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger;

WHEREAS, the Company Board, upon the unanimous recommendation of the Special Committee, has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders (ii) adopted and approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) directed that this Agreement be submitted to the Company’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to each party’s willingness to enter into this Agreement, (i) Silver Lake Alpine II, L.P. and Hux Investment Pte. Ltd. (each, an “Equity Investor” and together, the “Equity Investors”) are entering into equity financing commitment letters in favor of Parent (each, an “Equity Commitment Letter” and together, the “Equity Commitment Letters”), pursuant to which each Equity Investor has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein, and (ii) Silver Lake Alpine II, L.P. and Hux Investment Pte. Ltd. (each, a “Guarantor” and together, the “Guarantors”) is entering into guarantees in favor of the Company (each, a “Guarantee” and together, the “Guarantees”) with respect to, subject to the terms and conditions therein, certain obligations of Parent and Merger Sub under this Agreement;

WHEREAS, (i) the Boards of Directors of Merger Sub and the sole member of Parent have each (i) determined that this Agreement and the Merger are advisable and in the best interests of their respective stockholders, (B) approved the Merger on the terms and subject to the conditions set forth herein, and (C) adopted and approved this Agreement; and

WHEREAS, substantially concurrently with the delivery of this Agreement and as a condition and material inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Tien Tzuo and certain of his Affiliates that hold shares of Company Common Stock (collectively, the “Supporting Stockholders”) have entered into a voting, support and rollover agreement with the Company, Parent and an Affiliate of Parent, substantially in the form attached hereto as Exhibit C (the “CEO Support and Rollover Agreement”), pursuant to which, among other things, the Supporting Stockholders have agreed, subject to the terms and conditions set forth therein, to vote in favor of the transactions contemplated by this Agreement and contribute certain shares of Company Common Stock held by such Supporting Stockholders (collectively, the “CEO Rollover Shares”) to such Affiliate of Parent immediately prior to the Merger (the “CEO Rollover”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the Confidentiality Agreement (it being agreed that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement may contain provisions that permit the Company to comply with the provisions of Article 6. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a potential acquisition of, or business combination with, the Company (which confidentiality agreement remains in effect and has confidentiality and use restrictions that do not expire or terminate before the twelve-month anniversary of the date of this Agreement) shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement for all purposes under this Agreement.

“Acquisition Proposal” means any offer or proposal from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Third Party, directly or indirectly, of 20% or more of the outstanding Common Stock or voting power of the Company, or any tender offer or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of the outstanding Common Stock or voting power of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or fair market value of the assets of the Company and its Subsidiaries, taken as a whole, (iii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or fair market value of the assets of the Company and its Subsidiaries, taken as a whole, (iv) any direct or indirect merger, consolidation, share exchange, business combination, joint venture, partnership, recapitalization, reorganization or other similar transaction involving the Company, pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction or (v) any combination of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise provided that, the Supporting Stockholders shall not be deemed to be an “Affiliate” of the Company or any of its Subsidiaries. Notwithstanding the foregoing, (a) Parent and Merger Sub shall not be deemed to be Affiliates of the Company or its Subsidiaries, (b) Silver Lake Group,

L.L.C. (“Silver Lake”) or each Equity Investor or each of their respective affiliated investment funds and vehicles and portfolio companies (as such term is commonly understood in the private equity industry) shall not be deemed to be Affiliates of (i) the Company or any of its Subsidiaries or (ii) Parent or Merger Sub, except in case of clause (ii) for purposes of, as applicable, Section 4.25, Section 5.08(d), Section 6.18(a) (except, in the case of Section 6.18(a), any Person other than Silver Lake and its affiliated investment funds), Section 9.16, the definitions of “Company Material Adverse Effect”, “Representatives”, “Third Party”, “Unaffiliated Company Stockholders” and “Parent Related Parties” and as used in Section 6.12(g), and (c) the Company and its Subsidiaries shall not be deemed to be Affiliates of Parent or Merger Sub or of Silver Lake or its affiliated investment funds or portfolio companies (as such term is commonly understood in the private equity industry).

“Aggregate Merger Consideration” means the sum of the aggregate per share Merger Consideration, plus the aggregate Option Payments, plus the aggregate RSU Payments payable in respect of Company RSUs that are fully vested as of the Closing, plus the aggregate PSU Payments payable in respect of Company PSUs that are fully vested as of the Closing, and plus the aggregate Warrant Cash Amount. For the avoidance of doubt, the Aggregate Merger Consideration does not include any payments or amounts in respect of the Rollover Shares.

“Anti-Corruption Laws” means laws related to bribery, corruption, kickbacks, racketeering, fraud, or other improper payments including without limitation the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997, and any other applicable anti-corruption laws.

“Anti-Money Laundering Laws” means laws related to money laundering, anti-terrorism, proceeds of crime, or financial record keeping, including without limitation the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and any other applicable anti-money laundering laws.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914 and all other applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

“Applicable Law” means, with respect to any Person, any supranational, international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon and applicable to such Person.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Redwood City, California are authorized or required by Applicable Law to close.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.

“Closing Date” means the date of the Closing.

“Closing Indebtedness” means the aggregate amount of obligations (including in respect of outstanding principal and accrued and unpaid interest) of the Company and its Subsidiaries in respect of indebtedness for borrowed money under the Company Credit Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the audited consolidated balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company’s annual report on Form 10-K for the annual period ended on the Company Balance Sheet Date.

“Company Balance Sheet Date” means January 31, 2024.

“Company Board” means the Board of Directors of the Company.

“Company Credit Agreement” means that certain Loan and Security Agreement, dated as of June 14, 2017, among Silicon Valley Bank, the Company, Zuora Services, LLC and Leeyo Software, Inc., as amended by the First Amendment to Loan and Security Agreement, dated October 11, 2018, the Second Amendment to Loan and Security Agreement, dated January 19, 2021, and the Third Amendment to Loan and Security Agreement, dated October 11, 2022, and as may be further amended, supplemented or modified.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and delivered to Parent and Merger Sub prior to or simultaneously with the execution of this Agreement.

“Company Employee Plan” means (i) each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, (ii) each employment, severance or similar contract, plan, arrangement, or policy and (iii) each other plan or arrangement providing for compensation (including variable cash compensation and sales commissions), incentive, bonuses, profit-sharing, stock, stock option or other equity-related rights (including restricted stock units and stock purchase rights) or other forms of incentive or deferred compensation, health or medical care and benefits, employee assistance program, education or tuition assistance programs, disability, hospitalization, death or sick leave benefits, supplemental unemployment benefits, severance benefits, post-employment or retirement benefits, termination, change in control, retention, pension, savings, vacation, cafeteria, dependent care, and each insurance and other similar fringe or similar employee benefit contract, plan, arrangement, agreement or policy, whether or not in writing, whether funded or unfunded, is maintained, administered, contributed to or required to be contributed to by the Company or any Subsidiary of the Company for the benefit of any current or former employees, directors or consultants of the Company or any Subsidiary of the Company.

“Company Equity Awards” means the Company Stock Options, the Company RSUs and the Company PSUs.

“Company Financial Advisor” means Qatalyst Partners LP or another independent financial advisor of nationally recognized reputation.

“Company Financial Information” means the financial statements of the Company required to be delivered in order to satisfy the condition set forth in Paragraph 4 of Exhibit C to the Debt Commitment Letter (as in effect on the date hereof).

“Company Material Adverse Effect” means any change, effect, event, occurrence, development, condition or fact that, individually or in the aggregate with all other changes, effects, events, occurrences, developments, conditions or facts, (x) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole or (y) would reasonably be expected to materially impede or prevent the consummation of the Merger by the Company; provided, however, that, in the case of clause (x) only, none of the following (alone or in combination) shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(A) the negotiation, execution, announcement or performance of this Agreement or the pendency or consummation of the Merger or the other transactions contemplated by this Agreement (including any litigation or any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, investors, contractors, lenders, customers, technology and other partners, suppliers, vendors, Governmental Authorities or other Third Parties related thereto (other than for purposes of the representations and warranties contained in Section 4.03 and Section 4.04 and the related conditions to Closing));

(B) the identity of Parent or any of its Affiliates as the acquiror of the Company, or any facts or circumstances concerning Parent or any of its Affiliates, including any communication by any of them regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees;

(C) general business, economic or political conditions, or the capital, credit, banking, debt, financial or currency markets, in the United States or elsewhere in the world, or changes therein, including changes in interest or exchange rates or any suspension of trading in securities on the NYSE;

(D) general conditions in any industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world in which the Company and its Subsidiaries operate, or changes therein;

(E) any changes in GAAP or other accounting standards (or the enforcement or interpretation thereof);

(F) any changes in Applicable Law (or the enforcement or interpretation thereof), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;

(G) the taking of any action, or refraining from taking any action, in each case at the direction of Parent or Merger Sub, with either of their prior written consent or as expressly required by this Agreement, or the taking of any action by Parent, Merger Sub or any of their Affiliates (in each case, other than as required or contemplated by the first sentence of Section 6.01(a));

(H) any Transaction Litigation or any demand or Proceeding for appraisal or the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;

(I) any outbreak, continuation or escalation of acts of terrorism, hostilities, sabotage or war (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date hereof;

(J) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation;

(K) any failure by the Company to meet, or changes to, internal or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by the Company or any Third Parties), any change in the Company’s credit ratings, or any change in the price or trading volume of shares of the Company Common Stock (it being understood that the underlying causes of such failures or changes in this clause (K) may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by this definition); or

(L) any computer hacking, data breaches, ransom-ware, cybercrime or cyberterrorism (including by a nation-state or nation state-sponsored threat actor) effecting or impacting, or outage of or termination by a web-hosting platform or data center provider providing services to, the Company or any of its Subsidiaries or their respective businesses;

provided that in the case of clauses (C), (D), (E), (F), (I), and (L), such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

“Company PSUs” means each restricted stock unit covering shares of Company Common Stock outstanding immediately prior to the Effective Time that is subject in whole or in part to performance-based vesting conditions, including performance goals or metrics, that was granted under any Company Stock Plan.

“Company Return” means any Tax Return of the Company or any of its Subsidiaries.

“Company RSU” means each restricted stock unit covering shares of Company Common Stock outstanding immediately prior to the Effective Time that is subject to vesting conditions based solely on continued employment or service that was granted under any Company Stock Plan.

“Company Stock Option” means each option to purchase shares of Company Common Stock granted under any Company Stock Plan.

“Company Stock Plan” means any of the Company’s 2006 Stock Plan, 2015 Equity Incentive Plan and 2018 Equity Incentive Plan, each as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Company Termination Fee” means an amount equal to $50,500,000.

“Company Warrants” means warrants to purchase shares of Class A Common Stock issued to Silver Lake Alpine II, L.P. pursuant to the Warrant Agreements and in connection with the Investment Agreement, dated as of March 2, 2022, by and among the Company and Silver Lake Alpine II, L.P. and the other parties named therein.

“Contract” means any legally binding contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind.

“Convertible Notes” means the Company’s 3.95% / 5.50% Convertible Senior Notes due March 31, 2029 issued pursuant to the Convertible Notes Indenture.

“Convertible Notes Documents” means the Convertible Notes and the Convertible Notes Indenture.

“Convertible Notes Indenture” mean the Indenture, dated as of March 24, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplement Indenture, dated September 22, 2023 and as further amended and supplemented from time to time.

“COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions or mutations of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, protocols or guidelines promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and the Families First Coronavirus Response Act

“Debt Financing Related Parties” means the Debt Financing Sources, any other lenders party from time to time to any agreement related to Debt Financing, their respective Affiliates and their and their respective Affiliates’ respective directors, officers, employees, agents, advisors and other Representatives, and their successors and permitted assigns, in each case, solely in their capacities as such.

“Debt Financing Sources” means, at any time, the Persons that have committed to provide or arrange or have otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing (other than the Equity Financing) (including the parties to the Debt Commitment Letter and any agreements, any joinder agreements, engagement letters, underwriting agreements, indentures, loan agreements or credit agreements entered into in connection therewith), including the agents, arrangers, lenders, initial purchasers and other entities that have committed to provide or arrange all or part of the Debt Financing.

“Environmental Law” means any Applicable Law or Order concerning pollution, public or worker health or safety, or protection of the environment, including any such Applicable Law or Order relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of, or exposure to, any Hazardous Substance.

“Environmental Permits” means any Governmental Authorizations issued or required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

“ESPP” means the Company’s 2018 Employee Stock Purchase Plan, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Export Control Laws” means, to the extent applicable to the Company or its Subsidiaries, the EC Regulation 428/2009 and the implementing laws and regulations of the EU member states; the U.S. Export Administration Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, U.S. International Traffic in Arms Regulations, and their respective implementing rules and regulations; the U.K. Export Control Act 2002 (as amended and extended by the Export Control Order 2008) and its implementing rules and regulations; and other similar export control laws or restrictions applicable to the Company and its Subsidiaries and their respective operations from time to time.

“Foreign Employee Plan” means any Company Employee Plan that is maintained pursuant to or is subject to the laws of a country other than the United States, or provides compensation or benefits to participants providing services primarily outside of the United States.

“Foreign Investment Laws” means all Applicable Laws relating to foreign investment or that provide for the review of national security or defense matters or the national interest in connection with the acquisition of any interest in or assets of a business under the jurisdiction of a Governmental Authority.

“GAAP” means generally accepted accounting principles in the United States.

“Government Contract” means any prime contract or subcontract at any tier, including all amendments, modifications and options thereunder or relating thereto, entered into by the Company or any of its Subsidiaries with any Governmental Authority.

“Governmental Authority” means (i) any government or any nation, state, supra-national body, department, local authority or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, arbitrator, court, tribunal, arbitral body, commission, agency, authority (including any central bank, Taxing Authority or trans-governmental or supranational entity or authority), minister, self-regulatory organization (including the NYSE) or other instrumentality legally entitled to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Authorizations” means, with respect to any Person, all licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

“Hazardous Substance” means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum-containing product, asbestos-containing material, per- or polyfluoroalkyl substance, or polychlorinated biphenyl, as listed, defined or regulated (or any other substance, material or waste for which liability or standards of conduct may be imposed) under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Information Privacy and Security Laws” means any Applicable Law (including any legally binding directive or guidance) issued by a Governmental Authority and any applicable self-regulatory guidelines that the Company or a Subsidiary is obligated to comply with under any Law or Contract, in each case governing: (a) the privacy, protection, security or Processing of Personal Information, (b) online behavioral advertising, tracking technologies, call or electronic monitoring or recording, or any outbound calling and text messaging, telemarketing and email marketing, (c) cybersecurity or (d) data security. Without limiting the foregoing, “Information Privacy and Security Laws” includes the following, in each case, to the extent applicable to the Company or any of its Subsidiaries: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, PCI DSS, the Fair and Accurate Credit Transactions Act, the Health Insurance Portability and Accountability Act of 1996, as amended, including as amended by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the applicable provisions of the 21st Century Cures Act, and Public Law 116-321, and implementing regulations, including 45 C.F.R. Parts 160, 162, and 164 (collectively, “HIPAA”), the Gramm-Leach-Bliley Act, the California Consumer Privacy Act, as amended by the California Privacy Rights Act, state privacy laws, state data security laws, state social security number protection laws, state data breach notification laws, state consumer protection laws, the EU General Data Protection Regulation 2016/679 (“GDPR”) (and any applicable European Union member states’ laws and regulations implementing it), the GDPR it forms part of the law of the UK by virtue of section 3 of the European Union (Withdrawal) Act 2018 as amended, the UK Data Protection Act 2018, the European Directive 2002/58/EC including as implemented into the law of the UK by the Privacy and Electronic Communications Regulations, the Canadian Personal Information Protection and Electronic Documents Act, India’s Information Technology Act, Japan’s Act on the Protection of Personal Information, Hong Kong’s Personal Data (Privacy) Ordinance, and Australia’s Privacy Amendment (Private Sector) Act 2000, as amended by the Privacy Amendment (Enhancing Privacy Protection) Act 2012, and other applicable data protection, data privacy or data security Laws, including, to the extent applicable, consumer health data Laws and the Federal Trade Commission health breach notification.

“Intervening Event” means a material positive fact, event, change, development or circumstance with respect to the Company and its Subsidiaries or the business of the Company and its Subsidiaries, taken as a whole, not known by the Special Committee as of or prior to the date hereof; provided, that (A) any event, fact, development or occurrence that involves or relates to an Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating thereto, (B) any event, fact, development or occurrence that results from the announcement, pendency and consummation of this Agreement or the Mergers or any actions required to be taken or to be refrained from being taken pursuant to this Agreement, (C) the fact that the Company meets or exceeds any internal or analysts’ expectations or projections, or (D) any changes or lack thereof after the date hereof in the market price or trading volume of the Company Common Stock, individually or in the aggregate, will not be deemed to constitute an Intervening Event (it being understood that, with respect to clauses (C) and (D), the underlying facts or occurrences giving rise to such meeting or exceeding of expectations or projections or such changes or lack thereof in market price or trading volume may be taken into account in determining whether there has been an Intervening Event, to the extent not otherwise excluded from this definition).

“IRS” means the U.S. Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge of each of the individuals identified in Section 1.01(b) of the Company Disclosure Schedule after reasonable inquiry of such individual’s direct reports.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance restriction in respect of such property or asset.

“Made Available” means that such information, document or material was: (i) publicly available on the SEC EDGAR database prior to the execution of this Agreement; (ii) delivered to Parent or Parent’s Representatives via electronic mail, in hard copy form or via Datasite or similar service prior to the execution of this Agreement; or (iii) made available for review by Parent or Parent’s Representatives in the virtual data room maintained by or on behalf of the Company in connection with the transactions contemplated by this Agreement, in each case, at least 24 hours prior to the execution of this Agreement.

“Minimum Cash Amount” means an amount equal to $400,000,000.

“NYSE” means the New York Stock Exchange.

“Order” means, with respect to any Person, any order, injunction, judgment, decree, determination, ruling, writ, assessment or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator of competent jurisdiction that is binding upon or applicable to such Person or its property.

“Parent Disclosure Schedule” means the disclosure schedule that has been prepared by Parent and delivered to the Company prior to or simultaneously with the execution of this Agreement.

“Parent Material Adverse Effect” means any event, change, occurrence, development or state of circumstances that, individually or in the aggregate, would reasonably be expected to prevent or materially delay consummation of the Merger or materially impair or materially delay the ability of Parent or Merger Sub to perform their respective obligations under this Agreement.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes, assessments, utilities or other governmental charges or levies that are (A) not yet due and payable (or are due and payable without penalty) or (B) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) the interests of lessors and sublessors in the underlying fee estate or superior leasehold interest of any Company Leased Real Properties and other statutory Liens in favor of lessors and sublessors for amounts not yet due and payable, (iv) easements, rights of way and other imperfections of title or encumbrances that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (v) requirements and restrictions of zoning, building and other laws which are not violated by the current use or occupancy of such property, (vi) Liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, pension programs and similar obligations, (vii) mechanics’, carriers’, workmen’s, repairmen’s or other like liens not yet past due or other similar encumbrances arising or incurred in the ordinary course of business that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (viii) nonexclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business, (ix) Liens permissible under any applicable loan agreements or indentures, (x) Liens that do not materially adversely affect the use of or impair the value of the asset or property subject to such Liens, (xi) any Liens that would be discharged or released at or prior to the Closing, (xiii) Liens provided by operation of law, and (xiv) any Lien securing capital lease obligations or purchase money debt.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Privacy Obligations” means contractual obligations of the Company related to the Processing of Personal Information, privacy and data security and, in each case, to the extent legally binding upon the Company or a Subsidiary, (a) all internally or externally published policies (including privacy policies) of the Company or its Subsidiaries relating to their creation, collection, receipt, protection, use, disclosure, transfer, transmission, storage, maintenance, retention, deletion, disposal, modification and/or processing, including by means of AI Technology (as defined below) (collectively, “Processing”) of Personal Information (as defined below), (b) published (internally or externally) statements, representations, obligations, promises and commitment of the Company or its Subsidiaries relating to privacy, security or the Processing of Personal Information, (c) Information Privacy and Security Laws, and/or (d) applicable binding industry standards with respect to Personal Information, privacy and security.

“Proceeding” means any suit, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination, investigation or similar legal proceeding commenced, brought, pending, conducted or heard by or before any court or other Governmental Authority or any arbitrator or arbitration panel.

“Representatives” means, with respect to any Person, the directors, officers, employees, advisors, financial advisors, attorneys, accountants, consultants, financing sources, agents and other authorized representatives of such Person and such Person’s Affiliates, acting solely in such capacity.

“Rollover Agreements” means (i) the CEO Support and Rollover Agreement and (ii) any rollover agreement entered into after the date hereof between an Affiliate of Parent, on the one hand, and any holder of Company Common Stock, on the other hand.

“Rollover Shares” means (i) the CEO Rollover Shares and (ii) any shares of Company Common Stock that are contributed by a Rollover Stockholder to an Affiliate of Parent by pursuant to a Rollover Agreement.

“Rollover Stockholders” means any holder of Company Common Stock who enters into a Rollover Agreement, including the Supporting Stockholders.

“Sanctioned Jurisdiction” means at any time, any country, region, or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimea, Kherson, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Party” means any Person that is (i) listed on any Sanctions-related lists including those issued by the United States government, including the U.S. Department of the Treasury, the U.S. Department of State, and the U.S. Department of Commerce, the United Nations Security Council, the European Union, any EU Member State, or HM’s Treasury of the United Kingdom, or any other applicable Sanctions authority with jurisdiction over the Company or its subsidiaries (excluding any counter-sanctions regimes imposed by the

Russian Federation or the People’s Republic of China); (ii) operating, organized or resident in a Sanctioned Jurisdiction; (iii) owned or controlled by, or acting on behalf of, any such Person or Persons described in the foregoing clauses (i) and (ii); or (iv) otherwise a subject or target of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including U.S. Department of the Treasury, the U.S. Department of State, and the U.S. Department of Commerce, the United Nations Security Council, the European Union, any EU Member State, or HM’s Treasury of the United Kingdom or any other applicable Sanctions authority with jurisdiction over the Company or its subsidiaries (excluding any counter-sanctions regimes imposed by the Russian Federation or the People’s Republic of China).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Special Committee Financial Advisor” means Qatalyst Partners LP or another independent financial advisor of nationally recognized reputation.

“Subsidiary” of any Person means another Person (other than an individual), of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Superior Proposal” means any bona fide written Acquisition Proposal that (i) was not the result of a material breach of Section 6.02 or Section 6.03 and (ii) the Company Board or any committee thereof determines in good faith (after consultation with a Company Financial Advisor (or, in the case of the Special Committee, a Special Committee Financial Advisor) and outside legal counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the Acquisition Proposal and the Third Party making the Acquisition Proposal, (x) is reasonably capable of being consummated in accordance with its terms and (y) would, if consummated, result in a transaction that is more favorable to the Unaffiliated Company Stockholders from a financial point of view than the Merger (including any revisions to the terms of this Agreement, the Guarantees and the Financing Commitment Letters proposed by Parent in writing prior to the time of such determination); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” or “less than 80%” shall be deemed to be references to “more than 50%” or “less than 50%”, respectively.

“Tax” means any tax, charge, fee, levy or other like governmental assessment or charge (including withholding required by applicable tax law on amounts paid to or by any Person and any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge in the nature of taxes), together with any interest, penalty, addition to tax or additional amount with respect thereto.

“Tax Return” means any report, return, document, declaration or other information filed or required to be filed with or supplied to a Taxing Authority, including any schedule or attachment thereto, information returns, any document accompanying payments of estimated Taxes, and any amendments thereof.

“Taxing Authority” means any Governmental Authority responsible for the assessment, determination, collection or imposition of any Tax.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

“Transaction Litigation” means any claim, demand or Proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any related transaction (including any such claim, demand or Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board or the Special Committee, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries).

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury and the Internal Revenue Service.

“Unaffiliated Company Stockholders” means the holders of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (i) the Rollover Stockholders, (ii) Silver Lake or its Affiliates (including Parent and Merger Sub), (iii) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and (iv) those members of the Company Board who are (A) not members of the Special Committee or (B) members designated by an Affiliate of Silver Lake.

“U.S. Employee Plan” means any Company Employee Plan that is maintained pursuant to or is subject to the laws of the United States.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101, et seq., as amended, or any similar state or local Applicable Law.

“Warrant Agreements” means, collectively, (i) the Warrant to Purchase Shares of Common Stock of the Company at an exercise price per share of $20.00, dated March 24, 2022, by and between the Company and Silver Lake Alpine II, L.P., (ii) the Warrant to Purchase Shares of Common Stock of the Company at an exercise price per share of $22.00, dated March 24, 2022, by and between the Company and Silver Lake Alpine II, L.P. and (iii) the Warrant to Purchase Shares of Common Stock of the Company at an exercise price per share of $24.00, dated March 24, 2022, by and between the Company and Silver Lake Alpine II, L.P, each as amended from time to time.

“Willful and Material Breach” means a material breach that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act, or the failure to cure such breach, would cause or constitute such material breach.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acceptable Confidentiality Agreement	1.01(a)
Acquisition Proposal	1.01(a)
Adverse Recommendation Change	6.03(a)
Affiliate	1.01(a)
Aggregate Merger Consideration	1.01(a)
Agreement	Preamble
Anti-Corruption Laws	1.01(a)

Term	Section
Anti-Money Laundering Laws	1.01(a)
Antitrust Laws	1.01(a)
Applicable Law	1.01(a)
Business Day	1.01(a)
CARES Act	1.01(a)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Class A Common Stock	2.03(a)
Class B Common Stock	2.03(a)
Closing	2.01
Closing Date	1.01(a)
Closing Indebtedness	1.01(a)
Code	1.01(a)
Company	Preamble
Company Balance Sheet	1.01(a)
Company Balance Sheet Date	1.01(a)
Company Board	1.01(a)
Company Credit Agreement	2.03(a)
Company Balance Sheet Date	1.01(a)
Company Disclosure Schedule	1.01(a)
Company Employee Plan	1.01(a)
Company Equity Awards	1.01(a)
Company Financial Advisor	1.01(a)
Company Financial Information	1.01(a)
Company Intellectual Property	4.21(l)(i)
Company Leased Real Property	4.22(b)
Company Material Adverse Effect	1.01(a)
Company Preferred Stock	4.05(a)
Company PSUs	1.01(a)
Company Recommendation	4.02(b)
Company Return	1.01(a)
Company RSU	1.01(a)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Stock Option	1.01(a)
Company Stock Plan	1.01(a)
Company Termination Fee	1.01(a)
Company Warrants	1.01(a)
Confidentiality Agreement	6.19
Contract	1.01(a)
Convertible Notes	1.01(a)
Convertible Notes Documents	1.01(a)
Convertible Notes Indenture	1.01(a)
Copyrights	4.21(l)(ii)(C)
COVID-19	1.01(a)
COVID-19 Measures	1.01(a)
Current Premium	6.11(a)
Debt Financing Related Parties	1.01(a)
Debt Financing Sources	1.01(a)
Delaware Courts	9.07
DGCL	Recitals

Term	Section
DOJ	6.12(b)
Effective Time	2.02(b)
End Date	8.01(b)
Environmental Law	1.01(a)
Environmental Permits	1.01(a)
Equity Commitment Letter	Recitals
Equity Financing	5.08
Equity Investor	Recitals
ERISA	1.01(a)
ERISA Affiliate	1.01(a)
ESPP	1.01(a)
Exchange Act	1.01(a)
Exchange Agent	2.04(a)
Export Control Laws	1.01(a)
Final Exercise Date	2.06(d)
Financing Purposes	5.08(b)
Foreign Employee Plan	1.01(a)
Foreign Investment Laws	1.01(a)
FTC	6.12(b)
GAAP	1.01(a)
Government Contract	1.01(a)
Governmental Authority	1.01(a)
Governmental Authorizations	1.01(a)
Guarantee	Recitals
Guarantor	Recitals
Hazardous Substance	1.01(a)
HSR Act	1.01(a)
Indemnified Party	6.11(b)
Indemnified Party Proceeding	6.11(b)
Information and Privacy Security Laws	1.01(a)
Intellectual Property	4.21(l)(ii)
Intervening Event	1.01(a)
IRS	1.01(a)
Knowledge of the Company	1.01(a)
Lien	1.01(a)
Made Available	1.01(a)
Marks	4.21(l)(ii)(B)
Material Contract	4.15(b)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Sub	Preamble
Minimum Cash Amount	1.01(a)
Notice of Intervening Event	6.03(b)(ii)(A)
Notice of Superior Proposal	6.03(b)(i)(A)
NYSE	1.01(a)
Open Source Software	4.21(l)(iii)
Option Payments	2.06(a)
Order	1.01(a)
Parent	Preamble
Parent Benefit Plans	6.07(b)
Parent Disclosure Schedule	1.01(a)

Term	Section
Parent Material Adverse Effect	1.01(a)
Parent Termination Fee	9.04(d)
Patents	4.21(l)(ii)(A)
Payment Fund	2.04(a)
Permitted Liens	1.01(a)
Person	1.01(a)
Privacy Obligations	1.01(a)
Proceeding	1.01(a)
Processing	1.01(a)
Proxy Statement	6.04(b)
PSU Payments	2.06(c)
Representatives	1.01(a)
Rollover Agreements	1.01(a)
Rollover Shares	1.01(a)
Rollover Stockholders	1.01(a)
RSU Payments	2.06(b)
Sanctioned Jurisdiction	1.01(a)
Sanctioned Party	1.01(a)
Sanctions	1.01(a)
Sarbanes-Oxley Act	1.01(a)
SEC	1.01(a)
Securities Act	1.01(a)
Silver Lake	1.01(a)
Solvent	5.09
Special Committee	Recitals
Special Committee Financial Advisor	1.01(a)
Special Committee Recommendation	4.02(b)
Specified Action	6.12(d)
Stockholder Approval	4.02(c)
Stockholder Meeting	6.04(a)
Subsidiary	1.01(a)
Superior Proposal	1.01(a)
Support Agreements	Recitals
Supporting Stockholders	Recitals
Surviving Corporation	2.02(c)
Tax	1.01(a)
Tax Return	1.01(a)
Taxing Authority	1.01(a)
Third Party	1.01(a)
Third Party Rights	4.21(c)
Trade Laws	4.13(b)
Trade Secrets	4.21(l)(ii)(D)
Transaction Litigation	1.01(a)
Treasury Regulations	1.01(a)
Trustee	1.01(a)
Unaffiliated Company Stockholders	1.01(a)
U.S. Employee Plan	1.01(a)
WARN Act	1.01(a)
Warrant Agreements	1.01(a)
Warrant Cash Amount	2.07
Willful and Material Breach	1.01(a)
Withholding Person	2.09

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “hereto”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to “executive officer” shall refer to such term as defined in Rule 3b-7 under the Exchange Act. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. References to “days” shall mean “calendar days” unless expressly stated otherwise. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP as applied by the Company. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to the “ordinary course of business” refer to the ordinary course of business of the Company and its Subsidiaries, taken as a whole. All references herein to “parties” shall be to the parties hereto unless the context shall otherwise require.

ARTICLE 2

THE MERGER

Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place at 8:00 a.m., Eastern time, on the third (3rd) Business Day after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto; provided that, notwithstanding the satisfaction or, to the extent permitted hereunder, waiver of the conditions to the Merger set forth in Article 7, unless otherwise agreed in writing by Parent, the Closing shall not occur prior to January 27, 2025. The Closing shall be held at the offices of Goodwin Procter LLP, 601 Marshall Street, Redwood City, California 94063, unless another place is agreed to in writing by the parties hereto; provided that the parties intend that the Closing shall be effected, to the extent practicable, by conference call and the electronic delivery of documents to be held in escrow by outside counsel to the recipient party pending authorization to release at the Closing.

Section 2.02 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.

(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time and date as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).

(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:

(a) except as otherwise provided in Section 2.03(b) or Section 2.05, each share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock of the Company, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $10.00 per share in cash without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Agreement;

(b) each share of Company Common Stock held in the treasury of the Company, each Rollover Share and any shares of Company Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint Computershare Trust Company, N.A. (or its successor) as the exchange agent (or such other nationally recognized exchange agent agreed to between the parties hereto) (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock (the “Certificates”); provided, however, that any references herein to “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock. Prior to the Effective Time, Parent shall enter into an exchange agent agreement, in form and substance reasonably acceptable to the Company, with such Exchange Agent for the payment of the Merger Consideration in accordance with this Agreement. Immediately following the Effective Time, (x) Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, cash in an amount sufficient to pay the aggregate per share Merger Consideration (less the amount of cash directed by Parent to be deposited by the Company pursuant to clause (y)) and (y) at the written request of Parent at least three (3) Business Days prior to the Closing, the Company shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time an amount in cash as specified by Parent in such written notice in an amount not to exceed the Company’s then-available cash on hand (the “Payment Fund”). To the extent, following the deposits contemplated by the preceding clauses (x) and (y), such fund diminishes for any reason below the level required to make prompt payment of the Merger Consideration, Parent shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Exchange Agent as directed by Parent; provided that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of Merger Consideration payable hereunder, and following any losses Parent shall (or shall cause the Surviving Corporation to) promptly provide additional funds to the Exchange Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Merger Consideration in respect of such shares of Company Common Stock.

(b) Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.09) to the Exchange Agent) for use in such exchange. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by a Certificate, within two (2) Business Days, upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Exchange Agent of such other documents as may reasonably be requested by the Exchange Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with the procedures set forth, in this Article 2.

(e) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by such Person of a bond, in such customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent and the Surviving Corporation for payment of the Merger Consideration.

Section 2.05 Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by a holder or beneficial owner who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into, nor represent, a right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with Section 262 of the DGCL, following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such owner fails to perfect, effectively withdraws or validly waives or loses such owner’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such owner is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share. The Company shall provide Parent prompt written notice and copies of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL or that relates to a demand for an appraisal, and Parent shall have the opportunity and right to participate in and direct all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not (x) waive any failure to timely deliver a written demand for appraisal or otherwise comply with Section 262 of the DGCL or (y) make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06 Company Equity Awards; ESPP.

(a) Immediately prior to the Effective Time, without any action on the part of the holders thereof, each outstanding Company Stock Option, whether or not vested and exercisable, that has a per share exercise price that is less than the Merger Consideration, shall be canceled and, in exchange therefor, each former holder of any such Company Stock Option shall have the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock issuable upon exercise of such Company Stock Option immediately prior to the Effective Time (such amounts payable hereunder, the “Option Payments”). Immediately prior to the Effective Time, without any action on the part of the holders thereof, each outstanding Company Stock Option, whether or not vested and exercisable, that has a per share exercise price that is equal to or greater than the Merger Consideration shall be canceled for no consideration. From and after the Effective Time, the holder of any canceled Company Stock Option shall only be entitled to receive the Option Payment payable in respect of such canceled Company Stock Option, if any, pursuant to this Section 2.06(a). Prior to the Effective Time, Parent shall deposit, or cause to be deposited, funds sufficient to pay the aggregate Option Payments to an account identified by the Company. The Option Payments described in this Section 2.06(a) shall be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five (5) Business Days following the Effective Time, without interest. All payments provided pursuant to this Section 2.06(a) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.09.

(b) Immediately prior to the Effective Time, without any action on the part of the holders thereof, each award of outstanding Company RSUs, whether or not vested, shall be canceled and, in exchange therefor, each former holder of any such award of Company RSUs shall have the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such award of Company RSUs by (ii) the Merger Consideration, except that such amount shall vest and become payable by the Surviving Corporation subject to and in accordance with the vesting schedule applicable to the corresponding Company RSU immediately prior to the Effective Time and to which such payment relates and otherwise be subject to the same terms and conditions (including any acceleration provisions) as were applicable to such Company RSU immediately prior to the Effective Time (such amounts payable hereunder, the “RSU Payments”). From and after the Effective Time, the holder of any canceled award of Company RSUs shall only be entitled to receive the RSU Payment in respect of such canceled award of Company RSUs. The RSU Payments described in this Section 2.06(b) shall be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five (5) Business Days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable), without interest; provided that such payment shall be made at such other time or times following the Effective Time, consistent with the terms of the Company RSUs to the extent necessary to avoid the imposition of additional Tax under Section 409A of the Code. All payments provided pursuant to this Section 2.06(b) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.09.

(c) Immediately prior to the Effective Time, without any action on the part of the holders thereof, each award of outstanding Company PSUs, whether or not vested, shall be canceled and, in exchange therefor, each former holder of any such award of Company PSUs (other than any award of PSUs that is forfeited in accordance with its terms if the applicable performance condition is not satisfied prior to the Effective Time) shall have the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such award of Company PSUs immediately prior to the Effective Time, with the number of shares of Company Common Stock subject to any such award determined in accordance with the terms of the applicable award agreement governing such Company PSU, by (ii) the Merger Consideration, except that such amount shall vest and become payable by the Surviving Corporation subject to and in accordance with any applicable performance conditions and the vesting schedule applicable to the corresponding Company PSU immediately prior to the Effective Time and to which such payment relates and otherwise be subject to the same terms and conditions (including any acceleration provisions) as were applicable to such Company PSU immediately prior to the Effective Time (such amounts payable hereunder, the “PSU Payments”). From and after the Effective Time, the holder of any canceled award of Company PSUs shall only be entitled to receive the PSU Payment in respect of such canceled award of Company PSUs. The PSU Payments described in this Section 2.06(c) shall be made by the Surviving Corporation no later than its first regularly scheduled payroll date that occurs at least five (5) Business Days following each vesting date set forth in the applicable award agreement and/or change in control agreement or arrangement (as applicable), without interest; provided that such payment shall be made at such other time or times following the Effective Time, consistent with the terms of the Company PSUs to the extent necessary to avoid the imposition of additional Tax under section 409A of the Code. All payments provided pursuant to this Section 2.06(c) shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.09.

(d) As soon as reasonably practicable (and in any event no later than fifteen (15) days) after the date hereof, the Company shall take all actions it determines are necessary to ensure that, subject to the occurrence of the Effective Time, (i) no new offering or purchase periods under the ESPP shall commence after the date hereof, (ii) no new participants be permitted into the ESPP after the date hereof, and (iii) the existing participants in the ESPP may not increase their elections with respect to the offering or purchase periods in effect on the date hereof. Further, as soon as reasonably practicable (and in any event no later than fifteen (15) days) after the date hereof, the Company shall take such other actions as may be required to provide that, with respect to the ESPP: (A) the exercise date for any offering or purchase period in effect as of the date hereof shall be the earlier of the original exercise date for such offering and the date that is sixty (60) calendar days after the date hereof (the “Final Exercise Date”), (B) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date or, to the extent not used to purchase shares of Company Common Stock in accordance with the terms of the ESPP prior to the Effective Time, shall be refunded to such participant through the Company’s payroll system no later than ten (10) Business Days following the Final Exercise Date, without interest, and (C) the ESPP shall terminate on the date immediately prior to the date on which the Effective Time occurs and no further rights shall be granted or exercised under the ESPP thereafter. All shares of Company Common Stock purchased on the Final Exercise Date shall be canceled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement.

(e) Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans or the ESPP) shall adopt such resolutions that are necessary for the treatment of the Company Equity Awards and the ESPP pursuant to this Section 2.06. Prior to the adoption of such resolutions, the Company shall provide Parent with drafts of, and a reasonable opportunity to review, all such resolutions.

Section 2.07 Company Warrants. Immediately prior to the Effective Time, without any action on the part of the holders thereof, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time, shall, cease to represent a warrant exercisable for shares of Company Common Stock, and the holder thereof shall have the right to receive, upon exercise of the Company Warrant, the same amount of cash as it would have been entitled to receive pursuant to the terms of the applicable Warrant Agreement if such holder had, immediately after the Effective Time, exercised such Company Warrant for cash (such amount in cash, the “Warrant Cash Amount”). Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent funds sufficient to pay the aggregate Warrant Cash Amount. Payments of the Warrant Cash Amount shall be made by the Exchange Agent in respect of Company Warrants that are canceled and converted pursuant to this Section 2.07 and the applicable Warrant Agreement at, or within five (5) Business Days of, the Effective Time, without interest.

Section 2.08 Adjustments. If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted; provided, however, that nothing in this Section 2.08 shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.

Section 2.09 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent including their respective Affiliates and agents (each a “Withholding Person”) shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law or under any agreement between the Company and the Person entitled to such payment. To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority by any Withholding Person, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which the Withholding Person made such deduction and withholding. Prior to any Withholding Person making any deduction or withholding determined to be required under applicable Tax law, the parties hereto shall, other than with respect to compensatory amounts or a failure to deliver an IRS Form W-9 or appropriate IRS Form W-8, as applicable, provide the Company with reasonable notice (which notice shall be at least five (5) Business Days prior to the Closing) of any proposed withholding and cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Certificate of Incorporation. At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth in Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 6.11, amended in accordance with Applicable Law.

Section 3.02 By-laws. The Company Board will take such actions as are reasonably necessary to cause the by-laws of the Company to be amended and restated at the Effective Time to read in their entirety as set forth in Exhibit B, and as so amended and restated shall be the by-laws of the Surviving Corporation until, subject to Section 6.11, amended in accordance with Applicable Law.

Section 3.03 Directors and Officers. Parent and the Company will take such actions as are reasonably necessary such that, from and after the Effective Time, until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents (other than information that is contained (i) solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual statements, and (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments) or (b) subject to Section 9.14, as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and authority required to carry on its business as presently conducted and to own, lease or operate its properties, rights and assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has Made Available to Parent complete and correct copies of the certificate of incorporation and by-laws of the Company, including all amendments thereto, as currently in effect. The Company is not in violation of any provision of its amended and restated certificate of incorporation and amended and restated bylaws in any material respect.

Section 4.02 Corporate Authorization.

(a) The Company has all requisite corporate power and authority to (i) enter into and deliver this Agreement, (ii) subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement and (iii) perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

(b) At a meeting duly called and held, prior to the execution of this Agreement, the Special Committee unanimously duly adopted resolutions (A) determining that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (B) recommending that the Company Board determine that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders and adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement, and (C) recommending that, subject to approval by the Company Board, the Company Board submit this Agreement to the Company’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger (the “Special Committee Recommendation”). Thereafter, the Company Board, upon the unanimous recommendation of the Special Committee, unanimously duly adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopting and approving this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) directing that this Agreement be submitted to the Company’s stockholders entitled to vote thereon for adoption thereby and resolving to recommend that such stockholders adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger (the “Company Recommendation”).

(c) The only votes or actions of holders of capital stock of the Company, or any class or series of capital stock of the Company, necessary to adopt this Agreement are (i) the adoption of this Agreement by the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting as a single class, (ii) the adoption of this Agreement by the holders of a majority of the voting power of the outstanding shares of capital stock of the Company held by the Unaffiliated Company Stockholders entitled to vote thereon, voting as a single class, and (iii) the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, each voting separately as a class (such votes or actions, collectively, the “Stockholder Approval”).

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) any other applicable Antitrust Laws or any Foreign Investment Laws as set forth on Section 4.03(ii)(B) of the Company Disclosure Schedule, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or the rules or regulations of NYSE, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both): (i) result in any violation or breach of any provision of the certificate of incorporation or by-laws of the Company; (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, result in a violation, conflict with or breach of any provision of any Applicable Law, Order or any Privacy Obligations; (iii) require any consent or approval under, violate, result in any breach of or default under (or an event that, with notice or lapse of time or both, would become a default), result in the cancellation, adverse amendment, right of payment, termination or acceleration of any right or obligation or the loss of any benefit to which the Company or one of its Subsidiaries is entitled under, or result in termination or give to others any right of termination of, any Material Contract; or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 500,000,000 shares of Class A Common Stock, (ii) 500,000,000 shares of Class B Common Stock and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). At the close of business on October 11, 2024: (A) 145,070,528 shares of Class A Common Stock were issued and outstanding; (B) 8,639,794 shares of Class B Common Stock were issued and outstanding; (C) Company Stock Options to purchase an aggregate of 3,951,787 shares of Company Common Stock were issued and outstanding; (D) an aggregate of 11,682,411 shares of Company Common Stock were subject to outstanding Company RSUs; (E) an aggregate of 2,544,000 shares of Company Common Stock were subject to outstanding Company PSUs assuming the achievement of performance goals or metrics applicable to such Company PSU; (F) an aggregate of 4,993,303 shares of Company Common Stock were reserved for issuance pursuant to the ESPP; (G) an aggregate of zero shares of Company Common Stock were held in the treasury of the Company; (H) Company Warrants to purchase an aggregate of 7,500,000 shares of Company Common Stock were issued and outstanding; (I) $400,000,000 aggregate principal amount of Convertible Notes (with a conversion rate as of the date hereof equal to 50.0000 shares of Company Common Stock per $1,000 principal amount, subject to adjustment as provided in the Convertible Notes Indenture) were issued and outstanding; and (J) zero shares of Company Preferred Stock were issued and outstanding.

(b) Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the close of business on October 11, 2024, a complete and correct list of (i) all outstanding Company Stock Options, including the number of shares subject to such award, the name of the holder, the country of residence of such holder (if outside the United States), the grant date, the vesting schedule, and the exercise or purchase price per share, the expiration date and whether such Company Stock Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code, (ii) all outstanding Company RSUs, including the name of the holder, the country of residence of such holder (if outside the United States), the grant date, the vesting schedule (including accelerated vesting provisions), and the number of shares of Company Common Stock subject to each award of Company RSUs, and (iii) all outstanding Company PSUs, including the name of the holder, the country of residence of such holder (if outside the United States), the grant date, the vesting schedule (including accelerated vesting provisions), and the number of shares of Company Common Stock subject to each award of Company PSUs assuming the achievement of the performance goals or metrics applicable to such Company PSUs.

(c) Except as set forth in this Section 4.05 and for changes since October 11, 2024 resulting from the exercise or settlement of Company Equity Awards outstanding on such date or granted thereafter as permitted under Section 6.01(b) or the purchase of shares of Company Common Stock pursuant to the ESPP, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, equityholder arrangements, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock, or other equity or voting interest in, of the Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character (A) restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company or any of its Subsidiaries, (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities, (C) restricting the payment of any dividend or distribution on any Company

Securities, or (D) requiring the Company or any of its Subsidiaries to make any payment based on the price or value of any equity interests of the Company. There are no outstanding obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. As of the date hereof, there are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. Neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in the Company on any matter. No Subsidiary of the Company owns any Company Securities.

(d) All issued and outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Company Stock Plan or the ESPP will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights, rights of first refusal or any similar rights. Each Company Stock Option (i) was granted and properly approved by the Company Board or the compensation committee thereof in compliance in all material respects with all applicable Laws, including the applicable requirements of the NYSE, and all of the terms and conditions of the Company Stock Plans pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant (or the applicable underlying security on the date of grant), and (iii) has a grant date identical to or following the date on which the Company Board or the compensation committee thereof approved the grant of such Company Stock Option.

Section 4.06 Subsidiaries.

(a) Section 4.06(a) of the Company Disclosure Schedule sets forth a true and complete list of the Company’s Subsidiaries together with the jurisdiction of each Subsidiary and the ownership of equity interest of each Subsidiary. Except for securities held by the Company in connection with its ordinary course treasury investment activities and investments that are fully impaired, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interest in, any other Person.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Subsidiary of the Company: (i) is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as presently conducted and to own, lease and operate its properties, rights and assets and (ii) is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where such qualification is necessary. The Company has Made Available to Parent complete and correct copies of the certificate of incorporation and by-laws (or similar organizational documents) of each Subsidiary of the Company, including all amendments thereto, as currently in effect as of the date hereof. None of the Subsidiaries is in violation of any provision of their respective organizational documents in any material respect.

(c) All of the issued and outstanding shares of capital stock of, or other equity or voting interest in, each of the Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights, rights of first refusal or any similar rights. The Company or a wholly owned Subsidiary of the Company owns one hundred percent of the capital stock of, or other equity or voting interest in, each direct or indirect Subsidiary of the Company, free and clear of any Liens (other than Permitted Liens) or limitations on voting rights. There are no outstanding contractual obligations or commitments of any character requiring the Company or any of its Subsidiaries to make any payment based on the price or value of any equity interests of any of the Company’s subsidiaries.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act.

(a) Since February 1, 2022, the Company has filed with or furnished to, as applicable, the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed or furnished by the Company at or prior to the time so required (the documents referred to in this Section 4.07(a), together with all exhibits and other information incorporated by reference therein and all amendments and supplements thereto, are collectively referred to as the “Company SEC Documents”). No Subsidiary of the Company is required to file any report, statement, schedule, form or other document with the SEC.

(b) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder applicable to the Company SEC Documents, as the case may be, each as in effect on the date that such Company SEC Document was filed.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed with or furnished pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) As of the date hereof, (i) there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC, and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC. None of the Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.

Section 4.08 Financial Statements; Internal Controls.

(a) The consolidated financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of certain information and footnotes), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods presented therein (subject to normal recurring adjustments in the case of any unaudited interim financial statements). Except as has been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(b) of Regulation S-K promulgated by the SEC.

(b) The Company’s system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably designed and maintained to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors, and (iii) any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be prevented or detected in a timely manner. There were no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the year ended January 31, 2024 (nor has any such material weakness been identified since such date).

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed and maintained to ensure that (i) material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d) The Company is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes Oxley Act to the extent applicable to the Company. Since February 1, 2021, the Company has complied in all material respects with the applicable listing and other rules and regulations of the NYSE and has not received any notice from NYSE asserting any non-compliance with such rules and regulations.

Section 4.09 Absence of Certain Changes. Since the Company Balance Sheet Date through the date hereof, (a) (i) the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice (except in connection with the transactions contemplated by this Agreement) and (ii) none of the Company or its Subsidiaries have undertaken any action that, if taken after the date of this Agreement, would require Parent’s consent pursuant to clauses (ii), (vi), (x), (xi), (xii), (xiii), (xiv), (xvii) or, solely with respect to the foregoing clauses, (xxiii), of Section 6.01(b), and (b) there has not been any event, change, occurrence, development or state of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or disclosed in the notes thereto), other than: (a) liabilities or obligations disclosed or otherwise reserved against in the Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Documents filed prior to the date of this Agreement; (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date; (c) executory obligations arising under Contracts to which the Company or any of its Subsidiaries is a party (other than as a result of a breach thereof or default thereunder by the Company or any of its Subsidiaries); (d) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement (including the Merger); and (e) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11 Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since February 1, 2021, (a) there is and there has been no Proceeding pending against or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or affecting the properties, rights or assets of the Company or any of its Subsidiaries and (b) neither the Company nor any of its Subsidiaries is or has been subject to any outstanding Order. As of the date hereof, there is no pending Proceeding or outstanding Order that seeks to prevent, materially impair or materially delay consummation of the Merger.

Section 4.12 Compliance with Applicable Law.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and, since February 1, 2021, has been, in compliance with all Applicable Laws and Privacy Obligations. Neither the Company nor any of its Subsidiaries has received any written notice since February 1, 2021 that remains unresolved (i) of any administrative, civil or criminal investigation or material audit by any Governmental Authority relating to the Company or any of its

Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries is not in compliance with any Applicable Law, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has in effect all Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as presently conducted and (ii) there have occurred no defaults (with or without notice or lapse of time or both) under, violations of, or events giving rise to any right of termination, amendment or cancelation of, any such Governmental Authorizations.

Section 4.13 Certain Business Practices.

(a) Since February 1, 2019, the Company and its Subsidiaries have been in material compliance with all Anti-Corruption Laws. Since February 1, 2019, none of the Company nor any of its Subsidiaries, and their respective directors, officers, in each case, solely in their capacities as such, nor, to the Knowledge of the Company, any of their respective employees, other Representatives or any other Person acting on their behalf, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; or (c) offered, promised, provided, or authorized the provision of any money, property, or other thing of value, directly or indirectly, to any Person to improperly influence official action or secure an improper advantage in violation of Anti-Corruption Laws., nor has otherwise violated any Anti-Corruption Laws.

(b) Since February 1, 2019, the Company and its Subsidiaries, and their respective directors, officers, in each case, solely in their capacities as such, and to the Knowledge of the Company, their respective employees, other Representatives and any other Person acting on their behalf have been in compliance with all applicable import, export control and economic and trade sanctions laws, regulations, statutes and orders, including the United States Export Administration Regulations, the International Traffic in Arms Regulations and the regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the UK Strategic Export Control Lists, the Regulation (EU) 2021/821 of the European Parliament and of the Council of 20 May 2021 setting up a Union regime for the control of exports, brokering, technical assistance, transit and transfer of dual-use items (and any EU Member State national export and import control laws), and any other applicable import and export laws (the “Trade Laws”) and have obtained, satisfied the requirements of or are otherwise qualified to rely upon, all import and export licenses, consents, notices, waivers, approvals, orders, registrations, declarations or other authorizations, and made any filings with, any Governmental Authority required for (i) the import, export, and reexport of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals.

(c) Since February 1, 2019, neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, in each case, solely in their capacities as such, or to the Knowledge of the Company, any of their respective employees, other Representatives or any other Person acting on their behalf, is a Sanctioned Party nor has engaged in, nor is now engaged in, any dealings or transactions with or for the benefit of any Sanctioned Party, nor has otherwise violated Sanctions.

(d) Since February 1, 2019, neither the Company nor any of its Subsidiaries or Representatives or any other Person acting on their behalf has violated, has been under investigation for violating or is in violation of any Anti-Corruption Laws, Trade Laws, Sanctions and Anti-Money Laundering Laws.

(e) The Company and its Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws, Trade Laws, Sanctions and Anti-Money Laundering Laws.

(f) There are no pending legal proceedings, investigation, inquiry, or enforcement action or, to the Knowledge of the Company, threatened claims, relating to any actual or suspected breach of Anti-Corruption Laws, Trade Laws, Sanctions or Anti-Money Laundering Laws against the Company or its Subsidiaries.

Section 4.14 Government Contracts. Since February 1, 2019, the Company and its Subsidiaries have complied in all material respects with all Applicable Laws and the terms and conditions of each of its Government Contracts. The Company and its Subsidiaries have established and maintained reasonable internal controls for compliance with each of their Government Contracts and all invoices submitted in connection with such Government Contract were, in all material respects, current, accurate and complete upon submission. Since February 1, 2019, neither the Company nor any of its Subsidiaries has (i) been suspended or debarred from government contracts by any Governmental Authority; (ii) been audited or, to the Knowledge of the Company, investigated by any Governmental Authority with respect to any Government Contract; (iii) conducted or initiated any internal investigation or made a voluntary or mandatory disclosure to any Governmental Authority with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (iv) received from any Governmental Authority any written notice of breach, cure, show cause or default, in each case, that has not been cured, with respect to any Government Contract; or (v)  had any Government Contract terminated by any Governmental Authority for default or failure to perform.

Section 4.15 Material Contracts.

(a) Except (i) as filed as exhibits to the Company SEC Documents, (ii) for this Agreement and the other agreements entered into in connection with the transactions contemplated hereby and (iii) for Company Employee Plans, as of the date hereof, neither the Company nor any Subsidiary of the Company is a party to or is bound by any Contract:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(ii) that is with the ten (10) largest customers of the Company and its Subsidiaries during the fiscal year ended January 31, 2024 (as determined based on revenue received from such customers during such time period) (excluding any non-disclosure agreements, data processing agreements, purchase orders or statements of work or invoices entered into in the ordinary course of business, and other similar Contracts that are ancillary to Contracts pursuant to which revenue is paid or payable to the Company or its Subsidiaries);

(iii) that is with the ten (10) largest vendors of the Company and its Subsidiaries during the fiscal year ended January 31, 2024 (as determined based on cost of goods and services paid to such vendors by the Company during such time period) (excluding any non-disclosure agreements, data processing agreements, purchase orders or statements of work or invoices entered into in the ordinary course of business, and other similar Contracts that are ancillary to Contracts pursuant to which cost of goods and services is paid or payable by the Company);

(iv) that is a Government Contract;

(v) evidencing a capital expenditure for which future payments are required in excess of $5,000,000;

(vi) relating to the disposition or acquisition of any business, equity, or all or substantially all of the assets of any Person for aggregate consideration in excess of $5,000,000 by the Company or any of its Subsidiaries outside of the ordinary course of business pursuant to which the Company or its Subsidiaries have material continuing obligations;

(vii) containing (A) a covenant or other provision limiting in any material respect the ability of the Company or any Subsidiary of the Company to compete or engage in any line of business or to compete with any Person in any geographic area, other than any customary employee non-solicitation or no-hire clauses entered into in the ordinary course of business, (B) “most favored nation”, “exclusivity” or similar provisions, (C) a right of first refusal or right of first offer or similar right that limits the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of assets, rights or properties or (D) a minimum purchase, minimum volume, “earnout” or other contingent, deferred or fixed payment obligation of the Company and its Subsidiaries, in each case, that is material to the Company and its Subsidiaries, taken as a whole;

(viii) relating to or evidencing indebtedness for borrowed money, debt securities, warrants or other rights to acquire any debt securities, of the Company or any Subsidiary of the Company, or any guarantee by the Company or of its Subsidiaries of the obligations of any Person (in each case, excluding, for the avoidance of doubt, intercompany loans between the Company and any of its wholly-owned Subsidiaries or between or among any wholly-owned Subsidiaries of the Company);

(ix) any hedging, swap, derivative, or similar Contract;

(x) that is a license (or a covenant, consent or other rights in or to use Intellectual Property) granted by the Company or any Subsidiary of the Company to Company Intellectual Property (A) on an exclusive basis, (B) pursuant to which the Company or any Subsidiary received licensing revenues for the fiscal year ended January 31, 2024 in excess of $1,000,000, other than non-exclusive licenses granted to customers in the ordinary course of business, and/or (C) that is otherwise material to the Company and its Subsidiaries taken as a whole;

(xi) that is a license (or a covenant, consent or other rights in or to use Intellectual Property) of Third Party Rights granted to the Company or any Subsidiary of the Company (A) on an exclusive basis, (B) on a non-exclusive basis, if pursuant to which the Company or any Subsidiary made payments during the fiscal year ended January 31, 2024 in excess of $1,000,000, and/or (C) that is otherwise material to the Company and its Subsidiaries taken as a whole;

(xii) that is a Company Real Property Lease with remaining obligations in excess of $1,000,000;

(xiii) that involves a material joint venture, profit sharing, partnership or similar agreement from which the Company or any of its Subsidiaries recognized revenues in excess of $1,000,000 during the fiscal year ended January 31, 2024;

(xiv) that is a settlement, conciliation or similar Contract (x) with any Governmental Authority entered into since February 1, 2021, (y) which would require the Company or any of its Subsidiaries to pay consideration of more than $1,000,000 after the date of this Agreement or (z) that subjects the Company or any of its Subsidiaries to any material ongoing requirements or restrictions (other than ordinary course confidentiality requirements or restrictions);

(xv) any stockholders’ agreement, proxy, voting trust agreement or registration rights agreement or similar agreements, arrangements or commitments relating to any equity securities of the Company or any of its Subsidiaries or relating to disposition, voting or dividends with respect to any equity securities of the Company or any of its Subsidiaries; or

(xvi) is with an affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act, other than any Contract solely among the Company and its wholly-owned Subsidiaries.

(b) Each Contract of the type described above in Section 4.15(a), whether or not set forth in Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a “Material Contract.” Except for Material Contracts that have expired or terminated by their terms, all of the Material Contracts are (A) valid and binding on the Company or the applicable Subsidiary of the Company, as the case may be, and, to the Knowledge of the

Company, each other party thereto, and (B) in full force and effect, except (i) as may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company has, and, to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act under, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a breach of or default under, the provisions of any Material Contract, except in each case for those violations, acts (or failures to act) and defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and, as of February 1, 2021, to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received written notice of any of the foregoing. To the Knowledge of the Company, since February 1, 2021, no counterparty to any Material Contract has (A) canceled or otherwise terminated, or threatened in writing to cancel or otherwise to terminate, its relationship with the Company or any Subsidiary (as applicable) or (B) decreased materially or threatened to decrease materially or limit materially, the amount of business that any such counterparty presently engages in or presently conducts with the Company and its Subsidiaries other than, in each case, as would not reasonably be expected to have a Material Adverse Effect.

Section 4.16 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) (i) all Company Returns required to be filed with any Taxing Authority have been filed when due (taking into account valid extensions) in accordance with all Applicable Laws, (ii) all such Company Returns were true, correct and complete, (iii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes due and payable (whether or not shown as due and owing on such Company Return) and (iv) all Taxes of the Company and its Subsidiaries, if not yet due and owing, have been adequately accrued and reserved to the extent required by GAAP;

(b) the Company and each of its Subsidiaries has withheld all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person and such Taxes have been timely paid over to the proper Governmental Authority;

(c) (i) no deficiencies for Taxes of the Company or any of its Subsidiaries have been assessed by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) to the Knowledge of the Company, there is no Proceeding presently in progress, pending or threatened in writing against the Company or any of its Subsidiaries in respect of any Tax,(iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a type of Tax Return that it is or may be subject to taxation by, or may be required to file such type of Tax Return in, that jurisdiction and (iv) none of the Company or any of its Subsidiaries has a permanent establishment in any country other than the country of its organization, or has been, subject to income Tax in a jurisdiction outside the country of its organization, in each case, where it is required to file an income Tax Return and does not file such return;

(d) each of the Company and its Subsidiaries has collected all sales and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities, or has been furnished properly completed exemption certificates;

(e) there are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens;

(f) neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired and other than waivers or extensions of time to file Tax Returns granted in the ordinary course of business or pursuant to a routine request by a Taxing Authority;

(g) neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code during the two-year period ending on the date of this Agreement;

(h) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

(i) (i) neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated, unitary, or similar Tax Return (other than the group of which the Company or one of its Subsidiaries is or was the common parent) and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than any member of an affiliated group of which the Company or one of its Subsidiaries is or was the common parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor or by contract;

(j) there are no Tax sharing, allocation or indemnification agreements (other than customary commercial or financial arrangements entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes), with respect to which the Company or any of its Subsidiaries is a party; and

(k) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period or portion thereof beginning after the Closing Date as a result of (i) a change in method of, or use of an improper method of, accounting occurring prior to the Closing, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) a prepaid amount received, or paid, or deferred revenue accrued outside the ordinary course prior to the Closing, (iv) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state or local income Tax Law) executed on or prior to the Closing Date or (v) an election under Section 965(h) of the Code.

Section 4.17 Employee Benefit Plans.

(a) Section 4.17(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, identifying each material U.S. Employee Plan. Within ten (10) days following the date of this Agreement, the Company shall provide to Parent a true, correct and complete list, as of the date of such provision, identifying each material Foreign Employee Plan, in each case other than (i) any plans or agreements sponsored or maintained by a Governmental Authority or (ii) any individual offer letter or, employment agreement or that is consistent in all material respects with a standard form (in which case only such standard form(s) and all individual agreements that do not conform in all material respects to such standard form(s) are required to be listed).

(b) With respect to each material U.S. Employee Plan, the Company has Made Available to Parent true and correct copies of the following (as applicable) prior to the date of this Agreement: (i) the current plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof, (ii) the most recent summary plan description along with all summaries of material modifications thereto, (iii) all related trust instruments or other funding-related documents and insurance contracts, (iv) the financial statements for the most recent year for which such financial statements are available, in audited form if required by ERISA and, where applicable, Annual Report/Returns (Forms 5500) with disclosure schedules and attachments for the most recent year for which such Annual Report/Return (Form 5500) is available, in each case, to the extent not publicly available, (v) a copy of all material, non-routine correspondence with any Governmental Authority relating to a Company Employee Plan received or sent within the last three (3) years, (vi) the most recent Internal Revenue Service determination or opinion letter, and (vii) written results of any required compliance testing for the most recent plan year. The Company has Made Available to Parent true and correct copies of the following: (A) the standard agreements evidencing Company Stock Options, Company RSUs and Company PSUs; and

(B) each agreement evidencing a Company Stock Option, Company RSU or Company PSU that does not conform in all material respects to the standard agreement.

(c) Within thirty (30) days following the date of this Agreement, the Company shall, with respect to each material Foreign Employee Plan (other than with respect to any such Foreign Employee Plan that the Company is prohibited from making available to Parent by Applicable Law), make available to Parent for review by Parent or Parent’s representatives, either via electronic mail, in hard copy form, via Datasite or similar service or in the virtual data room maintained by or on behalf of the Company in connection with the transactions contemplated by this Agreement, true and correct copies of the documents and materials listed in clauses (i) through (vi) of Section 4.17(b).

(d) Neither the Company, any of its Subsidiaries nor any ERISA Affiliate of the Company or any of its Subsidiaries sponsors, maintains, participates in or contributes or is obligated to contribute to, or has in the past six (6) years sponsored, maintained, participated in or contributed or has been obligated to contribute to, any Company Employee Plan subject to (i) Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (ii) any multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) multiple employer plan, within the meaning of Section 413(c) of the Code, or Section 4063 or Section 4064 of ERISA, or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). Neither the Company nor any of its Subsidiaries has any outstanding liability or obligation as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person. No Company Employee Plan that is a “welfare plan” (as defined in Section 3(1) of ERISA) provides material post-termination or retiree life insurance or health benefits to any person, except (A) as may be required by Section 4980B of the Code or any similar Law (“COBRA”) or (B) pursuant to any individual employment or severance agreement identified in Section 4.17(a) of the Company Disclosure Schedule that provides subsidized or employer-paid premiums for group health plan continuation coverage under COBRA for a period of time that is no longer than the length of the applicable severance period.

(e) Each U.S. Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination or may rely upon an opinion letter from the Internal Revenue Service, and, to the Knowledge of the Company, no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of such U.S. Employee Plan. Each U.S. Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by Applicable Laws, including ERISA and the Code. No material claims or litigation is pending with respect to any U.S. Employee Plan (other than routine claims for benefits) and, to the Knowledge of the Company, no such litigation is threatened in writing, and there are no governmental audits or investigations pending or, to the Knowledge of the Company, threatened in writing in connection with any U.S. Employee Plan.

(f) (i) Each Foreign Employee Plan and related trust, complies in all material respects with and has been established, maintained and administered in compliance in all material respects with (A) any Applicable Laws and (B) their terms and the terms of any collective bargaining, collective labor or works council agreements, (ii) each Foreign Employee Plan which, under any Applicable Laws, is required to be registered or approved by any Governmental Authority has been so registered or approved, (iii) no Foreign Employee Plan has unfunded liabilities that as of the Effective Time will not, in all material respects, be fully accrued for in the Company’s financial statements or fully offset by insurance and (iv) each Foreign Employee Plan that is intended to qualify for preferential Tax treatment has been determined to qualify for such Tax treatment and, to the Knowledge of the Company, there are no existing circumstances or events that have occurred or that could reasonably be expected to adversely affect the preferential Tax treatment of such Foreign Employee Plan.

(g) Except as provided in this Agreement or as required under Applicable Law, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event): (i) entitle any current or former employee, director or independent contractor of the Company or any of its Subsidiaries to any additional or increased compensation or benefit, including severance pay or benefits under any Company

Employee Plan; (ii) accelerate the time of payment or vesting of any compensation, payments, benefits or equity-based award; (iii) trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Company Employee Plan; (iv) result in any forgiveness of indebtedness, trigger any payment or funding, or increase the amount payable or trigger any other obligation pursuant to any Company Employee Plan; or (v) breach or violate, cause a default under, or limit or impose any additional restrictions or limitations of the Company’s or any of its Subsidiaries’ right to amend, modify or terminate any Company Employee Plan.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries. No Company Employee Plan provides for a “gross-up” or similar payment in respect of any Taxes that may become payable under Sections 409A or 4999 of the Code.

(i) Section 4.17(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of (i) participants in the Company’s VP+ Change in Control and Severance Plan or (ii) employees who are party to an individual change in control severance agreement with the Company, in each case as of the date hereof.

Section 4.18 Labor and Employment Matters.

(a) The Company and its Subsidiaries are, and since February 1, 2021, have been in material compliance with all federal, state, and foreign Applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, to the extent applicable, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, and state anti-discrimination laws.

(b) The Company and its Subsidiaries do not have any material arrearages in the payment of wages to any current employees of the Company.

(c) Since February 1, 2021, (A) the Company has not received written notice of any audits or investigations pending or scheduled by any Governmental Authority pertaining to the employment practices of the Company and (B) to the Knowledge of the Company, no written complaints relating to employment practices of the Company that are reasonably likely to be material to the Company have been made to any Governmental Authority or submitted to the Company.

(d) Neither the Company nor any Subsidiary of the Company is a party to, or otherwise bound by, any collective bargaining agreement, contract or other written agreement with a labor union or labor organization. Since February 1, 2021: (i) neither the Company nor any Subsidiary of the Company has been subject to any charge, demand, petition or representation Proceeding seeking to compel, require or demand it to bargain with any labor union, works council or labor organization, (ii) there is no pending, to the Knowledge of the Company, or threatened in writing, any labor strike, lockout or other material labor dispute involving the Company or any Subsidiary of the Company, and (iii) to the Knowledge of the Company, there has been no organized effort by any labor union, works council, trade union, labor association or other employee representative organization to organize any employees of the Company or any of its Subsidiaries into one or more collective bargaining units.

(e) From February 1, 2021 until the date hereof, neither the Company or any of its Subsidiaries has taken any action which constituted a “plant closing” or “mass layoff” within the meaning of the WARN Act, issued any notification of a “plant closing” or “mass layoff” required by the WARN Act, or incurred any liability or obligation under the WARN Act that remains unsatisfied.

(f) Since February 1, 2021, neither the Company or any of its Subsidiaries has been a party to a settlement agreement with a current or former employee holding the title of Vice President or above, officer or director of the Company or any of its Subsidiaries to resolve allegations of sexual harassment. To the Knowledge of the Company, since February 1, 2021, no material allegation of sexual harassment in violation of Applicable Law has been made by or against any current or former employee holding the title of Vice President or above, officer or director of the Company or its Subsidiaries.

(g) To the Knowledge of the Company, for each employee of the Company and its Subsidiaries who is authorized to work in the United States, the applicable entity has properly completed and maintained Forms I-9.

(h) To the Knowledge of the Company, no employee holding the title of Vice President or above, has given written notice of termination of employment.

Section 4.19 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) the Company and its Subsidiaries maintain or are otherwise covered by insurance in such amounts and against such risks as is sufficient to comply with Applicable Law and Contracts to which the Company or any of its Subsidiaries is a party or is bound; (b) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in full; (c) neither the Company nor any of its Subsidiaries is in breach of or default under (or an event that, with notice or lapse of time or both, would become a default) any of such insurance policies; and (d) since February 1, 2023, the Company has not received any written notice of termination, modification or cancelation or denial of coverage with respect to any insurance policy.

Section 4.20 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) the Company and its Subsidiaries are, and since February 1, 2021 have been, in compliance with all Environmental Laws;

(b) the Company and its Subsidiaries have obtained and hold all Environmental Permits required for the operation of the business of the Company and its Subsidiaries, including as currently conducted, and are and since February 1, 2021 have been, in compliance with the terms and conditions of such Environmental Permits;

(c) no claim or written notice, report or information has been received or is pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging that the Company or any of its Subsidiaries is in violation of, or has liability under, any Environmental Law; and

(d) there has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Substance, including as a result of the operation of the business of the Company and its Subsidiaries, so as to result in liability (contingent or otherwise) to the Company or its Subsidiaries under any Environmental Law.

Section 4.21 Intellectual Property.

(a) Section 4.20(a) of the Company Disclosure Schedule contains a complete list as of the date hereof of all Patents, pending applications to register Patents, registered Marks, pending applications to register Marks and registered Copyrights and pending applications to register Copyrights, in each such case that are included in the Company Intellectual Property as of the date hereof. The Company and its Subsidiaries own the Company Intellectual Property listed on Section 4.20(a) of the Company Disclosure Schedule and their unregistered Company Intellectual Property, free and clear of all Liens, other than Permitted Liens, or except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) All Patents, Marks and Copyrights owned by the Company and its Subsidiaries that are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the

U.S. Copyright Office or any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such non-material issuances, registrations or applications that the Company or any of its Subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment or except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since February 1, 2021, there have been, and there are, no Proceedings pending, or, to the Knowledge of the Company, threatened in writing, alleging infringement, misappropriation, dilution or other violation (“Infringement”) of any Intellectual Property of any Person (“Third Party Rights”) (or challenges to the validity of registered Company Intellectual Property) by or against the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The operation of the business of the Company and its Subsidiaries as currently conducted does not Infringe, or since February 1, 2021, has not Infringed any Third Party Right, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) To the Knowledge of the Company, there is no Infringement by any Person of any of the Company Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Each of the Company and its Subsidiaries has obtained from all current and former employees and independent contractors who have materially contributed to the creation or development of any product or service of the Company or the applicable Subsidiary (or any material Company Intellectual Property) ownership of such employee’s or independent contractor’s Intellectual Property in the foregoing that the Company or applicable Subsidiary does not already own by operation of law, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) The Company and its Subsidiaries have taken commercially reasonable security measures to protect the confidentiality of Trade Secrets included in the Company Intellectual Property (or provided to such entities under express obligations of confidentiality).

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries employ industry standard security practices to detect and prevent the introduction of Malicious Code into its Proprietary Software Product and no such introduction has occurred; and (ii) no source code for any Proprietary Software Product has been made available (or is obligated to be made available) to any escrow agent or other Person who is not an employee or consultant of the Company or any of its Subsidiaries.

(i) No Proprietary Software Product that is distributed, conveyed or made available by the Company or its Subsidiaries contains, incorporates, is derived from, links or calls to any Open Source Software in a manner that obligates the Company or its applicable Subsidiary to disclose, make available, offer or deliver any portion of the source code of such product or component thereof to any third party (other than the applicable Open Source Software), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(j) Since February 1, 2021, any artificial intelligence and machine learning technology that is created, trained, used and/or provided by or on behalf of the Company or its Subsidiaries (collectively, “AI Technology”) has been created, trained, used and provided by the Company and its Subsidiaries (and all data used in connection therewith, including as an input into or for purposes of training such AI Technology, has been Processed) in compliance, in all material respects, with (i) Applicable Law and (ii) Privacy Obligations.

(k) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the computer systems, servers, network equipment and other computer hardware owned, leased or licensed by the Company and its Subsidiaries (“IT Systems”) are in good working order, and are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted, and (ii) since February 1, 2021, there has been no breach of, Security Incident or Malicious Code in, or failure or outage of any of the IT Systems of the Company or any of its Subsidiaries, including any such failure or outage affecting any Personal Information. The Company and its Subsidiaries have implemented and maintain a commercially reasonable industry standard information security program which includes policies and procedures designed to (1) to detect, prevent, correct, and/or remove any malware, corruptants, and any third party software routines designed to permit unauthorized access, disable or erase software, hardware or data, or perform any other similar actions (“Malicious Code”), (2) identify and address internal and external risks to security of the IT Systems and the Personal Information and confidential information that resides thereon, including commercially reasonable industry standard administrative, technical and physical safeguards to prevent breaches and Security Incidents, and (3) maintain notification procedures in compliance in all material respects with applicable Information Privacy and Security Laws. In the past three years, the Company and its Subsidiaries, as applicable, have performed a security risk analysis that complies in all material respects with HIPAA’s requirements.

(l) For purposes of this Agreement:

(i) “Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company and its Subsidiaries.

(ii) “Intellectual Property” means all intellectual property rights in any jurisdiction throughout the world, including:

(A) patents and patent applications, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof (collectively, “Patents”);

(B) trade names, trade dress, logos, slogans, Internet domain names, social media designations and other designations of source or origin, registered and unregistered trademarks and service marks and related registrations and applications for registration, and all goodwill and common-law rights associated therewith (collectively, “Marks”);

(C) copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, “Copyrights”); and

(D) rights under applicable U.S. state and federal trade secret laws as are applicable in know-how and confidential information, including inventions, discoveries and invention disclosures, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, schematics, blueprints, flow charts, models, strategies and prototypes (collectively, “Trade Secrets”).

(iii) “Open Source Software” means any software (in source or object code form) that is subject to (A) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (B) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (1) disclosed, distributed, made available, offered, licensed or delivered in source code form, (2) licensed for the purpose of making derivative works, (3) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (4) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

(iv) “Proprietary Software Product” means the Software owned or purported to be owned by the Company or any of its Subsidiaries.

(v) “Software” means (A) software, firmware, middleware and computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, executable or binary code, and (B) all documentation, user manuals and training materials relating to any of the foregoing.

Section 4.22 Properties.

(a) No real property is owned in fee by the Company or any of its Subsidiaries.

(b) Section 4.21(b) of the Company Disclosure Schedule sets forth a true and complete list by address of all real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”). The Company has made available to Parent true and complete copies of each lease, sublease, license or occupancy agreement in effect as of the date hereof granting rights in the Company Leased Real Property (each a “Company Real Property Lease”). Except for the Company Real Property Leases, there are no other leases, subleases, licenses, use, occupancy or similar agreements granting to any party (other than the Company or any of its Subsidiaries) any occupancy or use rights for any Company Leased Real Property as of the date hereof. Neither the Company nor any Subsidiary (as applicable) owns or holds, or is obligated under or is a party to, any option, right of first refusal or other contractual (or other) right or obligation to purchase, acquire, sell, assign, convey or dispose of any real estate or any portion of or interest in real property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have a valid leasehold interest in the Company Leased Property free and clear of all Liens, other than Permitted Liens, and as may be necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course as currently conducted.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Real Property Lease is (A) a valid and binding on the Company or the applicable Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, each other party thereto, and (B) in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. Neither the Company nor any Subsidiary of the Company, and, to the Knowledge of the Company, none of the other parties to any Company Real Property Lease, is in material default or breach under any Company Real Property Lease and no event or condition exists, which (with or without notice, lapse of time or both) would reasonably be expected to constitute a material default or breach under, the provisions of any Company Real Property Lease, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company would be required to expend any material funds in causing the applicable party to comply with the surrender conditions set forth in the applicable Company Real Property Lease.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have title to, or a valid leasehold interest in, all material tangible personal property free and clear of all Liens, other than Permitted Liens, and as may be necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course as currently conducted, including all such assets reflected on the Company Balance Sheet (except for assets sold or otherwise disposed of since the Company Balance Sheet Date).

Section 4.23 Data Privacy.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and, since February 1, 2021, have been, in compliance with all Applicable Laws and Privacy Obligations, in each case in connection with the Company’s and its Subsidiaries’ Processing of any personal data, personally identifiable information, protected health information, personal health records, consumer health data (or similar terms or definitions under any applicable Law) from any individuals (collectively “Personal Information”), including such Processing involving the use of or training of AI Technology, (ii) the Company and its Subsidiaries have reasonable physical, technical, organizational and administrative security measures and policies in place designed to protect all Personal Information collected by them from and against breaches and any unauthorized access, acquisition, use and/or disclosure (“Security Incident”), and since February 1, 2021, there has been no breach or Security Incident and (iii) have all rights, authority, consents and authorizations required under applicable Privacy Obligations and have provided all notices required under applicable Privacy Obligations to Process all Personal Information that they have Processed in connection with the operation of their business as presently conducted.

(b) Since February 1, 2021, no Governmental Authority or Person has (i) made any written claim (including any notice, enforcement notice, letter, or complaint) against the Company or its Subsidiary or (ii) commenced or, to the Company’s Knowledge, threatened any Proceeding by or before any Governmental Authority against the Company, a Subsidiary (or, to the Company’s Knowledge, a vendor of the Company or a Subsidiary with respect to Personal Information of the Company or its Subsidiaries), in each case, with respect to Personal Information, breaches, Security Incidents, or an alleged violation of any Privacy Obligations.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, the Company is not in breach or default of any Contracts relating to the IT Systems or to Company confidential information (including Personal Information) and does not transfer Personal Information internationally except where such transfers comply with Privacy Obligations.

Section 4.24 Brokers’ Fees. Except for Qatalyst Partners LP and Foros LLC, there are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Company or any of its Subsidiaries who are entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement. The Company has, prior to the execution and delivery of this Agreement, Made Available to Parent and Merger Sub true, correct, and complete copies of the Company’s engagement letters with Qatalyst Partners LP and Foros LLC.

Section 4.25 Opinions of Financial Advisors. The Company Board has received from Qatalyst Partners LP the written opinion, dated as of the date hereof, to the effect that, as of such date and based upon and subject to the qualifications, assumptions, limitations and other matters set forth therein, the Merger Consideration to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of shares of Company Common Stock (other than Parent or any Affiliate of Parent) is fair, from a financial point of view, to such holders (it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub). The Company shall provide a copy of such written opinion to Parent and Merger Sub solely for informational purposes and on a non-reliance basis promptly following the execution of this Agreement.

Section 4.26 Related Party Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, neither the Company nor any of its Subsidiaries is a party to any Contract, agreement, commitment or transaction with or for the benefit of any Person that is required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act and that is not so disclosed.

Section 4.27 Anti-Takeover Provisions. Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 5.12, no (a) “business combination”, “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Laws (each, a “Takeover Law”) or (b) anti-takeover provision in the organizational documents of the Company or any of its Subsidiaries applies or will apply with respect to this Agreement or the transactions contemplated hereby, including the Merger. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement.

Section 4.28 TID U.S. Business. Neither the Company nor its Subsidiaries are a “TID U.S. Business” as defined in 31 C.F.R. Part 800.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that:

Section 5.01 Corporate Existence and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all organizational powers and authority required to carry on its business as presently conducted and to consummate the transactions contemplated by this Agreement.

Section 5.02 Corporate Authorization. Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary organizational action on the part of Parent and Merger Sub. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of (i) the HSR Act and (ii) any other applicable Antitrust Laws or any Foreign Investment Laws as set forth on Section 5.03(b)(ii) of the Parent Disclosure Schedule, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (d) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) (a) result in any violation or breach of any provision of the certificate of incorporation or by-laws (or similar governing documents) of Parent or the certificate of incorporation or by-laws of Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, result in a violation or breach of any provision of any Applicable Law or Order, or (c) require any consent or approval under, violate, result in any breach of or default under (or an event that, with notice or lapse of time or both, would become a default), result in the cancellation, adverse amendment, right of payment, termination or acceleration of any right or obligation or the loss of any benefit to which the Company or one of its Subsidiaries is entitled under, or result in termination or give to others any right of termination of, any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which any of their respective properties or assets are bound, with such exceptions, in the case of each of clauses (b) and (c) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05 Capitalization and Operation of Merger Sub. All of the outstanding equity interests of Parent and Merger Sub have been duly authorized and validly issued. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

Section 5.06 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

Section 5.07 Litigation. As of the date hereof, there is no Proceeding pending, or, to the knowledge of Parent, threatened in writing, that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.08 Available Funds.

(a) Parent has delivered to the Company true, correct and complete copies, as of the date hereof, of the fully executed (i) Equity Commitment Letters (the financing provided for therein being referred to as the “Equity Financing”) and (ii) commitment letter, dated October 17, 2024, including all annexes, exhibits, schedules and attachments thereto, and the executed fee letter associated therewith, with only the fee amounts, other economic terms and the “market flex” provisions contained therein redacted, which redacted information does not relate to or impact conditionality, enforceability or the amount or availability of the Debt Financing (in each case as amended, replaced, waived, supplemented or modified in accordance with Section 6.17(a), collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letters, the “Financing Commitment Letters”), pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions thereof, to provide debt financing in the amounts set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”), for the purpose of financing a portion of the Financing Purposes. As of the date hereof, none of the Financing Commitment Letters has been withdrawn, terminated, repudiated, rescinded, amended or modified, no terms thereunder have been waived, and, in the case of the Debt Commitment Letter to the knowledge of Parent and Merger Sub, no such withdrawal, termination, repudiation, rescission, amendment, modification or waiver is contemplated, except, with respect to the Debt Commitment Letter, for the potential addition as parties to the Debt Commitment Letter of lenders, arrangers, bookrunners, agents, managers or similar entities who have not executed the Debt Commitment Letter as of the date hereof. Parent or Merger Sub has fully paid any and all commitment fees, other fees and other amounts required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date hereof.

(b) Assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, and that the Financing is funded in accordance with the Financing Commitment Letters, the net cash proceeds contemplated by the Financing Commitment Letters, together with cash on hand of the Company (assuming such cash is equal to the Minimum Cash Amount), will, in the aggregate, be sufficient for Parent, Merger Sub and the Surviving Corporation to pay the Aggregate Merger Consideration, to make any repayment, repurchase or refinancing of debt contemplated by this Agreement (with respect to the Convertible Notes, in an amount not to exceed the Convertible Notes Cash Payment Cap), to pay any other amounts required to be paid by them at or prior to the consummation of the transactions contemplated by this Agreement and to pay all related fees and expenses (collectively, the “Financing Purposes”).

(c) As of the date hereof, the Financing Commitment Letters are, as to Parent, Merger Sub and, in the case of the Debt Commitment Letter to the knowledge of Parent and Merger Sub, the other parties thereto, enforceable against such Persons in accordance with their terms, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Applicable Laws affecting creditors’ rights generally and by general principles of equity. As of the date hereof, the Financing Commitment Letters are in full force and effect and no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent and Merger

Sub, any other parties thereto, under any of the Financing Commitment Letters. Assuming the satisfaction or waiver of the conditions set forth in Section 7.01 and Section 7.02, as of the date hereof, Parent does not have any reason to believe that any of the conditions to the funding of the Financing that are applicable to Parent and Merger Sub will not be satisfied on a timely basis or that the Financing will not be available to Parent or Merger Sub on the Closing Date in an amount sufficient to pay the Required Amount. The Financing Commitment Letters contain all of the conditions precedent and other conditions to the obligations of the parties thereunder to make the Financing available to Parent on the terms therein. As of the date hereof, there are no side letters or other agreements to which Parent or Merger Sub or any of their respective Affiliates is a party that could adversely affect the availability, conditionality, enforceability or the aggregate committed amount of the Financing contemplated by the Financing Commitment Letters or materially delay the funding thereof. Each of the Equity Commitment Letters provides, and will continue to provide, that the Company is a third party beneficiary thereof on the terms and subject to the limitations set forth therein.

(d) Subject to, and without limiting the effect of, Section 9.09, the obligations of Parent and Merger Sub to consummate the Merger are not subject to any conditions regarding Parent’s, Merger Sub’s, their respective Affiliates’ or any other Person’s (including, for the avoidance of doubt, the Company’s or any Subsidiary of the Company’s) ability to obtain the Financing or any other financing.

Section 5.09 Solvency. Assuming (a) the satisfaction or waiver of the conditions set forth in Section 7.01 and Section 7.02 and (b) the representations and warranties of the Company contained in Article 4 are true and correct in all material respects, each of Parent, Merger Sub, the Surviving Corporation and their respective Subsidiaries will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated by this Agreement. No transfer of property is being made by Parent, Merger Sub, the Surviving Corporation or any their respective Subsidiaries (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries in connection with the transactions contemplated by this Agreement (or any series of related transactions or any other transactions in close proximity with the transactions contemplated by this Agreement) with the intent to hinder, delay or defraud either present or future creditors of the Company, the Surviving Corporation, Parent, Merger Sub, any Affiliate of Parent or any of their respective Subsidiaries. For purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (x) the amount of the “fair saleable value” of the assets and property of such Person, in each case, will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent, subordinated and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 5.10 Guarantee. Concurrently with the execution of this Agreement, Parent has furnished the Company with a duly executed, true, complete and correct copy of the Guarantees in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain damages payment obligations of Parent and Merger Sub in connection with this Agreement. As of the date of this Agreement, each of the Guarantees is (i) in full force and effect, (ii) a legal, valid and binding obligation of such Guarantor and (iii) enforceable in accordance with its respective terms against such Guarantor. As of the date of this Agreement, there is no breach or default under any of the Guarantees by any Guarantor, and no event has occurred that would or would reasonably be expected to constitute a breach or default (or with notice or lapse of time or both would or would reasonably be expected to constitute a breach or default) thereunder by such Guarantor.

Section 5.11 Absence of Certain Agreements. As of the date hereof, other than the CEO Support and Rollover Agreement, neither Parent, Merger Sub nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any stockholder of the Company would be entitled to receive, in respect of any share of Company Common Stock, consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the transactions contemplated by this Agreement. As of the date hereof, other than the CEO Support and Rollover Agreement, there are no agreements, arrangements or understandings (in each case, whether oral or written) between Parent, Merger Sub, or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement or the operations of the Company or any of its Subsidiaries or, following the Effective Time, the Surviving Corporation or any of its Subsidiaries. None of Parent, Merger Sub, the Guarantors or the Equity Investors (or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub)) has entered into any Contract with any Person prohibiting or seeking to prohibit such Person from providing or seeking to provide debt financing to any Person in connection with a transaction involving the Company or any of its Subsidiaries in connection with the Merger.

Section 5.12 Stock Ownership (a). Neither Parent nor Merger Sub owns any shares of capital stock of the Company. Parent represents and warrants that the entities listed on Section 5.12 of the Parent Disclosure Schedule are the holders of all of the outstanding Company Convertible Notes. None of Parent, Merger Sub, the Equity Investor nor any of their respective Affiliates is an “interested stockholder” of the Company subject to the restrictions on “business combinations” under Section 203(a) of the DGCL (as such terms are defined in Section  203(c) of the DGCL).

Section 5.13 Brokers’ Fees. There is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement that the Company may be responsible for prior to the Closing.

ARTICLE 6

COVENANTS

Section 6.01 Conduct of the Company.

(a) Except for matters (i) required or expressly permitted by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in all material respects in the ordinary course, consistent with past practice, and (y) use its commercially reasonable efforts to preserve intact its business organization, assets, goodwill and properties and its relationships with customers, vendors, licensors, licensees, Governmental Authorities, employees and others having material business relationships with the Company or any of its Subsidiaries.

(b) Without limiting the generality of the foregoing, except for matters (i) required, expressly permitted or expressly contemplated by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to:

(i) alter, change, amend, modify, supplement or repeal the Company’s certificate of incorporation or by-laws, or alter, change, amend, modify, supplement or repeal in a manner materially adverse to the Company, any certificate of incorporation or by-laws, or other comparable charter or organizational documents, of the Company’s Subsidiaries, in each case whether by merger, consolidation, statutory conversion, statutory domestication, division, share exchange, or otherwise;

(ii) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or equity interests, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent (including pursuant to Section 6.23); (B) modify or repeal the terms of any shares of its capital stock or other equity or voting interest; or (C) pledge or encumber any shares of its capital stock or other equity or voting interest or cause or permit the same to be subjected to any other Lien;

(iii) (A) split, combine, adjust, subdivide or reclassify any capital stock or other equity interest or voting interest of the Company or any of its Subsidiaries, (B) except as otherwise provided in Section 6.01(b)(iv), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or equity interests or voting interests of any of its Subsidiaries, or (C) purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of shares of Company Common Stock to satisfy Tax obligations with respect to Company Equity Awards or in connection with a cashless exercise of Company Stock Options, in each case, outstanding as of the date of this Agreement and in accordance with the terms thereof;

(iv) issue, deliver, sell, dispose or grant any Company Securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or Company Warrants or the settlement of Company RSUs or Company PSUs, in all cases, that are outstanding on the date hereof or issued in accordance with Section 6.01(b)(iv) of the Company Disclosure Schedule or with the prior written consent of the Parent, and, in each case in accordance with the applicable terms of such Company Equity Award or Company Warrant, (B) grants or awards of Company Securities required to be made pursuant to the terms of Company Employee Plans in effect as of the date of this Agreement, as set forth in Section 6.01(b)(iv) of the Company Disclosure Schedule, and in accordance with the terms thereof, or (C) the issuance of shares of Company Common Stock pursuant to the ESPP in accordance with its terms, subject to the limitations in Section 2.06(d);

(v) amend or otherwise modify any of the terms of any outstanding Company Equity Awards;

(vi) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring, merger, consolidation, division, statutory conversion or domestication, share exchange, business combination, reorganization or recapitalization of the Company or any of its Subsidiaries;

(vii) (i) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to the Company’s current and former directors, officers, employees, or other non-employee service providers other than with respect to annual increases in the base salary or wage rate of any employee of the Company or any of its Subsidiaries with annual base compensation of less than $250,000 in the ordinary course of business consistent with past practice, (ii) grant or increase any severance, termination, retention, change in control or similar compensation or benefits of any current or former director, officer, employee or other non-employee service providers of the Company or any of its Subsidiaries with annual base compensation of

$250,000 or more, (iii) grant any promotion or take any other action that in either case would result in a Company employee becoming eligible to participate in the Company’s VP+ Change in Control and Severance Plan (other than the individuals set forth in Section 4.17(i) of the Company Disclosure Schedule), (iv) establish, adopt, enter into or amend in any respect any Company Employee Plan (other than amendments to health and welfare plans in connection with annual open enrollment), (v) hire or terminate (other than for cause) any employee or other service provider with (or upon hire who would be expected to have) an annual base compensation of $250,000 or more, (vi) grant any employee of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for any Taxes, including any Taxes incurred under Section 409A or Section 4999 of the Code; or (vii) take any action to accelerate any compensation, vesting, rights or benefits under any Company Employee Plan (including with respect to any Company Equity Awards), or fund or in any other way secure the payment of any compensation, rights or benefits under any Company Employee Plan, except (A) as required to be made pursuant to the terms of any Company Employee Plan in effect on the date hereof or established after the date hereof not in contravention of Agreement, or collective bargaining, collective labor or works council agreements, in effect as of the date hereof, (B) pursuant to actions taken to effectuate the treatment of the Company Equity Awards and the ESPP pursuant to Section 2.06, including, without limitation, any amendments to the ESPP or (C) as provided in Section 6.01(b)(vii) of the Company Disclosure Schedule;

(viii) voluntarily recognize any labor union or similar entity or enter into, terminate or materially modify any collective bargaining agreement, contract or other written agreement with a labor union or similar entity;

(ix) engage in any “plant closing”, “mass layoff” or other action which would trigger the notice requirements pursuant to the WARN Act;

(x) acquire any division, properties, business, assets or capital stock of (or otherwise make any investment in) any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, partnership, joint venture, share exchange, division, business combination or otherwise), other than one or more acquisitions in the ordinary course of business, consistent with past practice (i) of inventory, supplies, Intellectual Property assets, raw materials, equipment or similar assets, or (ii) that, individually or in the aggregate, involve a purchase price of not more than $5,000,000;

(xi) sell, assign, lease, license, abandon, pledge, transfer, subject to any Lien or otherwise dispose of any material Company Intellectual Property or any material assets or material properties of the Company or its Subsidiaries except (i) pursuant to Contracts or commitments existing as of the date hereof, (ii) non-exclusive licenses of Company Intellectual Property to customers, contractors, technology and other partners or suppliers of the Company and its Subsidiaries in the ordinary course of business, consistent with past practice, (iii) sales of inventory or used equipment in the ordinary course of business, consistent with past practice, (iv) Permitted Liens, or (v) non-material Company Intellectual Property that the Company or any of its Subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment;

(xii) make any materially adverse change to (i) any public or posted Privacy Obligation applicable to the Company or any of its Subsidiaries or (ii) the operation or security of any IT Systems, except as required by Applicable Law;

(xiii) change any of the accounting methods used by the Company materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company’s reports filed with the SEC prior to the date hereof;

(xiv) make (other than Tax elections made in the ordinary course consistent with past practice), change, or revoke any material Tax election, change any Tax accounting period or method, file any material amended Company Return, enter into any closing agreement, settle or compromise any audit or other proceeding with respect to any Tax claim or assessment, surrender any right to claim a refund of material Taxes, request any ruling with respect to Taxes, consent to any extension or waiver of the limitation period applicable to any Taxes, or enter into a voluntary disclosure or similar agreement;

(xv) except for borrowings under the Company’s current credit facilities in the ordinary course of business consistent with past practice and except for intercompany loans between the Company and any of its wholly-owned Subsidiaries or between any wholly-owned Subsidiaries of the Company, (i) incur or otherwise become liable for additional indebtedness for borrowed money or issue or sell debt securities or warrants or other rights to acquire any debt securities, or assume, guarantee or endorse any indebtedness for borrowed money of any Person (other than a wholly-owned Subsidiary of the Company), or (ii) modify the terms of any material indebtedness existing as of the date hereof in a manner materially adverse to the Company or its Subsidiaries or the ability of Parent to obtain the Debt Financing;

(xvi) (A) enter into any Contract that would have been a Material Contract if it had been entered into prior to the date of this Agreement, (B) renew or extend any Material Contract (or any Contract described by clause (A)), other than renewals or extensions of any expiring contracts without material adverse changes of terms with respect to Company or its Subsidiaries (it being understood that ordinary-course changes to monetary expenditures under any such contracts shall not be deemed to be a material adverse change of terms for this purpose) or (C) modify or amend in any material respect or terminate (other than any Material Contract (or Contract described by clause (A)) that has expired in accordance with its terms) any Material Contract (or Contract described by clause (A)) or waive any material right, claim, remedy or default under any Material Contract (or Contract described by clause (A)) except, in each case of clauses (A), (B) and (C), in the ordinary course of business, consistent with past practice;

(xvii) settle, release, waive or compromise any pending or threatened Proceeding for an amount (net of insurance proceeds) in excess of $1,000,000 individually or $5,000,000 in the aggregate (other than settlements of any Proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of the Company), in each case, that do not involve (A) the imposition of any material restrictions on the business or operations of the Company or any of its Subsidiaries, and (B) any criminal liability, any admission of material wrongdoing or any material wrongful conduct by the Company or any of its Subsidiaries;

(xviii) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(xix) make any loans, advances or capital contributions to, any other Person, except for (i) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business consistent with past practice and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto; (ii) loans, advances or capital contributions to, any direct or indirect wholly owned Subsidiaries of the Company; and (iii) in amounts less than $1,000,000 in the aggregate outstanding at any given time;

(xx) (i) make any capital expenditures in excess of $2,000,000 over the aggregate amount of capital expenditures set forth in the Company’s budget set forth in Section 6.01(b)(xx) of the Company Disclosure Schedule or (ii) make any single or series of related capital expenditures in excess of $15,000,000;

(xxi) amend, modify, terminate, cancel or let lapse a material insurance or re-insurance policy of the Company or any of its Subsidiaries in effect as of the date hereof, unless simultaneous with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing, in each case, providing coverage equal to or greater than the coverage under the terminated, canceled or lapsed policies for substantially similar premiums, as applicable, are in full force and effect;

(xxii) adopt a rights plan, “poison pill” or similar arrangement that is, or at the Effective Time will be, applicable to this Agreement, the Merger or the other transactions contemplated hereby; or

(xxiii) authorize, commit or agree to take any of the foregoing actions.

(c) Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time.

Section 6.02 Acquisition Proposals.

(a) [Reserved.]

(b) Subject to Section 6.03(b) and Section 6.03(c) and except as expressly permitted by this Section 6.02, from the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 8.01, beginning on the date hereof:

(i) the Company shall not and shall cause each of its Subsidiaries not to, nor shall the Company authorize or permit any of its Representatives or any of its Subsidiaries’ Representatives to and it shall direct its Representatives and its Subsidiaries’ Representatives not to, directly or indirectly (other than with respect to Parent and Merger Sub), (A) solicit, initiate, propose or induce the making, submission or announcement of, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding an Acquisition Proposal (or inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal), (C) furnish to any Third Party any information or provide to any Third Party access to the businesses, properties, assets, books, records or personnel of the Company or any of its Subsidiaries, in each case for the purpose of encouraging or facilitating any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal, (D) approve, endorse or recommend an Acquisition Proposal or (E) approve, recommend or enter into, or propose to approve, recommend or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other similar Contract (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement pursuant to this Section 6.02) with respect to an Acquisition Proposal; and

(ii) the Company shall, and shall cause its Subsidiaries to, and shall direct the Company’s and its Subsidiaries’ Representatives to, (A) immediately after the execution and delivery of this Agreement cease and terminate any existing discussions, communications or negotiations with any Third Party, theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal and terminate all access of any Third Party to any physical or electronic data room (or other diligence access) maintained by the Company, and (B) promptly following the date hereof, the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party be returned or destroyed in accordance with the applicable confidentiality or similar agreement entered into with such Third Party prior to the date hereof.

(c) Notwithstanding anything to the contrary contained in this Agreement, if, at any time on or after the date hereof, but prior to obtaining the Stockholder Approval, (i) the Company receives a written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not result from a material breach of this Section 6.02 or Section 6.03 and (iii) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with a Company Financial Advisor (and, in the case of the Special Committee, a Special Committee Financial Advisor) and outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and that the failure to take the actions contemplated by the following clauses (A) or (B) would be inconsistent with the Company Board’s fiduciary duties under applicable Law, then the Company or the Special Committee, directly or indirectly through one or more of their Representatives, may, subject to applicable Law, (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party); provided, however, that the Company (1) will not, and will cause its Subsidiaries not to and shall not permit its or their Representatives to and shall direct its and their Representatives not to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will provide to Parent any non-public information concerning the Company or its Subsidiaries provided to such Third Party, which was not previously provided to Parent, prior to or substantially concurrently with the time it is provided to such Third Party. Notwithstanding anything to the contrary contained in this Agreement, the Company or the Special Committee, directly or indirectly through one or more of their Representatives, may (x) following the receipt of an Acquisition Proposal from a Third Party, contact such Third Party in order to clarify and understand the terms and conditions of an Acquisition Proposal made by such Third Party in order to permit the Company Board (or any committee thereof) to determine whether such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (y) direct any Persons to this Agreement, including the specific provisions of this Section 6.02.

(d) From and after the date of this Agreement, the Company shall as promptly as practicable (and in any event within 24 hours) notify Parent of the Company’s receipt of any Acquisition Proposal, which notification shall include a copy of the applicable written Acquisition Proposal (or, if oral, a reasonably detailed written description of the material terms and conditions of such Acquisition Proposal) and the identity of the Third Party making such Acquisition Proposal. The Company shall thereafter keep Parent reasonably informed on a prompt basis (and in any event within 24 hours) of the status of any material developments regarding any such Acquisition Proposal (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation relating thereto that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) promptly after receipt thereof. For the avoidance of doubt, all information provided to Parent pursuant to this Section 6.02 will be subject to the terms of the Confidentiality Agreement.

(e) The Company and the Company Board (or any committee thereof) shall not (i) grant waivers of, release any Third Party from, terminate or modify, and shall be required to enforce, any provision of any confidentiality, standstill or similar agreement (or any confidentiality or standstill provision of any other Contract) to which any of the Company or any Subsidiary of the Company is a party that has the effect of prohibiting or purporting to prohibit the counterparty thereto from making an unsolicited Acquisition Proposal or (ii) take any action to exempt any Third Party from or render inapplicable Section 203 of the DGCL or other anti-takeover Applicable Law, except, in each case of clauses (i) and (ii) if the Company Board (or any committee thereof) determines in good faith (after consultation with a Company Financial Advisor or a Special Committee Financial Advisor and outside legal counsel), that the failure to do so would be inconsistent with its fiduciary duties under Applicable Law, then the Company may grant a limited waiver of any such standstill or similar provision or take any such action to render inapplicable any anti-takeover Applicable Law solely to the extent necessary to permit such Third Party to make a non-public Acquisition Proposal to the Company Board or to engage in discussions relating to an Acquisition Proposal with an “interested stockholder” of the Company as such term is used in Section 203 of the DGCL and, to the extent permitted by the other subsections of this Section 6.02 and Section 6.03, thereafter negotiate and enter into any transaction in connection therewith.

(f) The Company agrees that any action or failure to take any action by any director, officer or other Representative of the Company or any of its Subsidiaries which would constitute a breach of this Section 6.02 if taken or not taken by the Company or its Subsidiaries will be deemed to be a breach of this Section 6.02 by the Company. The Company will not authorize, direct or knowingly permit any director, officer or other

Representative of the Company or its Subsidiaries to breach this Section 6.02, and upon becoming aware of any breach or threatened breach of this Section 6.02 by a director, officer or Representative of the Company or its Subsidiaries, the Company shall use its reasonable best efforts to stop such breach or threatened breach.

Section 6.03 Company Recommendation.

(a) Subject to Section 6.03(b) and Section 6.03(c), neither the Company Board nor any committee thereof (including the Special Committee) shall (i) fail to make, withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Recommendation, (ii) authorize, adopt, approve, endorse or recommend, or publicly propose to authorize, adopt, approve, endorse or recommend, an Acquisition Proposal, (iii) fail to recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such offer (or if the Stockholder Meeting is scheduled to be held within ten (10) Business Days from the date of such commencement, promptly and in any event prior to the date which is one (1) Business Day before the date on which the Stockholder Meeting is scheduled to be held), (iv) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, or cause or permit the Company or any Subsidiary of the Company to execute or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement, pursuant to Section 6.02), (v) fail to publicly reaffirm the Company Recommendation within five (5) Business Days after Parent so requests in writing (or, if the Company Stockholders Meeting is scheduled to be held within five (5) Business Days of such request, within one (1) Business Day after such request and, in any event, prior to the date of the Company Stockholders Meeting), provided that Parent may make such a request no more than three (3) times in the aggregate, and no more than one time in any ten (10)-day period, (vi) fail to include the Company Recommendation in the Proxy Statement or (vii) resolve or publicly propose to take any action described in the foregoing clauses (i) through (vi) (each of the foregoing actions described in clauses (i) through (vii) being referred to as an “Adverse Recommendation Change”).

(b) Notwithstanding anything in this Agreement to the contrary, including Section 6.03(a), at any time prior to obtaining the Stockholder Approval, the Company Board or any committee thereof may, acting upon the recommendation of the Special Committee, if it determines in good faith (after consultation with a Company Financial Advisor or a Special Committee Financial Advisor and outside legal counsel), that the failure to do so would be inconsistent with its fiduciary duties under Applicable Law, (A) make an Adverse Recommendation Change in response to either (1) a Superior Proposal or (2) an Intervening Event and/or (B) in the case of a Superior Proposal, cause the Company to terminate this Agreement pursuant to Section 8.01(h) and authorize the Company to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal, subject in each case to prior compliance with the terms of paragraph (ii) or (iii) below, as applicable.

(i) In the case of a Superior Proposal, (x) no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made and (y) no termination of this Agreement pursuant to Section 8.01(h) may be made:

(A) until after the fifth (5th) Business Day following written notice from the Company advising Parent that the Company Board or any committee thereof, intends to make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including the material terms and conditions of, and the identity of the Third Party making, such Superior Proposal, and a copy of any other relevant transaction documents (it being understood and agreed that any amendment, modification or change to the financial terms or any material amendments, modification or change to any other term of such Superior Proposal shall require a new Notice of Superior Proposal, which shall require a new notice period of three (3) Business Days, and compliance with this Section 6.03(b) with respect to such new notice);

(B) unless during such five (5) Business Day period (or three (3) Business Day period following an amended, modified or changed proposal), the Company shall, and shall make its Representatives available to, to the extent requested by Parent, discuss and negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement, the Guarantees and the Financing Commitment Letters as would enable the Company Board or the Special Committee, to maintain the Company Recommendation and not make an Adverse Recommendation Change or terminate this Agreement; and

(C) unless, prior to the expiration of such five (5) Business Day period (or three (3) Business Day period following an amended proposal), Parent does not make a written proposal to adjust the terms and conditions of this Agreement, the Guarantees and the Financing Commitment Letters that the Company Board or the Special Committee determines in good faith (after consultation with a Company Financial Advisor (or, in the case of the Special Committee, a Special Committee Financial Advisor) and outside legal counsel) to be at least as favorable to the Company’s stockholders as the Superior Proposal.

(ii) In the case of an Intervening Event, no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made:

(A) until after the fifth (5th) Business Day following written notice from the Company advising Parent that the Company Board or the Special Committee intends to take such action and specifying the material facts underlying the determination by the Company Board or the Special Committee that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail (a “Notice of Intervening Event”);

(B) unless during such five (5) Business Day period, the Company shall, and shall make its Representatives available to, to the extent requested by Parent, discuss and negotiate with Parent in good faith to enable Parent to amend this Agreement, the Guarantees and the Financing Commitment Letters in such a manner that obviates the need for an Adverse Recommendation Change; and

(C) unless, prior to the expiration of such five (5) Business Day period, the Company Board or the Special Committee determines in good faith, taking into consideration any amendments to this Agreement, the Guarantees and the Financing Commitment Letters proposed in writing by Parent (after consultation with a Company Financial Advisor (or, in the case of the Special Committee, a Special Committee Financial Advisor) and outside legal counsel), that the failure to effect an Adverse Recommendation Change would still be inconsistent with its fiduciary duties under Applicable Law.

(iii) Parent and Merger Sub agree that any proposals to amend this Agreement, the Guarantees and/or the Financing Commitment Letters in response to a Notice of Superior Proposal or a Notice of Intervening Event shall be made on a confidential basis to the Special Committee Financial Advisor, except as required by Applicable Law.

(c) Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board or any committee thereof, after consultation with outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under Applicable Law or any disclosure requirements under Applicable Law, or (iii) making any disclosure that constitutes a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act, in each case, so long as any such disclosure does not include any statement that constitutes an Adverse Recommendation Change (it being understood that a customary “stop, look and listen” communication by the Company Board or any committee thereof pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not, in and of itself, constitute an Adverse Recommendation Change).

Section 6.04 Approval of Merger Agreement.

(a) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with Applicable Law and the Company’s governing documents, duly set a record date for, call, give notice of, convene and hold a special meeting of the Company’s stockholders (including any adjournments and postponements thereof, the “Stockholder Meeting”) for the purpose of considering and taking action upon the matters requiring Stockholder Approval (with the record date and meeting date set in consultation with Parent); provided that notwithstanding anything else to the contrary herein, the Company (x) shall adjourn or postpone the Stockholder Meeting if, as of the time for which such meeting is originally scheduled, there will be insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholder Meeting, or if on the date of such meeting the Company has not received proxies representing a sufficient number of shares necessary to obtain the Stockholder Approval and (y) may postpone or adjourn the Stockholder Meeting (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if the Company is required to postpone or adjourn the Stockholder Meeting by applicable Law or a request from the SEC or its staff, or (iii) in order to give the Company Stockholders sufficient time to evaluate any necessary supplement, amendment, information or disclosure that the Company has sent or otherwise made available to the holders of shares of Company Common Stock if, in the good faith judgment of the Company Board or any committee thereof (after consultation with outside counsel), such adjournment or postponement is consistent with its fiduciary duties under Applicable Law; provided, that in the case of the foregoing clause (x) and clause (y)(iii), such postponement or adjournment shall not (A) occur on more than two (2) occasions and (B) be for more than ten (10) Business Days for each such adjournment, in each case without the prior written consent of Parent (and such adjournment shall occur if Parent so consents); provided, further, that in no event (1) shall the Stockholder Meeting be postponed or adjourned beyond the date that is five (5) Business Days prior to the End Date or (2) once it is fixed by the Company Board, shall the record date for the Stockholder Meeting change (whether or not in connection with any such postponement or adjournment), without the prior written consent of Parent. The Company shall use its reasonable best efforts to (A) cause the definitive Proxy Statement and the Schedule 13e-3 to be mailed to the Company’s stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth (10th) calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement (and if such calendar day is not a Business Day, then such confirmation will be deemed to have occurred on the next succeeding Business Day thereafter), (B) solicit from stockholders of the Company proxies in favor of the adoption of this Agreement, and (C) take all other action necessary or advisable to secure Stockholder Approval or any other vote of the holders of shares of Company Common Stock required by Applicable Law to effect the Merger. Subject to the provisions of this Agreement, the Company will conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Stockholder Meeting to be set so that the Stockholder Meeting can be held promptly following the effectiveness of the Proxy Statement. The Company shall keep Parent informed with respect to proxy solicitation as reasonably requested by Parent and shall provide such information and reasonable cooperation as Parent may reasonably request in connection therewith, including with respect to any communications with any stockholder of the Company regarding such stockholder’s intent to vote for, vote against or abstain with respect to the Stockholder Approvals or to make any public statement regarding such stockholder’s intent with respect thereto or more generally regarding the Transactions contemplated hereby, and providing a list of all stockholders of the Company entitled to vote at the Stockholder meeting, the then current tally of proxies that have been granted and not withdrawn by stockholders of the Company and any other information reasonably requested by Parent in connection with Parent determining whether or not to consent to an adjournment of the Stockholder Meeting. In addition, the Company will, and will direct its Representatives to, consult and coordinate with Parent and its Representatives (including any proxy solicitor retained by Parent) with respect to strategy regarding securing the Stockholder Approvals.

(b) As promptly as reasonably practicable, and in any event within thirty (30) days, after the execution of this Agreement, the Company shall prepare a proxy statement in preliminary form in connection with the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and file it with the SEC, and the Company and Parent shall cooperate with each other in connection with the preparation of the foregoing, including to cause their respective Affiliates, as applicable, to cooperate with the preparation of the foregoing. The Company and Parent (or its applicable Affiliates) shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, as amended or supplemented, the “Schedule 13e-3”) relating to the transactions contemplated by this Agreement. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement or the Schedule 13e-3. The Company shall notify the other parties hereto promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or the Schedule 13e-3 and shall supply the others with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or the Schedule 13e-3. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate, and shall cause their Affiliates and advisors to cooperate, with the Company in connection with the preparation and filing of the Proxy Statement and the Schedule 13e-3, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement or the Schedule 13e-3 under Applicable Law. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or the Schedule 13e-3 (or any amendment or supplement thereto), or making any written communications with the SEC or its staff with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on such filings or written communications and shall consider Parent and its counsel’s comments in good faith.

(c) Each of Parent, Merger Sub and the Company further agrees that all information supplied by such party (or such party’s Affiliates) for inclusion or incorporation by reference in the Proxy Statement and the Schedule 13e-3 in connection with the Merger (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act and the NYSE. Notwithstanding the foregoing, the Company on the one hand, and Parent and Merger Sub on the other hand, each assumes no responsibility with respect to information supplied by or on behalf of, respectively, Parent or Merger Sub or their Affiliates, or the Company or its Affiliates, for inclusion or incorporation by reference in the Proxy Statement and the Schedule 13e-3. If at any time prior to the Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13e-3, as the case may be, so that such filing would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable law or the SEC or its staff, disseminated to the holders of shares of Company Common Stock.

Section 6.05 Access to Information. Subject to Applicable Law, Section 6.12, Section 6.18, and applicable contractual restrictions entered into prior to the date of this Agreement, and solely for purposes of furthering the transactions contemplated by this Agreement or transition or integration planning relating thereto, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and Parent’s other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, Contracts, records and personnel. The foregoing shall not require the Company or its Subsidiaries (a) to provide access to or otherwise make available or furnish any books, Contracts or records governed by a confidentiality, non-disclosure or other similar agreement in effect as of the date hereof, (b) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would in the good faith judgment of the Company based on advice of counsel jeopardize any attorney-client, work product or other legal privilege or protection, (c) to provide access to or otherwise make available or furnish any information if and to the extent that such access or availability would jeopardize the health and safety of any employee of the Company or its Subsidiaries, (d) to provide access to or otherwise make available or furnish any information relating to the process conducted by the Special Committee that led to the execution of this Agreement, (e) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information could in the judgment of the Company based on advice of counsel violate any Applicable Law or (f) subject to and without limiting Section 6.17(c), to prepare any financial statements, projections, reports, analyses, appraisals or opinions that are not readily available or prepared by the Company or its Subsidiaries in the ordinary course of business; provided, in each case, that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not result in the effects set out in clauses (a) through (e), including by making appropriate substitute arrangements. Notwithstanding anything herein to the contrary, except in the ordinary course of business of Parent or Merger Sub (or their Affiliates) and unrelated to the transactions contemplated by this Agreement, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee of the Company not involved in the negotiation of the transactions contemplated by this Agreement or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement, without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. The Company will consider in good faith and cooperate with Parent regarding any requests by the Parent to enter into discussions with any potential Rollover Stockholder. All requests for information made pursuant to this Section 6.05 shall be directed to the Chief Legal Officer or other Person designated by the Company. All such information shall be deemed Evaluation Material (as defined in the Confidentiality Agreement) under and be governed by the terms of the Confidentiality Agreement.

Section 6.06 Notice of Certain Events. Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (x) with respect to the Company, has had or would reasonably be expected have a Company Material Adverse Effect, (y) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect and/or (z) is reasonably likely to result in any of the conditions set forth in Article 7 not being able to be satisfied prior to the End Date. No notification given by any party pursuant to this Section 6.06 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement. Any failure to give notice in accordance with the foregoing shall not be deemed to constitute the failure of any condition set forth in Article 7 or the basis for any condition set forth in Article 7 not to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article 7 to be satisfied.

Section 6.07 Employee Matters.

(a) For a period of not less than twelve (12) months after the Closing Date, Parent shall provide each employee of the Company or its Subsidiaries immediately before the Effective Time for long as such person continues employment with Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation following the Closing Date (each a “Continuing Employee”) with (i) (A) base salary or base hourly rate, as applicable and (B) target cash incentive compensation opportunities (including commissions, but excluding retention, long-term incentive compensation, change in control or transaction bonus opportunities and equity incentive compensation), in each case in an amount that is no less favorable than that was provided to each such Continuing Employee immediately prior to the Closing Date and (ii) employee benefits (including severance benefits that would have been provided to such Continuing Employee under the applicable severance benefit plans, programs, policies, agreements and arrangements set forth in Section 6.07(a) of the Company Disclosure Schedule, defined contribution retirement, health and welfare, vacation and sick or other paid leave and remote working options, but excluding defined benefit pension, nonqualified deferred compensation, equity incentive, long-term incentive, retention, change in control and post-retirement health and welfare benefits) that are substantially similar in the aggregate to those provided to such Continuing Employee immediately prior to the Closing Date.

(b) From and after the Closing Date, Parent shall use commercially reasonable efforts to cause the service of each Continuing Employee to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit pension plan) and vesting under each compensation, severance, retirement, vacation, paid time off, fringe or other welfare benefit plan, program or arrangement of Parent, the Surviving Corporation or any of their Subsidiaries, but not including any equity compensation plans, programs, agreements or arrangements (collectively, the “Parent Benefit Plans”) in which any Continuing Employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits. Parent shall assume any and all vacation and paid time off balances of Continuing Employees, and shall assume all costs and notice obligations incurred in connection with terminations of non-Continuing Employees.

(c) From and after the Closing Date, with respect to each Parent Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in which any Continuing Employee is or becomes eligible to participate, Parent shall use reasonable best efforts to cause each such Parent Benefit Plan to (i) waive all limitations as to pre-existing and at-work conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such Parent Benefit Plan; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 6.07(b) shall control; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year.

(d) Prior to the Effective Time, the Company shall take all actions necessary to amend the Company’s VP+ Change in Control and Severance Plan to provide that the Company’s VP+ Change in Control and Severance Plan will automatically terminate on the date that is twelve (12)-months after the Closing Date (and subject to the occurrence of the Effective Time) and shall promptly notify participants therein of such amendment. Prior to the adoption of any such amendment, the Company shall provide Parent with any drafts of, and a reasonable opportunity to review, such amendment.

(e) Nothing in this Section 6.07 shall be deemed to: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective Subsidiaries to terminate the employment of any Continuing Employee; (ii) amend any Parent Benefit Plan; (iii) require Parent, the Surviving Corporation or any of their Affiliates to continue or amend any particular benefit plan before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law or (iv) create a third party rights in any current or former employee or other service provider of the Company or its affiliates (or any beneficiaries or dependents thereof).

Section 6.08 State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.09 Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement. Without limiting the foregoing, immediately after the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

Section 6.10 [Reserved].

Section 6.11 Director and Officer Liability.

(a) For six (6) years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s and the Company’s Subsidiaries’ officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.11(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company (with the prior written consent of Parent) prior to the Effective Time, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from acts, errors or omissions that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. The Company (with the prior written consent of Parent) may also purchase prepaid “tail” or “runoff” policies for any other “claims-made” liability insurance coverage, including employment practices liability, professional liability and cyber and data security liability coverages; provided that such premiums for such insurance do not exceed 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof with respect to each such coverage. If any such prepaid policies described in this Section 6.11(a) have been obtained by the Company (with the prior written consent of Parent) prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain any and all such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Effective Time, the Surviving Corporation shall: (i) indemnify (including advancement of expenses) and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred; provided that the Indemnified Party shall have made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party was not entitled to indemnification), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or incurred by such Indemnified Party in connection with or arising out of any action, suit or other Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) by reason of the fact that such Indemnified Party is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary of any Subsidiary of the Company or another Person, in each case, at or before the Effective Time, whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by this Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party), to the fullest extent permitted under Applicable Law; and (ii) fulfill and honor in all respects the obligations of the Company pursuant to: (x) each indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party that is set forth in Section 6.11 of the Company Disclosure Schedule; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or by-laws of the Company as in effect on the date hereof. The Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to those subject to those provisions as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the Company as of the date hereof.

(d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.11.

(e) The provisions of this Section 6.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or by-laws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party unless (x) such termination or modification is required by Applicable Law or (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 6.11).

Section 6.12 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof and in no event later than the End Date, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any), (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties (provided that the Company shall not be obligated to make any payment or commercial concession to any Third Party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver, unless such payment, concession or liability is requested by Parent and is conditioned and effective only upon the Closing), and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Parent’s and Merger Sub’s obligations under this Agreement (including this Section 6.12) are subject to, and the parties hereto agree to, the terms and conditions set forth on Section 6.12(a) of the Parent Disclosure Schedule, and Parent and Merger Sub shall not be in breach of this Agreement to the extent Parent or Merger Sub relies on or acts in accordance with the limitations set forth in Section 6.12(a) of the Parent Disclosure Schedule.

(b) In furtherance and not in limitation of the foregoing, each of the Company and Parent (and their respective Affiliates, if applicable) shall: (i) promptly, but in no event later than ten (10) Business Days after the date hereof, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement; provided that if there are any changes in the applicable regulations under the HSR Act between the date hereof and the date of filing pursuant to the HSR Act, then the Company and Parent shall use reasonable best efforts to file or cause to be filed any and all required notification and report forms under the HSR Act as promptly as commercially practicable thereafter; (ii) except as otherwise set forth in Section 6.12(b) of the Company Disclosure Schedule, promptly, but in no event later than twenty (20) Business Days after the date hereof, make all filings necessary to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and shall cause the expiration or termination of any applicable waiting periods, as may be required under the Antitrust Laws or Foreign Investment Laws of the jurisdictions set forth on Section 7.01(c) of the Company Disclosure Schedule (to the extent required or advisable); and (iii) as promptly as reasonably practicable provide such information as may reasonably be requested by the U.S. Department of Justice (the “DOJ”) or the Federal Trade Commission (the “FTC”) under the HSR Act or by any other Governmental Authority under applicable Antitrust Laws or Foreign Investment Laws in connection with the Merger and the other transactions contemplated by this Agreement, as well as any information required to be submitted to comply with a request for additional information in order to commence or end a statutory waiting period. Parent shall pay all filing fees under the HSR Act and other applicable Antitrust Laws or Foreign Investment Laws, and the Company shall not be required to pay any fees or other payments to any Governmental Authority in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws, in connection with the Merger or the other transactions contemplated by this Agreement.

(c) Without limiting the generality of anything contained in this Section 6.12, each party hereto shall use reasonable best efforts to: (i) give the other parties prompt notice of the making or commencement of any substantive request, inquiry or Proceeding by any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry or Proceeding; (iii) promptly inform the other parties of any substantive communication to or from the FTC, DOJ or any other Governmental Authority to the extent regarding the Merger and the other transactions contemplated by this Agreement, or regarding any such request, inquiry or Proceeding, and provide a copy of all substantive written communications; and (iv) in the case of Parent, pull and re-file any notice under the HSR Act only after consulting in good faith with the other party. Subject to Applicable Law, in advance and to the extent practicable, each of Parent or the Company, as the case may be, will consult the other on all the material information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement and shall consider in good faith all comments reasonably proposed by Parent or the Company, as the case may be; provided, however, that either party may limit access to information solely to those individuals acting as outside antitrust counsel for the other parties (provided that such counsel shall not disclose such information to such other parties and shall enter into a joint defense agreement with the providing party). In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law, in connection with any such request, inquiry or Proceeding in respect of the Merger and the other transactions contemplated by this Agreement, each party hereto will permit authorized Representatives of the other party to be present at each substantive meeting or conference relating to such request, inquiry or Proceeding and to have access to and be consulted in connection with any substantive document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry or Proceeding.

(d) In furtherance and not in limitation of the foregoing, Parent agrees to take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under the Antitrust Laws that may be required by any Governmental Authority, so as to enable the parties hereto to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable (and in any event no later than the End Date), including (i) committing to or effecting, by consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, transfer, assignment or other disposition of assets or businesses of the Company or its Subsidiaries and controlled Affiliates, (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, licenses, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of the Company or its Subsidiaries and controlled Affiliates and (iii) creating or consenting to create or enter into any agreements, licenses, collaborations, relationships, ventures, contractual rights, obligations, behavioral undertakings or other arrangements (and, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an Order or file appropriate applications with any Governmental Authority in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets, by consenting to such action by the Company; provided, however, that any such action may, at the discretion of the Company, be conditioned upon consummation of the Merger and the other transactions contemplated by this Agreement) (each action contemplated by clauses (i) through (iii) a “Specified Action”). Parent and the Company shall cooperate in any proposal, negotiation, or offer to commit and to effect, by consent decree, hold separate order or otherwise, any and all Specified Actions or otherwise to offer to take or offer to commit (and if such offer is accepted, commit to and effect) to take any Specified Action as may be required to resolve any Governmental Authority’s objections to the Merger and the other transactions contemplated by this Agreement; provided, that Parent shall control strategy, communications, and timing with respect to parties’ efforts to obtain any necessary or advisable consents, approvals or non-objections, or expiration or termination of any waiting period under any Antitrust Laws. The Company shall not take or commit to take any Specified Action without Parent’s consent.

(e) In the event that any Proceeding is commenced challenging the Merger and the other transactions contemplated by this Agreement and such Proceeding seeks, or would reasonably be expected to seek, to prevent consummation of the Merger and the other transactions contemplated by this Agreement, Parent and Merger Sub shall take any and all action with respect to the Parent or the Company or their respective Subsidiaries and controlled Affiliates to resolve any such Proceeding and each of the Company, Parent and Merger Sub shall cooperate with each other to contest any such Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement.

(f) Neither Parent nor Merger Sub shall, nor shall they permit Silver Lake Alpine Fund II, L.P. or any of their respective Subsidiaries and controlled Affiliates (for the avoidance of doubt, excluding portfolio companies of any Equity Investor) to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to (x) impose any material delay in the obtaining of, or materially increase the risk of not obtaining any applicable clearance, consent, approval, waiver, waiting period expiration or termination, non-action or other authorization, or cause Parent, Merger Sub or the Company to be required to obtain any additional clearance, consent, approval, waiver, waiting period expiration or termination, non-action or other authorization, under Applicable Laws with respect to the Merger and the other transactions contemplated by this Agreement,

(y) materially increase the risk of any Governmental Authority entering an Order prohibiting the transactions contemplated by this Agreement, or (z) materially delay the consummation of the transactions contemplated by this Agreement.

(g) Notwithstanding the foregoing or any other provision of this Agreement, except as expressly set forth in Section 6.12(f) (subject to the limitations therein) or in Schedule 6.12 of the Company Disclosure Schedule, nothing in this Section 6.12 or any other provision of this Agreement shall require Parent or Merger Sub to, or cause any of their Affiliates to, take or agree to take, or to refrain from taking, any action contemplated by Section 6.12, including any Specified Action, with respect to the assets, properties, business or operations of (x) any Affiliates of the Parent, including Silver Lake, any investment funds or investment vehicles affiliated with, or managed or advised by, Silver Lake, or any portfolio company (as such term is commonly understood in the private equity industry) or direct or indirect investment of Silver Lake or of any investment fund or investment vehicle, or any interest therein, in each case, other than the Company, or its Subsidiaries and controlled Affiliates or (y) any Equity Investor or any Affiliates of any Equity Investor, or their respective portfolio companies (as such term is commonly understood in the private equity industry).

Section 6.13 Transaction Litigation. The Company shall as promptly as reasonably practicable notify Parent in writing of, and shall give Parent a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation. For purposes of this Section 6.13, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation, including by providing Parent copies of all documents relating to or arising out of any such Transaction Litigation, including all correspondence among the parties or other participants thereto (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority. Notwithstanding the foregoing, the Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). Without otherwise limiting or expanding the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP, Freshfields Bruckhaus Deringer or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.

Section 6.14 Public Announcements. The initial press release relating to the execution of this Agreement shall be a joint press release issued by the Company and Parent, and thereafter Parent and the Company shall consult with each other before issuing any press release or making any other public announcements, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or make any such other public announcement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement may be required by Applicable Law or any listing agreement under which or rule of any national securities exchange or association upon which the securities of the Company are listed, in which case the party required to make the release or announcement shall use commercially reasonable efforts to consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance; provided, however, that notwithstanding the foregoing and for the avoidance of doubt, the Company shall not be required to consult with Parent before (A) issuing any press release or making any other public statement (x) with respect to an Adverse Recommendation Change effected in accordance with Section 6.03 or (y) as otherwise permitted under Section 6.03, including with respect to its receipt and consideration of any Acquisition Proposal, Superior Proposal or “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or (B) disseminating any communications principally directed to employees, customers, technology or other partners or vendors so long as such communications are consistent with previous releases, public disclosures, public statements or other communications made by the parties not in violation of this Section 6.14. Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

Section 6.15 Further Assurances .. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.16 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably required to cause any dispositions of equity securities of the Company (including derivative securities) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.17 Financing.

(a) Each of Parent and Merger Sub shall use its reasonable best efforts to arrange, obtain and consummate the Financing on the terms and conditions described in the Financing Commitment Letters (or, if available, on other terms that are acceptable to Parent in its sole discretion, so long as such other terms do not include or result in a Prohibited Modification), and shall not permit any amendment, restatement, replacement, supplement or modification to be made to, or any waiver of any provision under, the Financing Commitment Letters if such amendment, restatement, replacement, supplement, modification or waiver (A) reduces (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Financing to an amount less than, when taken together with the available portion of the Financing and cash on hand at Parent, the Company and its Subsidiaries (assuming such cash on hand of the Company and its Subsidiaries is equal to the Minimum Cash Amount), the amount required to pay for the Financing Purposes (the “Required Amount”), (B) imposes new or additional conditions precedent to the funding of the Financing, or otherwise expands any of the conditions precedent to the funding of the Financing or (C) would reasonably be expected to (i) material delay (taking into account Section 2.01) or prevent the Closing or (ii) adversely impact the ability of Parent or Merger Sub or, in the case of the Equity Commitment Letters, the Company, to enforce its rights against other parties to the Financing Commitment Letters (the effects described in clauses (A) through (C), collectively, “Prohibited Modifications”); provided that Parent may add (pursuant to the terms of the Debt Commitment Letter) as parties to the Debt Commitment Letter lenders, arrangers, bookrunners, agents, managers or similar entities who have not executed the Debt Commitment Letter as of the date hereof. For purposes of this Section 6.17, references to “Equity Financing” shall include the financing contemplated by the Equity Commitment Letters as permitted to be amended, restated, modified, supplemented or replaced by this Section 6.17(a) and references to “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as permitted to be amended, restated, modified, supplemented or replaced by this Section 6.17(a). The parties agree that Parent may assign the Equity Commitment Letters and/or the Guarantees, in whole or in part, on the terms and subject to the conditions set forth in Section 6.17(a) of the Parent Disclosure Schedule (any such assignment, an “Equity Assignment,” and the date thereof, the “Equity Assignment Date”).

(b) Each of Parent and Merger Sub shall use its reasonable best efforts to (A) maintain in full force and effect the Financing Commitment Letters, (B) satisfy on a timely basis (taking into account Section 2.01) all conditions to funding in the Financing Commitment Letters and to consummate the Financing at or prior to the Closing, including using its reasonable best efforts to cause the Persons committing to fund the Financing to fund the Financing at the Closing, (C) enforce its rights under the Financing Commitment Letters and (D) comply with its obligations under the Financing Commitment Letters. Without limiting the foregoing, Parent and Merger Sub shall promptly notify the Company in writing if at any time prior to the Closing Date (i) any Financing Commitment Letter is terminated for any reason, (ii) any Person party to any Financing Commitment Letter indicates in writing that it will not provide, or it refuses to provide, all or any portion of the Financing, (iii) Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other Person party to the Financing Commitment Letters defaults or breaches any of the terms or conditions set forth in any Financing Commitment Letter, (iv) any event occurs that, with or without notice or lapse of time or both, would reasonably be expected to result in a default or breach of any of the terms or conditions set forth in any Financing Commitment Letter, or (v) Parent or Merger Sub receives any written notice or other written communication with respect to any (A) early termination of, repudiation by any Person party to or material default or material breach under any Financing Commitment Letter or (B) material dispute or disagreement between or among any Persons party to the Financing Commitment Letters with respect to the obligation to fund the Financing on the Closing Date in an amount necessary to fund the Required Amount.

(c) Prior to the Closing, the Company shall, and shall cause its Subsidiaries and use its reasonable best efforts to cause its and their respective Representatives to, provide such reasonable cooperation as is customary and reasonably requested by Parent in connection with the obtaining and arranging of the Debt Financing. Without limiting the generality of the foregoing, such reasonable best efforts in any event shall include:

(i) participating in a reasonable number of meetings (including meetings with prospective Debt Financing Sources), presentations, road shows, due diligence sessions and sessions with rating agencies, at reasonable and mutually agreed times and with reasonable advance notice;

(ii) to the extent required by the Debt Commitment Letter, facilitating the pledging of, and perfection of security interests in, collateral, effective no earlier than the Effective Time;

(iii) furnishing Parent as promptly as reasonably practicable the Company Financial Information and, following the delivery of a request therefor to the Company by Parent (which notice shall state with specificity the information requested), such other financial and other information regarding the Company and its Subsidiaries as is reasonably requested by Parent or the Debt Financing Sources and as is customarily required in connection with financings of a type similar to the Debt Financing;

(iv) in each case following Parent’s reasonable request, assisting Parent and Merger Sub in the preparation of (A) confidential information memoranda (including a version that does not include material non-public information) and other customary marketing materials required in connection with financings similar to the Debt Financing and (B) materials for rating agency presentations;

(v) following Parent’s reasonable request, using commercially reasonable efforts to cause directors and officers who will continue to hold such offices and positions from and after the Effective Time to execute and provide resolutions or consents of the Company and its Subsidiaries with respect to entering into the Definitive Financing Agreements and otherwise as necessary to authorize consummation of the Debt Financing; provided that no such resolution or consent shall become effective until the Effective Time;

(vi) providing (A) customary authorization and representation letters to the Debt Financing Sources with respect to marketing materials from a senior officer of the Company (which authorization and representation letters will become effective before the Effective Time) to the extent required in the Debt Commitment Letter and (B) a certificate of the chief financial officer of the Company in the form set forth on Annex I to Exhibit C of the Debt Commitment Letter (as in effect on the date hereof) with respect to solvency matters;

(vii) if requested by Parent, providing (A) at least five (5) Business Days prior to the Closing Date, all documentation and other information regarding the Company and its Subsidiaries as is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, to the extent requested by Parent in writing at least nine (9) Business Days prior to the anticipated Closing Date and (B) a certification regarding beneficial ownership as required by 31 C.F.R. §1010.230 to any Debt Financing Source that has requested such certification, to the extent requested by Parent in writing at least five (5) Business Days prior to the anticipated Closing Date;

(viii) assisting reasonably in the preparation and execution of necessary and customary Definitive Financing Agreements (including one or more credit agreements, security agreements, mortgages and/or guarantees and the schedules and exhibits thereto) in connection with the Debt Financing or other certificates or documents as may reasonably be requested by Parent, in each case, to be held in escrow pending release by the Company at, and subject to the occurrence of, the Effective Time; and

(ix) to the extent required in the Debt Commitment Letter, using commercially reasonable efforts to ensure that the syndication efforts with respect to the Debt Financing benefit materially from the existing lending and investment banking relationships of the Company, it being understood and agreed that (x) such cooperation shall not unreasonably interfere with the ongoing operations of the Company or any of its Affiliates and (y) the provisions set forth in this Section 6.17(c) represent the sole obligation of the Company and its Affiliates with respect to the Debt Financing and no other provision of this Agreement (including the exhibits and schedules hereto) or the Debt Commitment Letter will be deemed to expand such obligations. All non-public or otherwise confidential information regarding the Company or its Affiliates obtained by Parent or Merger Sub or their Representatives pursuant to this Section 6.17(c) shall be kept confidential in accordance with the Confidentiality Agreement, as modified by Section 6.19. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not reasonably likely to harm or disparage the Company or its Subsidiaries in any respect.

(d) Notwithstanding anything herein to the contrary, (i) no directors or managers of the Company or its Affiliates (other than any director or manager who is continuing as a director or manager of any the Company or its Subsidiaries following the consummation of the Transactions) shall be required to pass resolutions or consents to approve or authorize the execution or delivery of the Debt Financing or to execute, deliver or enter into, or perform any agreement, certificate, arrangement, document or instrument with respect to the Debt Financing (other than the documents to be delivered pursuant to Section 6.17(c)(vi) and the prepayment and termination notices contemplated by Section 6.24), including any definitive agreements with respect to the Debt Financing (the “Definitive Financing Agreements”), (ii) no obligation of the Company, its Affiliates or any of their respective Representatives undertaken pursuant to the foregoing shall be effective until Closing (other than the authorization and representation letters to be delivered pursuant to Section 6.17(c)(vi)) and the prepayment and termination notices contemplated by Section 6.24), and (iii) none of the Company, its Affiliates or any of their respective Representatives shall be required to (A) pay any commitment or other similar fee in connection with the Debt Financing or incur any other cost or expense that is not promptly reimbursed by Parent in connection with the Debt Financing, (B) take any actions to the extent such actions would unreasonably interfere with the ongoing business or operations of the Company and its Affiliates, (C) take any actions that would conflict with or violate the Company’s or its Affiliates’ organizational documents or any Laws, or that would reasonably be expected to result in a violation or breach of, or default under, any material Contract to which any of them are a party or by which any of their assets are bound, (D) give to any other Person any indemnities in connection with the Financing that are effective prior to the Closing or (E) take any actions that would cause any representation or warranty in this Agreement to be breached or that would cause any closing condition set forth in Article 7 to fail to be satisfied or that would otherwise cause a breach of this Agreement. Nothing contained in this Section 6.17 or otherwise shall require the Company or its Affiliates to be an issuer or other obligor with respect to the Debt Financing prior to the Effective Time.

(e) Notwithstanding this Section 6.17 or anything else to the contrary in this Agreement, but subject to, and without limiting the effect of, Section 9.09, Parent and Merger Sub each acknowledges, affirms and agrees that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent or Merger Sub obtain any debt, equity or other financing for or related to any of the transactions contemplated by this Agreement (including, without limitation, all or any portion of any Financing).

(f) Each of Parent and Merger Sub acknowledges and agrees that the only obligations of the Company or any of its Affiliates or Representatives with respect to any portion of the Financing prior to the Effective Time are the obligations expressly set forth in this Agreement. Parent shall, promptly upon request by the Company, reimburse the Company for all out-of-pocket costs and expenses incurred by the Company, its Affiliates or their respective Representatives in connection with such cooperation by the Company or any of its Affiliates and shall indemnify and hold harmless the Company, its Affiliates and their respective Representatives for and against any and all liabilities, losses, obligations, damages, costs and expenses of any kind (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due and whether in contract, tort, strict liability or otherwise) suffered or incurred by them in connection with the arrangement of any Financing, any alternative financing, any action taken by them pursuant to this Section 6.17 and any information utilized in connection therewith, except, in each case, to the extent resulting from the gross negligence, fraud or willful misconduct of Company or any of its Subsidiaries or Representatives (the obligations set forth in this subsection (f) collectively, the “Reimbursement Obligations”).

Section 6.18 Convertible Notes.

(a) Immediately prior to the Closing, Parent or its Affiliates then holding Convertible Notes (the “Convertible Note Holders”) shall cause all of the outstanding Convertible Notes, other than the portion thereof to be purchased by the Company as contemplated by the next sentence, to be contributed to Parent (or another Affiliate thereof), and Parent agrees (and shall cause each of the Convertible Note Holders to agree) that, following such contribution and notwithstanding anything to the contrary contained in the Convertible Notes Indenture, the Convertible Note Holders shall no longer be entitled or permitted to exercise the Fundamental Change Repurchase Right (as such term is defined in the Convertible Notes Indenture) under the Convertible Notes Indenture, nor to trigger or exercise the Conversion Obligation (as such term is defined in the Convertible Notes Indenture) under the Convertible Notes Indenture, in respect of the Convertible Notes so contributed; provided that such limitation on exercise of Fundamental Change Repurchase Right or conversion will not apply if the Closing does not occur. Immediately prior to the Closing (the “Convertible Notes Cash Payment Time”) and subject to Parent’s timely delivery of the notification set forth in the next sentence, the Company shall purchase from Parent or its Affiliates a portion of the Convertible Notes, in an amount to be specified by Parent, for cash at the Fundamental Change Repurchase Price (as such term is defined in the Convertible Notes Indenture); provided that the aggregate amount of cash to be paid by the Company to repurchase such portion of the Convertible Notes (the “Convertible Notes Cash Payment Amount”) shall not exceed $130,000,000 (the “Convertible Notes Cash Payment Cap”). Parent shall notify the Company in writing of the amount of the Convertible Notes to be so purchased at least five (5) Business Days prior to the Closing Date. Parent and the Company will cooperate, and in the case of Parent, Parent will cause its applicable Affiliates to cooperate, in good faith with respect to the parties’ obligations under this Section 6.18(a), including, as appropriate, the entry into of any supplemental indenture, amendment or similar agreement with respect to the Convertible Notes Indenture.

(b) Prior to the Closing Date, Parent, Merger Sub and the Company shall, as and to the extent required by the Convertible Notes Documents, use reasonable best efforts to execute, and use reasonable best efforts to cause the Trustee to execute, any supplemental indenture(s) required by the Convertible Notes Documents in connection with the Merger and other transactions contemplated by this Agreement and deliver any certificates and other documents required by the Convertible Notes Documents to be delivered by such persons in connection with the Merger and other transactions contemplated by this Agreement. Prior to the Effective Time, the Company shall give any notices and take all actions required under the terms of the Convertible Notes Documents in connection with the Merger and other transactions contemplated by this Agreement.

(c) The Company shall provide Parent and its counsel at least three (3) Business Days to review and comment on any notices, certificates, press releases, supplemental indentures, or other documents or instruments deliverable pursuant to the Convertible Notes Documents prior to the dispatch or making thereof and shall incorporate all reasonable comments provided by Parent and its counsel with respect thereto.

Section 6.19 Confidentiality. Parent and the Company hereby agree to continue to be bound by the letter agreement dated as of August 15, 2024 between Silver Lake Technology Management, L.L.C. and the Company (the “Confidentiality Agreement”) (it being acknowledged and agreed, for the avoidance of doubt, that Parent and Merger Sub are “Affiliates” of Silver Lake Technology Management, L.L.C. for purposes of the Confidentiality Agreement). All information provided by or on behalf of the Company or its Subsidiaries pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any debt or equity financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by provisions of the Confidentiality Agreement applicable to “Representatives” (as defined therein) or (ii) are subject to other confidentiality and use undertakings that are no less favorable to the Company in their protection of confidential information than the Confidentiality Agreement (which may be satisfied by (A) customary confidentiality undertakings in the context of customary syndication practices for debt financings of the type contemplated by the Debt Commitment Letter or (B) customary fund level confidentiality obligations, as applicable, in each case that satisfy the requirements of this clause (ii)).

Section 6.20 Director Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

Section 6.21 Listing Matters. Each of the Company and Parent agrees to cooperate with the other party and use reasonable best efforts to take, or cause to be taken, all action necessary to delist the shares of Class A Common Stock from NYSE as promptly as practical after the Effective Time and terminate the Company’s registration under the Exchange Act as promptly as practical after such delisting.

Section 6.22 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including penalties and interest) incurred in connection with the Merger and imposed on the Company and its Subsidiaries shall be paid by or on behalf of Parent, the Surviving Corporation or Merger Sub, when due and payable. The parties shall, and shall cause their respective Affiliates to, cooperate in the execution and filing of any Tax Returns with respect to such taxes and other documentation if required to be executed and filed prior to the Closing.

Section 6.23 Cash Management. If requested in writing by Parent on no less than five (5) Business Day’s prior notice, on the Business Day prior to the Closing Date, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to (i) execute one or more transfers of cash and cash equivalents between or among bank accounts of the Company or its Subsidiaries in order to move such cash or cash equivalents into, or out of, certain jurisdictions or (ii) sell short-term liquid investments at fair market value, in each case, to make such cash and cash equivalents available to Parent as a funding source in connection with the Merger. In connection therewith, the Company shall cooperate in good faith with Parent, and use its reasonable best efforts to provide Parent with such information as Parent reasonably requests and is reasonably available to the Company, regarding such balances of cash and cash equivalents in order to facilitate Parent’s use of such cash and cash equivalents as a funding source in connection with the Merger.

Section 6.24 Payoff Letters. Prior to the Closing, the Company shall (x) deliver (or cause to be delivered) notices of prepayment or termination of Closing Indebtedness within the time periods required by such Closing Indebtedness (or obtain waivers of such notices of prepayment or termination) and (y) with respect to the Closing

Indebtedness, use reasonable best efforts to obtain from the agent for the lenders or other counterparties with respect to such Closing Indebtedness a “payoff letter” or similar document in customary form (collectively, the “Payoff Letters”) specifying the aggregate amount of the Company’s and its Subsidiaries’ obligations to be paid to such agent on the Closing Date and providing for release of all Liens and guarantees thereunder and termination of all instruments governing such Closing Indebtedness, subject only to, and upon, payment of such payoff amount specified therein and the occurrence of the Effective Time, in each case, effective substantially simultaneously with the Closing.

Section 6.25 Tender Offer. Upon the written request by Parent and subject to the consent of the Company, the parties hereto agree to cooperate and work in good faith to effectuate the transactions contemplated by this Agreement by means of a tender offer for all of the outstanding shares of Company Common Stock and to make such reasonable and customary amendments to this Agreement as the parties hereto mutually agree are necessary to reflect such structure.

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01 Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, at or prior to Closing, of the following conditions:

(a) the Stockholder Approval shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto or in respect of the transactions contemplated hereby shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law that makes consummation of the Merger illegal or otherwise prohibited shall be in effect; and

(c) the applicable waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated, and all consents required under any other Antitrust Laws or Foreign Investment Laws of the jurisdictions set forth on Section 7.01(c) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated.

Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or waiver by Parent, at or prior to Closing, of the following conditions:

(a) (i) the representations and warranties of the Company set forth in the first and second sentences of Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), clause (b) and the first sentence of clause (d) of Section 4.05 (Capitalization), Section 4.24 (Brokers’ Fees), and Section 4.27 (Anti-Takeover Provisions) shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date) (for purposes of this clause (i), disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import), (ii) the representations and warranties of the Company set forth in clause (a) and (c) of Section 4.05 (Capitalization) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be true and correct in all respects only as of such specified date), except for any inaccuracy or combination of inaccuracies in such representations and warranties relative to the total fully-diluted equity capitalization of the Company as of the Closing Date that do not result in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than $12,500,000, (iii) the representations and warranties of the Company set forth in

Section 4.09(b) (Absence of Changes) shall be true and correct in all respects on the Closing Date as if made on the Closing Date and (iv) the other representations and warranties of the Company set forth in Article 4 of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

(b) the Company shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b), Section 7.02(d) and Section 7.02(e) have been satisfied;

(d) since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect;

(e) the amount of cash and cash equivalents available to Parent immediately prior to the Convertible Notes Cash Payment Time, as a funding source for the Aggregate Merger Consideration, transaction expenses related to the transactions contemplated by this Agreement and any Convertible Notes Cash Payment Amount, shall be at least equal to the Minimum Cash Amount; and

(f) the CEO Rollover shall have occurred in accordance with the CEO Support and Rollover Agreement.

Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of the following conditions:

(a) the representations and warranties of Parent and Merger Sub set forth in Article 5 of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement;

(b) Parent and Merger Sub shall each have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing; and

(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE 8

TERMINATION

Section 8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);

(b) by either Parent or the Company, upon written notice to the other party, if the Closing has not occurred on or before 11:59 p.m., New York City time, on July 17, 2025 (the “End Date”) (notwithstanding any approval of this Agreement by the stockholders of the Company); provided that the End Date shall be automatically extended until October 17, 2025 (and such date, as so extended, shall be the End Date), if the condition set forth in Section 7.01(b) or Section 7.01(c) shall not have been satisfied for reasons relating to Antitrust Laws or Foreign Investment Laws or waived as of the close of business on the Business Day immediately prior to the End Date but all other conditions to closing set forth in Article 7 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions would then be capable of being satisfied if the Closing were to take place on such date); and provided further that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

(c) subject to Section 8.01(c) of the Parent Disclosure Schedule, by either Parent or the Company, upon written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable permanent Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such permanent prohibition shall have become final and non-appealable (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement shall have used such efforts as may be required by Section 6.12 to prevent, oppose and remove such Order;

(d) by either Parent or the Company, upon written notice to the other party, if the Stockholder Approval has not been obtained at the Stockholder Meeting (as may be adjourned or postponed thereof in accordance with Section 6.04);

(e) by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if either Parent or Merger Sub is in breach of its obligations under this Agreement that would result in any condition set forth in Section 7.03 not being satisfied;

(f) by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the (30th) day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if the Company is in breach of its obligations under this Agreement that would result in any condition set forth in Section 7.02 not being satisfied;

(g) by Parent, upon written notice to the Company, at any time prior to receipt of the Stockholder Approval, if the Company Board or any committee thereof, acting upon the recommendation of the Special Committee, shall have effected an Adverse Recommendation Change;

(h) by the Company, upon written notice to Parent, at any time prior to receipt of the Stockholder Approval, if the Company Board or any committee thereof, acting upon the recommendation of the Special Committee, shall have determined to terminate this Agreement in accordance with Section 6.03(b) in order for the Company to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall prior to or substantially concurrently with, and as a condition to, such termination, pay the Company Termination Fee to Parent pursuant to Section 9.04; or

(i) by the Company, upon written notice to Parent, if (A) all of the conditions set forth in Section 7.01 and Section 7.02 are satisfied or have been validly waived (other than those conditions that by their nature cannot be satisfied other than at the Closing, provided that such conditions would be satisfied as of the date of the notice referenced in clause (B) below if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 2.01, the Company has delivered an irrevocable written notice to Parent to the effect that all of the conditions set forth in Section 7.01 and Section 7.03 have been satisfied or, to the extent permitted by Law, waived by the Company (other than those conditions that by their nature cannot be satisfied other than at the Closing, provided that such conditions would be satisfied or, to the extent permitted by Law, waived by the Company as of the date of such notice if the Closing were to occur on the date of such notice) and the Company is prepared to consummate the Closing and (C) Parent and Merger Sub fail to consummate the Closing on the earlier of (x) the third (3rd) Business Day after delivery of the notice referenced in the preceding clause (B) and (y) one (1) Business Day prior to the End Date.

Section 8.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative or Non-Recourse Party of such party) to each other party hereto; provided, however, that the provisions of (i) this Section 8.02, (ii) the last sentence of Section 6.04(b), (iii) the last sentence of Section 6.05, (iv) the last sentence of Section 6.12(b), (v) Section 6.19 and (vi) Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, but subject to and without limiting the effect of Section 9.04(h), none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages (which the parties hereto acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include, to the extent proven, the benefit of the bargain lost by such party or such party’s equity holders (taking into consideration relevant matters, including the Aggregate Merger Consideration, other combination opportunities and the time value of money), which shall be deemed to be damages of such party) arising out of its Willful and Material Breach of any provision of this Agreement or any other agreement delivered in connection herewith. For the avoidance of doubt, (a) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (b) the Guarantees shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided that no “bounce back” or similar message indicating nondelivery is received with respect thereto), in each case as follows:

if to Parent or Merger Sub, to:

Silver Lake

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: ****

Email: ****

with a copy to:

Silver Lake

55 Hudson Yards

40th Floor

New York, NY 10001

Attention:	****
Email:	****

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Attn:	Elizabeth A. Cooper
Louis Argentieri
Email:	ecooper@stblaw.com
louis.argentieri@stblaw.com

if to the Company, to:

Zuora, Inc. 101 Redwood Shores Parkway Redwood City, CA 94065
Attention:	****
Email:	****

with a copy to (which shall not constitute notice):

Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018
Attention:	Joshua M. Zachariah
Michael R. Patrone
James Ding
E-Mail:	jzachariah@goodwinlaw.com
mpatrone@goodwinlaw.com
jding@goodwinlaw.com

and

Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007
Attention:	Ethan A. Klingsberg
Sarah K. Solum Steven Y. Li
Email:	ethan.klingsberg@freshfields.com sarah.solum@freshfields.com steven.li@freshfields.com

Section 9.02 Survival of Representations and Warranties . None of the representations, warranties or covenants in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

Section 9.03 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this

Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04 Fees and Expenses.

(a) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) In the event that:

(i) this Agreement is terminated pursuant to Section 8.01(g);

(ii) this Agreement is terminated pursuant to Section 8.01(h); or

(iii) this Agreement is terminated pursuant to Section 8.01(b), Section 8.01(d) or Section 8.01(e) and (A) after the date hereof and prior to the termination of this Agreement, a bona fide Acquisition Proposal is publicly disclosed or is delivered to the Company Board (or a committee thereof) or senior management of the Company and (B) within twelve (12) months after the date of such termination, the Company consummates any Acquisition Proposal or enters into a definitive agreement in respect of any Acquisition Proposal (provided that for purposes of this subsection (iii), each reference to “20% or more” or “80% or less” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%” or “less than 50%”, respectively);

then the Company shall pay to Parent the Company Termination Fee by wire transfer of same-day funds (x) in the case of Section 9.04(b)(i), within three (3) Business Days after such termination, (y) in the case of Section 9.04(b)(ii), substantially concurrently with the termination of this Agreement pursuant to Section 8.01(h) (or no later than the next Business Day if such termination occurs on a day that is not a Business Day) and (z) in the case of Section 9.04(b)(iii), substantially concurrently with the earlier of the consummation of such Acquisition Proposal or the entry into a definitive agreement in respect of such Acquisition Proposal.

(c) In the event this Agreement is terminated pursuant to Section 8.01(d), the Company shall promptly (and in any event within three (3) Business Days after the date of such termination), pay Parent 50% of the reasonable, documented and out-of-pocket expenses incurred by Parent, Merger Sub or any of their Affiliates on or after the date of the execution of this Agreement in connection with this Agreement and the transactions contemplated hereby, payable by wire transfer of same-day funds to one or more accounts designated by Parent; provided that the Company’s obligations under this Section 9.04(c) shall in no event exceed $5,000,000; provided, further, that, in the event the Company Termination Fee becomes payable pursuant to Section 9.04(b)(iii), any amounts paid by the Company pursuant to this Section 9.04(c) shall be credited against and reduce such Company Termination Fee.

(d) In the event this Agreement is terminated by the Company pursuant to Section 8.01(f) or Section 8.01(i), Parent shall promptly (and in any event within three (3) Business Days) pay to the Company a termination fee of $101,100,000(the “Parent Termination Fee”) by wire transfer of same-day funds to one or more accounts designated by the Company.

(e) In the event (i) this Agreement is terminated by the Company or Parent pursuant to Section 8.01(b) or Section 8.01(c), (ii) the limitations on Parent’s obligations set forth in Section 6.12(a) of the Parent Disclosure

Schedule are the proximate cause of, or have proximately resulted in, (a) the failure of a condition set forth in Section 7.01(b) or Section 7.01(c) to be satisfied (in either case, a “Specified Regulatory Failed Condition”) prior to the End Date (in the case of a termination pursuant to Section 8.01(b)) or (b) the taking of the action by a Governmental Authority permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement (in the case of a termination pursuant to Section 8.01(c)) and (iii) (A) if there was no Equity Assignment prior to such termination, at the time of such termination, the conditions set forth in Section 7.01 (other than (x) the relevant failed Specified Regulatory Failed Condition in the case of a termination pursuant to Section 8.01(b) or (y) the condition set forth in Section 7.01(b) in the case of a termination pursuant to Section 8.01(c)) and, in the case of both (x) and (y), Section 7.02 shall have been satisfied or validly waived (except for those conditions which by their nature are to be satisfied at the Closing provided that such conditions would be satisfied as of the date of termination if the Closing were to occur on the date of such termination) and (B) if there was an Equity Assignment prior to such termination, (1) the conditions set forth in Section 7.02(a) through Section 7.02(e) (the “Test Date Conditions”) shall have all been satisfied as of the later of (x) the Equity Assignment Date and (y) the first date as of which, but for the relevant Specified Regulatory Failed Condition failing to be satisfied, the Closing would have been required to occur (such later date, the “Test Date”) (except, in each case, for those conditions which by their nature are to be satisfied at the Closing provided that such conditions would be satisfied as of the Test Date if the Closing were to occur on the Test Date), (2) any failure of the Test Date Conditions to be satisfied on the date of such termination was not proximately caused by a breach of the Company’s obligations under Section 6.12 or any Willful and Material Breach of any of the Company’s other obligations under this Agreement and (3) at the time of such termination, the conditions set forth in Section 7.01 (other than (x) the relevant failed Specified Regulatory Failed Condition in the case of a termination pursuant to Section 8.01(b) or (y) the condition set forth in Section 7.01(b) in the case of a termination pursuant to Section 8.01(c)) and Section 7.02 (other than the Test Date Conditions) shall have been satisfied or validly waived (except for those conditions which by their nature are to be satisfied at the Closing provided that such conditions would be satisfied as of the date of termination if the Closing were to occur on the date of such termination), Parent shall promptly (and in any event within three (3) Business Days) pay to the Company a termination fee of $25,300,000 (the “Regulatory Termination Fee”) by wire transfer of same-day funds to one or more accounts designated by the Company. In addition, in the event (i) an Equity Assignment has occurred and the Test Date (if later than the Equity Assignment Date) has passed, (ii) the Test Date Conditions shall have all been satisfied as of the Test Date (except, in each case, for those conditions which by their nature are to be satisfied at the Closing provided that such conditions would be satisfied as of the Test Date if the Closing were to occur on the Test Date), and (iii) this Agreement is thereafter terminated by Parent pursuant to Section 8.01(e) for a breach by the Company other than a breach of the Company’s obligations under Section 6.12 or any Willful and Material Breach of any of the Company’s other obligations under this Agreement, Parent shall promptly (and in any event within three (3) Business Days) pay to the Company the Regulatory Termination Fee. Notwithstanding anything to the contrary contained in this Agreement, in the event of a termination of this Agreement under circumstances in which the Regulatory Termination Fee would become payable, but at the time of such termination the Company would have otherwise been entitled to terminate this Agreement pursuant to Section 8.01(f) or Section 8.01(i), then the Parent Termination Fee shall be payable in accordance with the terms of Section 9.04(d) in lieu of the Regulatory Termination Fee. No payment by Parent of the Regulatory Termination Fee will limit Parent’s right to liabilities or damages arising out of the Company’s Willful and Material Breach in accordance with Section 8.02.

(f) For the avoidance of doubt, any payment made by the Company of the Company Termination Fee or made by Parent of either the Parent Termination Fee or the Regulatory Termination Fee shall be payable only once, whether or not the Company Termination Fee or either the Parent Termination Fee or the Regulatory Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. In no event shall Parent be obligated to pay both the Parent Termination Fee and the Regulatory Termination Fee.

(g) In the event that Parent shall receive full payment of the Company Termination Fee pursuant to this Section 9.04(g), the Company shall have no further liability, whether pursuant to a claim at law or in equity, to

Parent, Merger Sub or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any Parent Related Party shall be entitled to bring or maintain any Proceeding against the Company or any of its Subsidiaries or Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination; provided that if the Company fails to pay the Company Termination Fee and Parent and/or Merger Sub commences a suit which results in a final, non-appealable judgment against the Company for the Company Termination Fee or any portion thereof, then the Company shall pay Parent interest on the Company Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding). Notwithstanding the foregoing, this Section 9.04(g) will not relieve the Company from any liability for any fraud.

(h) Notwithstanding anything to the contrary set forth in this Agreement, the Company expressly acknowledges and agrees that, in the event that either the Parent Termination Fee is payable pursuant to Section 9.04(d) or the Regulatory Termination Fee is payable pursuant to Section 9.04(e) and except for specific performance to the extent permitted by and subject to the limitations in Section 9.09 and the third sentence of this Section 9.04(h), then the Company’s receipt of the Parent Termination Fee or the Regulatory Termination Fee, as applicable, together with any Reimbursement Obligations and any Enforcement Costs (subject to the Expense Cap), shall be the sole and exclusive remedy of the Company, its Subsidiaries, their respective Affiliates or any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents, Representatives or Affiliates of any of the foregoing, or any former, current or future estates, heirs, executors, administrators, trustees, successors or assigns of any of the foregoing (collectively, the “Company Related Parties”) against (A) Parent or Merger Sub or (B) the Equity Investor and Parent’s, Merger Sub’s and the Equity Investor’s respective Affiliates or Non-Recourse Parties or any of their or their respective Affiliates’ or Non-Recourse Parties’ respective former, current or future directors, officers, employees, general or limited partners, mangers, members, direct or indirect equityholders, controlling persons, attorneys, assignees, agents or Representatives of any of the foregoing, or any former, current or future estates, heirs, executors, administrators, trustees, successors or assigns of any of the foregoing (collectively, the “Parent Related Parties”) or (C) the Debt Financing Related Parties, for, or with respect to, this Agreement, the Equity Commitment Letters, the Guarantees, the Financing or the transactions contemplated hereby or thereby (including breach of this Agreement (whether such breach is knowing, deliberate, willful, intentional, a Willful and Material Breach or otherwise)), the termination of this Agreement, the failure to consummate the Closing or any claims or actions under applicable Law arising out of any such breach, termination or failure, and none of the Company Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any such losses or damages (including in respect of any oral representation made or alleged to be made in connection herewith). Notwithstanding anything to the contrary contained in this Agreement, if Parent or Merger Sub breaches this Agreement (whether such breach is knowing, deliberate, willful, intentional, a Willful and Material Breach or otherwise) or fails to perform hereunder (whether such failure is knowing, deliberate, willful, intentional, a Willful and Material Breach or otherwise), then, except for specific performance to the extent permitted by and subject to the limitations in Section 9.09, the sole and exclusive remedies (whether at Law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub or any related Parent Related Party or the Debt Financing Related Parties for any breach, loss or failure to perform, which recourse shall be solely against Parent or Merger Sub to the extent provided herein and subject to the limitations set forth herein and/or the Guarantors under the Guarantees (to the extent provided therein and subject to the limitations set forth therein), will be (A) if applicable, for the Company to terminate this Agreement under the circumstances in which the Parent Termination Fee is payable pursuant to Section 9.04(d) and for the Company to receive the Parent Termination Fee from Parent, together with any Reimbursement Obligations and any Enforcement Costs (subject to the Expense Cap), from Parent (or the Guarantors under the Guarantees, to the extent provided therein and subject to the limitations set forth therein) or

(B) for the Company to terminate this Agreement and seek to recover monetary damages (not to exceed the amount of the Parent Termination Fee) from Parent or Merger Sub for Willful and Material Breach (or the Guarantors under the Guarantees, to the extent provided therein and subject to the limitations set forth therein); provided that in no event will the Company or any Company Related Party seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any recovery or award, any monetary damages of any kind, including consequential, special, indirect or punitive damages (other than the payment by Parent (or the Guarantors under and in accordance with the Guarantees to the extent provided therein and subject to the limitations therein) of the Parent Termination Fee to the extent payable by Parent pursuant to Section 9.04(d)), together with any Reimbursement Obligations and any Enforcement Costs (subject to the Expense Cap), against the Parent Related Parties. While the Company shall be entitled to pursue both a grant of specific performance pursuant to Section 9.09 and the payment of the Parent Termination Fee, the Regulatory Termination Fee, any Reimbursement Obligations and/or any Enforcement Costs (subject to the Expense Cap), in no event shall the Company be entitled to both (i) obtain an order for specific performance pursuant to Section 9.09 to enforce Parent’s and Merger Sub’s obligations to consummate the Closing and cause the Equity Financing to be funded on the terms and subject to the conditions set forth herein and (ii) receive the Parent Termination Fee if payable pursuant to Section 9.04(d) or the Regulatory Termination Fee pursuant to Section 9.04(e), together with any Reimbursement Obligations and any Enforcement Costs (subject to the Expense Cap) (or, for the avoidance of doubt, any monetary damages). If Parent fails to timely pay the Parent Termination Fee or the Regulatory Termination Fee when due and the Company commences a suit which results in a final, non-appealable judgment against Parent for the payment to the Company of the Parent Termination Fee or the Regulatory Termination Fee, as applicable, or any portion thereof, then Parent shall pay the Company (A) the Company’s reasonable, documented and out-of-pocket costs and expenses (including attorneys’ fees of outside counsel) in connection with such suit, together with (B) interest on the Parent Termination Fee or the Regulatory Termination Fee, as applicable, at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (any such amounts of costs, expenses and interest, the “Enforcement Costs”). Any Reimbursement Obligations and Enforcement Expenses shall not exceed $5,000,000 in the aggregate (the “Expense Cap”). Notwithstanding anything to the contrary herein, nothing in this Section 9.04(h) will limit the obligations of Parent (or its applicable Affiliate party to the Confidentiality Agreement) with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the maximum aggregate liability (including in the case of fraud or Willful and Material Breach) of Parent and Merger Sub hereunder (and of the Guarantors under the Guarantees) exceed the sum of the Parent Termination Fee and the Expense Cap.

(i) The parties hereto acknowledge and agree that the agreements contained in this Section 9.04 are an integral part of the Transactions, and that, without these agreements, the parties hereto would not enter into this Agreement. Each of the parties hereto further acknowledges that the payment of the Company Termination Fee, the Parent Termination Fee or the Regulatory Termination Fee specified in this Section 9.04, as applicable, is not a penalty, but, in each case, is liquidated damages in a reasonable amount that will compensate such other parties, as applicable, in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.

Section 9.05 Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent and Merger Sub may (a) assign all or any portion of their rights and obligations pursuant to this Agreement from and after the Effective Time to any wholly-owned Subsidiaries or Affiliates and (b) pledge this Agreement to any lender of Parent or Merger Sub as security for the obligation of such lender in respect of providing the Financing. Notwithstanding anything contained in this Agreement to the contrary, nothing in this

Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (a) the rights of the Indemnified Parties as set forth in Section 6.11 and Section 6.13, (b) the rights of the Parent Related Parties and Company Related Parties pursuant to Section 8.02, (c) the rights of the Non- Recourse Parties pursuant to Section 9.16 and (d) the rights of the Debt Financing Related Parties pursuant to Section 9.17.

Section 9.06 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules that would cause the application of law of any jurisdiction other than those of the State of Delaware.

Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought and determined exclusively in the Delaware Court of Chancery or, if that court does not have subject matter jurisdiction, the state or federal courts in the State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.08.

Section 9.09 Specific Performance.

(a) Subject to the limitations set forth herein, the parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such harm. The parties hereto agree that unless and until this Agreement is terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, (i) the parties hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief from a court of competent jurisdiction as set forth in Section 9.07 to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled pursuant to Section 8.02 or Section 9.04, at law or in equity, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement. Notwithstanding anything to the contrary in this Agreement, the parties hereto further agree that unless and until this Agreement is terminated in accordance with Section 8.01, the Company shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations to consummate the Closing on the terms and conditions set forth herein and cause the Equity Financing to be funded under each of the Equity Commitment Letters (including to cause Parent to enforce the obligations of the Equity Investors under the respective Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the respective Equity Commitment Letter) if, and only if, (1) all of the conditions set forth in Section 7.01 and Section 7.02 of this Agreement have been and continue to be satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing; provided, that those conditions could be satisfied if the Closing were to occur), (2) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 7.03 have been satisfied (other than those that, by their nature, are to be satisfied at the Closing) or that they would be willing to waive any unsatisfied conditions in Section 7.03 and (y) they are ready, willing, and able to consummate the Closing if specific performance is granted and the Debt Financing is funded, (3) the Debt Financing has been funded or will be funded at the Closing (in each case, in accordance with the terms and conditions thereof) and (4) the Merger has not been consummated in accordance with Section 2.01, and under no other circumstances. For the avoidance of doubt, if the Debt Financing has not been funded and will not be funded at the Closing for any reason (including a breach of Section 6.17), the Company shall not be entitled to enforce Parent’s and Merger Sub’s obligation to consummate the Merger and the Equity Investor’s obligation to provide the Equity Financing pursuant to this Section 9.09. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason.

(b) Subject to Section 9.04(h), the parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.09, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.09 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.09 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.09 prior or as a condition to exercising any termination right under Article 8 (and pursuing damages after such termination), nor shall the commencement of any Proceeding pursuant to this Section 9.09 or anything set forth in this Section 9.09 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available at any time.

(c) In no event shall the Company seek or permit to be sought on behalf of the Company any monetary damages of any kind, including consequential, indirect, or punitive damages, from any officer, director, agent or employee of Parent or Merger Sub any Parent Related Party, in connection with this Agreement or the transactions contemplated by this Agreement (other than as expressly provided by Section 8.02 (subject to Section 9.04(h)) and this Section 9.09, and as expressly provided by and subject to the terms of the Equity Commitment Letters and the Guarantees).

(d) Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in this Section 9.09 nor Section 9.04 shall limit in any way the remedies of the parties under the Confidentiality Agreement, as modified hereunder.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party; provided, that the parties intend that the remedies and limitations thereon (including limitations on remedies in Section 9.04(h), Section 9.09, Section 9.16 and the other limitations on the liabilities of the Parent Related Parties) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable or subject to modification pursuant to the following sentence in any manner that increases any Parent Related Party’s liability or obligations in this Agreement or in connection with the Financing. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 9.11 Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance.

Section 9.12 Entire Agreement; No Reliance; Access to Information.

(a) This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, including the Company Disclosure Schedule, the CEO Support and Rollover Agreements and any other Rollover Agreements, the Equity Commitment Letters, the Guarantees and the letter agreement, dated as of the date hereof, by and among the Company, Parent, Merger Sub and Hux Investment Pte. Ltd., constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

(b) Parent and Merger Sub agree that, except for the representations and warranties contained in Article 4 of this Agreement, the Company makes no other representations or warranties and hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties in this Agreement, each of Parent and Merger Sub agrees that none of the Company or any of its Subsidiaries make or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made in Article 4 of this Agreement.

(c) Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and received answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Article 4 of this Agreement. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and, for the avoidance of doubt, that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

(d) The Company agrees that, except for the representations and warranties contained in Article 5 of this Agreement, neither Parent nor Merger Sub makes any other representations or warranties, and the Company expressly disclaims any other representations or warranties made by Parent, Merger Sub, any of their respective Affiliates or the Representatives of any of the foregoing or any other Person, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or their respective Representatives or any other Person of any document or other information with respect to any one or more of the foregoing.

Section 9.13 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

Section 9.14 Company Disclosure Schedule. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Schedule if the relevance of such reference as a disclosure or exception to such other Section is reasonably apparent on its face. Certain items and matters may be listed in the Company Disclosure Schedule for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Schedule be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (a) shall not be deemed an admission that such item represents a material exception or material event, circumstance, change, effect, development or condition or that such item would have a Company Material Adverse Effect and (b) shall not be construed as an admission or indication by the Company of any non-compliance with, or breach or violation of, any third party rights (including any Intellectual Property), any Contract or agreement or any Applicable Law or Order of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement.

Section 9.15 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.16 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party, except for claims that the Company or any of its Subsidiaries may assert in accordance with the Guarantees, the Equity Commitment Letters or the Confidentiality Agreement. Except as set forth in this Agreement, the Guarantees, the Equity Commitment Letters or the Confidentiality Agreement, no former, current or future officers, employees, directors, partners, direct or indirect equity holders, managers, members, attorneys, agents, advisors or other Representatives of any party hereto (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated by this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any transactions contemplated by this Agreement shall be sought or had against any Non-Recourse Party, except for claims that any party may assert (A) against another party solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (B) pursuant to the express terms of the Guarantees, the Equity Commitment Letters or the Confidentiality Agreement.

Section 9.17 Debt Financing Related Parties. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself and its Subsidiaries and controlled Affiliates, hereby: (i) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, by or against any Debt Financing Related Party, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, and such Proceeding (except to the extent relating to the interpretation of any provisions in this Agreement) shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), (ii) agrees not to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Related Party in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (iii) agrees that service of process upon the Company in any such Proceeding shall be effective if notice is given in accordance with Section 9.01, (iv) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (v) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any Proceeding brought against the Debt Financing Related Parties in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (vi) agrees that none of the Debt Financing Related Parties will have any liability to the Company, its Subsidiaries and controlled Affiliates relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise,(vii) agrees that the Debt Financing Related Parties are express third party beneficiaries of, and may enforce, Section 9.04(h), Section 9.05 and this Section 9.17, and (viii) Section 9.04(h), Section 9.05 and this Section 9.17 and the definitions of “Company Material Adverse Effect”, “Debt Financing”, “Debt Financing Sources” and “Debt Financing Related Parties” shall not be amended, modified or waived (including any definitions in this Agreement to the extent such amendment or waiver would modify any such foregoing Sections or provisions (including for the avoidance of doubt the definition of “Company Material Adverse Effect”)) in any way materially adverse to the Debt Financing Related Parties without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letter; provided that, notwithstanding the foregoing, nothing herein shall affect the rights of the Parent Related Parties against the Debt Financing Related Parties with respect to the Debt Financing or any of the transactions contemplated hereby or any services thereunder to the extent set forth in the Debt Commitment Letter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZUORA, INC.

By:	/s/ Tien Tzuo
Name:	Tien Tzuo
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

ZODIAC PURCHASER, L.L.C.

By: Zodiac Guarantor, L.L.C., its managing member

By: Zodiac Holdco, L.L.C., its managing member

By: Silver Lake Alpine Associates II, L.P., its managing member

By: SLAA II (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Joseph Osnoss
Name: Joseph Osnoss
Title: Managing Director

ZODIAC ACQUISITION SUB, INC.

By:	/s/ Joseph Osnoss
Name: Joseph Osnoss
Title: President

Signature Page to Agreement and Plan of Merger

EXHIBIT A

Form of Amended and Restated Certificate of Incorporation of Surviving Corporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

ZUORA, INC.

FIRST: The name of the corporation is Zuora, Inc.

SECOND: The address of the corporation’s registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended (the “DGCL”).

FOURTH: The total number of shares of stock, which the Corporation shall have authority to issue, is one hundred thousand (100,000) shares of common stock, par value $0.00001 per share.

FIFTH: The board of directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the corporation need not be by written ballot.

SIXTH: The duration of the corporation shall be perpetual.

SEVENTH: Except as otherwise provided by the DGCL, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

EXHIBIT B

Form of By-laws of Surviving Corporation

ZUORA, INC.

Incorporated under the Laws of the

State of Delaware

SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Zuora, Inc. (the “Corporation”) shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting: The annual meeting of stockholders for the election of directors and the transaction of any other business as may properly come before such meeting shall be held on such date, at such time and place as may be designated from time to time by the Board of Directors, and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”).

Section 2. Special Meetings: Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board, or, if no Chairman has been elected, by the Chief Executive Officer, and shall be called by the Chairman of the Board or, if none, by the Chief Executive Officer at the request of the holders of shares of the issued and outstanding capital stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of stockholders. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. Only if so determined by the Board of Directors, in its sole discretion, a meeting of stockholders may be held not at any place, but may instead be held solely by means of remote communication, as provided in the General Corporation Law of the State of Delaware. At any special meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by Law or the Certificate of Incorporation.

Section 3. Notice of Meeting: Notice of the date, time and place of any stockholders’ meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than fifty (50) days prior to the date of such meeting, in the manner prescribed by Law. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by Law.

Section 4. Waiver of Notice: Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or represented by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or represented by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

Section 5. Quorum: Any number of stockholders, who are entitled to vote, who hold shares of the issued and outstanding capital stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of stockholders and who shall be present in person or represented by proxy at any meeting duly called shall constitute a quorum for all purposes except as may otherwise be provided by Law or the Certificate of Incorporation.

Section 6. Adjournment of Meeting: Whether or not a quorum is present, a meeting may be adjourned from time to time by the chairman of the meeting or by the affirmative vote of the stockholders present in person or represented by proxy and entitled to vote thereat holding shares representing at least a majority of the votes so present or represented and entitled to be cast (a “Majority Vote”), without notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a Majority Vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called. When a quorum is once present, it is not broken by the subsequent withdrawal or departure of any stockholder.

Section 7. Voting: Each stockholder entitled to vote at any meeting may vote either in person or by proxy duly appointed. Each stockholder of a class or series of stock other than Common Stock shall on each matter submitted to a vote at each meeting of the stockholders be entitled to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation, and each stockholder of Common Stock shall on each matter submitted to a vote at each meeting of the stockholders be entitled to one vote for each share of Common Stock, in each case registered in his name on the books of the Corporation on the date fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided. At all meetings of stockholders all matters, except as otherwise provided by Law, the Certificate of Incorporation or these Bylaws, shall be determined by a Majority Vote. Where a separate vote by class is required, a majority of the votes represented by the shares of the stockholders of such class present in person or represented by proxy and entitled to be cast thereon shall be the act of such class. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by Law.

Unless required by Law or the Certificate of Incorporation, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall state the number of shares voted.

Section 8. Action by Stockholders Without a Meeting: Whenever, under the Delaware General Corporation Law, stockholders are required or permitted to take any action by vote, such action may be taken without a meeting upon consent in writing or by electronic transmission, setting forth the action so taken, signed by a majority of the holders of all outstanding shares entitled to vote thereon.

Section 9. List of Shareholders. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make a list of the shareholders entitled to vote at each meeting of shareholders, and make such list available for examination, in the manner prescribed by Law.

Section 10. Inspectors. The Board may, or if required by Law shall, appoint one or more inspectors to act at meeting of shareholders or any adjournment thereof, in the manner, and with the powers, duties and obligations, prescribed or permitted by Law.

ARTICLE III

DIRECTORS

Section 1. Number and Qualifications: The Board of Directors shall not be less than one (1) and shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. All directors shall be at least eighteen years of age. The directors need not be stockholders.

Section 2. Responsibilities: The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to officers, employees and to committees of one (1) or more directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth, and except as may otherwise be provided by Law.

Section 3. Election and Term of Office: Except as otherwise provided by Law or the Certificate of Incorporation, the directors shall be elected at each meeting of the shareholders for the election of directors at which a quorum is present by a plurality of the votes cast at such election. If the election of directors shall not be held on the day designated by the Bylaws, the directors shall cause the same to be held as soon thereafter as may be convenient. The directors chosen at any annual meeting shall hold office except as hereinafter provided, until the next annual election and until the election and qualification of their successors.

Section 4. Removal and Resignation of Directors: Any director may be removed from the Board of Directors, with or without cause, by a Majority Vote at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant. Any director may resign as a director or from membership in any committee of the Board at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

Section 5. Filling of Vacancies: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and further provided, that if the directors fail to fill any such vacancy, the stockholders may fill such vacancy at the next annual meeting or at any special meeting called for that purpose. In case of any increase in the number of directors, the additional directors may be elected by the vote of a majority of the directors in office prior to such increase. Any person elected to fill a vacancy shall hold office, subject to the right of removal as herein before provided, until the next annual election and until the election and qualification of his or her successor.

Section 6. Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 7. Special Meetings: Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if any, or by the Chief Executive Officer.

Section 8. Notice and Place of Meetings: Meetings of the Board of Directors may be held without notice at such time and place as shall be designated by resolution of the Board of Directors. Notice of any special meeting shall be sufficiently given if mailed to each director at such director’s residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or, if sent to such director at such place by telegraph, facsimile, cable or electronic transmission, or delivered personally or by telephone not later than twenty-four (24) hours prior to the time at which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the stockholders and if a quorum is present. Notice of meeting need not be given to any Director who submits a waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting, at the beginning thereof, the lack of notice. Except as otherwise specifically required by Law or these Bylaws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

Section 9. Business Transacted at Meetings: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by Law.

Section 10. Quorum and Manner of Acting: A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by Law, the Certificate of Incorporation or these Bylaws. Whether or not a quorum is present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting. The directors shall act only as a Board and the individual directors shall have no power as such unless expressly delegated by the Board or any duly constituted committee of the Board.

Section 11. Action Without a Meeting: Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the consents thereto in writing or by electronic transmission by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 12. Participation by Telephone: Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute the presence of the person at the meeting.

Section 13. Compensation: The Board of Directors may establish by resolution reasonable compensation for directors for services to the Corporation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 1. Executive Committee: The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate one (1) or more directors to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by Law, and shall have power to authorize the seal of the Corporation to be affixed to all instruments which may require it. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors. Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

Section 2. Other Committees: The Board of Directors or any committee duly appointed by the Board of Directors may appoint other committees whose members are to be directors, and which committees shall exist for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the committee appointing them. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the committee appointing such committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the committee appointing such committee.

Section 3. Powers of Committees. Any Executive Committee or other committee, to the extent allowed by Law and provided in the resolution establishing such committee or in the Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, the authority to issue shares, and the authority to declare a dividend, except as limited by Delaware General Corporation Law or other applicable Law, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. All acts done by any committee within the scope of its powers and duties pursuant to these Bylaws and the resolutions adopted by the Board of Directors shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that any such committee shall not have nor exercise any authority of the Board.

Section 4. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the Chief Executive Officer, any President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 5. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 6. Record of Proceedings: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 7. Organization, Meetings, Notices: A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such Committee may be given by the Secretary or by the Chairman of the Committee and shall be sufficiently given if mailed to each member at such member’s residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or, if sent to him at such place by telegraph, facsimile, cable or electronic transmission, or delivered personally or by telephone, not later than twenty-four (24) hours prior to the time at which the meeting is to be held. Notice of meeting need not be given to any member of a committee who submits a waiver of notice before or after the meeting, nor to any member who attends the meeting without protesting, at the beginning thereof, the lack of notice.

Section 8. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V

OFFICERS

Section 1. Number: The officers of the Corporation shall be a Chief Executive Officer, Presidents, a Secretary and a Treasurer, and such Vice Presidents and other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article V, shall be chosen by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until the selection and qualification of his or her successor. The Chairman of the Board of Directors, if any, shall be a director of the Corporation, and should the Chairman cease to be a director, shall ipso facto cease to be such Officer. Any two or more offices may be held by the same person, except the office of Secretary or as otherwise prohibited by Law.

Section 3. Other Officers: Other officers, including without limitation, one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, may from time to time be appointed by the Board of Directors or committee thereof, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or committee appointing them.

Section 4. Removal of Officers: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5. Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary in order to make it effective.

Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors.

Section 7. Compensation: The compensation of the officers shall be fixed by the Board of Directors or by any officer(s) or committee to whom such authority may be delegated by the Board of Directors.

Section 8. Chairman of the Board of Directors: The Chairman of the Board of Directors, if one is elected, shall be a director and may, but need not, be an employee of the Corporation or hold other offices in the Corporation. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Chairman shall have power to call special meetings of the stockholders, the Board of Directors or of the Executive Committee at any time and shall have such power and perform such other duties as may from time to time be designated by the Board of Directors.

Section 9. Chief Executive Officer. The Chief Executive Officer the Corporation shall, subject to the provisions of these by-laws and the control of the board of directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him by the board of directors or as may be provided in these by-laws and shall, in the absence of the Chairman of the Board, perform and carry out the functions of the Chairman of the Board. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability.

Section 9. President: Each President shall perform all such duties as from time to time may be assigned by the board of Directors or the Chief Executive Officer. At the request of the Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, each President (and, if there shall be more than one, the Presidents in the order determined by the Board of Directors, or if there be no such determination, then the Presidents in the order of their appointment or if appointed simultaneously, the order in which their names appear in the instrument formalizing their appointment) shall perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

Section 10. Vice Chairman of the Board: One of the Vice Chairmen of the Board, if any are elected, shall, in the absence of the Chairman of the Board, preside at meetings of the stockholders and the Board of Directors. They shall have such powers and perform such duties as usually pertain to the office of Vice Chairman of the Board and such other powers and duties as may from time to time be assigned to them by the Board of Directors.

Section 11. Vice Presidents: Each Senior Executive Vice President, Executive Vice President, Senior Vice President, First Vice President or Vice President shall have such powers and perform such duties as the Board of Directors or any President may from time to time prescribe, and shall perform such other duties as may be prescribed in these Bylaws.

Section 12. Secretary: The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors. The Secretary shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors and may attest the affixing by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 13. Assistant Secretary: Any Assistant Secretary shall be empowered and authorized to perform all of the duties of the Secretary in the absence of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Secretary or these Bylaws.

Section 14. Treasurer: The Treasurer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to each President and the Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation. The Treasurer may be required to give bond for the faithful discharge of his or her duties. He or she shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

Section 15. Assistant Treasurer: Any Assistant Treasurer shall be empowered and authorized to perform all the duties of the Treasurer in the absence of the Treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Treasurer or these Bylaws.

Section 16. Other Officers. The Board of Directors may designate such other officers having such duties and powers as it may specify from time to time.

ARTICLE VI

CAPITAL STOCK

Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board, if any, any President or any Vice President (or a comparable officer), and the Secretary, Assistant Secretary, Treasurer or any Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation together with the number of shares held by such person, the numbers of the certificates covering such shares and the dates of issue of such certificates shall be registered on the records of the Corporation by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock.

Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond, in such sum not exceeding twice the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liabilities arising therefrom, or may remit such owner to such remedy or remedies as such owner may have under the laws of the State of Delaware.

ARTICLE VII

DIVIDENDS AND SURPLUS

Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared in dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends. Dividends may be paid in cash, property or shares of capital stock.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year: The fiscal year of the Corporation shall end on the 31st day of December in each year, unless the Board of Directors shall otherwise determine.

Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced by the Secretary or Assistant Secretary.

Section 3. Notices: Except as otherwise expressly provided herein, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post-office or letter box in a sealed wrapper with a first-class postage prepaid stamp thereon and addressed to the person entitled thereto at such person’s business or home address, as the same appears upon the books of the Corporation, or by telephoning, telegraphing, faxing or cabling the same to such person at such address; and such notice shall be deemed to be given at the time it is mailed, telegraphed, faxed or cabled.

Section 4. Waiver of Notice: Any stockholder or director may at any time, by writing, by telegraph, by fax, by cable or by electronic transmission, waive any notice required to be given under these Bylaws, and if any stock-holder or director shall be present at any meeting, his presence shall constitute a waiver of such notice for such meeting, unless he protests his lack of notice by the end of the meeting.

Section 5. Contracts, Checks, Drafts: Except as otherwise required by Law, the Certificate of Incorporation or these Bylaws, any contracts, promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation or other instruments may be executed and delivered in the name and on behalf of the Corporation by such persons as the Board of Directors or a duly authorized committee thereof may from time to time direct or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. Such authority may be general or confined to specific instances as the Board or such officer may determine. Unless authorized by the Board of Directors or expressly permitted by these Bylaws, any officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as persons authorized by the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation, or by such person as the Board of Directors may authorize for that purpose.

Section 7. Voting Stock of Subsidiary Corporations: Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, any President, the Secretary or a Vice President (or comparable officer). Any such officer may, in the name and on behalf of the Corporation, take all such action as the officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation, company, partnership or other entity in which the Corporation may own securities, or to execute written consents in lieu thereof. At any such meeting, or in giving any such consent, the officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 8. Cessation of Officership and Directorship: The authority granted by name to any individual shall immediately cease in the event that such individual ceases to be an officer or director of the Corporation or an affiliate thereof, unless otherwise provided by the Board of Directors.

Section 9. Definitions. As used in these Bylaws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies; the term “Law” means the Delaware General Corporation Law and any other applicable law, rule or regulation and, to the extent binding on the Corporation, the constitutions, rules and regulations of any exchange on which securities of the Corporation are listed, or of which the Corporation is a member, or of any self-regulatory organization having jurisdiction or authority over the Corporation.

ARTICLE IX

INDEMNIFICATION

Section 1. Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article IX, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’heirs, executors and administrators. Notwithstanding the foregoing, subject to Article IX, Section 5 of these Bylaws, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board of Directors.

Section 2. Advance of Expenses. The Corporation shall pay all expenses (including attorneys’fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the advancement of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article IX or otherwise.

Section 3. Non-Exclusivity of Rights. The rights conferred on any person in this Article IX shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article IX shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article IX.

Section 4. Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article IX.

Section 5. Right of Indemnitee to Bring Suit. The following shall apply to the extent not in conflict with any indemnification contract provided for in Article IX, Section 4 of these Bylaws.

5.1. Right to Bring Suit. If a claim under Article IX, Section 1 or 2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct which makes it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the Indemnitee for the amount claimed.

5.2. Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

5.3. Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX, or otherwise, shall be on the Corporation.

Section 6. Nature of Rights. The rights conferred upon Indemnitees in this Article IX shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article IX that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article IX with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, repeal or modification.

Section 7. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 8. Severability. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X

AMENDMENTS

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws; provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any Bylaws made by the Board of Directors, and to enact Bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.

EXHIBIT C

Form of Voting, Support and Rollover Agreement

VOTING, SUPPORT AND ROLLOVER AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of October 17, 2024, by and among Zodiac Purchaser, L.L.C., a Delaware limited liability company (“Parent”), Zodiac Holdco, L.L.C., a Delaware limited liability company and an indirect parent company of Parent (“TopCo”), Silver Lake Alpine II, L.P., a Delaware limited liability company (solely for purposes of Section 4.1(h) and Section 11.18), and the stockholders of Zuora, Inc. a Delaware corporation (the “Company”), listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”), and the Company.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Zodiac Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;

WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and/or Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”, together with Class A Common Stock, the “Company Stock”) as set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with such Stockholder’s Additional Shares, such Stockholder’s “Covered Shares”);

WHEREAS, the special committee of the Company Board established by the Company Board (the “Special Committee”) has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (ii) recommended that the Company Board determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interest of the Company and the Unaffiliated Company Stockholders and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) recommended that, subject to approval by the Company Board, the Company Board submit the Merger Agreement to the Company’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger;

WHEREAS, the Company Board, upon the unanimous recommendation of the Special Committee, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) directed that the Merger Agreement be submitted to the Company’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger;

WHEREAS, immediately prior to but contingent upon the Closing in accordance with the Merger Agreement, each Stockholder desires to transfer, contribute and deliver to TopCo the Rollover Shares (as defined below) held by such Stockholder in exchange for the issuance by TopCo to such Stockholder of a number of common units of TopCo (“TopCo Common Units”) and preferred units of TopCo (“TopCo Preferred Units” and, together with the TopCo Common Units, “TopCo Units”), as determined in accordance with this Agreement;

WHEREAS, it is the express purpose and intent of the parties that this Agreement constitutes an exception to a Transfer (as defined in Article V of the amended and restated certificate of incorporation of the Company (the “Charter”)) pursuant to clause (k)(vi) of such definition; and

WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Additional Shares” means, with respect to a Stockholder, any additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).

“Aggregate Rolled Value” means $70,000,000 or such greater amount determined in accordance with Section 4.1(i).

“Expiration Time” means the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof.

“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting agreement, voting trust, transfer restriction or any other similar restriction.

“Permitted Lien” means (i) any Lien arising under this Agreement, (ii) any applicable restrictions on transfer under the Securities Act of 1933 and (iii) with respect to Company Stock Options, Company RSUs or Company PSUs, any Lien created by the terms of any applicable Company Stock Plan or award agreement thereunder.

“Rolled Value” means, with respect to any Rollover Shares the aggregate amount of Merger Consideration that the holder of such Rollover Shares would have received as of the Effective Time if such Rollover Shares were converted into the right to receive the Merger Consideration in accordance with the Merger Agreement.

“Rollover Shares” means, with respect to any Stockholder, such number of Owned Shares with an aggregate Rolled Value for all Rollover Shares equal to the Aggregate Rolled Value.

“Transfer” means (a) any direct or indirect offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of Applicable Law or otherwise), or entry into any option or other Contract, swap, arrangement, agreement or understanding with respect to any offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of Applicable Law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (in each case other than this Agreement), (b) the deposit of any Covered Shares into a voting trust, the entry into a voting agreement, arrangement, understanding or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, (c) the creation of any Lien, or the entry into any Contract, swap, arrangement, agreement or understanding creating any Lien, with respect to any Covered Shares (other than Permitted Liens), (d) the entry into any derivative or hedging arrangement with respect to any Covered Shares or any interest therein, (e) with respect to Covered Shares that are shares of Class B Common Stock, any other action that would constitute a Transfer (as defined in Article V of the Charter) of such shares or (f) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c), (d) or (e) above; provided, that Liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder, provided that any transfer as a result of the exercise of remedies under such liens shall be deemed to be a Transfer.

2. Agreement to Not Transfer the Covered Shares. Until the Expiration Time, each Stockholder agrees not to and to cause each of its Affiliates not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares (except as provided in this Section 2), other than with the prior written consent of Parent; provided, however, that any Stockholder may, (a) with respect to Covered Shares that are shares of Class B Common Stock, Transfer any such Covered Shares to any Permitted Transferee of Stockholder (as defined in Section 5(g), Article V of the Charter), and (b) with respect to Covered Shares that are shares of Class A Common Stock, Transfer any such Covered Shares (i) by will or by operation of law or other Transfers for estate planning purposes, (ii) underlying such Stockholder’s Company Stock Options, Company RSUs and/or Company PSUs for the net settlement of such Company Options, Company RSUs and/or Company PSUs in order to satisfy any tax withholding obligation or to pay the exercise price of such Company Stock Options, (iii) to any stockholder, member or partner of any Stockholder which is an entity and under common control with such Stockholder, and (iv) to any Affiliate of Stockholder under common control with such Stockholder, in each case of clauses (a) and (b), only if such transferee of such Covered Shares, as a condition to such transfer, evidences in writing in a form reasonably satisfactory to Purchaser such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void ab initio and of no effect whatsoever. If any involuntary Transfer of any of such Stockholder’s Covered Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares). To the extent requested by Parent, each Stockholder shall promptly surrender or cause to be surrendered the certificate(s), if any, representing any Covered Shares owned beneficially or of record from time to time by the Stockholder so that the transfer agent of such Covered Shares may affix onto such certificate(s) an appropriate legend referencing the restrictions on transfer and ownership set forth in this Agreement. Each Stockholder further acknowledges and agrees that, with respect to any Covered Shares owned beneficially or of record by such Stockholder that are uncertificated, this Agreement shall constitute notice to such Stockholder of any legend that would be set forth on any certificate representing such Covered Shares if such Covered Shares were represented by a certificate. Each Stockholder agrees that it shall not, and shall cause its Affiliates not to, become a member of a “group” (as defined under

Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Merger Agreement (it being understood that any agreements or arrangements with Parent or its Affiliates shall not result in a breach of this sentence).

3. Agreement to Vote the Covered Shares.

3.1 Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in connection with any request for an action by consent of the Company’s stockholders in lieu of a meeting, each Stockholder shall vote (including via proxy) or execute and deliver a consent with respect to, all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy) or execute and deliver a consent with respect to all of such Stockholder’s Covered Shares):

(a) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement;

(b) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held; and

(c) against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition set forth in Article VII of the Merger Agreement not being satisfied prior to the Termination of the Merger Agreement or a breach of any covenant, representation or warranty, or any other obligation or agreement of such Stockholder under this Agreement, (ii) any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal, including, in each case, any Superior Proposal, without regard to the terms thereof, and (iii) any action, proposal, transaction or agreement that would change in any manner the voting rights of any shares of the Company (including, without limitation, any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, division, statutory conversion, statutory transfer, domestication or continuance or similar transaction, any amendment, modification, supplement and/or restatement of the Company’s certificate of incorporation, bylaws or other organizational or governing documents, any sale, lease, sublease, exchange, license, sub-license, or other disposition of all or a material portion of the assets of the Company or any of its subsidiaries).

3.2 Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement or recess thereof), each Stockholder shall appear in person at such meeting or shall cause such Stockholder’s Covered Shares to be represented by proxy and shall otherwise cause all of such Stockholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that such Stockholder owns beneficially but not of record, such Stockholder shall cause the holder(s) of record of such shares as of any applicable record date for determining such stockholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum). Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 3.1 hereof in the event the Stockholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other Person to vote or provide consent with respect to, the Stockholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.3 Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Authority of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholders from taking any action pursuant to Section 3.1 or Section 3.2, then the obligations of each Stockholder set forth in Section 3.1 or Section 3.2 shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action.

4. Rollover Transaction.

4.1 Rollover. At the Rollover Closing (as defined below), upon the terms and subject to the conditions of this Agreement, each Stockholder and TopCo hereby agree to take the following actions:

(a) Each Stockholder shall transfer, contribute and deliver to TopCo the Rollover Shares held by such Stockholder, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws) (the “Rollover Contribution”).

(b) Immediately after the Rollover Contribution, TopCo shall (i) transfer, contribute and deliver (or cause to be transferred, contributed and delivered) such Rollover Shares to Parent and (ii) issue to such Stockholder a number of TopCo Units that have a value (determined based on (A) the number TopCo Preferred Units issued multiplied by the price per TopCo Preferred Unit plus (B) the number of TopCo Common Units Issued multiplied by the price per TopCo Common Unit) equal to the Rolled Value of the Rollover Shares delivered by such Stockholder pursuant to the Rollover Contribution. The ratio of TopCo Preferred Units to TopCo Common Units issued to the Stockholders pursuant to this Section 4.1(b) shall be subject to Exhibit B.

(c) Each Stockholder acknowledges and agrees that such Stockholder shall not receive any cash payments under the Merger Agreement for the Rollover Shares delivered by such Stockholder pursuant to the Rollover Contribution, including the Merger Consideration or any payments under Section 2.06 of the Merger Agreement.

(d) No later than 30 days prior to the Closing, each Stockholder shall update Schedule B; provided that the aggregate Rolled Value of all Rollover Shares shall equal the Aggregate Rolled Value. Following completion of Schedule B, the Rollover Shares and their corresponding Rolled Value, with respect to each Stockholder, will be set forth on Schedule B. Tien Tzuo may update Schedule B (on behalf of himself and the other Stockholders) by written notice to TopCo up until the date falling 15 days prior to the Closing; provided that the aggregate Rolled Value of all Rollover Shares shall equal the Aggregate Rolled Value.

(e) The parties hereto intend that, for U.S. federal and applicable state and local income Tax purposes, the transfer of the Rollover Shares to TopCo by the Stockholders in exchange for TopCo Units, together with the contribution of cash or other property to TopCo by the other members of TopCo, shall be treated as a transaction described under Section 351(a) of the Code (and, for the avoidance of doubt, the sale of all Owned Shares (other than the Rollover Shares) to Parent by the Stockholders in exchange for cash shall be treated as a sale or exchange governed by Section 1001 of the Code). The parties hereto also intend that, for U.S. federal and applicable state and local income Tax purposes, TopCo’s contribution of the Rollover Shares down to Parent in exchange for units of Parent, together with the contribution of cash or other property, is treated as a transaction described under Section 351(a) of the Code. The parties hereto shall report such transfers for U.S. federal and applicable state and local income Tax purposes in accordance therewith, and no party shall take any position inconsistent therewith unless required to do so pursuant to a determination under Section 1313(a) of the Code.

(f) Rollover Closing. Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 4.1(g), the closing of the transactions contemplated hereby (the “Rollover Closing”) will take place immediately prior to, but subject to the substantially simultaneous occurrence of, the Closing.

(g) Conditions to Obligations. The obligations of TopCo and the Stockholders to consummate the Rollover Closing shall be subject to the satisfaction (or waiver pursuant to the Merger Agreement) of all of the conditions to the consummation of the Merger as set forth in the Merger Agreement, other than Section 7.02(f) (Occurrence of CEO Rollover) of the Merger Agreement.

(h) Governance Agreements. The parties hereto shall negotiate in good faith and execute and deliver to the other parties hereto and other members of TopCo at the Rollover Closing, an amended and restated limited liability company agreement of TopCo reflecting the applicable terms set forth on Exhibit B, and such other governing, organizational or other applicable agreements or documents of TopCo that reflect the applicable terms set forth on Exhibit B hereto (collectively, the “Governance Agreements”); provided that, notwithstanding the foregoing, in the event that the Governance Agreements are not executed at the Rollover Closing, (i) TopCo and the Stockholders shall (and TopCo shall cause its other members to) enter into, execute and deliver the Governance Agreements as soon as reasonably practicable thereafter and (ii) to the extent applicable, the terms set forth on Exhibit B shall be binding on the parties until such time that such agreements are executed and delivered.

(i) Rollover Value. From the date hereof until October 31, 2024, the Stockholders (acting together) may give notice (the “Upsize Notice”) to the other parties hereto of their intention to increase the Aggregate Rollover Value by an amount up to $30,000,000 (the “Upsize”). Following receipt of the Upsize Notice, the Investors may, on written notice to the Stockholders given no later than 30 days following the date of the Upsize Notice and in their sole discretion, accept some or all of the Upsize and such amount shall be added to the Aggregate Rollover Value for the purposes of this Agreement.

5. Waiver of Appraisal Rights and Certain Other Actions. Each Stockholder hereby irrevocably waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder. In addition, each Stockholder hereby agrees not to commence or participate in (x) any class action with respect to Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, or (y) any legal action, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, in each case: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Company Board, the Special Committee, Parent or Merger Sub in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that each Stockholder shall be entitled to participate in any class action (I) in which such Stockholder is not a named defendant and (II) such Stockholder did not directly or indirectly commence.

6. Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of the Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (solely to the extent in any such director’s capacity as such) or any such Stockholder, solely to the extent in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations solely to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.

7. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:

7.1 Due Authority. Such Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. If an entity, such Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement and the other definitive documentations contemplated hereby, the performance of such Stockholder’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been (or, in case of the other definitive documentations contemplated hereby, will at the Rollover Closing be) validly authorized, and, assuming the accuracy of the representations and warranties set forth in Section 8.2(b), no other consents or authorizations are required to give effect to this Agreement or the other definitive documentations contemplated hereby or the transactions contemplated hereby or thereby. This Agreement has been, and the other definitive documentations contemplated hereby will at the Rollover Closing be, duly and validly executed and delivered by such Stockholder, and this Agreement constitutes, and the other definitive documentations contemplated hereby will at the Rollover Closing constitute, a valid and binding obligation of such Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. If such Stockholder is an individual and is married, and any of the Covered Shares or Rollover Shares constitute community property or spousal approval is otherwise necessary for this Agreement or any definitive documentation contemplated hereby to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit A and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms.

7.2 Ownership of the Covered Shares. (a) Such Stockholder is, as of the date hereof, the beneficial or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, such Stockholder has sole voting power over all of such Stockholder’s Covered Shares and no person (other than such Stockholder and any person under common control with such Stockholder) has a right to acquire any of the Covered Shares held by such Stockholder. Such Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares, except as set forth on Schedule A.

7.3 Ownership of the Rollover Shares. As of immediately prior to the Rollover Closing, such Stockholder will hold, directly or indirectly, of record and beneficially own its respective Rollover Shares as set forth on Schedule B (as may be updated in accordance with this Agreement), free and clear of all Liens. As of the date hereof and on the date of the Rollover Closing, such Stockholder will not be a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement or applicable Company employee equity plans) that could require, or restrict or impair the ability of, such Stockholder to sell, transfer, or otherwise dispose of any of its respective Rollover Shares.

7.4 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to such Stockholder or (ii) result in any breach of or constitute a default under any

Contract or obligation to which such Stockholder is a party or by which such Stockholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not delay or impair in any respect the ability of such Stockholder to perform its obligations under this Agreement.

(b) No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

7.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

7.6 Brokers. No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Stockholder, on behalf of such Stockholder.

7.7 Rollover Shares Unregistered. Such Stockholder has been advised by TopCo that:

(a) following the consummation of the Merger, the TopCo Units will not be registered under the Securities Act or under any state securities Law;

(b) such Stockholder must continue to bear the economic risk of the investment in the TopCo Units unless and until the offer and sale of such TopCo Units are subsequently registered under the Securities Act and all applicable state securities Laws or an exemption from such registration is available;

(c) following the consummation of the Merger, it is not anticipated that there will be any public market for the TopCo Units in the foreseeable future; and

(d) following the consummation of the Merger, a notation shall be made in the appropriate records of the applicable entity indicating that the TopCo Units are subject to restrictions on transfer and, if the applicable entity should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the TopCo Units.

7.8 Investment Representation.

(a) such Stockholder’s financial situation is such that such Stockholder can afford to bear the economic risk of holding the Rollover Shares for an indefinite period of time, has adequate means for providing for such Stockholder’s current needs and personal contingencies, and can afford to suffer a complete loss of such Stockholder’s investment in the Rollover Shares;

(b) such Stockholder’s knowledge and experience in financial and business matters are such that such Stockholder is capable of evaluating the merits and risks of the continued investment in the TopCo Units;

(c) such Stockholder has been given the opportunity to ask questions of, and to receive answers from, TopCo and its representatives concerning TopCo, Parent, Merger Sub, the Transaction and the other transactions contemplated by the Merger Agreement and the terms and conditions of the waiver of the right to receive cash consideration for the TopCo Units in connection with the Merger;

(d) such Stockholder holds the applicable Rollover Shares, and will holder the TopCo Units, for such Stockholder’s own account, not as nominee or agent, and not with a view to the resale or distribution thereof;

(e) such Stockholder understands that, following the Closing, the consolidated total indebtedness of the Company Entities and their Subsidiaries may be significantly greater than the consolidated total indebtedness of the Company Entities and their Subsidiaries prior to the Closing Date;

(f) such Stockholder is (i) an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or (ii) an entity in which all equity owners are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act;

(g) nothing contained in this Agreement shall be deemed to obligate TopCo, Parent or any of their respective Affiliates to employ such Stockholder in any capacity whatsoever or to prohibit or restrict TopCo, Parent or any of their respective Affiliates, from terminating the employment of such Stockholder at any time or for any reason whatsoever, with or without cause (subject to any terms of employment contained in any separate agreement between TopCo, Parent or any of their respective Affiliates and such Stockholder) or as set forth on Exhibit B.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

8.1 Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement and the other definitive documentations contemplated hereby, the performance of Parent’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereunder has been (or, in case of the other definitive documentations contemplated hereby, will at the Rollover Closing be) validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 7.4(b), no other consents or authorizations are required to give effect to this Agreement or the other definitive documentations contemplated hereby or the transactions contemplated by this Agreement or the other definitive documentations contemplated hereby. This Agreement has been, and the other definitive documentations contemplated hereby will at the Rollover Closing be, duly and validly executed and delivered by Parent, and this Agreement constitutes, and the other definitive documentations contemplated hereby will at the Rollover Closing constitute, a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Applicable Laws affecting creditors’ rights and remedies generally.

8.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to Parent, or (ii) result in any breach of or constitute a default under any Contract or obligation to which Parent is a party or by which Parent is subject, or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of Parent, in the case of each of clauses (i) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

(b) No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

8.4 Business Activities. TopCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Merger Agreement, has engaged in no other business activities or operations other than (i) as contemplated by this Agreement, the Merger Agreement and matters ancillary thereto or related to the Merger contemplated by this Agreement and the Merger Agreement or (ii) such activities or operations that would not materially delay or materially impair the consummation of the transactions contemplated hereby.

9. No Solicitation.

9.1 Subject in all cases to Section 6, each Stockholder agrees that it will not take, and will cause its Affiliates (which, for the avoidance of doubt, shall not include the Company or its Subsidiaries or its or their Representatives) not to take, any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 6.02 of the Merger Agreement. Without limiting the foregoing, until the date that is three (3) months following any termination of the Merger Agreement, each Stockholder agrees that it will not engage in any discussions with respect to, vote for, consent to or otherwise support any Acquisition Proposal (including any Superior Proposal) if the transaction contemplated by such Acquisition Proposal is one in which Tien Tzuo or any of the other Stockholders may be viewed as conflicted, including by participating as a rollover investor, unless such transaction is conditioned ab initio on, in addition to any other vote required, (i) the approval and recommendation to the Company Board by the Special Committee and (ii) subject to a non-waivable approval of a majority of the voting power of disinterested stockholders of the Company entitled to vote thereon.

9.2 Each Stockholder covenants and agrees that, except for this Agreement, until the Expiration Time, the Stockholder shall not, and shall not permit any Person under the Stockholder’s control, to (x) enter into, any voting agreement or voting trust with respect to any Covered Shares, or (y) except as expressly set forth herein, grant a proxy, consent or power of attorney with respect to any Covered Shares.

10. Proxy Statement; SEC Filings and Schedule 13D. Each Stockholder will provide information reasonably requested by the Company in connection with the preparation of any SEC filing (including the Proxy Statement and Schedule 13e-3 that Parent or the Company is required to make in connection with the Merger (including any amendment or supplement thereto, the “SEC Filings”). To the knowledge of each Stockholder, the information supplied by such Stockholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any other SEC Filing will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution of this Agreement, Parent and the Stockholders shall cooperate to prepare and file with the SEC one or more disclosure statements on Schedule 13D or amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13Ds”) relating to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby. Parent shall (i) provide the Stockholders and the Stockholders’ counsel a reasonable opportunity to review drafts of the SEC Filings prior to filing the SEC Filings with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholders, their outside counsel and other Representatives. Parent and the Stockholders shall (A) provide each other and their respective counsel a reasonable opportunity to review drafts of the Schedule 13Ds prior to filing the Schedule 13Ds with the SEC and (B) consider in good faith all comments thereto reasonably proposed by the other parties, their outside counsel and their other Representatives, it being understood that failure to provide such prior review or to incorporate any comments shall not in any way limit or preclude Parent or the Stockholders, as applicable, from amending any such Schedule 13D. The Stockholders will reasonably assist and cooperate with Parent in the preparation, filing and distribution of the Proxy Statement, the Schedule 13e-3 and any other SEC Filings and the resolution of any comments thereto received from the SEC.

11. Miscellaneous.

11.1 No Ownership Interest. Except as expressly provided in Section 4 with respect to the Rollover Shares following the consummation of the Rollover Closing, nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein. Parent and each Stockholder acknowledge and agree that this Agreement constitutes, for the purposes of Article V of the Charter, a voting agreement to which the Company is a party.

11.2 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

11.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

11.4 Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11.5):

(i) if to the Stockholders, to:

**** c/o the Company

Attention:	****

Email:	****

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP 125 Broad St New York, NY 10004

Attention:	Melissa Sawyer
Peter Jones

Email:	sawyerm@sullcrom.com
jonesp@sullcrom.com

(ii) if to Parent or TopCo, to:

Silver Lake 2775 Sand Hill Road Suite 100 Menlo Park, CA 94025
Attention:	****
Email:	****

with a copy to:

Silver Lake 55 Hudson Yards 40th Floor New York, NY 10001
Attention:	****
Email:	****

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Attention:	Elizabeth A. Cooper
Louis Argentieri
Email:	ecooper@stblaw.com
louis.argentieri@stblaw.com

(iii) if to Company, to:

Zuora, Inc. 101 Redwood Shores Parkway Redwood City, CA 94065
Attention:	****
Email:	****

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
620 Eighth Avenue
New York, New York 10018
Attention:	Joshua M. Zachariah
Michael R. Patrone
James Ding
Email:	jzachariah@goodwinlaw.com
mpatrone@goodwinlaw.com
jding@goodwinlaw.com

and

Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007

Attention:	Ethan A. Klingsberg
Sarah K. Solum
Steven Y. Li
Email:	ethan.klingsberg@freshfields.com
sarah.solum@freshfields.com
steven.li@freshfields.com

11.6 Enforcement; Exclusive Jurisdiction.

(a) The rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) In addition, each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11.5 or in such other manner as may be permitted by applicable Law, and nothing in this Section 11.6 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent and the Stockholders agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

11.7 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.

11.8 Documentation and Information.

(a) Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by Applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Stockholder acknowledges that Parent, Merger Sub and the Company, in Parent’s or the Company’s sole discretion, as applicable, may file this Agreement or a form hereof with the U.S. Securities and Exchange Commission (the “SEC”) or any other Governmental Authority. Such Stockholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.

(b) If applicable and to the extent required under Applicable Law, such Stockholder shall promptly and in accordance with Applicable Law amend their Schedule 13D or Schedule 13G filed with the SEC to disclose this Agreement.

11.9 Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

11.10 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

11.11 Reliance. Each Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and the Stockholder’s Representatives have had the full right and opportunity to consult with the Stockholder’s attorney, to the extent, if any, desired, they availed themselves of this right and opportunity, they have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by its counsel, they are fully aware of the contents thereof and its meaning, intent and legal effect, that the Stockholder’s signatory hereto is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

11.12 Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

11.13 Assignment; Third Party Beneficiary. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided that the Company is an express third party beneficiary of Section 4.1(a) and may specifically enforce the Rollover Contribution at the Rollover Closing on the terms and subject to the conditions set forth in this Agreement.

11.14 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Without limiting the foregoing, if any term or other provision of this Agreement would cause an automatic conversion of any of the Covered Shares from Class B Common Stock to Class A Common Stock pursuant to Article V, Section 2 of the Charter, such term or provision shall be severed from this Agreement, null and void ab initio and of no effect whatsoever, with the express purpose and intent that no such conversion shall be deemed to have occurred by virtue of the execution, delivery or performance of this Agreement.

11.15 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

11.16 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent or any Stockholder in the negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Applicable Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Applicable Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

11.17 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 11.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

11.18 No Recourse. All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the Persons that are expressly identified as parties in the preamble and signatories to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability, obligations, claims or causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party hereto or otherwise, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made by a Nonparty Affiliate in, in connection with, or as an inducement to this Agreement.

11.19 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earlier to occur of (a) the Expiration Time, or (b) with respect to any Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that reduces the amount or changes the form or type of Merger Consideration (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement or any increase in the Merger Consideration), materially reduces, or imposes any material conditions, requirements or restrictions on, a Stockholder’s right to receive the consideration payable to such Stockholder under the Merger Agreement in accordance with the terms thereof; provided that (i) the last sentence of Section 9.1 shall survive until the date that is three (3) months following the termination of the Merger Agreement and (ii) the provisions of this Section 11 (except for Section 11.8(b)) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Stockholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such Stockholder.

11.20 Special Committee Approval. For all purposes hereunder, the Company (prior to the Effective Time) and the Company Board, as applicable, shall act, including with respect to the granting of any consent, permission or waiver or the making of any determination, only as directed in writing by the Special Committee or its designees. The Special Committee (and, for so long as the Special Committee is in existence, only the Special Committee) may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

ZODIAC PURCHASER, L.L.C.

By:	Zodiac Guarantor, L.L.C., its managing member

By:	Zodiac Holdco, L.L.C., its managing member

By:	Silver Lake Alpine Associates II, L.P., its managing member

By:	SLAA II (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
Name:	Joseph Osnoss
Title:	Managing Director

TOPCO:

ZODIAC HOLDCO, L.L.C.

By:	Silver Lake Alpine Associates II, L.P., its managing member

By:	SLAA II (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
Name:	Joseph Osnoss
Title:	Managing Director

SILVER LAKE ALPINE II, L.P., solely for purposes of Section 4.1(h) and Section 11.18

By:	Silver Lake Alpine Associates II, L.P., its general partner

By:	SLAA II (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:
Name:	Joseph Osnoss
Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

TIEN TZUO

By:
Name:
Title:

70 THIRTY TRUST

By:
Name: Tien Tzuo
Title: Trustee

NEXT LEFT TRUST

By:
Name: Tien Tzuo
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ZUORA, INC.

By:
Name:
Title:

Schedule A

Stockholder	Shares of Company Common Stock	Company Stock Options / Company RSUs

The Next Left Trust	640,542 Class B Common Stock	-

70 Thirty Trust	7,698,605 Class B Common Stock	-

Tien Tzuo	63,312 Class A Common Stock	362,406 Class B Common Stock Options/RSUs/PSUs 3,087,408 Class A Common Stock Options/RSUs/PSUs

Schedule B

ROLLOVER SHARES1

Stockholder	Class of Shares	Number of Shares	Rolled Value of Shares[2]

[1]	Tien Tzuo to designate Rollover Shares in accordance with Section 4.1(d).
[2]	Based on Merger Consideration.

Exhibit A

Spousal Consent

I, [  ], spouse of [  ], acknowledge that I have read the Voting and Support Agreement, dated as of [  ], 2024, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
Signature of Spouse

Address of Spouse:

Telephone:
Email:

Exhibit B

ROLLOVER EQUITY TERM SHEET

[Omitted.]

Annex B

October 16, 2024

Board of Directors

Zuora, Inc.

101 Redwood Shores Parkway

Redwood City, CA 94065

Members of the Board:

We understand that Zuora, Inc., a Delaware corporation (the “Company”), Zodiac Purchaser, L.L.C., a Delaware limited liability company (“Parent”), and Zodiac Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), plan to enter into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 17, 2024, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving entity in the Merger, and from and after the effective time of the Merger, will be a wholly owned subsidiary of Parent. Pursuant to the Merger, each issued and outstanding share of (i) Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) and (ii) Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, “Company Common Stock”) (other than (i) shares of Company Common Stock held in the treasury of the Company, each Rollover Share (as such term is defined in the Merger Agreement) and any shares of Company Common Stock owned by Parent or Merger Sub immediately prior to the effective time of the Merger and (ii) shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger and owned by holders or beneficial owners who have not voted in favor of adoption of the Merger Agreement or consented thereto in writing, who are entitled to appraisal and who have properly exercised such appraisal rights) will be cancelled and automatically converted into the right to receive cash in an amount equal to $10.00 without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Company Common Stock (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed a draft of the Merger Agreement dated October 16, 2024 (the “Draft Merger Agreement”), certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for Class A Common Stock and compared the financial performance of the Company and the prices and trading activity of Class A Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

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In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed based on discussions with the management and the Special Committee of the Board of Directors of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We express no view as to the Company Projections or the assumptions on which they were based. We have assumed that the terms of the Draft Merger Agreement will not differ materially from the final executed Merger Agreement, and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which will become payable upon delivery of this opinion. We will receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company, Parent, Silver Lake Group, L.L.C. (“Silver Lake”) or GIC Pte. Ltd. (“GIC”) pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company, Parent, Silver Lake or GIC and their respective affiliates for which we would expect to receive compensation.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent, Silver Lake, GIC or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which Class A Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

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reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, and we express no opinion with respect to the fairness of the amount or nature of (i) the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration, (ii) the allocation of the aggregate consideration to be paid to Holders between the holders of Class A Common Stock and the holders of Class B Common Stock or the relative fairness of the Merger Consideration to the Holders, (iii) the voting rights associated with the Class B Common Stock or any governance or other rights of the holders thereof (and we have not taken any such rights into account in our analysis) or (iv) any consideration to be received by the Rollover Stockholders (as such term is defined in the Merger Agreement) or any of their affiliates. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, including, without limitation, the structure or form of the Merger or any consideration to be received in connection therewith by, or the impact of the Merger or any of the other transactions contemplated by the Merger Agreement on, the holders of any class of securities (other than the Holders), creditors or other constituencies of the Company or any other party.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the Holders pursuant to, and in accordance with, the terms of the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

/s/ Qatalyst Partners LP

Qatalyst Partners LP

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

Annex C

CONFIDENTIAL

VOTING, SUPPORT AND ROLLOVER AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of October 17, 2024, by and among Zodiac Purchaser, L.L.C., a Delaware limited liability company (“Parent”), Zodiac Holdco, L.L.C., a Delaware limited liability company and an indirect parent company of Parent (“TopCo”), Silver Lake Alpine II, L.P., a Delaware limited liability company (solely for purposes of Section 4.1(h) and Section 11.18), and the stockholders of Zuora, Inc. a Delaware corporation (the “Company”), listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”), and the Company.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Zodiac Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;

WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and/or Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”, together with Class A Common Stock, the “Company Stock”) as set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with such Stockholder’s Additional Shares, such Stockholder’s “Covered Shares”);

WHEREAS, the special committee of the Company Board established by the Company Board (the “Special Committee”) has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders, (ii) recommended that the Company Board determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interest of the Company and the Unaffiliated Company Stockholders and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) recommended that, subject to approval by the Company Board, the Company Board submit the Merger Agreement to the Company’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger;

WHEREAS, the Company Board, upon the unanimous recommendation of the Special Committee, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) directed that the Merger Agreement be submitted to the Company’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger;

WHEREAS, immediately prior to but contingent upon the Closing in accordance with the Merger Agreement, each Stockholder desires to transfer, contribute and deliver to TopCo the Rollover Shares (as defined below) held by such Stockholder in exchange for the issuance by TopCo to such Stockholder of a number of common units of TopCo (“TopCo Common Units”) and preferred units of TopCo (“TopCo Preferred Units” and, together with the TopCo Common Units, “TopCo Units”), as determined in accordance with this Agreement;

WHEREAS, it is the express purpose and intent of the parties that this Agreement constitutes an exception to a Transfer (as defined in Article V of the amended and restated certificate of incorporation of the Company (the “Charter”)) pursuant to clause (k)(vi) of such definition; and

WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Additional Shares” means, with respect to a Stockholder, any additional shares of Company Stock that such Stockholder may acquire record and/or beneficial ownership of after the date hereof (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).

“Aggregate Rolled Value” means $70,000,000 or such greater amount determined in accordance with Section 4.1(i).

“Expiration Time” means the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof.

“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting agreement, voting trust, transfer restriction or any other similar restriction.

“Permitted Lien” means (i) any Lien arising under this Agreement, (ii) any applicable restrictions on transfer under the Securities Act of 1933 and (iii) with respect to Company Stock Options, Company RSUs or Company PSUs, any Lien created by the terms of any applicable Company Stock Plan or award agreement thereunder.

“Rolled Value” means, with respect to any Rollover Shares the aggregate amount of Merger Consideration that the holder of such Rollover Shares would have received as of the Effective Time if such Rollover Shares were converted into the right to receive the Merger Consideration in accordance with the Merger Agreement.

“Rollover Shares” means, with respect to any Stockholder, such number of Owned Shares with an aggregate Rolled Value for all Rollover Shares equal to the Aggregate Rolled Value.

“Transfer” means (a) any direct or indirect offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of Applicable Law or otherwise), or entry into any option or other Contract, swap, arrangement, agreement or understanding with respect to any offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of Applicable Law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (in each case other than this Agreement), (b) the deposit of any Covered Shares into a voting trust, the entry into a voting agreement, arrangement, understanding or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, (c) the creation of any Lien, or the entry into any Contract, swap, arrangement, agreement or understanding creating any Lien, with respect to any Covered Shares (other than Permitted Liens), (d) the entry into any derivative or hedging arrangement with respect to any Covered Shares or any interest therein, (e) with respect to Covered Shares that are shares of Class B Common Stock, any other action that would constitute a Transfer (as defined in Article V of the Charter) of such shares or (f) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c), (d) or (e) above; provided, that Liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder, provided that any transfer as a result of the exercise of remedies under such liens shall be deemed to be a Transfer.

2. Agreement to Not Transfer the Covered Shares. Until the Expiration Time, each Stockholder agrees not to and to cause each of its Affiliates not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares (except as provided in this Section 2), other than with the prior written consent of Parent; provided, however, that any Stockholder may, (a) with respect to Covered Shares that are shares of Class B Common Stock, Transfer any such Covered Shares to any Permitted Transferee of Stockholder (as defined in Section 5(g), Article V of the Charter), and (b) with respect to Covered Shares that are shares of Class A Common Stock, Transfer any such Covered Shares (i) by will or by operation of law or other Transfers for estate planning purposes, (ii) underlying such Stockholder’s Company Stock Options, Company RSUs and/or Company PSUs for the net settlement of such Company Options, Company RSUs and/or Company PSUs in order to satisfy any tax withholding obligation or to pay the exercise price of such Company Stock Options, (iii) to any stockholder, member or partner of any Stockholder which is an entity and under common control with such Stockholder, and (iv) to any Affiliate of Stockholder under common control with such Stockholder, in each case of clauses (a) and (b), only if such transferee of such Covered Shares, as a condition to such transfer, evidences in writing in a form reasonably satisfactory to Purchaser such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void ab initio and of no effect whatsoever. If any involuntary Transfer of any of such Stockholder’s Covered Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares). To the extent requested by Parent, each Stockholder shall promptly surrender or cause to be surrendered the certificate(s), if any, representing any Covered Shares owned beneficially or of record from time to time by the Stockholder so that the transfer agent of such Covered Shares may affix onto such certificate(s) an appropriate legend referencing the restrictions on transfer and ownership set forth in this Agreement. Each Stockholder further acknowledges and agrees that, with respect to any Covered Shares owned beneficially or of record by such Stockholder that are uncertificated, this Agreement shall constitute notice to such Stockholder of any legend that would be set forth on any certificate representing such Covered Shares if such Covered Shares were represented by a certificate. Each Stockholder agrees that it shall not, and shall cause its Affiliates not to, become a member of a “group” (as defined under

Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Merger Agreement (it being understood that any agreements or arrangements with Parent or its Affiliates shall not result in a breach of this sentence).

3. Agreement to Vote the Covered Shares.

3.1 Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in connection with any request for an action by consent of the Company’s stockholders in lieu of a meeting, each Stockholder shall vote (including via proxy) or execute and deliver a consent with respect to, all of such Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including via proxy) or execute and deliver a consent with respect to all of such Stockholder’s Covered Shares):

(a) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement;

(b) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the Merger Agreement on the date on which such meeting is held; and

(c) against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in any condition set forth in Article VII of the Merger Agreement not being satisfied prior to the Termination of the Merger Agreement or a breach of any covenant, representation or warranty, or any other obligation or agreement of such Stockholder under this Agreement, (ii) any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal, including, in each case, any Superior Proposal, without regard to the terms thereof, and (iii) any action, proposal, transaction or agreement that would change in any manner the voting rights of any shares of the Company (including, without limitation, any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, division, statutory conversion, statutory transfer, domestication or continuance or similar transaction, any amendment, modification, supplement and/or restatement of the Company’s certificate of incorporation, bylaws or other organizational or governing documents, any sale, lease, sublease, exchange, license, sub-license, or other disposition of all or a material portion of the assets of the Company or any of its subsidiaries).

3.2 Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement or recess thereof), each Stockholder shall appear in person at such meeting or shall cause such Stockholder’s Covered Shares to be represented by proxy and shall otherwise cause all of such Stockholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that such Stockholder owns beneficially but not of record, such Stockholder shall cause the holder(s) of record of such shares as of any applicable record date for determining such stockholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum). Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 3.1 hereof in the event the Stockholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other Person to vote or provide consent with respect to, the Stockholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.3 Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Authority of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholders from taking any action pursuant to Section 3.1 or Section 3.2, then the obligations of each Stockholder set forth in Section 3.1 or Section 3.2 shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action.

4. Rollover Transaction.

4.1 Rollover. At the Rollover Closing (as defined below), upon the terms and subject to the conditions of this Agreement, each Stockholder and TopCo hereby agree to take the following actions:

(a) Each Stockholder shall transfer, contribute and deliver to TopCo the Rollover Shares held by such Stockholder, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws) (the “Rollover Contribution”).

(b) Immediately after the Rollover Contribution, TopCo shall (i) transfer, contribute and deliver (or cause to be transferred, contributed and delivered) such Rollover Shares to Parent and (ii) issue to such Stockholder a number of TopCo Units that have a value (determined based on (A) the number TopCo Preferred Units issued multiplied by the price per TopCo Preferred Unit plus (B) the number of TopCo Common Units Issued multiplied by the price per TopCo Common Unit) equal to the Rolled Value of the Rollover Shares delivered by such Stockholder pursuant to the Rollover Contribution. The ratio of TopCo Preferred Units to TopCo Common Units issued to the Stockholders pursuant to this Section 4.1(b) shall be subject to Exhibit B.

(c) Each Stockholder acknowledges and agrees that such Stockholder shall not receive any cash payments under the Merger Agreement for the Rollover Shares delivered by such Stockholder pursuant to the Rollover Contribution, including the Merger Consideration or any payments under Section 2.06 of the Merger Agreement.

(d) No later than 30 days prior to the Closing, each Stockholder shall update Schedule B; provided that the aggregate Rolled Value of all Rollover Shares shall equal the Aggregate Rolled Value. Following completion of Schedule B, the Rollover Shares and their corresponding Rolled Value, with respect to each Stockholder, will be set forth on Schedule B. Tien Tzuo may update Schedule B (on behalf of himself and the other Stockholders) by written notice to TopCo up until the date falling 15 days prior to the Closing; provided that the aggregate Rolled Value of all Rollover Shares shall equal the Aggregate Rolled Value.

(e) The parties hereto intend that, for U.S. federal and applicable state and local income Tax purposes, the transfer of the Rollover Shares to TopCo by the Stockholders in exchange for TopCo Units, together with the contribution of cash or other property to TopCo by the other members of TopCo, shall be treated as a transaction described under Section 351(a) of the Code (and, for the avoidance of doubt, the sale of all Owned Shares (other than the Rollover Shares) to Parent by the Stockholders in exchange for cash shall be treated as a sale or exchange governed by Section 1001 of the Code). The parties hereto also intend that, for U.S. federal and applicable state and local income Tax purposes, TopCo’s contribution of the Rollover Shares down to Parent in exchange for units of Parent, together with the contribution of cash or other property, is treated as a transaction described under Section 351(a) of the Code. The parties hereto shall report such transfers for U.S. federal and applicable state and local income Tax purposes in accordance therewith, and no party shall take any position inconsistent therewith unless required to do so pursuant to a determination under Section 1313(a) of the Code.

(f) Rollover Closing. Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 4.1(g), the closing of the transactions contemplated hereby (the “Rollover Closing”) will take place immediately prior to, but subject to the substantially simultaneous occurrence of, the Closing.

(g) Conditions to Obligations. The obligations of TopCo and the Stockholders to consummate the Rollover Closing shall be subject to the satisfaction (or waiver pursuant to the Merger Agreement) of all of the conditions to the consummation of the Merger as set forth in the Merger Agreement, other than Section 7.02(f) (Occurrence of CEO Rollover) of the Merger Agreement.

(h) Governance Agreements. The parties hereto shall negotiate in good faith and execute and deliver to the other parties hereto and other members of TopCo at the Rollover Closing, an amended and restated limited liability company agreement of TopCo reflecting the applicable terms set forth on Exhibit B, and such other governing, organizational or other applicable agreements or documents of TopCo that reflect the applicable terms set forth on Exhibit B hereto (collectively, the “Governance Agreements”); provided that, notwithstanding the foregoing, in the event that the Governance Agreements are not executed at the Rollover Closing, (i) TopCo and the Stockholders shall (and TopCo shall cause its other members to) enter into, execute and deliver the Governance Agreements as soon as reasonably practicable thereafter and (ii) to the extent applicable, the terms set forth on Exhibit B shall be binding on the parties until such time that such agreements are executed and delivered.

(i) Rollover Value. From the date hereof until October 31, 2024, the Stockholders (acting together) may give notice (the “Upsize Notice”) to the other parties hereto of their intention to increase the Aggregate Rollover Value by an amount up to $30,000,000 (the “Upsize”). Following receipt of the Upsize Notice, the Investors may, on written notice to the Stockholders given no later than 30 days following the date of the Upsize Notice and in their sole discretion, accept some or all of the Upsize and such amount shall be added to the Aggregate Rollover Value for the purposes of this Agreement.

5. Waiver of Appraisal Rights and Certain Other Actions. Each Stockholder hereby irrevocably waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder. In addition, each Stockholder hereby agrees not to commence or participate in (x) any class action with respect to Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, or (y) any legal action, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, in each case: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Company Board, the Special Committee, Parent or Merger Sub in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that each Stockholder shall be entitled to participate in any class action (I) in which such Stockholder is not a named defendant and (II) such Stockholder did not directly or indirectly commence.

6. Fiduciary Duties. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any of the Stockholder’s or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (solely to the extent in any such director’s capacity as such) or any such Stockholder, solely to the extent in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations solely to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken) solely to the extent in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.

7. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:

7.1 Due Authority. Such Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. If an entity, such Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement and the other definitive documentations contemplated hereby, the performance of such Stockholder’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been (or, in case of the other definitive documentations contemplated hereby, will at the Rollover Closing be) validly authorized, and, assuming the accuracy of the representations and warranties set forth in Section 8.2(b), no other consents or authorizations are required to give effect to this Agreement or the other definitive documentations contemplated hereby or the transactions contemplated hereby or thereby. This Agreement has been, and the other definitive documentations contemplated hereby will at the Rollover Closing be, duly and validly executed and delivered by such Stockholder, and this Agreement constitutes, and the other definitive documentations contemplated hereby will at the Rollover Closing constitute, a valid and binding obligation of such Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. If such Stockholder is an individual and is married, and any of the Covered Shares or Rollover Shares constitute community property or spousal approval is otherwise necessary for this Agreement or any definitive documentation contemplated hereby to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit A and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms.

7.2 Ownership of the Covered Shares. (a) Such Stockholder is, as of the date hereof, the beneficial or record owner of such Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, such Stockholder has sole voting power over all of such Stockholder’s Covered Shares and no person (other than such Stockholder and any person under common control with such Stockholder) has a right to acquire any of the Covered Shares held by such Stockholder. Such Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares, except as set forth on Schedule A.

7.3 Ownership of the Rollover Shares. As of immediately prior to the Rollover Closing, such Stockholder will hold, directly or indirectly, of record and beneficially own its respective Rollover Shares as set forth on Schedule B (as may be updated in accordance with this Agreement), free and clear of all Liens. As of the date hereof and on the date of the Rollover Closing, such Stockholder will not be a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement or applicable Company employee equity plans) that could require, or restrict or impair the ability of, such Stockholder to sell, transfer, or otherwise dispose of any of its respective Rollover Shares.

7.4 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to such Stockholder or (ii) result in any breach of or constitute a default under any

Contract or obligation to which such Stockholder is a party or by which such Stockholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Stockholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not delay or impair in any respect the ability of such Stockholder to perform its obligations under this Agreement.

(b) No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

7.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

7.6 Brokers. No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Stockholder, on behalf of such Stockholder.

7.7 Rollover Shares Unregistered. Such Stockholder has been advised by TopCo that:

(a) following the consummation of the Merger, the TopCo Units will not be registered under the Securities Act or under any state securities Law;

(b) such Stockholder must continue to bear the economic risk of the investment in the TopCo Units unless and until the offer and sale of such TopCo Units are subsequently registered under the Securities Act and all applicable state securities Laws or an exemption from such registration is available;

(c) following the consummation of the Merger, it is not anticipated that there will be any public market for the TopCo Units in the foreseeable future; and

(d) following the consummation of the Merger, a notation shall be made in the appropriate records of the applicable entity indicating that the TopCo Units are subject to restrictions on transfer and, if the applicable entity should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the TopCo Units.

7.8 Investment Representation.

(a) such Stockholder’s financial situation is such that such Stockholder can afford to bear the economic risk of holding the Rollover Shares for an indefinite period of time, has adequate means for providing for such Stockholder’s current needs and personal contingencies, and can afford to suffer a complete loss of such Stockholder’s investment in the Rollover Shares;

(b) such Stockholder’s knowledge and experience in financial and business matters are such that such Stockholder is capable of evaluating the merits and risks of the continued investment in the TopCo Units;

(c) such Stockholder has been given the opportunity to ask questions of, and to receive answers from, TopCo and its representatives concerning TopCo, Parent, Merger Sub, the Transaction and the other transactions contemplated by the Merger Agreement and the terms and conditions of the waiver of the right to receive cash consideration for the TopCo Units in connection with the Merger;

(d) such Stockholder holds the applicable Rollover Shares, and will holder the TopCo Units, for such Stockholder’s own account, not as nominee or agent, and not with a view to the resale or distribution thereof;

(e) such Stockholder understands that, following the Closing, the consolidated total indebtedness of the Company Entities and their Subsidiaries may be significantly greater than the consolidated total indebtedness of the Company Entities and their Subsidiaries prior to the Closing Date;

(f) such Stockholder is (i) an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or (ii) an entity in which all equity owners are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act;

(g) nothing contained in this Agreement shall be deemed to obligate TopCo, Parent or any of their respective Affiliates to employ such Stockholder in any capacity whatsoever or to prohibit or restrict TopCo, Parent or any of their respective Affiliates, from terminating the employment of such Stockholder at any time or for any reason whatsoever, with or without cause (subject to any terms of employment contained in any separate agreement between TopCo, Parent or any of their respective Affiliates and such Stockholder) or as set forth on Exhibit B.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

8.1 Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement and the other definitive documentations contemplated hereby, the performance of Parent’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereunder has been (or, in case of the other definitive documentations contemplated hereby, will at the Rollover Closing be) validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 7.4(b), no other consents or authorizations are required to give effect to this Agreement or the other definitive documentations contemplated hereby or the transactions contemplated by this Agreement or the other definitive documentations contemplated hereby. This Agreement has been, and the other definitive documentations contemplated hereby will at the Rollover Closing be, duly and validly executed and delivered by Parent, and this Agreement constitutes, and the other definitive documentations contemplated hereby will at the Rollover Closing constitute, a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Applicable Laws affecting creditors’ rights and remedies generally.

8.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not: (i) violate any Applicable Laws applicable to Parent, or (ii) result in any breach of or constitute a default under any Contract or obligation to which Parent is a party or by which Parent is subject, or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of Parent, in the case of each of clauses (i) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

(b) No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

8.4 Business Activities. TopCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Merger Agreement, has engaged in no other business activities or operations other than (i) as contemplated by this Agreement, the Merger Agreement and matters ancillary thereto or related to the Merger contemplated by this Agreement and the Merger Agreement or (ii) such activities or operations that would not materially delay or materially impair the consummation of the transactions contemplated hereby.

9. No Solicitation.

9.1 Subject in all cases to Section 6, each Stockholder agrees that it will not take, and will cause its Affiliates (which, for the avoidance of doubt, shall not include the Company or its Subsidiaries or its or their Representatives) not to take, any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 6.02 of the Merger Agreement. Without limiting the foregoing, until the date that is three (3) months following any termination of the Merger Agreement, each Stockholder agrees that it will not engage in any discussions with respect to, vote for, consent to or otherwise support any Acquisition Proposal (including any Superior Proposal) if the transaction contemplated by such Acquisition Proposal is one in which Tien Tzuo or any of the other Stockholders may be viewed as conflicted, including by participating as a rollover investor, unless such transaction is conditioned ab initio on, in addition to any other vote required, (i) the approval and recommendation to the Company Board by the Special Committee and (ii) subject to a non-waivable approval of a majority of the voting power of disinterested stockholders of the Company entitled to vote thereon.

9.2 Each Stockholder covenants and agrees that, except for this Agreement, until the Expiration Time, the Stockholder shall not, and shall not permit any Person under the Stockholder’s control, to (x) enter into, any voting agreement or voting trust with respect to any Covered Shares, or (y) except as expressly set forth herein, grant a proxy, consent or power of attorney with respect to any Covered Shares.

10. Proxy Statement; SEC Filings and Schedule 13D. Each Stockholder will provide information reasonably requested by the Company in connection with the preparation of any SEC filing (including the Proxy Statement and Schedule 13e-3 that Parent or the Company is required to make in connection with the Merger (including any amendment or supplement thereto, the “SEC Filings”). To the knowledge of each Stockholder, the information supplied by such Stockholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any other SEC Filing will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution of this Agreement, Parent and the Stockholders shall cooperate to prepare and file with the SEC one or more disclosure statements on Schedule 13D or amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13Ds”) relating to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby. Parent shall (i) provide the Stockholders and the Stockholders’ counsel a reasonable opportunity to review drafts of the SEC Filings prior to filing the SEC Filings with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholders, their outside counsel and other Representatives. Parent and the Stockholders shall (A) provide each other and their respective counsel a reasonable opportunity to review drafts of the Schedule 13Ds prior to filing the Schedule 13Ds with the SEC and (B) consider in good faith all comments thereto reasonably proposed by the other parties, their outside counsel and their other Representatives, it being understood that failure to provide such prior review or to incorporate any comments shall not in any way limit or preclude Parent or the Stockholders, as applicable, from amending any such Schedule 13D. The Stockholders will reasonably assist and cooperate with Parent in the preparation, filing and distribution of the Proxy Statement, the Schedule 13e-3 and any other SEC Filings and the resolution of any comments thereto received from the SEC.

11. Miscellaneous.

11.1 No Ownership Interest. Except as expressly provided in Section 4 with respect to the Rollover Shares following the consummation of the Rollover Closing, nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein. Parent and each Stockholder acknowledge and agree that this Agreement constitutes, for the purposes of Article V of the Charter, a voting agreement to which the Company is a party.

11.2 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

11.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

11.4 Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11.5):

(i) if to the Stockholders, to:

**** c/o the Company

Attention:	****

Email:	****

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP 125 Broad St New York, NY 10004
Attention:	Melissa Sawyer
Peter Jones

Email:	sawyerm@sullcrom.com
jonesp@sullcrom.com

(ii) if to Parent or TopCo, to:

Silver Lake 2775 Sand Hill Road Suite 100 Menlo Park, CA 94025
Attention:	****
Email:	****

with a copy to:

Silver Lake 55 Hudson Yards 40th Floor New York, NY 10001
Attention:	****
Email:	****

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Attention:	Elizabeth A. Cooper
Louis Argentieri
Email:	ecooper@stblaw.com
louis.argentieri@stblaw.com

(iii) if to Company, to:

Zuora, Inc. 101 Redwood Shores Parkway Redwood City, CA 94065
Attention:	****
Email:	****

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
620 Eighth Avenue
New York, New York 10018
Attention:	Joshua M. Zachariah
Michael R. Patrone
James Ding
Email:	jzachariah@goodwinlaw.com
mpatrone@goodwinlaw.com
jding@goodwinlaw.com

and

Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street
New York, NY 10007

Attention:	Ethan A. Klingsberg
Sarah K. Solum
Steven Y. Li
Email:	ethan.klingsberg@freshfields.com
sarah.solum@freshfields.com
steven.li@freshfields.com

11.6 Enforcement; Exclusive Jurisdiction.

(a) The rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) In addition, each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11.5 or in such other manner as may be permitted by applicable Law, and nothing in this Section 11.6 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent and the Stockholders agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

11.7 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.

11.8 Documentation and Information.

(a) Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by Applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Stockholder acknowledges that Parent, Merger Sub and the Company, in Parent’s or the Company’s sole discretion, as applicable, may file this Agreement or a form hereof with the U.S. Securities and Exchange Commission (the “SEC”) or any other Governmental Authority. Such Stockholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.

(b) If applicable and to the extent required under Applicable Law, such Stockholder shall promptly and in accordance with Applicable Law amend their Schedule 13D or Schedule 13G filed with the SEC to disclose this Agreement.

11.9 Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

11.10 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

11.11 Reliance. Each Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and the Stockholder’s Representatives have had the full right and opportunity to consult with the Stockholder’s attorney, to the extent, if any, desired, they availed themselves of this right and opportunity, they have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by its counsel, they are fully aware of the contents thereof and its meaning, intent and legal effect, that the Stockholder’s signatory hereto is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

11.12 Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

11.13 Assignment; Third Party Beneficiary. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided that the Company is an express third party beneficiary of Section 4.1(a) and may specifically enforce the Rollover Contribution at the Rollover Closing on the terms and subject to the conditions set forth in this Agreement.

11.14 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Without limiting the foregoing, if any term or other provision of this Agreement would cause an automatic conversion of any of the Covered Shares from Class B Common Stock to Class A Common Stock pursuant to Article V, Section 2 of the Charter, such term or provision shall be severed from this Agreement, null and void ab initio and of no effect whatsoever, with the express purpose and intent that no such conversion shall be deemed to have occurred by virtue of the execution, delivery or performance of this Agreement.

11.15 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

11.16 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent or any Stockholder in the negotiation, administration, performance and enforcement hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Applicable Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Applicable Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

11.17 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 11.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

11.18 No Recourse. All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the Persons that are expressly identified as parties in the preamble and signatories to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability, obligations, claims or causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party hereto or otherwise, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made by a Nonparty Affiliate in, in connection with, or as an inducement to this Agreement.

11.19 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earlier to occur of (a) the Expiration Time, or (b) with respect to any Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement following any amendment of any term or provision of the original unamended Merger Agreement dated as of the date hereof that reduces the amount or changes the form or type of Merger Consideration (other than, for the avoidance of doubt, adjustments in accordance with the terms of the Merger Agreement or any increase in the Merger Consideration), materially reduces, or imposes any material conditions, requirements or restrictions on, a Stockholder’s right to receive the consideration payable to such Stockholder under the Merger Agreement in accordance with the terms thereof; provided that (i) the last sentence of Section 9.1 shall survive until the date that is three (3) months following the termination of the Merger Agreement and (ii) the provisions of this Section 11 (except for Section 11.8(b)) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Stockholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such Stockholder.

11.20 Special Committee Approval. For all purposes hereunder, the Company (prior to the Effective Time) and the Company Board, as applicable, shall act, including with respect to the granting of any consent, permission or waiver or the making of any determination, only as directed in writing by the Special Committee or its designees. The Special Committee (and, for so long as the Special Committee is in existence, only the Special Committee) may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

ZODIAC PURCHASER, L.L.C.

By:	Zodiac Guarantor, L.L.C., its managing member

By:	Zodiac Holdco, L.L.C., its managing member

By:	Silver Lake Alpine Associates II, L.P., its managing member

By:	SLAA II (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Joseph Osnoss
Name:	Joseph Osnoss
Title:	Managing Director

TOPCO:

ZODIAC HOLDCO, L.L.C.

By:	Silver Lake Alpine Associates II, L.P., its managing member

By:	SLAA II (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Joseph Osnoss

Name:	Joseph Osnoss
Title:	Managing Director

SILVER LAKE ALPINE II, L.P., solely for purposes of Section 4.1(h) and Section 11.18

By:	Silver Lake Alpine Associates II, L.P., its general partner

By:	SLAA II (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Joseph Osnoss
Name:	Joseph Osnoss
Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

TIEN TZUO

By:	/s/ Tien Tzuo
Name: Tien Tzuo
Title: Trustee

70 THIRTY TRUST

By:	/s/ Tien Tzuo
Name: Tien Tzuo
Title: Trustee

NEXT LEFT TRUST

By:	/s/ Tien Tzuo
Name: Tien Tzuo
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ZUORA, INC.

By:	/s/ Tien Tzuo
Name: Tien Tzuo
Title: Chief Executive Officer

Schedule A

Stockholder	Shares of Company Common Stock	Company Stock Options / Company RSUs

The Next Left Trust	640,542 Class B Common Stock	-

70 Thirty Trust	7,698,605 Class B Common Stock	-

Tien Tzuo	63,312 Class A Common Stock	362,406 Class B Common Stock Options/RSUs/PSUs 3,087,408 Class A Common Stock Options/RSUs/PSUs

Schedule B

ROLLOVER SHARES1

Stockholder	Class of Shares	Number of Shares	Rolled Value of Shares[2]

[1]	Tien Tzuo to designate Rollover Shares in accordance with Section 4.1(d).
[2]	Based on Merger Consideration.

Exhibit A

Spousal Consent

I, [  ], spouse of [  ], acknowledge that I have read the Voting and Support Agreement, dated as of [  ], 2024, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
Signature of Spouse

Address of Spouse:

Telephone:
Email:

Exhibit B

ROLLOVER EQUITY TERM SHEET

[Omitted.]

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION ZUORA, INC. 101 REDWOOD SHORES PARKWAY REDWOOD CITY, CA 94065 ATTN: CORPORATE SECRETARY SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [•]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ZUO2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [•]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59615-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ZUORA, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of October 17, 2024, by and among Zodiac Purchaser, L.L.C., Zodiac Acquisition Sub, Inc. and Zuora. 2. To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Zuora to its named executive officers in connection with the merger of Zodiac Acquisition Sub, Inc., a wholly owned subsidiary of Zodiac Purchaser, L.L.C., with and into Zuora. 3. To adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. If no direction is made, this proxy will be a vote FOR proposals 1, 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V59616-TBD ZUORA, INC. Special Meeting of Stockholders [•], Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Todd McElhatton and Andrew Cohen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ZUORA, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [•] Pacific Time, on [•], virtually at www.virtualshareholdermeeting.com/ZUO2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE